UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

TENFOLD CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

Common Stock, par value $0.001 per share, of TenFold Corporation (“Common Stock”)
Convertible Preferred Class A Stock, par value $0.001 per share, of TenFold Corporation (“Preferred Stock”)

(2)	Aggregate number of securities to which transaction applies:

49,150,296 shares of Common Stock outstanding as of March 21, 2008;
1,630,449 shares of Preferred Stock outstanding as of March 21, 2008.

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

The filing fee was determined by multiplying 0.0000393 times the sum of (A) the product of (i) the merger consideration of $0.0400092 per share of Common Stock and (ii) 49,150,296 shares of Common Stock outstanding, and (B) the product of (i) the merger consideration of $0.5418793 per share of Preferred Stock and (ii) 1,630,449 shares of Preferred Stock outstanding.

(4)	Proposed maximum aggregate value of transaction:

$2,850,000

(5)	Total fee paid:

$112.01

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

TenFold Corporation

698 West 10000 South, Suite 200

South Jordan, UT 84095

[            ], 2008

Dear Stockholder:

You are cordially invited to attend a special meeting of stockholders of TenFold Corporation, which will be held at TenFold’s headquarters at 698 West 10000 South, Suite 200, South Jordan UT 84095, on             ,             , 2008, beginning at 11:00 a.m., local time.

On March 20, 2008, the board of directors of TenFold approved, and effective March 21, 2008, TenFold entered into, a merger agreement with Versata Enterprises, Inc. and its wholly-owned subsidiary, TFTx Acquisition, Inc. If the merger is completed, TenFold will become a wholly-owned subsidiary of Versata Enterprises, and you will be entitled to receive $0.0400092 in cash, without interest, for each share of TenFold common stock that you own; and $0.5418793 in cash, without interest, for each share of TenFold convertible preferred stock that you own (equivalent to $0.0400092 per common share on an as-converted basis). A copy of the merger agreement is attached as Annex A to the accompanying proxy statement, and you are encouraged to read it in its entirety.

At the special meeting, you will be asked to adopt the merger agreement. After careful consideration, our board has unanimously approved the merger agreement and determined that the merger and the merger agreement are advisable, fair to and in the best interests of TenFold and its stockholders. Our board unanimously recommends that you vote “FOR” the adoption of the merger agreement.

The proxy statement attached to this letter provides you with information about the proposed merger and the special meeting. I encourage you to read the entire proxy statement carefully. You may also obtain additional information about TenFold from documents filed with the U.S. Securities and Exchange Commission.

Your vote is very important. The merger cannot be completed unless the merger agreement is adopted by the affirmative vote of the holders of a majority of the outstanding shares of TenFold capital stock, voting on an as-converted basis. If you fail to vote on the merger agreement, the effect will be the same as a vote against the adoption of the merger agreement.

Whether or not you are able to attend the special meeting in person, please complete, sign and date the enclosed proxy card and return it in the envelope provided as soon as possible. If you hold shares through a broker or other nominee, you should follow the procedures provided by your broker or nominee. These actions will not limit your right to vote in person if you wish to attend the special meeting and vote in person.

Thank you for your cooperation and your continued support of TenFold.

Sincerely,

Robert W. Felton

President and Chief Executive Officer

This proxy statement is dated [            ], 2008 and is first being mailed to stockholders on or about [            ], 2008.

TENFOLD CORPORATION

698 West 10000 South, Suite 200

South Jordan, UT 84095

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON             ,             , 2008

To the Stockholders of TenFold Corporation:

A special meeting of stockholders of TenFold Corporation, a Delaware corporation, will be held at TenFold’s headquarters at 698 West 10000 South, Suite 200, South Jordan UT 84095, on             ,             , 2008, beginning at 11:00 a.m., local time, for the following purposes:

(1)	To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of March 21, 2008, by and among Versata Enterprises, Inc., TFTx Acquisition, Inc. and TenFold Corporation, as such may be amended from time to time.

(2)	To approve a proposal to adjourn the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the meeting to adopt the merger agreement.

(3)	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only stockholders of record of TenFold common stock and TenFold convertible preferred stock as of the close of business on April 16, 2008 are entitled to notice of, and to vote at, the special meeting and any adjournment or postponement of the special meeting.

You are cordially invited to attend the meeting in person.

Your vote is important, regardless of the number of shares of TenFold stock you own. The adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding capital stock of TenFold, voting on an as-converted basis, as of the record date. The ratification of the proposal to adjourn the meeting, if necessary, to permit further solicitation of proxies requires the affirmative vote of a majority of the votes cast at the special meeting. Even if you plan to attend the meeting in person, we request that you complete, sign, date and return the enclosed proxy card, and thus ensure that your shares will be represented at the meeting if you are unable to attend. If you submit your proxy card without indicating how you wish to vote, your vote will be counted as a vote in favor of the adoption of the merger agreement and in favor of the proposal to adjourn the meeting, if necessary, to permit further solicitation of proxies.

If you fail to return your proxy card, or vote in person, it will have the same effect as a vote against the adoption of the merger agreement, but will not affect the vote on the adjournment, if necessary, to permit further solicitation of proxies. If you are a stockholder of record and do attend the meeting and wish to vote in person, you may withdraw your proxy and vote in person.

Holders of TenFold capital stock are entitled to appraisal rights under the General Corporation Law of the State of Delaware in connection with the merger subject to the satisfaction of the requirements for exercising and perfecting such rights, including submitting a timely written demand for appraisal and not voting in favor of the merger. See “Appraisal Rights” on page [xx] of the proxy statement.

This Notice of Special Meeting of Stockholders and the accompanying Proxy Statement, a sample proxy card and our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 may be viewed, printed and downloaded from the Internet at www.TenFold.com.

By Order of the Board of Directors,

Robert W. Felton

President and Chief Executive Officer

South Jordan, Utah

[            , 2008]

YOUR VOTE IS IMPORTANT.

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED. GIVING YOUR PROXY NOW WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

SUMMARY TERM SHEET

The following summary briefly describes the principal terms of the acquisition of TenFold Corporation by Versata Enterprises, Inc. (“Versata Enterprises”) through the merger of TFTx Acquisition, Inc., a wholly-owned subsidiary of Versata Enterprises, with and into TenFold. While this summary describes the principal terms of the merger, the proxy statement contains a more detailed description of these terms. We encourage you to read this summary together with the enclosed proxy statement, which includes as Annex A a copy of the merger agreement, before voting. We have included in this summary section references to the proxy statement to direct you to a more complete description of the topics described in this summary.

•

Versata Enterprises, a privately-held Delaware corporation, is a leading provider of enterprise software solutions that deliver business results, performance, and scalability with a low total cost of ownership. TFTx Acquisition, Inc., a Delaware corporation, is a wholly-owned subsidiary of Versata Enterprises formed for the purpose of participating in the merger. Please read “Summary—The Companies” beginning on page 1.

•	If the merger is completed:

•	we will be wholly-owned by Versata Enterprises;

•

you will be entitled to receive a cash payment of $0.0400092, without interest, for each share of TenFold common stock that you hold; and $0.5418793 in cash, without interest, for each share of TenFold convertible preferred stock that you own (equivalent to $0.0400092 per common share on an as-converted basis);

•	you may be entitled to appraisal rights under the General Corporation Law of the State of Delaware; and

•	you will no longer participate in our growth or in any synergies resulting from the merger.

Please read “Questions and Answers About the Special Meeting and the Merger” beginning on page i, “The Merger—Reasons for the Merger and Recommendation of the Board of Directors” beginning on page [xx], “The Merger—Delisting and Deregistration of TenFold Common Stock” beginning on page [xx], and “Appraisal Rights” beginning on page [xx].

•

For the merger to occur, holders of at least a majority of the outstanding shares of TenFold capital stock, voting on an as-converted basis, must adopt the merger agreement. Please read “The Special Meeting—Vote Required” beginning on page [xx].

•

If we consummate an acquisition proposal or enter into an alternative acquisition agreement or if the merger agreement is terminated, we will, under certain circumstances, be required to pay a termination fee in an amount of $200,000 plus up to $150,000 as reimbursement for expenses incurred by Versata Enterprises relating to the transactions contemplated by the merger agreement prior to termination. Please read “Proposal 1—The Merger Agreement—Termination Fees” beginning on page [xx].

•

For U.S. federal income tax purposes, you will generally be treated as if you sold your capital stock for the cash received pursuant to the merger. You will recognize taxable gain or loss equal to the difference between the amount of cash received and your adjusted tax basis in the shares of TenFold capital stock exchanged. Please read “Material U.S. Federal Income Tax Consequences” beginning on page [xx].

S-1.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers are provided for your convenience, and briefly address some commonly asked questions about the proposed merger and the special meeting. You should still carefully read this entire proxy statement, including each of the annexes. In this proxy statement, the terms “TenFold,” “Company,” “we,” “our,” “ours,” and “us” refer to TenFold Corporation and “Versata Enterprises” refers to Versata Enterprises, Inc.

The Special Meeting

Q.	When and where will the special meeting be held?

A.	The special meeting will be held at TenFold’s headquarters at 698 West 10000 South, Suite 200, South Jordan UT 84095, on , , 2008, beginning at 11:00 a.m., local time.

Q.	Who is soliciting my proxy?

A.	This proxy is being solicited by our board.

Q.	What matters will be voted on at the special meeting?

A.	You will be asked to vote on the following proposals:

•	to adopt the merger agreement;

•	to approve the adjournment of the meeting, if necessary, to permit the further solicitation of proxies if there are not sufficient votes at the time of the meeting to adopt the merger agreement; and

•	to act on other matters and transact such other business, as may properly come before the meeting.

Q.	How does TenFold’s board of directors recommend that I vote on the proposals?

A.	Our board recommends that you vote:

•	“FOR” the proposal to adopt the merger agreement; and

•	“FOR” adjournment, if necessary, to permit the further solicitation of proxies if there are not sufficient votes at the time of the meeting to adopt the merger agreement.

Q.	What vote is required for TenFold’s stockholders to adopt the merger agreement?

A.	In order to adopt the merger agreement, holders of a majority of the outstanding shares of TenFold capital stock as of the record date, voting on an as-converted basis, must vote “FOR” adoption of the merger agreement.

Q.	What vote is required for TenFold’s stockholders to approve an adjournment of the meeting?

A.	The proposal to adjourn the meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the meeting to adopt the merger agreement requires the affirmative vote of a majority of the votes cast at the special meeting, voted on as-converted basis.

Q.	Who is entitled to vote at the special meeting?

A.	Holders of record of TenFold common stock and TenFold convertible preferred stock as of the close of business on April 16, 2008, the record date for the special meeting, are entitled to receive notice of and to vote at the special meeting. On the record date, [ ] shares of TenFold common stock held by approximately [ ] holders of record, and [ ] shares of convertible preferred stock convertible into [ ] shares of TenFold common stock, were outstanding and entitled to vote. You may vote all shares you owned as of the record date. Each outstanding share of common stock entitles the holder to one vote, and each outstanding share of convertible preferred stock entitles the holder to 13.54387 votes.

Q.	What should I do now?

A.	After carefully reading and considering the information contained in this proxy statement including the annexes hereto, please cause your shares to be voted by returning the enclosed proxy card. You can also attend the special meeting and vote in person. Do NOT enclose or return your stock certificate(s) with your proxy.

Q.	If my shares are held in “street name” by my broker, will my broker vote my shares for me?

A.	Your broker will only be permitted to vote your shares on the adoption of the merger agreement if you instruct your broker how to vote. You should follow the procedures provided by your broker on the enclosed voting instruction form regarding the voting of your shares. If you do not instruct your broker to vote your shares on the adoption of the merger agreement, your shares will not be voted, which will have the same effect as a vote against the adoption of the merger agreement, but will be counted as present for purposes of determining the existence of a quorum.

Q.	How are votes counted?

A.	For the proposal to adopt the merger agreement, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions will not count as votes cast on the proposal to adopt the merger agreement, but will count for the purpose of determining whether a quorum is present. If you abstain, it has the same effect as if you vote against the adoption of the merger agreement.

For the proposal to adjourn the meeting, if necessary, to permit further solicitation of proxies, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions will not count as votes cast on the proposal to adjourn the meeting, but will count for the purpose of determining whether a quorum is present. As a result, if you abstain, it will have no impact on the outcome of the vote with respect to the adjournment of the meeting, if necessary, to solicit additional proxies.

If you sign your proxy card without indicating your vote, your shares will be voted “FOR” the adoption of the merger agreement, “FOR” adjournment of the

i

meeting, if necessary, to permit further solicitation of proxies, and at the discretion of the proxies on any other matters properly brought before the meeting or any adjournment or postponement thereof for a vote.

Q.	When should I send in my proxy card?

A.	You should send in your proxy card as soon as possible so that your shares will be voted at the special meeting.

Q.	May I change my vote after I have mailed my signed proxy card?

A.	Yes. You may revoke your proxy and change your vote at any time before your proxy card is voted at the special meeting by doing any of the following:

•	submitting another properly completed proxy bearing a later date;

•	giving written notice of revocation to the Corporate Secretary of TenFold; or

•	voting in person at the special meeting.

Your attendance alone will not revoke your proxy. If you wish to revoke your previously submitted proxy at the special meeting, you must deliver a completed proxy card with a later date in person or complete a ballot to be made available at the special meeting. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change those instructions.

Q.	May I vote in person?

A.	Yes. You may attend the special meeting and vote your shares of capital stock in person. If you hold shares in “street name” you must provide a legal proxy executed by your bank or broker in order to vote your shares at the special meeting.

The Merger

Q.	What is the proposed transaction?

A.	The proposed transaction is the acquisition of TenFold by Versata Enterprises, pursuant to an Agreement and Plan of Merger, dated as of March 21, 2008, among TenFold, Versata Enterprises and its wholly-owned subsidiary, TFTx Acquisition, Inc. In the merger, TFTx Acquisition, Inc. will merge with and into us, and we will be the surviving corporation. When the merger is completed, we will cease to be an independent company and will instead become a wholly-owned subsidiary of Versata Enterprises.

Q.	If the merger is completed, what will I be entitled to receive for my shares of TenFold capital stock and when will I receive it?

A.	Upon completion of the merger, you will be entitled to $0.0400092 in cash, without interest, for each share of TenFold common stock that you own; and $0.5418793 in cash, without interest, for each share of TenFold convertible preferred stock that you own (equivalent to $0.0400092 per common share on an as-converted basis) (unless you are entitled to and properly exercise appraisal rights in connection with the proper procedures under General Corporation Law of the State of Delaware). For example, if you own 1,000 shares of TenFold common stock, you will be entitled to receive $40.01 in cash, in exchange for your TenFold shares. If you own 1,000 shares of TenFold convertible preferred stock, you will be entitled to receive $541.88 in cash, in exchange for your TenFold shares.

After the merger closes, Versata Enterprises will arrange for a letter of transmittal to be sent to each of our stockholders. The merger consideration will be paid to each stockholder once that stockholder submits the letter of transmittal, properly endorsed stock certificates and any other required documentation.

Q.	Am I entitled to appraisal rights?

A.	Under the General Corporation Law of the State of Delaware, holders of TenFold capital stock who do not vote in favor of adopting the merger agreement will have the right to seek appraisal of the fair market value of their shares as determined by the Delaware Court of Chancery if the merger is completed, but only if they submit a written demand for an appraisal prior to the vote on the adoption of the merger agreement and they comply with the Delaware law procedures explained in this proxy statement. For additional information about appraisal rights, see “Appraisal Rights” beginning on page [xx].

Q.	Why is the TenFold board recommending the merger?

A.	Our board believes that the merger and the merger agreement are advisable, fair to and in the best interests of TenFold and its stockholders and unanimously recommends that you vote “FOR” the adoption of the merger agreement. To review our board’s reasons for recommending the merger, see the section entitled “The Merger—Reasons for the Merger and Recommendation of the Board of Directors” on pages [xx] through [xx] of this proxy statement.

Q.	Will the merger be a taxable transaction to me?

A.	If you are a U.S. holder of TenFold capital stock, the merger will be a taxable transaction to you. For U.S. federal income tax purposes, your receipt of cash in exchange for your shares of TenFold capital stock generally will cause you to recognize a gain or loss measured by the difference, if any, between the cash you receive pursuant to the merger and your adjusted tax basis in your shares. If you are a non-U.S. holder of TenFold common stock, the merger will generally not be a taxable transaction to you under U.S. federal income tax laws unless you have certain connections to the United States. See the section entitled “Material U.S. Federal Income Tax Consequences” on pages [xx] through [xx] of this proxy statement for a more detailed explanation of the tax consequences of the merger. You should consult your tax advisor on how specific tax consequences of the merger, including the federal, state, local and/or non-U.S. tax consequences, apply to you.

Q.	When is the merger expected to be completed?

A.	We are working towards completing the merger as soon as possible. We currently expect to complete the merger in the second fiscal quarter of 2008 following satisfaction or waiver of all the conditions to the merger, including adoption of the merger agreement by our stockholders at the special meeting.

Q.	What will happen to my shares of TenFold capital stock after the merger?

ii

A.	Following the effectiveness of the merger, your shares of our capital stock will represent solely the right to receive the $0.0400092 per common share and $0.5418793 per convertible preferred share, without interest.

Q.	Should I send in my TenFold stock certificates now?

A.	No. Shortly after the merger is completed, you will receive a letter of transmittal from the exchange agent with written instructions for exchanging your TenFold stock certificates. You must return your TenFold stock certificates as described in the instructions. You will receive your cash payment from the exchange agent as soon as practicable after the exchange agent receives your TenFold stock certificates and any completed documents required in the instructions. PLEASE DO NOT SEND YOUR TENFOLD STOCK CERTIFICATES NOW.

Q.	What will happen to our directors if the merger agreement is adopted?

A.	If the merger agreement is adopted by our stockholders and the merger is completed, our directors will no longer be directors of the surviving corporation. Our current directors will serve only until the merger is completed.

Q.	What will happen if the merger is not completed?

A.	In the event that the merger is not completed for any reason, our stockholders will not receive any payment for their shares in connection with the merger. Instead, we will remain an independent company, and we expect that our business will continue to face serious challenges and risks that are likely to result in the cessation of operations and liquidation of assets, as described in “Proposal 1—The Merger Agreement—Reasons for the Merger and Recommendation of Our Board of Directors” on pages [xx] through [xx] of this proxy statement.

Q.	What should I do if I have questions?

A.	If you have more questions about the special meeting, the merger or this proxy statement, or would like additional copies of this proxy statement or the proxy card, you should contact Investor Relations, TenFold Corporation, 698 West 10000 South, Suite 200, South Jordan, UT 84095, (801) 495-1010.

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SUMMARY

This summary highlights selected information from this proxy statement. It does not contain all of the information that is important to you. Accordingly, we urge you to read this entire proxy statement and the annexes to this proxy statement. We have included page references parenthetically to direct you to a more complete description of the topics presented in this summary.

The Companies

TenFold Corporation

698 West 10000 South, Suite 200

South Jordan, UT 84095

(801) 495-1010

www.TenFold.com

TenFold Corporation, a Delaware corporation, provides services and technology for building complex, Service Oriented Architecture (“SOA”)-compliant, enterprise-scale applications in significantly less time and cost than it would otherwise take using traditional development technologies. We believe that with our technology, EnterpriseTenFold SOA, customers will also experience significantly reduced ongoing applications maintenance and enhancement costs compared to what they generally experience with legacy applications. TenFold is headquartered in South Jordan, Utah. TenFold common stock is quoted on Pink Sheets under the symbol “TENF.PK.”

Versata Enterprises, Inc.

6011 West Courtyard Drive

Suite 300

Austin, TX 78730

(512) 874-3000

www.versata.com

Versata Enterprises, Inc., a Delaware corporation, is a leading provider of enterprise solutions, ranging from complex engines to web-enabled consumer experiences, for the automotive, financial services, industrial manufacturing, utilities and consumer/public sectors. Versata Enterprises is a privately-held company and is headquartered in Austin, Texas.

TFTx Acquisition, Inc.

c/o Versata Enterprises, Inc.

6011 West Courtyard Drive

Suite 300

Austin, TX 78730

(512) 874-3000

TFTx Acquisition, Inc., which we refer to as TFTx Acquisition, is a Delaware corporation and a direct wholly-owned subsidiary of Versata Enterprises. TFTx Acquisition was formed exclusively for the purpose of effecting the merger and has not engaged in any business activity other than in connection with the merger. If the merger is completed, TFTx Acquisition will cease to exist following its merger with TenFold.

The Merger (page [xx])

Upon the terms and subject to the conditions of the merger agreement, TFTx Acquisition will be merged with and into TenFold, and each holder of shares of TenFold common stock will be entitled to receive $0.0400092 in cash, without interest, for each share of TenFold common stock, and $0.5418793 in cash, without interest, for each share of TenFold convertible preferred stock (equivalent to $0.0400092 per common share on an as-converted basis) held immediately prior to the merger (other than shares held by stockholders who are entitled to and who properly exercise appraisal rights in connection with the proper procedures under the General Corporation Law of the State of Delaware) upon surrender of his, her or its stock certificate(s). As a result of the merger, we will cease to be a publicly-traded company and will become a wholly-owned subsidiary of Versata Enterprises. The merger agreement is attached as Annex A to this proxy statement. Please read it carefully.

Loan and Security Agreement (page [xx])

In connection with the merger agreement, TenFold has executed a $300,000 promissory note in favor of Versata Enterprises, effective March 21, 2008. The promissory note bears interest at 10% per annum and is due on the earlier to occur of September 21, 2008 or the termination of the merger agreement. Repayment of the note is secured by TenFold’s equipment and accounts receivable pursuant to a security agreement executed concurrently with the promissory note. Copies of the promissory note and the security agreement are set forth in Annex B and Annex C attached hereto.

The Special Meeting (page [xx])

The special meeting of stockholders will be held on             , 2008, starting at 11:00 a.m., local time at TenFold’s headquarters at 698 West 10000 South, Suite 200, South Jordan UT 84095. At the special meeting of stockholders, you will be asked to consider and vote upon proposals to adopt the merger agreement, to adjourn the meeting, if necessary, to permit the further solicitation of proxies, and to act on other matters and transact other business, as may properly come before the meeting.

Record Date (page [xx])

If you owned shares of TenFold common or preferred stock at the close of business on April 16, 2008, the record date for the special meeting of stockholders, you are entitled to notice of and to vote at the special meeting of stockholders. Each outstanding share of common stock entitles the holder to one vote, and each outstanding share of convertible preferred stock entitles the holder to 13.54387 votes. There were [            ] shares of common stock, and [            ] shares of convertible preferred stock, convertible into [            ] shares of common stock, of TenFold outstanding on April 16, 2008.

Vote Required and Stockholder Agreement (page [xx])

Adoption of the merger agreement requires the affirmative vote of the holders of a majority of our outstanding shares of capital stock, voting on an as-converted basis, entitled to vote at the special meeting of stockholders. The proposal to adjourn the meeting, if necessary, to permit further solicitation of proxies requires the affirmative vote of a majority of the votes cast at the special meeting of stockholders.

Concurrently with the execution of the merger agreement, certain stockholders of TenFold, who include members of our board of directors and entities affiliated with them, entered into a stockholder agreement with Versata Enterprises. Pursuant to the stockholder agreement, such stockholders agreed to vote their shares of our capital stock in favor of adoption of the merger agreement and the related transactions at any stockholders meeting called for such purpose and to vote their shares of our capital stock against any other transaction or other action submitted to stockholders that would reasonably be expected to impede or delay the merger. Such stockholders also agreed not to transfer any of their shares of our capital stock in contravention of their obligation to vote for adoption of the merger agreement. As of March 21, 2008, such stockholders held collectively approximately 54% of our issued and outstanding capital stock, on an as-converted basis, and have the right to vote 38,342,566 shares of our issued and outstanding capital stock, on an as-converted basis. A copy of the stockholder agreement is set forth in Annex D attached hereto.

Voting (page [xx])

You may grant a proxy by completing and returning the enclosed proxy card. If you hold your shares through a broker or other nominee, you should follow the procedures provided by your broker or nominee.

Quorum (page [xx])

A quorum of our stockholders is necessary to have a valid meeting of stockholders. The required quorum for the transaction of business at the special meeting is the presence (in person or represented by proxy) of holders representing a majority of the shares of our capital stock, on an as-converted basis, issued, outstanding and entitled to vote at the special meeting. Both abstentions and broker “non-votes” will be counted as present for purposes of determining the existence of a quorum. In the event that a quorum is not present at the special meeting of stockholders, we currently expect that we will adjourn or postpone the special meeting to solicit additional proxies.

Revocability of Proxies (page [xx])

You may revoke your proxy at any time before it is voted. If you have not submitted a proxy through your broker or nominee, you may revoke your proxy by:

•	submitting another properly completed proxy bearing a later date;

•	giving written notice of revocation to the Corporate Secretary of TenFold; or

•	voting in person at the special meeting of stockholders.

Simply attending the special meeting of stockholders will not constitute revocation of your proxy. If you wish to revoke your previously submitted proxy at the special meeting of stockholders, you must deliver a completed proxy card with a later date in person or complete a ballot to be made available at the special meeting of stockholders. If your shares are held in street name, you should follow the instructions of your broker or nominee regarding revocation of proxies.

Recommendation of our Board of Directors (page [xx])

After careful consideration, our board has determined, by unanimous vote, that the merger agreement and the merger are advisable, fair to and in the best interests of TenFold and its stockholders and has unanimously approved the merger agreement and unanimously recommends that you vote “FOR” the adoption of the merger agreement.

Reasons for the Merger and Recommendation of our Board of Directors (page [xx])

In the course of reaching its decision to approve the merger agreement, our board consulted with senior management and our legal advisors, and reviewed a significant amount of information and considered a number of factors, including the following:

•	our losses in 2007 and prior years, our continuing cash flow deficit, our weak balance sheet and “going concern” considerations;

•	our short-term cash needs and our inability to find new sources of financing that would be willing to close quickly on acceptable terms;

•

the proposed purchase price per share (on a fully-diluted basis) and the fact that such price is approximately equal to the price per share of TenFold common stock immediately prior to the announcement of the merger;

•	the prospect that, without consummation of the merger, we would not have sufficient funds to continue operations and may have to wind up our operations and liquidate our assets in the near future;

•

our inability, despite ongoing efforts to solicit additional offers from other potential strategic and financial acquirers, to receive a better offer, and the small likelihood that such an offer would materialize before we would be forced to consider winding up operations or filing for bankruptcy;

•

the financial analyses presented by Houlihan Valuation Advisors as well as the written opinion of Houlihan Valuation Advisors to the effect that, as of March 20, 2008, and based upon and subject to the considerations described in its opinion, the $0.0400092 per share, on an as-converted basis, in cash consideration to be paid to the holders of our capital stock pursuant to the merger agreement is fair, from a financial point of view, to our stockholders;

•

the process undertaken to solicit potential purchasers of our company, including the length and scope of the process and the multiple opportunities that had been provided to possible purchasers to provide an offer to buy the company;

•

the board’s belief that the merger was more favorable to our stockholders than any other alternative reasonably available to us and our stockholders, including the alternative of remaining a stand-alone, independent company, and, the risks and uncertainties associated with being able to enter into and consummate the Versata Enterprises transaction as compared to the risks and uncertainties associated with continuing to seek other proposals;

•

the fact that if we did not execute the merger agreement with Versata Enterprises, there was no assurance that any of the other parties that had indicated a potential interest in a business combination with us would still be willing to negotiate towards a transaction with us, and our belief that the purchase price in a transaction with such other parties could be below $0.0400092 per share; and

•

the likelihood that the merger will be consummated, in light of Versata Enterprises’ financial capability and the absence of any financing or Versata Enterprises stockholder approval condition to Versata Enterprises’ obligations to complete the merger.

Opinion of Houlihan Valuation Advisors (page [xx])

Houlihan Valuation Advisors, our financial advisor, has delivered a written opinion, dated March 20, 2008, to our board as to the fairness, from a financial point of view and as of the date of such opinion, of the merger consideration to the holders of TenFold capital stock. The full text of Houlihan Valuation Advisors’ written opinion is attached as Annex E to this proxy statement. We encourage you to read this opinion carefully in its entirety for a description of the procedures followed, assumptions made, matters considered and limitations on the scope of review undertaken. Houlihan Valuation Advisors’ opinion was provided to our board in connection with its evaluation of the merger consideration, does not address any other aspect of the proposed merger and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act with respect to any matters relating to the merger.

Conditions to the Merger (page [xx])

We and Versata Enterprises will not complete the merger unless a number of conditions are satisfied or waived. These conditions include:

•	our stockholders must have adopted the merger agreement;

•

the holders of the convertible preferred stock must have waived the liquidation preference to which they would otherwise be entitled at the close of the merger (which waiver was obtained as of March 20, 2008);

•

TenFold must, in consultation with Versata Enterprises, have taken commercially reasonable action to cause the termination or cancellation of each outstanding option to acquire TenFold common stock held by any TenFold employee or by any other person granted or assumed under TenFold’s 1993 Flexible Stock Incentive Plan, and have taken such other actions as may be necessary to terminate all outstanding options under TenFold’s 1999 Stock Plan and TenFold’s 2000 Employee Stock Option Plan, including all options held by Nancy Harvey, our former Chief Executive Officer; it is a condition of the merger that all 1993 Flexible Stock Plan options held by Ms. Harvey be terminated prior to closing;

•

filing with the SEC a Certification and Notice of Termination of Registration on Form 15 (the “Form 15”) and immediately thereafter suspending the filing of any further periodic reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8K (which filing was made and suspension was effected on March 28, 2008);

•

other than the filing of the certificate of merger, all approvals of and filings with governmental entities in connection with the merger, the failure of which to file, obtain or occur is reasonably likely to have a material adverse effect on us or on Versata Enterprises, must have been filed, been obtained or occurred on terms and conditions which would not reasonably be likely to have a material adverse effect on us or on Versata Enterprises;

•	the absence of any applicable law or legal ruling making the merger illegal or otherwise prohibiting consummation of the merger; and

•	other customary closing conditions specified in the merger agreement.

No Solicitation (page [xx])

We have agreed to immediately cease, and to direct our representatives to immediately cease, all discussions and negotiations that commenced prior to March 21, 2008 regarding any proposal that constitutes, or could reasonably be expected to lead to, an acquisition proposal.

We have further agreed that we will not solicit, initiate, induce or knowingly encourage the making of any acquisition proposal or to participate in discussions or furnish any information about us or take any action or cooperate in any way with the making of any proposal that constitutes or may reasonably be expected to lead to an acquisition proposal. However, if we determine that a written acquisition proposal constitutes or is reasonably likely to result in a superior proposal, we may provide information to and engage in discussions with the person making such proposal, provided that such person has entered into a confidentiality agreement not less restrictive of such other person than our confidentiality agreement with Versata Enterprises. We have agreed to promptly provide Versata Enterprises with a copy of any information provided to a third party in response to an acquisition proposal in these circumstances at the same time we provide them to the third party making the acquisition proposal and to keep Versata Enterprises informed of the status and the material terms and conditions of such proposal.

Furthermore, our board may not withhold, withdraw or modify in a manner adverse to Versata Enterprises its recommendation of the merger to our stockholders or approve or recommend or cause or permit us to enter into an alternative acquisition agreement, or approve or recommend an acquisition proposal. However, prior to the adoption of the merger agreement by our stockholders, our board may withhold, withdraw or modify its recommendation of the merger to our stockholders if our board determines in good faith after consultation with outside counsel, that the failure to do so would be inconsistent with its fiduciary obligations under applicable law, but only if:

•	TenFold has provided Versata Enterprises with a copy of the documents or agreements setting forth the superior proposal;

•

five business days have elapsed from the later of (x) the date that we have notified Versata Enterprises that our board has resolved, subject to such five-day notice and the termination of the merger agreement, to accept, approve, recommend or enter into an agreement in respect of such superior proposal, specifying the terms and conditions of such superior proposal and identifying the person making such superior proposal and (y) the date Versata Enterprises received a copy of the documents or agreement setting forth the superior proposal;

•

taking into account any revised proposal made by Versata Enterprises since its receipt of the notice described above, such superior proposal remains a superior proposal and our board has determined in good faith, after consultation with outside legal counsel, that the taking of such action by the board is not inconsistent with its fiduciary duties or contrary to applicable law; and

•	we have previously or concurrently paid to Versata Enterprises the $200,000 termination fee and up to $150,000 for reimbursement of transaction related expenses and terminated the merger agreement.

Termination (page [xx])

The merger agreement may be terminated at any time prior to the effective time of the merger:

•	by the mutual written consent of us, Versata Enterprises and TFTx Acquisition;

•	by either us or Versata Enterprises, if:

•

the merger has not been consummated by September 21, 2008, provided that this right to terminate is not available to any party whose failure to fulfill any obligation under the merger agreement has been a principal cause of or resulted in the failure of the merger to occur on or before

September 21, 2008;

•

any governmental entity or court of competent jurisdiction shall have issued a nonappealable final order, decree or ruling or taken any other nonappealable final action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the merger; or

•

the required vote of our stockholders to adopt the merger agreement is not obtained at the meeting of our stockholders where such vote is taken, provided that we may not terminate the merger agreement if the failure to obtain the required vote of our stockholders to adopt the merger agreement is attributable to the failure on the part of us to perform any material obligation set forth in the merger agreement;

by Versata Enterprises, if:

•

our board fails to include in this proxy statement its recommendation that our stockholders vote in favor of adoption of the merger agreement, or withdraws or modifies in a manner adverse to Versata Enterprises its recommendation that our stockholders vote in favor of adoption of the merger agreement;

•

our board approves, endorses or recommends to our stockholders an acquisition proposal by any party other than Versata Enterprises or shall have resolved to do so or shall have entered into any letter of intent or similar document or any agreement, contract or commitment accepting an acquisition proposal;

•

our board fails to reject an acquisition proposal by any party other than Versata Enterprises within 15 business days (or such shorter period as required by law) following receipt of the written acquisition proposal;

•

a tender offer or exchange offer for our outstanding shares shall have been commenced (other than by Versata Enterprises or an affiliate) and our board recommends that our stockholders tender their shares in such tender or exchange offer or, within 10 business days after the commencement of such tender or exchange offer, our board fails to recommend against acceptance of such offer;

•	we willfully breach our obligations described above under “—No Solicitation”;

•

our board fails to reaffirm publicly and unconditionally its approval or recommendation of the merger agreement promptly (and in any event within five business days) after receipt of a written request to do so by Versata Enterprises; or

•

we have breached or failed to perform any representation, warranty, covenant or agreement set forth in the merger agreement, which breach or failure to perform would result in the failure of a condition to Versata Enterprises’ obligation to effect the merger being satisfied and such breach or failure to perform shall not have been cured within 20 days following receipt by us of written notice of such breach or failure to perform from Versata Enterprises;

•

by us, if: Versata Enterprises or TFTx Acquisition has breached or failed to perform any representation, warranty, covenant or agreement, which breach or failure to perform would result in the failure of a condition to our obligation to effect the merger being satisfied and such breach or failure to perform shall not have been cured within 20 days following receipt by us of written notice of such breach or failure to perform from us; or

•

by us in order to enter into a definitive written agreement with respect to a superior proposal, subject to compliance with the notice of superior proposal determination and the payment of any termination fee required to be paid pursuant to the merger agreement.

Termination Fees (page [xx])

The merger agreement obligates us to pay a termination fee to Versata Enterprises of $200,000 plus up to $150,000 as expenses incurred by Versata Enterprises in connection with the transactions contemplated by the merger agreement, if the merger agreement is terminated by TenFold in order to enter into a definitive written agreement with respect to another acquisition proposal, or in circumstances where (x) the approval of the stockholders at the special meeting has not been obtained, (y) a bona fide proposal to acquire TenFold has been made by any person other than Versata Enterprises prior to the special meeting of stockholders and (z) TenFold enters into an agreement with respect to an acquisition proposal by a person other than Versata Enterprises, or an acquisition transaction is consummated prior to the expiration of the twelve-month period following the termination of the merger agreement, and:

•	the merger has not been consummated by September 21, 2008;

•	TenFold’s stockholders fail to approve the merger at the special meeting;

•

our board fails to include in this proxy statement its recommendation that our stockholders vote in favor of adoption of the merger agreement, or withdraws or modifies in a manner adverse to Versata Enterprises its recommendation that our stockholders vote in favor of adoption of the merger agreement;

•

our board approves, endorses or recommends to our stockholders an acquisition proposal by any party other than Versata Enterprises or shall have entered into any letter of intent or similar document or any agreement, contract or commitment accepting an acquisition proposal;

•	our board fails to reject an acquisition proposal by any party other than Versata Enterprises within 15 business days following receipt of the written acquisition proposal;

•

a tender offer or exchange offer for our outstanding shares shall have been commenced (other than by Versata Enterprises or an affiliate) and our board recommends that our stockholders tender their shares in such tender or exchange offer or, within 10 business days after the commencement of such tender or exchange offer, our board fails to recommend against acceptance of such offer;

•	we willfully breach our obligations described above under “—No Solicitation”;

•

our board fails to reaffirm publicly and unconditionally its approval or recommendation of the merger agreement promptly (and in any event within five business days) after receipt of a written request to do so by Versata Enterprises; or

•

TenFold has breached or failed to perform any representation, warranty, covenant or agreement set forth in the merger agreement, which breach or failure to perform would result in the failure of a condition to Versata Enterprises’ obligation to effect the merger being satisfied and such breach or failure to perform shall not have been cured within 20 days following receipt by us of written notice of such breach or failure to perform from Verstata

Enterprises.

Appraisal Rights (page [xx])

Under Delaware law, if you do not vote for adoption of the merger agreement and prior to the adoption of the merger agreement at the special meeting you make a written demand and you strictly comply with the other statutory requirements of the General Corporation Law of the State of Delaware, you may elect to receive, in cash, the fair value of your shares of stock in lieu of the $0.0400092 per share, on an as-converted basis, merger consideration as determined by the Delaware Court of Chancery. This value could be more or less than or the same as the merger consideration.

In order to exercise appraisal rights, a holder must demand and perfect the rights in accordance with Section 262 of the General Corporation Law of the State of Delaware, the full text of which is set forth in Annex F to this proxy statement. Your failure to follow the procedures set forth in Section 262 will result in the loss of your appraisal rights.

Material U.S. Federal Income Tax Consequences (page [xx])

If the merger is completed, the exchange of capital stock by our stockholders for the cash merger consideration will be treated as a taxable transaction for federal income tax purposes under the Internal Revenue Code of 1986, as amended. Because of the complexities of the tax laws, we advise you to consult your own personal tax advisors concerning the applicable federal, state, local, foreign and other tax consequences of the merger.

Stock Options (page [xx])

Pursuant to the merger agreement, each outstanding stock option or warrant of TenFold, whether or not exercisable, will be accelerated and become exercisable in full immediately prior to the effective time of the merger. However, there are no outstanding options or warrants to acquire shares of TenFold common stock with an exercise price per share equal to or less than $0.0400092. At the effective time of the merger, outstanding options under TenFold’s 1999 Stock Plan and TenFold’s 2000 Employee Stock Option Plan and all outstanding warrants, whether or not then exercisable or vested, including those held by our directors and executive officers, will be cancelled and terminated. In addition, TenFold will pay nominal consideration of $100 to each holder of outstanding options granted or assumed under TenFold’s 1993 Flexible Stock Incentive Plan, in return for the termination of such holder’s options. It is a condition of the merger that all 1993 Flexible Stock Plan options held by Nancy Harvey, our former Chief Executive Officer, be terminated prior to closing.

Interests of TenFold Officers and Directors in the Merger (page [xx])

Our directors and executive officers have interests in the merger that may be in addition to, or different from, the interests of our stockholders. For example, if the merger is completed, certain indemnification arrangements for our directors and officers will be continued. The merger agreement provides that each holder of shares of TenFold capital stock, including our directors and executive officers, will be entitled to receive $0.0400092 in cash, without interest, for each share of common stock held immediately prior to the merger; and $0.5418793 in cash, without interest, for each share of TenFold convertible preferred stock (equivalent to $0.0400092 per common share on an as-converted basis) held immediately prior to the merger. Some of our directors hold a significant number of shares of our capital stock; see “The Merger—Interests of TenFold Officers and Directors in the Merger—Stock Holdings, Stock Options and Warrants” on page [xx] of this proxy statement. In addition, four of our executive officers are entitled to deferred salary payments upon the closing of the merger and one of our executive officers is entitled to severance payments in the event that his employment is terminated under certain circumstances, whether or not in connection with the merger.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement, and the documents to which we refer you in this proxy statement, contain forward-looking statements about our plans, objectives, expectations and intentions. Forward-looking statements include information concerning possible or assumed future results of operations of our company, the expected completion and timing of the merger and other information relating to the merger. You can identify these statements by words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” “may,” “will” and “continue” or similar words. You should read statements that contain these words carefully. They discuss our future expectations or state other forward-looking information, and may involve known and unknown risks over which we have no control, including, without limitation:

•	the satisfaction of the conditions to consummate the merger, including the adoption of the merger agreement by our stockholders;

•	the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement;

•	the outcome of any legal proceeding that may be instituted against us and others following the announcement of the merger agreement;

•	the amount of the costs, fees, expenses and charges related to the merger;

•	the effect of the announcement of the merger on our customer relationships, operating results and business generally, including the ability to retain key employees; and

•	other risks detailed in our current filings with the U.S. Securities and Exchange Commission, which we refer to as the SEC, including our most recent filings on Forms 10-Q and 10-K.

See “Where You Can Find More Information” on page [xx] of this proxy statement. You should not place undue reliance on forward-looking statements. We cannot guarantee any future results, levels of activity, performance or achievements. The statements made in this proxy statement represent our views as of the date of this proxy statement, and it should not be assumed that the statements made herein remain accurate as of any future date. Moreover, we assume no obligation to update forward-looking statements or update the reasons actual results could differ materially from those anticipated in forward-looking statements, except as required by law.

THE SPECIAL MEETING

We are furnishing this proxy statement to you, as a stockholder of TenFold, as part of the solicitation of proxies by our board for use at the special meeting of stockholders.

Date, Time, Place and Purpose of the Special Meeting

The special meeting will be at TenFold’s headquarters at 698 West 10000 South, Suite 200, South Jordan UT 84095, on             ,             , 2008, beginning at 11:00 a.m., local time.

The purpose of the special meeting is:

•

to consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of March 21, 2008, by and among Versata Enterprises, TFTx Acquisition and TenFold, as such may be amended from time to time;

•	to approve adjournments of the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the meeting to adopt the merger agreement; and

•	to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Recommendation of Our Board of Directors

Our board has, by unanimous vote, determined that the merger agreement and the merger are advisable, fair to and in the best interests of TenFold and its stockholders, and has unanimously approved the merger agreement. Our board unanimously recommends that our stockholders vote “FOR” adoption of the merger agreement.

Record Date; Stock Entitled to Vote; Quorum

The holders of record of shares of TenFold common stock as of the close of business on April 16, 2008, which is the record date for the special meeting, are entitled to receive notice of and to vote at the special meeting. On the record date, there were [            ] shares of TenFold common stock held by approximately [            ] holders of record, and [            ] shares of convertible preferred stock convertible into [            ] shares of TenFold common stock.

Holders of a majority of the shares, on a fully-converted basis, of TenFold capital stock issued and outstanding as of the record date and entitled to vote at the special meeting must be present in person or represented by proxy at the special meeting to constitute a quorum to transact business at the special meeting. Both abstentions and broker “non-votes” will be counted as present for purposes of determining the existence of a quorum. In the event that a quorum is not present at the special meeting, we currently expect that we will adjourn the meeting to solicit additional proxies.

Vote Required and Stockholder Agreement

Adoption of the merger agreement requires the affirmative vote of the holders of a majority of the shares, voting on an as-converted basis, of TenFold capital stock outstanding on the record date and entitled to vote at the special meeting.

Each outstanding share of common stock entitles the holder to one vote, and each outstanding share of convertible preferred stock entitles the holder to 13.54387 votes. Failure to vote your proxy by returning a properly executed proxy card or to vote in person will have the same effect as a vote “AGAINST” adoption of the merger agreement, but will not affect the outcome of the vote regarding the adjournment, if necessary, to permit further solicitation of proxies.

Brokers or other nominees who hold shares of TenFold common stock in “street name” for customers who are the beneficial owners of such shares may not give a proxy to vote those customers’ shares in the absence of specific instructions from those customers. These non-voted shares of TenFold common stock will not be counted as votes cast or shares voting and will have the same effect as votes “AGAINST” adoption of the merger agreement, but will not affect the outcome of the vote regarding the adjournment, if necessary, to permit further solicitation of proxies.

As of March 21, 2008, certain of our directors and entities associated with them, who entered into a stockholder agreement with Versata Enterprises and agreed to vote their shares of our common stock in favor of adoption of the merger agreement and the related transactions at any stockholders meeting called for such purpose held collectively approximately 54% of our issued and outstanding capital stock, on an as-converted basis, and had the right to vote 38,342,566 shares of our issued and outstanding capital stock, on an as-converted basis.

Voting

Stockholders may vote their shares by attending the special meeting and voting their shares of TenFold capital stock in person, or by completing the enclosed proxy card, signing and dating it and mailing it in the enclosed postage-prepaid envelope. All shares of TenFold capital stock represented by properly executed proxies received in time for the special meeting will be voted at the special meeting in the manner specified by the holder. If a written proxy card is signed by a stockholder and returned without instructions, the shares of TenFold capital stock represented by the proxy will be voted “FOR” adoption of the merger agreement, and the adjournment, if necessary, to permit further solicitation of proxies.

Stockholders who hold their shares of TenFold common stock in “street name,” meaning in the name of a bank, broker or other person who is the record holder, must either direct the record holder of their shares of TenFold common stock how to vote their shares or obtain a legal proxy from the record holder to vote their shares at the special meeting.

Revocability of Proxies

You can revoke your proxy at any time before it is voted at the special meeting by:

•	giving written notice of revocation to the Corporate Secretary of TenFold;

•	submitting another properly completed proxy bearing a later date; or

•	voting in person at the special meeting.

If you wish to revoke your previously submitted proxy at the special meeting, you must deliver a completed proxy card with a later date in person or complete a ballot to be made available at the special meeting. If your shares are held in street name, you should follow the instructions of your broker or nominee regarding revocation of proxies. If your shares of TenFold capital stock are held in the name of a bank, broker, trustee or other holder of record, you must follow the instructions of your broker or other holder of record to revoke a previously given proxy.

Solicitation of Proxies

In addition to solicitation by mail, our directors, officers and employees may solicit proxies by telephone, other electronic means or in person. These people will not receive any additional compensation for their services, but we will reimburse them for their out-of-pocket expenses. We will reimburse banks, brokers, nominees, custodians and fiduciaries for their reasonable expenses in forwarding copies of this proxy statement to the beneficial owners of shares of TenFold capital stock and in obtaining voting instructions from those owners. We will pay the costs of this proxy solicitation, including all expenses of filing, printing and mailing this proxy statement.

Other Business

We are not currently aware of any business to be acted upon at the special meeting other than the matters discussed in this proxy statement. If other matters properly come before the special meeting, we intend that shares of TenFold common stock represented by properly submitted proxies will be voted by and at the discretion of the persons named as proxies on the proxy card.

In addition, the grant of a proxy will confer discretionary authority on the persons named as proxies on the proxy card to vote in accordance with their best judgment on procedural matters incident to the conduct of the special meeting. Any adjournment may be made without notice by an announcement made at the special meeting. If the persons named as proxies on the proxy card are asked to vote for one or more adjournments of the meeting for matters incidental to the conduct of the meeting, such persons will have the authority to vote in their discretion on such matters. However, if the persons named as proxies on the proxy card are asked to vote for one or more adjournments of the meeting to permit further solicitation of proxies if there are not sufficient votes at the time of the meeting to adopt the merger agreement, they will only have the authority to vote on such matters as instructed by you or your proxy or, with respect to validly submitted proxies for which no instructions are provided, in favor of such adjournment. Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies will allow our stockholders who have already granted their proxies to revoke them at any time prior to their use.

THE MERGER

This discussion of the merger is qualified by reference to the merger agreement, which is attached to this proxy statement as Annex A. You should read the entire merger agreement carefully as it is the legal document that governs the merger.

Background of the Merger

The industry in which TenFold operates is intensely competitive. When purchasing strategic and mission-critical platforms of the type TenFold offers, customers have increasingly sought to deal with much larger and more financially stable vendors. As a result, when seeking to attract new customers, TenFold competes with larger, better-capitalized companies with more extensive partner and distribution channels. TenFold’s board of directors has periodically evaluated alternative strategies for improving TenFold’s competitive position and enhancing stockholder value. As part of these evaluations, TenFold’s board has, from time to time, considered various strategic alternatives, including sales of assets, the sale of TenFold, and deregistration as a public reporting company. At various times, members of the TenFold board of directors and executive management were contacted by stockholders, including both institutions and individuals, expressing the view that TenFold should review its strategic alternatives, especially with a view to going private or selling TenFold.

In December 2007, TenFold conducted its preliminary 2008 business planning and a general concern arose regarding TenFold’s operational viability. Despite the fact that TenFold managed to achieve cash-flow positive operations for the fourth quarter of 2007, management’s concerns about TenFold’s limited business prospects for 2008 increased, as TenFold’s 2008 quarterly projections indicated that TenFold would be forced to cease operations or declare bankruptcy in early 2008 if business did not substantially improve.

In early January, Mr. Felton, TenFold’s President and Chief Executive Officer, discussed TenFold’s grim financial projections for the first quarter of 2008 with TenFold’s management team and informed TenFold’s board that, in light of such financial projections, he believed the only options available to TenFold were to either find a merger partner or plan for a bankruptcy filing. Mr. Felton also explained to TenFold’s board that it should consider a reduction in force (“RIF”) as a means of extending TenFold’s viability while it sought an acquirer. TenFold’s board recommended that Mr. Felton continue his efforts to find an acquirer and further explore the possibility of a RIF.

Following this meeting, Mr. Felton began contacting existing customers and other companies whom he believed might have an interest in acquiring TenFold. Between mid-December through mid-February, TenFold had contact with 15 potential acquirers, all with various levels of interest. Throughout this period, Mr. Felton devoted substantially all of his business time to discussing possible transactions with these potential acquirers. [_] potential acquirers were provided with financial and legal due diligence information following execution of non-disclosure agreements. In addition, a number of the potential acquirers met with members of TenFold’s management team for management presentations.

Also during this time, Mr. Felton and Mr. Hughes, TenFold’s Chief Financial Officer, discussed with TenFold’s outside counsel the terms of the convertible preferred stock and in particular the liquidation preference that would be owed, pursuant to the terms of the certificate of designations of the convertible preferred stock, to holders of such stock were TenFold to consummate a transaction such as a merger or similar type of acquisition. Because under the terms of the certificate of designations substantially all of any merger consideration for TenFold would be applied toward such a liquidation preference, instead of to the holders of TenFold’s capital stock more broadly, Mr. Hughes and Mr. Felton felt that holders of a majority of shares of the convertible preferred stock would likely need to waive the liquidation preference were any such transaction to garner the support of the holders of TenFold’s capital stock necessary to approve such a transaction. It was also recognized that potential acquirers would likely insist that such waiver be effected prior to entering into any acquisition agreement with TenFold.

On January 17, 2008, at the regularly scheduled TenFold board meeting, Mr. Felton presented his analysis of TenFold’s financial situation. Mr. Felton provided a detailed update on TenFold’s cash position, cash forecast, sales activities, and the current sales forecast and pipeline. He discussed at length the challenges TenFold was facing in closing new sales because potential customers were concerned about TenFold’s limited cash resources and its ability to provide support for its technology in the future. Mr. Felton explained that based on the current sales forecast, TenFold would not be able to complete the first quarter of 2008 with insufficient cash to continue operating. Accordingly, he recommended TenFold consider identifying an acquirer and significantly cut costs or wind-up TenFold’s operations. TenFold engaged bankruptcy counsel who also attended the board meeting. The counsel reviewed with the board different alternatives for winding-up TenFold and the board’s duties to TenFold’s constituents should it decide to terminate TenFold’s operations. The board asked questions of the counsel, and engaged in a detailed discussion of these topics. Mr. Felton then discussed with the board a list of 10 possible acquirers, and detailed those with which he was in discussions or with which he had meetings scheduled. Mr. Felton also discussed with the board his efforts to identify consultants to assist in the sale or restructuring of TenFold and asked TenFold’s board to provide him with recommendations for additional consultants.

Mr. Felton then discussed undertaking an immediate RIF to substantially reduce TenFold’s workforce and preserve cash resources to provide more time for TenFold to pursue strategic alternatives. Mr. Hughes provided TenFold’s board with a revised cash flow projection for the first quarter of 2008 reflecting the impact of the proposed RIF. Messrs. Felton and Hughes explained that TenFold would be required to issue a press release and file a Form 8-K with the Securities and Exchange Commission (the “Commission”) announcing the RIF. Mr. Hughes also noted to the board that the RIF and TenFold’s financial situation would constitute a material change in TenFold’s business under its re-sale registration statement on Form S-1 covering the re-sale of shares of common stock issuable upon conversion of TenFold’s preferred stock, which would prevent its use until the registration statement was amended and declared effective again by the Commission. He noted that TenFold was not presently able to undertake amending such registration statement. After further discussion of these issues, TenFold’s board approved undertaking the RIF. Mr. Hughes also recommended to the board that TenFold consider postponing its annual audit which was to begin the following week, in an effort to further reduce expenditures. The board approved this action, subject to consulting with TenFold’s corporate and bankruptcy counsels. After consulting with counsels, Mr. Felton directed Mr. Hughes to suspend the audit on January 18, 2008.

After detailed discussions, TenFold’s board recommended that TenFold pursue a full range of strategic alternatives, including pursuing possible acquirers of TenFold and/or partners willing to restructure TenFold in a going private transaction. As a precaution in case these efforts proved unsuccessful, the board recommended that TenFold’s finance and administrative staff prepare the information and forms needed in case of a future bankruptcy filing or decision to otherwise wind up TenFold’s operations.

TenFold implemented its RIF on January 23, 2008. TenFold filed a Form 8-K with the Commission, issued a press release and distributed an internal memorandum to its employees. TenFold’s management team contacted many of its current customers, and Mr. Felton also contacted a number of TenFold’s past customers both to explain the situation and to gauge any interest in acquiring TenFold. However, none of these prospects indicated any material interest in acquiring TenFold.

TenFold’s board held a meeting on February 1, 2008, at which Mr. Felton and Mr. Walker, TenFold’s Executive Vice President and Chief Technology Officer, provided a detailed update on discussions held and future meetings planned with possible acquirers, some of which made inquiries of TenFold following the press release, and other parties interested in possible restructuring opportunities. Despite these efforts, no viable potential acquirer had emerged. Mr. Felton also reported on his unsuccessful efforts to engage consultants to assist TenFold in the sale or restructuring process. TenFold’s board also reviewed with management TenFold’s cash forecast for the first quarter of 2008. Mr. Felton stated that as of February 1, 2008, due primarily to costs savings related to the RIF, TenFold had sufficient cash to continue to pursue discussions with possible acquirers or parties interested in restructuring TenFold in a going private transaction, and to continue its operations in the short term.

On February 4, 2008, Mr. Felton held a discussion with Joel C. Strauch, of Updata Advisors, concerning the interest his client, Versata Enterprises (a privately-held, well capitalized, mid-market software firm), had in TenFold. The next day, Mr. Felton had a conference call with Sean Fallon, Verstata Enterprises’ Chief Financial Officer, and Randy Jacops, its Chief Executive Officer.

On February 11, 2008, TenFold held a special board meeting to review progress on the sale of TenFold. Mr. Felton described his positive contact with and the interest of Versata Enterprises, and that Versata Enterprises had executed a non-disclosure agreement and was conducting its initial due diligence.

TenFold received a non-binding letter of intent from Versata Enterprises on February 13, 2008. After receiving the letter of intent, the board held a special board meeting on February 14, 2008. The board invited TenFold’s outside corporate counsel to attend the meeting and discussed the terms of the letter of intent. The board also discussed with outside counsel the waiver of the convertible preferred stock liquidation preference. The board recommended that TenFold seek to increase the per share price offered, limit the contingencies, reduce the breakup fee, and shorten and limit the exclusivity terms. In addition, TenFold’s counsel recommended that the board consider engaging an advisor to provide a fairness opinion of the potential acquisition. Upon discussion, the board recommended that TenFold engage Houlihan Valuation Advisors (“Houlihan”) to provide a fairness opinion.

After negotiating the terms of the letter of intent and with the board’s approval, TenFold executed a revised non-binding letter of intent on February 15, 2008, and the parties began working towards a definitive merger agreement. Material terms of the letter of intent included an increase in the aggregate purchase price from $2.4 million to $3.15 million (which represents the midpoint between Versata Enterprises’ initial offer and TenFold’s proposed price of $3.5 million), reduction of the breakup fee from $500,000 to $200,000, and shortening the exclusivity period from 15 days to 10 days.

On February 20, 2008, TenFold’s board met to discuss ongoing negotiations with Versata Enterprises and other related issues. TenFold’s outside corporate counsel explained the process of a merger transaction and the timing and various steps needed to complete the contemplated transaction, including negotiating and executing the merger agreement and ancillary agreements, drafting, filing, printing and mailing a proxy statement for a special meeting of stockholders to approve the merger, review of such proxy statement by the Commission, and holding the special meeting of stockholders. The board also discussed alternative strategies for TenFold, including a cash forecast for “support-only” operations (e.g., existing cash inflows from customers for support, outflows for only those staff and other costs necessary for such an operation).

From February 25, 2008 through March 20, 2008, the parties and their respective representatives negotiated the terms of the merger agreement and other ancillary agreements, including the stockholder agreement, pursuant to which certain of our directors and their affiliated entities would agree to vote their shares of TenFold in favor of the merger agreement with Versata Enterprises. During this time, Versata Enterprises expressed concern over TenFold’s projected liquidity during the period prior to the closing of the merger. In order to address this issue, Versata Enterprises and TenFold agreed that Versata Enterprises would make a fully-secured loan to TenFold and the purchase price should correspondingly be reduced on a dollar-for-dollar basis. After further negotiations, the parties agreed on the terms of a $300,000 promissory note and a security agreement granting Versata Enterprises a security interest in TenFold’s equipment and accounts receivable, and a corresponding reduction in the purchase price from $3.15 million to $2.85 million.

Versata Enterprises told TenFold that it would not proceed with the transaction if TenFold would have any post-merger filing requirements with the Commission. In response, TenFold’s outside corporate counsel proposed filing a Certification and Notice of Termination of Registration on Form 15 to immediately suspend TenFold’s reporting obligations in light of the fact that TenFold had fewer than 300 stockholders of record. Versata Enterprises agreed, provided that the filing of the Form 15 prior to March 31, 2008 was a condition to the merger.

Also during the period from February 25, 2008 through March 20, 2008, Mr. Felton approached selected holders of TenFold’s convertible preferred stock to enquire whether they would be willing to waive the liquidation preference and other terms of the preferred stock that would be necessary for the merger agreement to be executed by the parties, which such waiver Versata Enterprises had made a condition to entering into a definitive agreement. Mr. Felton found that holders of a majority of such stock, including himself, would be willing to execute such a waiver and asked TenFold’s outside counsel to draft such a waiver for review by such holders.

On March 20, 2008, TenFold’s board held a special meeting to consider the merger agreement. At the meeting, TenFold’s outside corporate counsel summarized the duties and responsibilities of the board and the final terms and conditions of the merger agreement, the final terms of the promissory note and security agreement, and the condition that TenFold file with the Commission a Certification and Notice of Termination of Registration on Form 15 on or before March 31, 2008. In addition, a representative of Houlihan summarized the assumptions, methodology, analysis and conclusions of its fairness opinion. Members of the board asked questions of Mr. Felton, Mr. Hughes, Houlihan and counsel. After further discussion, TenFold’s board voted unanimously in favor of the merger and authorized the execution of the merger agreement and the related transaction documents, including the promissory note, the security agreement and the stockholder agreement. The members of the board that do not receive payment of deferred salary compensation upon closing the merger voted separately, and unanimously voted in favor of the same items. In addition, the board voted unanimously in favor of setting the record date for the merger and the special meeting of stockholders to approve the merger as April 16, 2008.

On March 20, 2008, a written consent of the holders of a majority of convertible preferred stock was executed and delivered, effectively waiving the liquidation preference the holders of the convertible preferred stock would otherwise be entitled to receive at the closing of the merger. The execution of the waiver was a condition to Versata Enterprises entering into the merger agreement.

On March 21, 2008, the merger agreement was executed. On March 24, 2008, the merger agreement was publicly announced and a Form 8-K describing the merger agreement was filed with the Commission. On the same date, Versata Enterprises funded the $300,000 bridge loan to TenFold’s bank account.

In accordance with the merger agreement, TenFold filed its Certification and Notice of Termination of Registration on Form 15, on March 28, 2008, which in turn immediately suspended the filing of any further periodic reports under the Securities Exchange Act of 1934, as amended, including annual reports on Form 10-K, quarterly reports on Form 10-Q and any current reports on Form 8-K.

Reasons for the Merger and Recommendation of Our Board of Directors

In the course of reaching its decision to approve the merger agreement, our board consulted with senior management and our legal advisors, and reviewed a significant amount of information and considered a number of factors, including the following:

•	our losses in 2007 and prior years, our continuing cash flow deficit, our weak balance sheet and “going concern” considerations;

•	our short-term cash needs and our inability to find new sources of financing that would be willing to close quickly on acceptable terms;

•

the proposed purchase price per share (on a fully-diluted basis) and the fact that such price is approximately equal to the price per share of TenFold common stock immediately prior to the announcement of the merger;

•	the prospect that, without consummation of the merger, we would not have sufficient funds to continue operations and may have to wind up our operations and liquidate our assets in the near future;

•

our inability, despite ongoing efforts to solicit additional offers from other potential strategic and financial acquirers, to receive a better offer, and the small likelihood that such an offer would materialize before we would be forced to consider winding up operations or filing for bankruptcy;

•

the financial analyses presented by Houlihan Valuation Advisors as well as the written opinion of Houlihan Valuation Advisors to the effect that, as of March 20, 2008, and based upon and subject to the considerations described in its opinion, the $0.0400092 per share, on an as-converted basis, in cash consideration to be paid to the holders of our capital stock pursuant to the merger agreement is fair, from a financial point of view, to our stockholders;

•

the likelihood and expected timing of consummating the Versata Enterprises transaction compared to the likelihood and expected timing and probability of finding other possible acquirers, and receiving a bid from them;

•

the process undertaken to solicit potential purchasers of our company, including the length and scope of the process and the multiple opportunities that had been provided to possible purchasers to provide an offer to buy the company;

•	the results of the sale process, including the feedback provided by parties that declined interest in acquiring our company;

•

the board’s belief that the merger was more favorable to our stockholders than any other alternative reasonably available to us and our stockholders, including the alternative of remaining a stand-alone, independent company, and, the risks and uncertainties associated with being able to enter into and consummate the Versata Enterprises transaction as compared to the risks and uncertainties associated with continuing to seek other proposals;

•	the board’s assessment of the challenges and risks facing us if we remained as a stand-alone, independent company, including:

•

the fact that, when purchasing strategic and mission-critical solutions of the type we offer, customers increasingly seek to deal with much larger and more financially stable vendors than our company, making it very difficult for us to attract new customers;

•	our prospects for competing with other companies with greater resources;

•	the difficulty in increasing our revenues, which have not generally been sufficient to generate consistent positive cash flow or profits;

•	the challenges we face at our present scale or at any scale we might reasonably be able to achieve within the next several years;

•

the size and lengthy sales cycle for many of our revenue transactions, coupled with the limited number of revenue transactions per quarter, making stability and predictability of quarterly revenues and profits difficult;

•	our dependence on certain key customers, especially in view of the difficulties we have experienced in replacing lost customers and in winning new accounts;

•	our dependence on customers’ capital expenditure budgets, and the risk that sales of our products may be adversely affected if economic conditions cause customers to reduce their capital expenditures;

•	our reliance on fees from maintenance contracts with customers, renewals of which are at the annual discretion of our customers;

•	our reliance on consulting revenues, which depend on customer requests for consulting services and are difficult to predict; and

•	our limited cash resources, and the risk that additional debt or equity financing, if needed, may not be available to us on acceptable terms or at all;

•

the internal estimates of our future financial performance we provided to third parties, including Versata Enterprises, as well as the potential impact on such future financial performance of the many challenges and risks to our business;

•

the fact that recent and historical trading volumes in our common stock make it difficult for stockholders to achieve liquidity through open market sales, whereas the consummation of the merger would provide complete liquidity;

•	the terms and conditions of the merger agreement, including:

•

the ability of the board, under certain circumstances, to furnish information to and conduct negotiations with a third party and, subject to the payment to Versata Enterprises of a termination fee of $200,000 and reimbursement of up to $150,000 of expenses, to withdraw its recommendation of the merger in order to recommend a superior proposal to our stockholders or to terminate the merger agreement in order to accept a superior proposal after our stockholders have voted not to approve the merger; and

•

the board’s belief that the $200,000 termination fee and up to $150,000 of reimbursement for expenses payable to Versata Enterprises was reasonable in the context of termination fees that were payable in other comparable transactions and would not be likely to preclude another party from making a superior proposal;

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the fact that if we did not execute the merger agreement with Versata Enterprises, there was no assurance that any of the other parties that had indicated a potential interest in a business combination with us would still be willing to negotiate towards a transaction with us, and our belief that the purchase price in a transaction with such other parties could be below $0.0400092 per share; and

•

the likelihood that the merger will be consummated, in light of Versata Enterprises’ financial capability and the absence of any financing or Versata Enterprises stockholder approval condition to Versata Enterprises’ obligations to complete the merger.

In the course of its deliberations, our board also considered a variety of risks and other countervailing factors, including:

•

the risks and costs to us if the merger does not close, including the diversion of management and employee attention, employee attrition and the effect on our relationships with customers, partners and vendors, and the fact that we would be obligated to pay a termination fee of $200,000 to Versata Enterprises and reimburse up to $150,000 of Versata Enterprises’ expenses, under certain circumstances;

•	the restrictions that the merger agreement imposes on our ability to solicit competing bids;

•

the fact that we will no longer exist as an independent company and our stockholders will no longer participate in any of our future earnings or growth and will not benefit from any appreciation in the value of our company above the merger consideration of $0.0400092 per share that might subsequently occur;

•

the restrictions on the conduct of our business prior to the completion of the merger, requiring us to conduct our business only in the ordinary course, subject to specific limitations, which may delay or prevent us from undertaking business opportunities that may arise pending completion of the merger; and

•

the interests of our officers and directors in the merger, including the payment to our chief executive officer and chief technology officer of certain deferred salary and the ownership of certain members of our board of a substantial number of shares of our capital stock.

The foregoing discussion of the factors considered by our board is not intended to be exhaustive, but does set forth all of the material factors considered by the board. Our board collectively reached the conclusion to approve the merger agreement in light of the various factors described above and other factors that each member of our board felt were appropriate. In view of the wide variety of factors considered by our board in connection with its evaluation of the merger and the complexity of these matters, our board did not consider it practical, and did not attempt, to quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision and did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the ultimate determination of the board. Rather, our board made its recommendation based on the totality of information presented to and the investigation conducted by it. In considering the factors discussed above, individual directors may have given different weights to different factors.

After evaluating these factors and consulting with its legal advisors, our board determined that the merger agreement was advisable, fair to and in the best interests of our stockholders. Accordingly, our board unanimously approved the merger agreement. Our board unanimously recommends that you vote “FOR” the adoption of the merger agreement and “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

Opinion of Houlihan Valuation Advisors

Houlihan Valuation Advisors has provided a fairness opinion to our board of directors in connection with the merger. Houlihan Valuation Advisors is a national firm focusing on business valuation and related financial advisory services.

At the March 20, 2008 meeting of our board of directors, Houlihan Valuation Advisors delivered its oral opinion, confirmed in writing as of the same date, to our board of directors to the effect that, as of the date of such opinion, based upon and subject to the assumptions made, matters considered and limits of the review undertaken by Houlihan Valuation Advisors, the $0.0400092 per share, on an as-converted basis, cash consideration to be received by the holders of shares of TenFold capital stock pursuant to the merger was fair, from a financial point of view, to our stockholders.

The full text Houlihan Valuation Advisors’ written opinion, dated March 20, 2008, which sets forth, among other things, the assumptions made, matters considered and limits on the review undertaken by Houlihan Valuation Advisors in connection with the opinion, is attached as Annex E to this proxy statement and is incorporated herein by reference. You are urged to read the Houlihan Valuation Advisors opinion in its entirety. The summary of the Houlihan Valuation Advisors opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of Houlihan Valuation Advisors opinion.

Houlihan Valuation Advisors provided its opinion for the information and assistance of our board of directors in connection with its consideration of the merger. The Houlihan Valuation Advisors opinion is not a recommendation as to how any holders of TenFold capital stock should vote with respect to the merger. In connection with Houlihan Valuation Advisors arriving at its opinion, Houlihan Valuation Advisors has, among other things, reviewed:

•	TenFold’s Form 10-Q for the quarterly period ended September 30, 2007

•	TenFold’s Forms 10-K for the years ended December 31, 2006 and 2005

•	TenFold’s Forms 8-K dated February 11, 2008 and January 23, 2008

•	TenFold’s 2007 Proxy Statement dated April 30, 2007

•	TenFold’s unaudited financial statements for the year ended December 31, 2007 (which are enclosed herein under “Unaudited Financial Statements” beginning on page [xx]

•	Agreement and Plan of Merger Drafts of March 18, 2008, March 13, 2008, March 7, 2008, March 3, 2008, and February 25, 2008, prepared by Haynes and Boone, LLP

•	Letters of Intent to acquire TenFold from Versata Enterprises, Inc. dated February 15, 2008 and February 13, 2008

•	Weekly cash flows including actual results from January 2, 2008 to February 17, 2008 and projected cash flows from February 18, 2008 through Q3 2008 prepared by company management

•	Minutes from TenFold’s Board of Directors meetings dated February 20, 2008, February 15, 2008, February 14, 2008, February 11, 2008, February 1, 2008, January 22, 2008, and January 17, 2008

•	Various internal documents and emails regarding efforts to identify a proper acquirer for TenFold

•	TenFold Corporation Stock Option Plans

In conducting its analysis, Houlihan Valuation Advisors took into account general economic, monetary, political, market and other conditions as well as its experience in connection with similar transactions and securities valuation generally. The opinion is based upon all of such conditions as they existed as of the date of the opinion. Such conditions are subject to rapid and unpredictable changes and such changes could impact the opinion.

In rendering the opinion, Houlihan Valuation Advisors did not assume responsibility for independently verifying, and did not independently verify, any financial or other information concerning TenFold furnished to it by TenFold, or the publicly-available financial and other information regarding TenFold and other companies used in its analysis. Houlihan Valuation Advisors assumed that all such information was accurate and complete. Houlihan Valuation Advisors further relied on assurances of management of TenFold that they were not aware of any facts that would make such financial or other information relating to such entities inaccurate or misleading.

With respect to internal financial forecasts prepared by TenFold management provided to Houlihan Valuation Advisors, Houlihan Valuation Advisors assumed, with the consent of the board, that they were reasonably prepared on a basis reflecting the best currently available estimates and judgments of TenFold management. Houlihan Valuation Advisors further relied upon the assurances of TenFold management that they were not aware of any facts or circumstances that would make any information provided to Houlihan Valuation Advisors, when considered in light of all of the information provided to it, inaccurate or misleading. In addition, Houlihan Valuation Advisors did not make, and was not provided with, any independent evaluation or appraisal of specific assets and liabilities (including any derivative or off-balance-sheet assets and liabilities) of TenFold. Houlihan Valuation Advisors made no physical inspection of TenFold’s assets or liabilities.

Houlihan Valuation Advisors analyzed TenFold as a going concern and accordingly expressed no opinion as to its liquidation value. Houlihan Valuation Advisors expressed no opinion on matters of legal, regulatory, tax or accounting nature related to the acquisition of TenFold by Versata Enterprises. The opinion was based only on information available to Houlihan Valuation Advisors and the financial, market, economic, and other conditions, facts, and circumstances as they existed and were subject to evaluation on the date of its opinion. Events occurring after that date could materially affect the assumptions used by Houlihan Valuation Advisors HVA in preparing its opinion, and Houlihan Valuation Advisors assumed no responsibility to update or revise its Opinion based on circumstances or events occurring after the date of its opinion.

Set forth below is a brief summary of certain analyses performed by Houlihan Valuation Advisors in connection with its opinion and reviewed with our board of directors at a board meeting on March 20, 2008. The summary set forth below does not purport to be a complete description of Houlihan Valuation Advisors’ analyses but does set forth all the material analyses. A copy of the complete opinion is set forth in Annex E.

Projected Operating Results

Houlihan Valuation Advisors reviewed and analyzed TenFold’s weekly cash forecasts for the balance of Financial Year 2008 (in all cases, prior to taking into account the $300,000 loan by Versata Enterprises to TenFold). TenFold’s management prepared two scenarios, the first was a baseline scenario that did not contemplate any incremental new business forecasting existing contracts only; the second was a forecast scenario that contemplated signed business and some incremental sales to existing customers. Houlihan Valuation Advisors noted that in the base case scenario, management projected that its balance of approximately $1,041,000 as of February 17, 2008 would be spent down to approximately $400,000 by April 27, 2008 and to reach a negative balance of approximately ($67,000) in the week ended 5/11/08. In the second, or forecast, scenario, the company projects its ending cash balance to reach approximately $430,000 by May 4, 2008 and to reach a negative balance of approximately ($67,000) in the week ended 6/15/08. Thereafter, the cash balance goes slightly positive for one week and then becomes negative from the week ended June 29, 2008 forward. Houlihan Valuation Advisors noted that given that the Company expects to run out of funds sometime between mid-May 2008 and mid-June 2008 without significant new sales, it is fair to say that TenFold’s future as a going concern is highly questionable. Note that the loan by Versata Enterprises to TenFold increases these projections by $300,000, without which TenFold may be unable to maintain sufficient liquidity until the anticipated closing of the merger in mid to late May 2008.

Discounted Cash Flow

Houlihan Valuation Advisors noted that no information had been presented to Houlihan Valuation Advisors that would allow it to create meaningful projections that would result in a positive cash flow to discount. Therefore, it was not able to discount future cash flows or capitalize historical cash flows to complete the income approach, a fundamental valuation analysis.

Public Market Stock Price

Houlihan Valuation Advisors analyzed TenFold’s public market stock price from the close on January 2, 2008 to the close of March 20, 2008. Houlihan Valuation Advisors noted that the company’s share price at the close on March 20, 2008 was $0.040 and its market capitalization was $2,849,315 based on 71,232,880 shares of common share equivalents issued and outstanding as of that date. Analysis of the ten, twenty and thirty trading days immediately prior to the transaction resulted in a weighted average stock price based on the daily closing price of the company’s stock of $0.040, $0.040 and $0.047 per share, respectively. For purposes of its analysis, Houlihan Valuation Advisors noted that it believed that a share price of $0.040 should be used because it represents the weighted average closing price for both the last 10 days and last 20 days before the transaction.

Houlihan Valuation Advisors also noted that the average daily trading volume decreased from 115,052 shares representing $9,265 in January 2008 to 51,600 shares representing $2,363 in February 2008. The average daily trading volume from March 1, 2008 to March 20, 2008 was 6,767 shares, representing $265. Houlihan Valuation Advisors noted that trading volume for this period can be characterized as light and demonstrating limited liquidity. Houlihan Valuation Advisors stated that it was of the opinion that the thin market for the company’s stock limited utility in establishing the fair market value of TenFold. Houlihan Valuation Advisors noted that were there to be moderate selling volume, it would expect the company’s share price to decline promptly. From February 25th to March 7th, transactions were occurring at the bid of $0.036-$0.038 per share and Houlihan Valuation Advisors noted that it would expect modest sales to return the stock to those levels or lower depending on the volume sold.

Houlihan Valuation Advisors also noted that the $0.040 share price reflects a marketable minority interest and the transaction proposed is for controlling interest, therefore the application of a control premium is theoretically called for. Houlihan Valuation Advisors stated that it believed that the $0.040 price per share is somewhat illusory due to the limited volume traded and the recent trading history when selling occurred from February 25th to March 7th. If one entity controlled the 71.2 million common share equivalents outstanding and attempted to sell the shares in blocks of 1,000, Houlihan Valuation Advisors stated that it believed that the share price would drop substantially from $0.040 to below $0.030 per share. Houlihan Valuation Advisors noted that at a price of $0.030 per share, a 33 percent control premium, which is the historically observed average, would result in a price of $0.040.

Public Company Market Data of Comparable Companies

Houlihan Valuation Advisors analyzed market data for eight computer programming companies (NAICS 541511) producing business application and development tools software. Of the eight companies identified, five had positive net margins for their most recent trailing twelve-month period, while three had negative net margins. Houlihan Valuation Advisors analyzed the current market enterprise value of the sample companies as a multiple of each company’s TTM revenue (enterprise value to sales). The enterprise value to sales multiples of the sample companies ranged from 0.56 times to 2.96 times. The median multiple was 1.33 times. TenFold was trading at an enterprise value to sales multiple of 0.45 times and 0.45 times based on the transaction price of $0.040 per share.

Houlihan Valuation Advisors also analyzed the current price (market capitalization) of the sample companies as a multiple of each company’s TTM revenues

(price to sales multiple). The price to sales multiples of the sample companies ranged from 0.89 times to 3.32 times. The median price to sales multiple was 1.35 times. TenFold was trading at a price to sales multiple of 0.44 times and 0.44 times based on the transaction price of $0.040 per share. It is important to note that this estimate of value is on a marketable minority interest basis.

Houlihan Valuation Advisors noted that, typically, public guideline companies provide useful measures of where the market values marketable minority interests of similar companies and through a qualitative comparison with the target company, allows for the derivation of implied values, which is typically done by adjusting the median multiple based on the perceived qualitative differences and applying it to the target company.

In the case of TenFold and its acquisition, Houlihan Valuation Advisors stated that it believed that there was little utility to such analysis for several reasons. First, TenFold is considerably smaller than the sample group with the exception of AXS-One, Inc. Five of the eight companies were profitable, all had much stronger balance sheets, and all but one were experiencing growth in revenues. Second, and most importantly, TenFold was in a critical financial situation that would most likely require the company to be sold or for it to go into receivership in a Chapter 7 Bankruptcy filing. Third, TenFold had been trading very little dollar volume and it was questionable as to whether there was an efficient active market for the company’s shares. Houlihan Valuation Advisors noted that TenFold’s management had represented that it didn’t view further capital raises as a viable option. Therefore, Houlihan Valuation Advisors did not take the analysis further.

Finally, Houlihan Valuation Advisors noted that a guideline public company analysis presents estimates of value on a marketable minority basis, which should be converted to a controlling interest basis since that is the nature of the transaction. Houlihan Valuation Advisors noted that a theoretical issue arose because of TenFold’s critical financial state. The application of observed control premiums or the historical median of 35.0 percent would likely be misapplied as most acquisition targets are not in the same critical financial situation as TenFold. Therefore, Houlihan Valuation Advisors noted one would be applying a control premium from transactions involving more healthy companies to TenFold, which would lead to an overvaluation of the company. Houlihan Valuation Advisors noted that the transaction contemplates an acquisition price of $0.040 which is equal to the last closing price of $0.040 of March 20, 2008.

Industry Merger and Acquisition Activity

Houlihan Valuation Advisors analyzed merger and acquisition data obtained from Mergerstat® for the sale of companies within the 7371 SIC code designation (computer programming services). Data for eight transactions occurring between September 2006 and January 2008 were analyzed. From the data, the enterprise value to revenue, and price (market capitalization) to revenue median multiples were derived. The enterprise value to revenue multiples ranged from a low of 0.33 times to a high of 2.04 times. The median enterprise value to revenue multiple for the eight transactions was 0.93 times. The price to revenue multiples ranged from a low of 0.33 times to a high of 2.04 times. The median price to revenue multiple for the eight transactions was 0.84 times. TenFold’s price to sales multiple based on the transaction price is 0.44 times and its enterprise value to sales multiple based on the transaction price is 0.45 times. Houlihan Valuation Advisors noted that this value represents a controlling interest value and is most instructive in assessing the fairness of the transaction.

Houlihan Valuation Advisors highlighted the Computer Task Group to compare the limited data available to that of TenFold. Computer Task Group is a larger company with $318.0 million in sales, $4.0 million in net income and book value of $27.7 million. The Computer Task Group transaction is being conducted at a lower multiples (less favorable to the selling shareholders of Computer Task Group) than the TenFold transaction despite the superior standing Computer Task Group has in the industry, indicating that the shareholders of TenFold are getting a better deal. Houlihan Valuation Advisors stated that It should be pointed out that certain deals in the comparison (including Computer Task Group’s) had been announced but are still waiting to close.

Houlihan Valuation Advisors noted that it did not mean to imply that the median multiple should be used directly to imply values for TenFold under this approach. Much like the guideline company median multiples require adjustment, so too should the comparable transaction multiples. Houlihan Valuation Advisors noted that there was limited information available regarding the companies engaged in transactions and making meaningful adjustments to the median multiples was not possible as a result. In addition, Houlihan Valuation Advisors stated its opinion that the financial status of the comparable transaction companies were somewhat superior to that of TenFold. However, the degree of difference was unknown due to the limited information available.

Qualifications and Limitations

Houlihan Valuation Advisors’ opinion is a summary of the material financial analyses conducted by Houlihan Valuation Advisors and does not purport to be a complete description of the analyses performed by Houlihan Valuation Advisors. The preparation of a fairness opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description. Houlihan Valuation Advisors noted that it made no attempt to assign specific weights to particular analyses or factors considered, but rather made qualitative judgments as to the significance and relevance of all the analyses and factors considered and determined to give its fairness opinion as described above. Accordingly, Houlihan Valuation Advisors believes that its analyses, and the summary set forth above and in its opinion, must be considered as a whole, and that selecting portions of the analyses or the summary without considering the analyses as a whole, could create an incomplete view of the processes underlying Houlihan Valuation Advisors opinion.

Houlihan Valuation Advisors noted that with regard to the selected public companies and selected transactions analyses summarized above and in its opinion, HVA selected public companies and transactions on the basis of various factors, including similarity of the line of business of TenFold; however, no company used in these analyses is identical to TenFold and no transaction is identical to the TenFold transaction. As a result, these analyses are not purely mathematical, but also take into account differences in financial and operating characteristics of the selected companies and transactions and other factors that could affect the transaction or public trading value of the selected companies and transactions to which TenFold is being compared.

In its analyses, Houlihan Valuation Advisors made numerous assumptions with respect to TenFold, industry performance, general business, economic, market and financial conditions, and other matters, many of which are beyond the control of TenFold. Any estimates contained in Houlihan Valuation Advisors analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by these analyses. Houlihan Valuation Advisors prepared its analyses solely for purposes of providing its opinion to our board of directors. The analyses do not purport to be appraisals or to necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, Houlihan Valuation Advisors assumes no responsibility if future results are materially different from those estimates.

Houlihan Valuation Advisors noted several limiting conditions to its opinion, including that neither Houlihan Valuation Advisors nor its principals have any present or intended interest in TenFold. Houlihan Valuation Advisors fees for the opinion were based on professional time and a charge for the opinion, and are in no way contingent upon the final conclusions derived.

Conclusion

In assessing the situation facing TenFold, Houlihan Valuation Advisors concluded that the company is in a dire financial situation that it cannot overcome.

Specifically, its lack of prior success, its weak balance sheet, and the “going concern” considerations preclude the company from securing new business significant enough to bring TenFold to profitability. Potential customers sometimes require a software vendor to have a balance sheet and business flow that would indicate the ability to continue operating in the market place and to support its products for the long-term, both these issues are in doubt in TenFold’s case.

Houlihan Valuation Advisors noted that TenFold has identified two plausible courses of action: sell the company for a reasonable price as soon as possible or to continue to operate the company with the understanding that it is very probable it will have to file Chapter 7 Bankruptcy proceedings in the near term. Houlihan Valuation Advisors noted that it agrees that TenFold shareholders are likely to receive more from a sale while the company is operating and its technical team is still in place than it would receive for its assets in a Bankruptcy proceeding, particularly given the additional associated costs.

Houlihan Valuation Advisors noted that in its analysis, it had seen that the transaction price of $0.040 was equal to the recent price per share in the public market and superior to the announced transaction involving Computer Task Group. Based upon the foregoing and in reliance thereon, Houlihan Valuation Advisors rendered its opinion that the transaction, assuming it is consummated as proposed, is fair from a financial point of view to the shareholders of TenFold as of March 20, 2008.

Certain Effects of the Merger

If the merger agreement is adopted by our stockholders and the other conditions to the closing of the merger are either satisfied or waived, TFTx Acquisition will be merged with and into us, and we will be the surviving corporation. When the merger is completed, we will cease to be an independent company and will instead become a wholly-owned subsidiary of Versata Enterprises. In addition, as of the effective time of the merger, each share of convertible preferred stock issued and outstanding immediately prior to the effective time of the merger will automatically be cancelled and converted into the right to receive $0.5418793 (equivalent to $0.0400092 per common share on an as-converted basis) in cash, without interest.

Upon completion of the merger, each share of TenFold common stock issued and outstanding immediately prior to the effective time of the merger (other than shares owned by Versata Enterprises, TFTx Acquisition or us or held by stockholders who are entitled to and who properly exercise appraisal rights in connection with the proper procedures under the General Corporation Law of the State of Delaware) will be converted into the right to receive $0.0400092 in cash, without interest.

At the effective time of the merger, our current stockholders will cease to have ownership interests in our company or rights as our stockholders. Therefore, our current stockholders will not participate in any of our future earnings or growth and will not benefit from any appreciation in our value. At the effective time of the merger, the directors of TFTx Acquisition will become the directors of the surviving corporation.

Effects on TenFold if the Merger is Not Completed

In the event that the merger agreement is not adopted by our stockholders or if the merger is not completed for any other reason, our stockholders will not receive any payment for their shares in connection with the merger. Instead, we will remain an independent company. In addition, if the merger is not completed, we expect that our business will continue to face serious challenges and risks that are likely to result in the cessation of operations and the liquidation of our assets, as described in “Proposal 1—The Merger Agreement—Reasons for the Merger and Recommendation of Our Board of Directors” on pages [xx through xx] of this proxy statement and that our stockholders will continue to be subject to the same risks and opportunities as they currently are, including, among other things, the risk that TenFold will be forced to wind up its operations and liquidate its assets under Chapter 7 of the bankruptcy code. If the merger agreement is not adopted by our stockholders or if the merger is not consummated for any other reason, there can be no assurance that any other transaction acceptable to us will be offered or that our business, prospects or results of operations will not be adversely impacted.

If the merger agreement is terminated under certain circumstances described in greater detail in “Proposal 1—The Merger Agreement—Termination Fees” on page [xx] of this proxy statement, we will be obligated to pay a termination fee and expenses of up to $350,000 to Versata Enterprises.

Interests of TenFold Officers and Directors in the Merger

In considering the recommendation of our board with respect to the merger agreement, holders of shares of TenFold capital stock should be aware that our executive officers and directors have interests in the merger that may be different from, or in addition to, those of our stockholders generally. These interests may create potential conflicts of interest. Our board was aware of these potential conflicts of interest and considered them, among other matters, in reaching its decision to approve the merger agreement and to recommend that our stockholders vote in favor of adopting the merger agreement.

Concurrently with the execution of the merger agreement, certain members of our board of directors, and entities associated with them, entered into a stockholder agreement with Versata Enterprises. Pursuant to the stockholder agreement, such directors, and related entities, agreed to vote their shares of our capital stock in favor of adoption of the merger agreement and the related transactions at any stockholders meeting called for such purpose and to vote their shares of our capital stock against any other transaction or other action submitted to stockholders that would reasonably be expected to impede or delay the merger. Such directors, and related entities, also agreed not to transfer any of their shares of our common stock in contravention of their obligation to vote for adoption of the merger agreement. As of March 21, 2008, such directors and related entities, held collectively approximately 54% of our issued and outstanding capital stock and had the right to vote 38,342,566 shares of our issued and outstanding capital stock. In addition, each stockholder granted Versata Enterprises an irrevocable proxy during the term of the stockholder agreement, and collectively, such proxies represent a number of shares greater than the number of shares required to approve the merger. A copy of the stockholder agreement is set forth in Annex D hereto.

Stock Holdings, Stock Options and Warrants

The merger agreement provides that at the effective time of the merger, each outstanding stock option or warrant of TenFold, whether or not exercisable, will be accelerated and become exercisable in full immediately prior to the effective time of the merger. However, there are no outstanding options or warrants to acquire shares of TenFold common stock with an exercise price per share equal to or less than $0.0400092. At the effective time of the merger, outstanding options under TenFold’s 1999 Stock Plan and TenFold’s 2000 Employee Stock Option Plan and all outstanding warrants, whether or not then exercisable or vested, including those held by our directors and executive officers, will be cancelled and terminated. In addition, TenFold will pay nominal consideration of $100 to each holder of outstanding options granted or assumed under TenFold’s 1993 Flexible Stock Incentive Plan, in return for the termination of such holder’s options. It is a condition of the merger that all 1993 Flexible Stock Plan options held by Nancy Harvey, our former Chief Executive Officer, be terminated prior to closing.

The table below sets forth, as of February 29, 2008, for each of our executive officers and directors:

•	the number of shares of TenFold common stock currently held;

•	the amount of cash that will be paid in respect of such shares upon consummation of the merger;

•	the number of shares of TenFold common stock issuable upon conversion of convertible preferred stock currently held;

•	the amount of cash that will be paid in respect of such shares upon consummation of the merger;

•	the number of shares subject to options and warrants held by such person (or a member of such person’s immediate family), whether or not vested;

•	the amount of cash that will be paid in respect of termination of such options and warrants upon consummation of the merger; and

•	the total amount of cash that will be received by such person in respect of such shares, options and warrants upon consummation of the merger.

All dollar amounts in the table below are gross amounts and do not reflect deductions for income taxes and other withholdings. The merger agreement requires our board to take all actions necessary to cause all outstanding stock options to be terminated as of the effective time of the merger.

	Common Stock		Preferred Stock		Options and Warrants		Total Consideration
Name(1)	Shares	Consideration	Shares issuable upon conversion	Consideration	Shares	Consideration
Non-Employee Directors (and related entities):
Stephen H. Coltrin	—	$—	1,612,871	$64,530	1,191,435	$—	$64,530
Ralph W. Hardy, Jr.(2)	3,344,330	$133,805	6,451,514	$258,123	3,965,757	$100	$392,028
First Media TF Holdings, LLC	3,340,330	$133,645	6,451,514	$258,123	3,225,757	$–	$391,768
Robert E. Parsons, Jr.	—	$—	—	$—	410,000	$—	$—

Executive Officers and Directors (and related entities):
Robert W. Felton	3,421,737	$136,902	6,451,514	$258,123	8,865,757	$100	$395,125
Jeffrey L. Walker (3)	13,194,800	$527,919	—	$—	3,750,000	$100	$528,019
Walker Children’s Trust(4)	3,869,800	$154,829	—	$—	—	$—	$154,829

Other Executive Officers:
Samer Diab	90,824	$3,634	741,919	$29,684	943,959	$100	$33,418
Robert P. Hughes	81,403	$3,257	—	$—	845,000	$—	$3,257
All directors and executive officers as a group (10 persons)	20,181,649	$807,460	15,257,818	$610,459	20,309,721	$600	$1,418,519

(1)

The persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and except as indicated in the other footnotes to this table.

(2)

Includes the common stock held by First Media TF Holdings, LLC, a wholly-owned subsidiary of First Media Corporation, as well as the shares of common stock issuable upon conversion of convertible preferred stock and upon the exercise of warrants held by First Media TF Holdings, LLC, as shown in the table above. Mr. Hardy is a principal of First Media TF Holdings, LLC, and an officer, director, and stockholder of First Media Corporation. Mr. Hardy disclaims beneficial ownership of the common stock, convertible preferred stock, and warrants held by First Media TF Holdings, LLC, except to the extent of his pecuniary interest in such common stock, convertible preferred stock, and warrants.

(3)	Does not include 3,869,800 shares held by the Walker Children’s Trust.
(4)	The Walker Children’s Trust is an irrevocable trust in which Mr. Walker, Mr. Walker’s wife and Paul M. Ginsburg are co-trustees.

Agreements with Executive Officers

On February 11, 2008, the Compensation Committee of TenFold approved four of TenFold’s executive officers voluntarily agreeing to temporarily reduce their 2008 cash salaries to help TenFold improve its cash flow. The reductions are to be repaid to the executives upon the earlier to occur of:

(1) the raising of new capital sufficient, in the view of the board of directors, to finance the operations of the company for a reasonable period;

(2) the company is sold or is restructured to go private;

(3) the board of directors decides to terminate operations of the company;

(4) the employee terminates his employment with the company for any reason, or

(5) June 30, 2008.

Mr. Samer Diab, Senior Vice President Customer Services, agreed to reduce his cash salary from $175,000 to $150,000 per year, effective January 16, 2008, on the terms described above.

Mr. Robert W. Felton, Chief Executive Officer and President, agreed to reduce his cash salary from $240,000 to $0 per year, effective January 1, 2008, on the terms described above.

Mr. Robert P. Hughes, Chief Financial Officer and Chief of Staff, agreed to reduce his cash salary from $185,000 to $150,000 per year, effective January 16, 2008, on the terms described above.

Mr. Jeffrey L. Walker, Executive Vice President and Chief Technology Officer, agreed to reduce his cash salary from $150,000 to $0 per year, effective January 16, 2008, on the terms described above.

Upon the closing of the merger, these executives will be entitled to receive their deferred salary amounts.

In a letter agreement entered into in connection with TenFold relocating Mr. Robert P. Hughes in 1997, TenFold agreed to continue to pay Mr. Hughes his regular monthly salary and his health and other regular employee benefits for six months following the involuntary termination of Mr. Hughes’ employment unless he obtains full-time paid employment at an earlier date. In the event Mr. Hughes is terminated in connection with the merger, he will be entitled to such severance benefits.

Indemnification of Officers and Directors

The merger agreement provides that for six years from the effective time of the merger, the certificate of incorporation and by-laws of the surviving corporation will contain, and, Versata Enterprises will cause the certificate of incorporation and by-laws of the surviving corporation to contain, provisions no less favorable with respect to indemnification, expense advancement or exculpation of our present and former directors and officers of us and our subsidiaries than are presently in our certificate of incorporation and by-laws.

In addition, Versata Enterprises has agreed to cause the surviving corporation to maintain in effect, at no expense to the beneficiaries, for six years after the merger, an insurance and indemnification policy covering our directors and officers who are insured under our current policies with respect to events occurring at or prior to the effective time of the merger that is at least as favorable as our existing policy. However, if the annual premiums of such insurance coverage exceed 200% of the annual premium currently paid by us, Versata Enterprises and the surviving corporation will not be required to pay the excess, and will be obligated to obtain a policy with the greatest coverage available for a cost not exceeding 200% of the annual premium currently paid by us.

Benefit Arrangements with Versata Enterprises

Versata Enterprises has agreed to provide continuing employees compensation and employee benefits substantially no less favorable in the aggregate than the compensation and employee benefits to which similarly situated employees of Versata Enterprises are entitled. Continuing employees are those of our employees who continue as employees of Versata Enterprises or the surviving corporation following the effective time of the merger. Versata Enterprises has also agreed to either (1) permit continuing employees to continue to participate in the TenFold benefit plans or (2) give continuing employees full credit for prior service with us for purposes of eligibility and vesting under Versata Enterprises’ employee benefits plans and the determination of benefit levels under Versata Enterprises’ employee benefit plans or policies relating to vacation or severance. In addition, Versata Enterprises has agreed to waive, or cause to be waived, any limitations on benefits relating to pre-existing conditions to the same extent such limitations are waived under any of its comparable medical or dental plans and recognize for purposes of annual deductible and out-of-pocket limits under its medical and dental plans, deductible and out-of-pocket expenses paid by continuing employees in the calendar year in which the merger becomes effective.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion summarizes the material U.S. federal income tax consequences of the merger. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended, which we refer to as the Code, the regulations promulgated under the Code and judicial and administrative rulings in effect as of the date of this proxy statement, all of which are subject to change or varying interpretation, possibly with retroactive effect. Any such changes could affect the accuracy of the statements and conclusions set forth herein.

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a holder of TenFold capital stock in light of the stockholder’s particular circumstances, nor does it discuss the special considerations applicable to those holders of capital stock subject to special rules, such as stockholders whose functional currency is not the U.S. dollar, stockholders subject to the alternative minimum tax, stockholders who are financial institutions or broker-dealers, mutual funds, partnerships or other pass-through entities for U.S. federal income tax purposes, tax-exempt organizations, insurance companies, dealers in securities or foreign currencies, traders in securities who elect mark-to-market method of accounting, controlled foreign corporations, passive foreign investment companies, expatriates, stockholders who acquired their capital stock through the exercise of options or similar derivative securities or stockholders who hold their capital stock as part of a straddle, constructive sale or conversion transaction. This discussion also does not address the U.S. federal income tax consequences to holders of TenFold capital stock who acquired their shares through stock option or stock purchase plan programs or through other compensatory arrangements. This discussion assumes that holders of TenFold capital stock hold their shares as capital assets within the meaning of Section 1221 of the Code (generally property held for investment). No party to the merger will seek an opinion of counsel or a ruling from the Internal Revenue Service with respect to the U.S. federal income tax consequences discussed herein and accordingly there can be no assurance that the Internal Revenue Service will agree with the positions described in this proxy statement.

We intend this discussion to provide only a general summary of the material U.S. federal income tax consequences of the merger. We do not intend it to be a complete analysis or description of all potential U.S. federal income tax consequences of the merger. We also do not address foreign, state or local tax consequences of the merger. We urge you to consult your own tax advisor to determine the particular tax consequences to you (including the application and effect of any state, local or foreign income and other tax laws) of the receipt of cash in exchange for shares of TenFold common stock pursuant to the merger or upon the exercise of appraisal rights, in light of your individual circumstances.

If a partnership holds TenFold common stock, the tax treatment of a partner will generally depend on the status of the partners and activities of the partnership. If you are a partner of a partnership holding TenFold common stock, you should consult your own tax advisor.

For purposes of this discussion, we use the term “U.S. holder” to mean a beneficial owner of TenFold common stock that is:

•	a citizen or individual resident of the United States for U.S. federal income tax purposes;

•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state or the District of Columbia;

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

•	an estate which is subject to U.S. federal income tax on all of its income regardless of source.

A “non-U.S. holder” is a beneficial owner (other than a partnership) of TenFold common stock that is not a U.S. holder.

U.S. Holders

The receipt of cash for shares of common stock pursuant to the merger or upon the exercise of appraisal rights in connection with the merger will be a taxable transaction to U.S. holders for U.S. federal income tax purposes. A U.S. holder will generally recognize gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received and the U.S. holder’s adjusted tax basis for the shares surrendered. Generally, such gain or loss will be capital gain or loss. Gain or loss will be determined separately for each block of shares (i.e., shares acquired at the same cost in a single transaction) that are surrendered for cash pursuant to, or in connection with, the merger.

Capital gain recognized from the disposition of common stock held for more than one year will be long-term capital gain and will be subject (in the case of U.S. holders who are individuals) to tax at a maximum U.S. federal income tax rate of 15%. Capital gain recognized from the disposition of common stock held for one year or less will be short-term capital gain subject to tax at ordinary income tax rates. In general, capital losses are deductible only against capital gains and are not available to offset ordinary income. However, individual taxpayers are permitted to offset a limited amount of net capital losses annually against ordinary income, and unused net capital losses may be carried forward to subsequent tax years.

Under the Code, a U.S. holder of TenFold common stock may be subject, under certain circumstances, to information reporting on the cash received pursuant to the merger or upon the exercise of appraisal rights in connection with the merger unless such U.S. holder is a corporation or other exempt recipient. In addition, the exchange agent generally is required to and will withhold 28% of all payments to which a stockholder or other payee is entitled, unless the stockholder or other payee (1) is a corporation or comes within other exempt categories and demonstrates this fact or (2) provides its correct tax identification number (social security number, in the case of an individual, or employer identification number in the case of other stockholders), certifies under penalties of perjury that the number is correct (or properly certifies that it is awaiting a taxpayer identification number), certifies as to no loss of exemption from backup withholding and otherwise complies with the applicable requirements of the backup withholding rules. Each of our stockholders and, if applicable, each other payee, should complete, sign and return to the exchange agent for the merger the substitute Form W-9 that each stockholder will receive with the letter of transmittal following completion of the merger or provide a certification of foreign status on the applicable Form W-8 in order to provide the information and certification necessary to avoid backup withholding, unless an applicable exemption exists and is proved in a manner satisfactory to the exchange agent. Backup withholding is not an additional tax. Generally, any amounts withheld under the backup withholding rules described above can be refunded or credited against a payee’s U.S. federal income tax liability, if any, provided that the required information is furnished to the Internal Revenue Service in a timely manner. You should consult your own tax advisor as to the qualifications for exemption from backup withholding and the procedures for obtaining such exemption.

Non-U.S. Holders

Any gain realized on the receipt of cash pursuant to the merger or upon the exercise of appraisal rights in connection with the merger by a non-U.S. holder generally will not be subject to U.S. federal income tax unless:

•

the gain is effectively connected with a U.S. trade or business of such non-U.S. holder (and, if an applicable income tax treaty so provides, is also attributable to a permanent establishment or a fixed base in the United States maintained by such non-U.S. holder), in which case the non-U.S. holder generally will be taxed at the graduated U.S. federal income tax rates applicable to United States persons (as defined under the Code) and, if the non-U.S. holder is a foreign corporation, the additional branch profits tax may apply to its dividend equivalent amount at the rate of 30% (or such lower rate as may be specified by an applicable income tax treaty);

•

the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the merger and certain other conditions are met, in which case the non-U.S. holder may be subject to a 30% tax on the non-U.S. holder’s net gain realized in the merger, which may be offset by U.S. source capital losses of the non-U.S. holder, if any; or

•

we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes and the non-U.S. holder owned more than 5% of TenFold common stock at any time during the five years preceding the merger, in which case the purchaser of our stock may withhold 10% of the cash payable to the non-U.S. holder in connection with the merger and the non-U.S. holder generally will be taxed on the holder’s net gain realized in the merger at the graduated U.S. federal income tax rates applicable to United States persons (as defined under the Code). We do not believe that we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes.

Information reporting and, depending on the circumstances, backup withholding (currently at a rate of 28%) will apply to the cash received pursuant to the merger or upon the exercise of appraisal rights in connection with the merger, unless the non-U.S. holder certifies under penalties of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the holder is a United States person as defined under the Code) or such holder otherwise establishes an exemption. Each non-U.S. holder should complete, sign and return to the exchange agent a certification of foreign status on the applicable Form W-8 in order to provide the information and certification necessary to avoid backup withholding, unless an applicable exemption exists and is proved in a manner satisfactory to the exchange agent. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against a non-U.S. holder’s U.S. federal income tax liability, if any, provided that such non-U.S. holder furnishes the required information to the Internal Revenue Service in a timely manner. You should consult your own tax advisor as to the qualifications for exemption from backup withholding and the procedures for obtaining such exemption.

UNAUDITED FINANCIAL STATEMENTS

Because TenFold has filed a Form 15 with the Securities and Exchange Commission, it is no longer required to file periodic reports, and it will not be filing an annual report on Form 10-K for the year ended December 31, 2007. Furthermore, in order to conserve cash while exploring strategic alternatives, TenFold suspended the annual audit of its 2007 financial statements, and it has no plans to complete such audit.

In connection with its due diligence review of TenFold, Versata Enterprises was provided with certain requested items from TenFold’s 2007 financial statements. The unaudited financial statements of TenFold are included below so that TenFold’s stockholders can review and evaluate the financial status of TenFold using similar historical information as was provided to Versata Enterprises. While TenFold believes that these unaudited financial statements are reliable and accurately reflect the financial condition of the Company as of December 31, 2007, they have not been reviewed or audited by any independent registered public accounting firm.

Except for the proceeds of the $300,000 loan from Versata Enterprises, TenFold’s financial condition has continued to deteriorate since December 31, 2007. Such deterioration is more severe than the trend of the recent past, as the going concern about the Company has had a significantly negative impact on sales, coupled with the Company’s continued inability to generate positive cash flow from operations and to close new business.

TENFOLD CORPORATION

BALANCE SHEETS

(in thousands, except share data)

(unaudited)

	December 31,
	2007	2006
Assets
Current assets:
Cash and cash equivalents	$1,860	$3,601
Accounts receivable, (net of allowances for doubtful accounts of $8 and $0, respectively)	275	680
Unbilled accounts receivable, (net of allowances for doubtful accounts of $0 and $0, respectively)	2	34
Prepaid expenses and other assets	126	146

Total current assets	2,263	4,461

Restricted cash	25	74
Property and equipment, net	227	141

Total assets	$2,515	$4,676

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$164	$172
Income taxes payable	3	8
Accrued liabilities	885	1,142
Deferred revenue	1,696	1,446
Current installments of obligations under capital leases	21	10

Total current liabilities	2,769	2,778

Long-term liabilities:
Obligations under capital leases, excluding current installments	38	—

Total long-term liabilities	38	—

Commitments and contingencies

Stockholders’ equity (deficit):
Convertible preferred stock, $0.001 par value:
Authorized: 4,000,000 shares
Issued and outstanding shares: 1,642,175 shares at December 31, 2007 and 1,812,009 shares at December 31, 2006	2	2
Common stock, $0.001 par value:
Authorized: 220,000,000 shares
Issued and outstanding shares: 48,985,481 shares at December 31, 2007 and 46,557,745 shares at December 31, 2006	49	47
Additional paid-in capital	88,505	86,429
Accumulated deficit	(88,848)	(84,580)

Total stockholders’ equity (deficit)	(292)	1,898

Total liabilities and stockholders’ equity	$2,515	$4,676

The accompanying notes to financial statements are an integral part of these financial statements

TENFOLD CORPORATION

STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Year Ended December 31,
	2007	2006	2005
Revenues:
License	$304	$1,424	$515
Services and other	6,122	3,574	5,195

Total revenues	6,426	4,998	5,710

Operating expenses:
Cost of revenues	3,892	2,778	2,940
Sales and marketing	964	812	2,896
Research and development	3,586	4,100	3,531
General and administrative	2,332	2,818	2,986

Total operating expenses	10,774	10,508	12,353

Loss from operations	(4,348)	(5,510)	(6,643)

Other income (expense):
Interest income	104	109	60
Interest expense	(3)	(21)	(7)
Other income	(16)	4	84

Total other income, net	85	92	137

Loss before income taxes	(4,263)	(5,418)	(6,506)
Provision (benefit) for income taxes	5	(235)	(1,072)

Net loss	$(4,268)	$(5,183)	$(5,434)

Deemed dividend related to warrants issued with preferred stock and beneficial conversion feature on preferred stock	–	(2,207)	–

Net loss applicable to common shareholders	$(4,268)	$(7,390)	$(5,434)

Basic loss per common share	$(0.09)	$(0.16)	$(0.12)

Diluted loss per common share	$(0.09)	$(0.16)	$(0.12)

Weighted average common and common equivalent shares used to calculate loss per share:
Basic	47,361	46,518	46,423

Diluted	47,361	46,518	46,423

The accompanying notes to financial statements are an integral part of these financial statements

TENFOLD CORPORATION

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

(in thousands, except share data)

(unaudited)

	Common Stock		Convertible Preferred Stock		Additional Paid-in Capital	Deferred Compensation	Accumulated Deficit	Total Stockholders’ Equity (Deficit)
	Shares	Amount	Shares	Amount
Balance at December 31, 2004	46,377,219	$46	—	—	$76,218	$(20)	$(73,963)	$2,281

Common stock issued for ESPP and other	68,530	—	—	—	36	—	—	36
Amortization of deferred compensation	—	—	—	—	—	171	—	171
Deferred compensation related to modification of stock options	—	—	—	—	157	(157)	—	—
Net loss	—	—	—	—	—	—	(5,434)	(5,434)

Balance at December 31, 2005	46,445,749	$46	—	—	$76,411	$(6)	$(79,397)	$(2,946)

Common stock issued upon exercise of options	6,000	—	—	—	1	—	—	1
Common stock issued for ESPP and other	105,996	1	—	—	19	—	—	20
Amortization of deferred compensation	—	—	—	—	(6)	6	—	—
Issuance of convertible preferred stock and warrants.	—	—	1,812,009	2	7,292	—	—	7,294
Compensation expense related to grants of stock options	—	—	—	—	2,712	—	—	2,712
Net loss	—	—	—	—	—	—	(5,183)	(5,183)

Balance at December 31, 2006	46,557,745	$47	1,812,009	$2	$86,429	$–	$(84,580)	$1,898

Common stock issued upon exercise of options	10,000	—	—	—	1	—	—	1
Common stock issued for ESPP and other	117,530	—	—	—	29	—	—	29
Conversion of convertible preferred stock.	2,300,206	2	(169,834)	—	(2)	—	—	—
Compensation expense related to grants of stock options	—	—	—	—	2,048	—	—	2,048
Net loss	—	—	—	—	—	—	(4,268)	(4,268)

Balance at December 31, 2007	48,985,481	$49	1,642,175	$2	$88,505	$—	$(88,848)	$(292)

The accompanying notes to financial statements are an integral part of these financial statements

TENFOLD CORPORATION

STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Year Ended December 31,
	2007	2006	2005
Cash flows from operating activities:
Net loss	$(4,268)	$(5,183)	$(5,434)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	132	242	305
Provision (reversal) to bad debt reserve	8	—	(19)
Amortization of deferred compensation	—	—	171
Stock-based compensation expense	2,048	2,712	—
Loss on sale of property and equipment	—	—	2
Changes in operating assets and liabilities:
Accounts receivable	397	(471)	40
Unbilled accounts receivable	32	(32)	82
Prepaid expenses and other assets	20	15	15
Accounts payable	(8)	(311)	218
Income taxes payable, net	(5)	(242)	(1,090)
Accrued liabilities	(257)	(350)	86
Deferred revenue	250	(772)	1,156

Net cash used in operating activities	(1,651)	(4,392)	(4,468)

Cash flows from investing activities:
Additions to property and equipment	(150)	(31)	(19)
Reductions to restricted cash	49	—	—
Proceeds from sale of property and equipment	—	—	2

Net cash used in investing activities	(101)	(31)	(17)

Cash flows from financing activities:
Proceeds from employee stock purchase plan stock issuance	29	20	36
Proceeds from issuance of convertible preferred stock and warrants	—	7,294	—
Exercise of common stock options	1	1	—
Principal payments on obligations under capital lease	(19)	(35)	(32)
Proceeds from issuance of notes payable	—	500	600
Principal payments on notes payable	—	(1,100)	—

Net cash provided by financing activities	11	6,680	604

Net increase (decrease) in cash and cash equivalents	(1,741)	2,257	(3,881)
Cash and cash equivalents at beginning of year	3,601	1,344	5,225

Cash and cash equivalents at end of year	$1,860	$3,601	$1,344

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$2	$7	$19
Cash paid for interest	3	21	4
Non cash investing and financing activities:
Deferred compensation related to grants of stock or stock options	$—	$—	$157
Equipment purchased under capital leases	68	—	16

The accompanying notes to financial statements are an integral part of these financial statements

1.	Nature of Operations

TenFold provides services and technology for building complex, Service Oriented Architecture (“SOA”)-compliant, enterprise-scale applications in significantly less time and cost than it would otherwise take using traditional development technologies. We believe that with TenFold’s technology, EnterpriseTenFold SOA, customers will also experience significantly reduced ongoing applications maintenance and enhancement costs compared to what they generally experience with legacy applications. Our business model focuses on providing applications development services and our EnterpriseTenFold SOA product, along with product support and training, to customers who can use a TenFold team or their own business teams to build and maintain applications.

TenFold sells its products and services primarily to customers in the United States, but it currently has a small number of customers outside the United States.

TenFold was incorporated in the state of Delaware in February 1993.

2.	Going Concern and Liquidity

Our financial statements have been prepared under the assumption that we will continue as a going concern. The independent auditors’ opinion on our December 31, 2006 financial statements, however, includes an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As of December 31, 2007, our principal source of liquidity was our cash and cash equivalents of $1.9 million. Although we made progress closing new sales to both existing and new customers in 2006 and 2007, our overall sales have not been sufficient or consistent enough to generate sustained positive cash flow from operations, or profitability. As a result, significant challenges and risks remain:

•

We have not been able to generate positive cash flow from operations for the five years ended December 31, 2007. Our net cash used in operating activities was $1.7 million for the year ended December 31, 2007, and $4.4 million for the year ended December 31, 2006.

•

We have experienced difficulty in closing substantial new sales, and it is unclear if we can expect to predictably close sufficient significant sales to new or existing customers to consistently achieve and sustain positive cash flow from operations. Under the leadership of our Chief Executive Officer, Robert W. Felton, who began serving in such role in late 2005, we changed our business model to focus on selling larger consulting projects, instead of the smaller prototype application projects that we primarily sold in 2005. During 2006 and 2007, we made progress closing new sales to both existing and new customers and began new consulting projects. However, our quarterly sales have varied significantly, for example after a significant increase in sales closed during the quarter ended September 30, 2007 compared to the quarter ended June 30, 2007, sales decreased significantly during the quarter ended December 31, 2007. We continue to face a challenging sales environment, and we expect sales to significantly decline further during the quarter ended March 31, 2008. If we do not close sufficient significant future sales in the near-term, which is likely under our current circumstances, we will exhaust the cash from our existing cash resources and existing ongoing contracts during Q2 of 2008.

•

On January 23, 2008, we issued a press release and filed a Current Report on Form 8-K announcing that we (1) had reduced our workforce by approximately 40%, to conserve our cash resources, (2) were seeking potential acquirers such as companies having products compatible with EnterpriseTenFold SOA or needing a development platform, and (3) were pursuing a restructuring that could involve TenFold going private. See Note 19 for more information.

There can be no assurance that we will be successful closing sufficient new sales and an inability to do so would have a materially adverse affect on our future cash flow and operations, and would likely require us to terminate operations.

3.	Significant Accounting Policies

Basis of Presentation

As used herein, “TenFold,” the “Company,” “we,” “our” and similar terms refer to TenFold Corporation, unless the context indicates otherwise.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions, including for example, estimated project costs and profitability and accounts receivable allowances. These assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

We believe risks relating to revenue recognition include the judgment required to determine project profit or loss projections on time-and-material contracts. We recognize time-and-materials revenue at the lowest point in the range of estimated profit margin, which represents our best estimate of the profit to be achieved. Variances may occur if we are unable to collect time-and-materials billings or if we grant concessions to time-and-materials customers in order to sell additional business or collect cash under the contract. As we occasionally provide services on a fixed price basis, risks relating to revenue recognition also include the judgment and estimation required to determine fixed-price project completion percentages, and fixed-price project profit or loss projections. Variances between management’s estimates and actual results may result in significant adjustments to our results of operations and financial position.

For a license agreement that we executed in August 2005 that contained a discount that could not be determined at the inception of the agreement, we recognized the related license revenue in December 2006 the end of the estimated economic life of the release of EnterpriseTenFold provided to the customer. We used the end of the estimated economic life to recognize the revenue because we did not have vendor specific objective evidence of fair value (“VSOE”) for the related post-contract customer support, due to the discount, and therefore we could not allocate the revenue until the discount was known at the end of the estimated economic life. For accounting purposes, management estimated that the economic life was 16 months after considering factors such as the rapid pace of technological change in the software industry generally and particularly in TenFold’s market, the pace at which TenFold produces new releases of TenFold technology with substantial technological improvements, and the pace at which TenFold’s customers adopt new releases of TenFold technology.

We review asserted litigation claims each quarter to determine the likelihood that the claim will result in a loss. Significant management judgment is required to conclude on the likely outcome of outstanding litigation. If a loss is probable on a litigation claim, management estimates the loss and we accrue the estimated loss. If a loss is considered probable but cannot be reasonably estimated, we disclose the contingency in the notes to our financial statements. Losses may result on litigation claims that are not considered probable or are not estimable at the current time, potentially having a significant impact on future financial results.

Revenue Recognition

We derive revenues from license fees, applications development and implementation consulting services, support, and training services. License revenues consist of fees for licensing EnterpriseTenFold (formerly known as Universal Application) as an applications development tool. Service revenues consist of fees for applications development and implementation consulting, support and training. Other revenues include fees for reimbursement of out of pocket expenses incurred for customer projects.

We follow the provisions of Statement of Position (“SOP”) 97-2, Software Revenue Recognition, as modified by SOP 98-9, Modification of SOP 97-2 with Respect to Certain Transactions, and SOP 81-1, Accounting for Performance of Construction-Type and Certain Production-Type Contracts, in recognizing revenue under each of our contracts.

We generally enter into contracts that involve multiple elements, such as software products, post-contract customer support (“PCS”), training, and time-and-material services. For accounting purposes, we allocate a portion of the contract fee to each undelivered element based on the relative fair values of the elements and allocate the fee for delivered software products using the residual method. The fair values of an element must be based on VSOE. We establish VSOE based on the price charged when the same element is sold separately. For consulting services, we base VSOE on the rates charged when the services are sold separately under time-and-materials contracts. We base VSOE for training on the rates charged when training is sold separately for supplemental training courses. For PCS, VSOE is determined by reference to the renewal rate we charge the customer in future periods.

As a result, the amounts allocated to individual contract elements (such as license, consulting, training and support) for accounting purposes may differ from the amounts stated in the contract for those individual elements, but not in total.

For time-and-materials contracts, we generally estimate a profit range and recognize the related revenue using the lowest probable level of profit estimated in the range. Billings in excess of revenue recognized under time-and-material contracts are deferred and recognized upon completion of the time-and-materials contract or when the results can be estimated more precisely.

For fixed-price contracts, we recognize revenue using the percentage-of-completion method of accounting and following the guidance in Statement of Position (“SOP”) 81-1, Accounting for Performance of Construction-Type and Certain Production-Type Contracts. We make adjustments, if necessary, to the estimates used in the percentage-of-completion method of accounting as work progresses under the contract and as we gain experience.

We recognize support revenue from contracts for ongoing technical support and unspecified product updates ratably over the support period.

We recognize training revenue as we perform the services.

We recognize license revenues from EnterpriseTenFold licenses that do not include services or where the related services are not considered essential to the functionality of the software, when the following criteria are met: we have signed a noncancellable license agreement with nonrefundable fees; we have delivered the software product; there are no uncertainties surrounding product acceptance; the fees are fixed and determinable; and collection is considered probable. This policy applies both when the licenses are sold separately or when an EnterpriseTenFold license is sold with an applications development project. Services relating to the licenses typically include post contract customer support services, general time-and-materials consulting, and training; and do not add significant functionality, features, or significantly alter the software. In addition, similar services are available from other vendors; there are no milestones or customer specific acceptance criteria which affect the realizability of the software license fee; and the software license fee is non-cancelable and non-refundable.

For software arrangements that include a service element that is considered essential to the functionality of the software, we recognize license fees related to the application, and the applications development service fees, over time as we perform the services, using the percentage-of-completion method of accounting and following the guidance in Statement of Position (“SOP”) 81-1, Accounting for Performance of Construction-Type and Certain Production-Type Contracts. We make adjustments, if necessary, to the estimates used in the percentage-of-completion method of accounting as work progresses under the contract and as we gain experience. Fixed-price project revenues are split between license and service based upon the relative fair value of the components.

For certain projects, we limit revenue recognition in the period to the amount of project costs incurred in the same period, resulting in zero profit during the period, and postpone recognition of profits until results can be estimated more precisely.

For certain contracts for which reasonably dependable estimates cannot be made or for which inherent hazards make estimates doubtful, we recognize revenue under the completed-contract method of contract accounting.

For license agreements that contain a discount that cannot be determined at the inception of the agreement, we recognize the related license revenue at the end of the estimated economic life of the release of the software version provided to the customer. We use the end of the estimated economic life to recognize the revenue when we do not VSOE for the related post-contract customer support, due to the discount, and therefore we cannot allocate the revenue until the discount is known at the end of the estimated economic life.

We record billings and cash received in excess of revenue earned as deferred revenue. Our deferred revenue balance generally results from contractual commitments made by customers to pay amounts to us in advance of revenues earned. Our unbilled accounts receivable represents revenue that we have earned but which we have not yet billed. We bill customers as payments become due under the terms of the customer’s contract. We consider current information and events regarding our customers and their contracts and establish allowances for doubtful accounts when it is probable that we will be unable to collect amounts due under the terms of existing contracts.

In our statements of operations, we present revenue net of sales taxes and any similar assessments.

The following table sets forth, for the periods indicated, the revenue recognized by type (in thousands):

	Year ended December 31,
	2007	2006	2005
EnterpriseTenFold license revenue	$304	$1,424	$515

Total license revenues	$304	$1,424	$515
Fixed-price service revenue	$166	$92	$803
Time-and-materials service revenue	3,716	1,587	2,102
Maintenance revenue	1,878	1,596	1,567
Training revenue	193	195	456
Reimbursed expenses and other revenues	169	104	267

Total services and other revenues	$6,122	$3,574	$5,195

Total revenues	$6,426	$4,998	$5,710

Cash Equivalents

Cash equivalents include all highly-liquid investments purchased with remaining maturities of three or fewer months. Cash equivalents are recorded at cost, which approximates fair value, and consist primarily of investments in money market mutual funds, which at times, exceed federally insured limits. We have not experienced any losses in such accounts. We believe that we are not exposed to any significant credit risk on cash equivalents.

Accounts Receivable (Billed and Unbilled)

Our billed accounts receivable are recorded when invoiced and represent claims against third parties that will be settled in cash. Our unbilled accounts receivable represents revenue that we have earned but which we have not yet billed. The carrying value of our receivables, net of the allowance for doubtful accounts, represents their estimated net realizable value. We estimate our allowances for doubtful accounts based on historical collection trends, the age of outstanding receivables, customers’ financial condition and creditworthiness, and existing economic conditions. If events or changes in circumstances indicate that specific receivable balances may be impaired, further consideration is given to the collectibility of those balances and the allowance is adjusted accordingly. We charge off accounts receivable against the allowance for doubtful accounts when an account is deemed to be uncollectible.

Financial Instruments

The carrying values of accounts receivable, unbilled accounts receivable, accounts payable, accrued liabilities, and income taxes payable, approximate their estimated fair values due to the relative short maturity of these instruments.

Restricted Cash

Restricted cash of $25,000 and $74,000 at December 31, 2007 and December 31, 2006, respectively, is maintained to support various accounts payable activities. We do not expect to require additional restricted cash in 2008.

Property and Equipment

Property and equipment, including leasehold improvements, are stated at cost, as adjusted for impairment charges. See Note 5 for more information. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally three to five years, or the life of the lease, whichever is shorter.

Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments that extend the useful lives of existing equipment are capitalized and depreciated. On retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statement of operations.

Accounting for Impairment of Long-Lived Assets

We review our long-lived assets, including goodwill, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets held and used is measured by a comparison of the carrying amount of an asset to future un-discounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets. Fair value is determined utilizing cash flow analyses, and other market valuations.

Cost of Revenues

Cost of revenues consists primarily of compensation and other related costs of services personnel, and contractor and distributor costs related to customer projects. Costs of license revenues, including product packaging, documentation, and reproduction have not been significant.

Advertising

Advertising costs are expensed as incurred. Advertising costs amounted to $0 in 2007, $0 in 2006, and $14,000 in 2005.

Research and Development Costs

Research and development expenses consist primarily of costs for development and enhancement of our EnterpriseTenFold technologies. In accordance with Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standards No. 86, Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed (“SFAS 86”), development costs incurred in the research and development of new software products to be sold, leased or otherwise marketed are expensed as incurred until technological feasibility has been established. We achieve technological feasibility through a working model. We have charged our software development costs to research and development expense in the accompanying Statements of Operations.

Warranty

We provide reserves for warranty costs expected to be incurred. To date, we have not incurred significant warranty costs. As a result, we have not recorded a liability for warranty costs as of December 31, 2007.

Income Taxes

We record income taxes using the asset and liability method. Deferred income tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement basis amounts of existing assets and liabilities and their respective income tax bases. Future tax benefits, such as net operating loss carryforwards and tax credits, are recognized to the extent that realization of such benefits is more likely than not.

Stock-Based Compensation

Effective January 1, 2006, we adopted Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, (“SFAS 123(R)”) which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors including employee stock options and employee stock purchases related to the Employee Stock Purchase Plan (“ESPP”) based on estimated fair values. In accordance to this standard, we recognize the compensation cost of all share based awards on a straight-line basis over the vesting period of the award. Prior to January 1, 2006, we accounted for those plans under the recognition and measurement provisions of APB Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations, as permitted by FASB Statement No. 123, Accounting for Stock-Based Compensation (“Statement 123”).

Recent Accounting Pronouncements

On January 1, 2007, we adopted SFAS No. 155, Accounting for Certain Hybrid Instruments, which amends SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, and SFAS No. 140 Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. SFAS No. 155 allows financial instruments that have embedded derivatives to be accounted for as a whole (eliminating the need to bifurcate the derivative from its host) if the holder elects to account for the whole instrument on a fair value basis. SFAS No. 155 also clarifies and amends certain other provisions of SFAS No. 133 and SFAS No. 140. Our adoption of this new standard has not had a material impact on our financial position, results of operations or cash flows.

On January 1, 2007, we adopted SFAS No. 156, Accounting for Servicing of Financial Assets to simplify accounting for separately recognized servicing assets and servicing liabilities. SFAS No. 156 amends SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. Additionally, SFAS No. 156 applies to all separately recognized servicing assets and liabilities acquired or issued after the beginning of an entity’s fiscal year that begins after September 15, 2006, although early adoption is permitted. Our adoption of this new standard has not had a material impact on our financial position, results of operations or cash flows.

On January 1, 2007, we adopted Emerging Issues Task Force Issue, or EITF, No. 06-3, How Taxes Collected from Customers and Remitted to Governmental Authorities Should Be Presented in the Income Statement (That Is, Gross versus Net Presentation). EITF No. 06-3 requires that, for interim and annual reporting periods beginning after December 15, 2006, we disclose our policy related to the presentation of sales taxes and similar assessments related to our revenue transactions. Early adoption is permitted. EITF No. 06-3 has had no effect on our financial position and results of operations.

On January 1, 2007, we adopted FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109 (“FIN 48”) which prescribes a recognition threshold and measurement attribute, as well as criteria for subsequently recognizing, de-recognizing and measuring uncertain tax positions for financial statement purposes. FIN 48 also requires expanded disclosure with respect to the uncertainty in income tax assets and liabilities. FIN 48 is effective for fiscal years beginning after December 15, 2006 and is required to be recognized as a change in accounting principle through a cumulative-effect adjustment to retained earnings as of the beginning of the year of adoption. Our adoption of this new standard has not had a material impact on our financial position, results of operations or cash flows.

On January 1, 2007, we adopted SFAS No. 157 Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. Our adoption of this new standard has not had a material impact on our financial position, results of operations or cash flows.

On January 1, 2007, we adopted SFAS No. 158, Employer’s Accounting for Defined Benefit Pension and Other Postretirement Plans (an amendment of FASB Statements No. 87, 88, 106, and 132R). SFAS No. 158 requires an employer to recognize in its statement of financial position an asset for a plan’s over funded status or a liability for a plan’s under funded status, measure a plan’s assets and its obligations that determine its funded status as of the end of the employer’s fiscal year (with limited exceptions), and recognize changes in the funded status of a defined benefit postretirement plan in the year in which the changes occur. As we do not have any defined benefit postretirement plans, our adoption of this new standard has not had a material impact on our financial position, results of operations or cash flows.

On January 1, 2007, we adopted FASB Staff Position (FSP) Emerging Issues Task Force (“EITF”) 00-19-2, Accounting for Registration Payment Arrangements, which requires an issuer to account for a contingent obligation to transfer consideration under a registration payment arrangement in accordance with FASB Statement No. 5, Accounting for Contingencies and FASB Interpretation 14, Reasonable Estimation of the Amount of Loss. Registration payment arrangements are frequently entered into in connection with issuance of unregistered financial instruments, such as equity shares or warrants. A registration payment arrangement contingently obligates the issuer to make future payments or otherwise transfer consideration to another party if the issuer fails to file a registration statement with the SEC for the resale of specified financial instruments or fails to have the registration statement declared effective within a specific period. The FSP requires issuers to make certain disclosures for each registration payment arrangement or group of similar arrangements. The FSP is effective immediately for registration payment arrangements and financial instruments entered into or modified after the FSP’s issuance date. For previously issued registration payment arrangements and financial instruments subject to those arrangements, the FSP is effective for financial statements issued for fiscal years beginning after December 15, 2006. Our adoption of this new standard has not had a material impact on our financial position, results of operations or cash flows.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities – Including an Amendment of FASB Statement No. 115. SFAS 159 permits entities to choose to measure many financial instruments and certain other assets and liabilities at fair value on an instrument-by-instrument basis (the fair value option). Unrealized gains and losses on items for which the fair value option has been elected are to be recognized in earnings at each subsequent reporting date. SFAS 159 is effective for fiscal years beginning after November 15, 2007. We do not expect our adoption of this new standard to have a material impact on our financial position, results of operations or cash flows.

In December 2007, the FASB issued SFAS No. 141 (R), Business Combinations. SFAS 141(R) establishes accounting principles and disclosure requirements for all transactions in which a company obtains control over another business. SFAS 141 (R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. Earlier adoption is prohibited. We are currently evaluating the impact of adopting the provisions SFAS 141(R).

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements — An Amendment of ARB No. 51. SFAS 160 establishes new accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. SFAS 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Earlier adoption is prohibited. We are currently evaluating the impact of adopting the provisions SFAS 160.

4.	Loss Per Share

The following table sets forth the computation of basic and diluted loss per share (in thousands except per share data):

	Year ended December 31,
	2007	2006	2005
Numerator:

Numerator for basic loss applicable to common shareholders	$(4,268)	$(7,390)	$(5,434)

Numerator for diluted loss applicable to common shareholders	$(4,268)	$(7,390)	$(5,434)

Denominator:

Denominator for basic loss per share – Weighted-average shares	47,361	46,518	46,423

Employee stock options, warrants, and convertible preferred stock	—	—	—

Denominator for diluted loss per share	47,361	46,518	46,423

Loss per common share:
Basic loss per common share	$(0.09)	$(0.16)	$(0.12)

Diluted loss per common share	$(0.09)	$(0.16)	$(0.12)

Employee stock options that could potentially dilute basic earnings (loss) per share in the future, of which there were 21,743,621, 22,168,871, and 23,450,459 outstanding on December 31, 2007, 2006, and 2005, respectively, that have a weighted average exercise price of $1.26, $1.28, and $1.80 per share, respectively, were not included in the computation of diluted earnings (loss) per share because to do so would have been anti-dilutive for the period.

Convertible preferred stock that could potentially dilute basic earnings (loss) per share in the future, of which there were 1,642,175 and 1,812,009 shares outstanding on December 31, 2007 and 2006, respectively, which are convertible into 22,241,399 and 24,541,614 shares of common stock, respectively, were not included in the computation of diluted earnings (loss) per share because to do so would have been anti-dilutive for the period. No convertible preferred stock was outstanding in 2005.

Warrants to purchase 12,270,803 shares of common stock outstanding at December 31, 2007 and 2006, from our March and December 2006 capital raising transactions, were also excluded from the computation of diluted loss per common share because to do so would have been anti-dilutive for the period. The warrants have an exercise price of $0.62 per share. No warrants were outstanding in 2005.

5.	Property and Equipment

Property and equipment consists of the following (in thousands):

	December 31,
	2007	2006
Computer equipment	$4,304	$4,292
Software	1,184	1,281
Leasehold improvements	904	904
Furniture and fixtures	738	738
Office equipment	601	600
Computer equipment under capital lease	156	88

Total cost	7,887	7,903
Less accumulated depreciation and amortization	(7,660)	(7,762)

Net property and equipment	$227	$141

Accumulated amortization under capital leases amounted to $97,000, $73,000, and $44,000 at December 31, 2007, 2006, and 2005, respectively.

6.	Accrued Liabilities

Accrued liabilities consists of the following (in thousands):

	December 31,
	2007	2006
Accrued vacation	$262	$288

Customer prepayment for services	212	—

Accrued medical claims	211	144

Sales & other business taxes	39	137

Accrued compensation	15	353

Legal and accounting fees	6	69
Other accrued expenses	140	151

Total accrued liabilities	$885	$1,142

Accrued liabilities at December 31, 2006, included estimated severance and related benefits of approximately $326,000, accrued in connection with the departure of our prior Chief Executive Officer in late 2005.

7.	Notes Payable – Related Parties

On December 23, 2005, we executed a Promissory Note due to Robert W. Felton, our Chairman, President, and Chief Executive Officer, in the amount of $200,000.

On December 23, 2005, we executed a Promissory Note due to Wasatch Investments LLC, an investment entity associated with TenFold Director Robert E. Parsons, Jr., in the amount of $200,000.

On December 28, 2005, we executed a Promissory Note due to First Media TF Holdings LLC, an investment entity associated with TenFold Director Ralph W. Hardy Jr., in the amount of $200,000.

On February 23, 2006, we executed a Promissory Note due to Mr. Felton, in the amount of $250,000.

On March 15, 2006, we executed a Promissory Note due to Mr. Felton, in the amount of $250,000.

These identical Promissory Notes provided interim financing to TenFold while we sought to secure equity financing. The notes were senior to other TenFold indebtedness and equity, bore interest at 10% and were due upon the earlier to occur of March 31, 2006, the closing of equity financing of $2 million or more, or a liquidation event. We repaid these notes in full in March 2006, upon completing the March 2006 equity financing transaction described in Note 11.

The disinterested members of our Board of Directors approved these transactions.

8.	Commitments

We lease office space and equipment under non-cancelable lease agreements, which expire at various dates through 2012. Future minimum lease payments under non-cancelable lease obligations, in excess of one year, as of December 31, 2007 are as follows (in thousands):

	Total	Operating	Capital
2008	$510	$484	$26
2009	484	458	26
2010	484	469	15
2011	480	480	—
2012	325	325	—
Thereafter	—	—	—

Total minimum lease payments	$2,283	$2,216	67

Less: Amount representing interest			(8)

Present value of net minimum capital lease payments			59
Less: Current installments of obligations under capital leases			(21)

Obligations under capital leases, excluding current installments			$38

Total rental expense under operating leases was $607,000, $564,000, and $541,000, for the years ended December 31, 2007, 2006, and 2005, respectively.

9.	Legal Proceedings and Contingencies

Unresolved Stockholder Matter

On November 6, 2001, a class action complaint alleging violations of the federal securities laws was filed in the United States District Court for the Southern District of New York naming as defendants TenFold, certain of our officers and directors, and certain underwriters of our initial public offering. An amended complaint was filed on April 24, 2002. TenFold and certain of our officers and directors are named in the suit pursuant to Section 11 of the Securities Act of 1933 and Section 10(b) of the Securities Exchange Act of 1934 on the basis of an alleged failure to disclose the underwriters’ alleged compensation and manipulative practices. Similar complaints have been filed against over 300 other issuers that have had initial public offerings since 1998. The individual officer and director defendants entered into tolling agreements and, pursuant to a Court Order dated October 9, 2002, were dismissed from the litigation without prejudice. On February 19, 2003, the Court granted a Motion to Dismiss the Rule 10b-5 claims against 116 defendants, including TenFold. On June 27, 2003, our Board of Directors approved a proposed partial settlement with the plaintiffs in this matter. While the motion for approval of the settlement was pending before the district court, the court directed that the litigation proceed within a number of “focus cases” rather than in all of the 310 cases that have been consolidated. Our case is not one of these focus cases. On October 13, 2004, the district court certified the focus cases as class actions. The underwriter defendants appealed that ruling, and on December 5, 2006, the Court of Appeals for the Second Circuit reversed the district court’s class certification decision. On April 6, 2007, the Second Circuit denied plaintiffs’ petition for rehearing. In light of the Second Circuit opinion regarding class certification, we did not believe the proposed settlement could be approved by the district court because the defined settlement class, like the litigation class, could not be certified; and on June 25, 2007, the district court entered an order formally denying the motion for final approval of the settlement agreement. On August 14, 2007, the plaintiffs filed their second consolidated amended class action complaints against the focus cases and on September 27, 2007, again moved for class certification. On November 12, 2007, certain of the defendants in the focus cases moved to dismiss the second consolidated amended class action complaints. Briefing on the motion to dismiss was completed in January 2008 and briefing on the class certification motion is scheduled to be completed in April 2008. We intend to continue to vigorously defend TenFold against these claims. However, due to the inherent uncertainties of litigation, we cannot accurately predict the ultimate outcome of the matter.

Assessing litigation

We review litigation claims each quarter to determine the likelihood that the claim will result in a loss. Due to the inherent uncertainties of litigation, predicting the ultimate outcome of litigation is very difficult. Significant management judgment is required to conclude on the likely outcome of outstanding litigation. As part of that review, we consider our available insurance coverage. Such coverage is subject to the particular policy’s total limit, and typically subject to the insurer’s standard reservation of rights regarding conditions or findings that might exclude coverage for a particular matter.

If a loss is considered probable on a litigation claim, management estimates the loss and we accrue the estimated loss. If a loss is considered probable but cannot be reasonably estimated, we disclose the contingency in these notes to our financial statements. Losses may however result on litigation claims that are not considered probable or are not estimable at the current time, potentially having a material adverse impact on our future business, results of operations, financial position, or liquidity.

Indemnifications, Warranties, Complaints and Insurance

As permitted under Delaware law, and as provided in agreements with our officers and Directors, we have indemnified officers and Directors for certain claims asserted against them in connection with their service as an officer or Director of TenFold. The maximum potential amount of future payments that we could be required to make under these indemnification provisions is unlimited. However, we have purchased Directors’ and Officers’ insurance policies that reduce our monetary exposure and enable us to recover a portion of any future amounts paid. As a result of this insurance coverage, we believe the estimated fair value of these indemnification agreements is not material.

Our agreements with customers generally require us to indemnify the customer against claims that our software infringes third party patent, copyright, or other proprietary rights. Such indemnification obligations are generally limited in a variety of industry-standard respects, including a right to replace an infringing product or cancel the software license and return the fees paid by the customer. To date, we have not incurred costs to defend lawsuits or settle claims related to these indemnification agreements, and no such claims were outstanding at December 31, 2007. As a result, we have not recorded a liability for infringement costs as of December 31, 2007.

Our agreements with customers also generally provide a warranty that for so long as the customer is paying for support services, our software will materially conform to the related documentation, and that our software has been developed in a workmanlike manner. To date, we have not incurred significant warranty costs. As a result, we have not recorded a liability for warranty costs as of December 31, 2007.

We are subject to various customer complaints or disputes that arise in the ordinary course of business from time-to-time. We do not believe that the ultimate liability, if any, to resolve currently outstanding complaints or disputes will have a material impact on our future business, results of operations, financial position, or liquidity.

We have an industry-standard, errors and omissions insurance policy. This policy excludes contractual related disputes such as cost and time guarantees, and only covers software errors or omissions that occur after the delivery of software. We believe this policy provides adequate coverage for potential damages related to errors and omissions in our delivered software.

10.	Income Taxes

The components of the provision (benefit) for income taxes are presented below (in thousands):

	Year ended December 31,
	2007	2006	2005
Provision (benefit) for income taxes:
Current:
Federal	$—	$—	$—
State	(2)	(235)	(1,081)
Foreign.	7	—	9

Total current	5	(235)	(1,072)

Deferred:
Federal	—	—	—
State	—	—	—

Total deferred	—	—	—

Total provision (benefit) for income taxes	$5	$(235)	$(1,072)

The table below reconciles the expected U.S. federal statutory income tax rate to the recorded income tax provision (benefit) (in thousands):

	Year ended December 31,
	2007	2006	2005
Tax benefit at U.S. statutory rates	$(1,449)	$(1,842)	$(2,212)
State tax (benefit), net of federal tax impact	(180)	(244)	5
Meals & entertainment	9	7	14
Expired tax credits	139	1,205	—
Foreign taxes	7	—	9
Stock options	7	4	—
Change in tax contingencies and other estimates	—	(345)	(1,080)
Change in valuation allowance attributable to operations	1,472	980	2,192

Provision (benefit) for income taxes	$5	$(235)	$(1,072)

Our deferred tax assets are comprised of the following (in thousands):

	December 31,
	2007	2006
Deferred tax assets:
Reserves and accruals	$551	$695
Stock option compensation	1,871	1,092
Credits for research activities and foreign taxes	5,340	5,345
Differences in timing of revenue recognition	71	—
Loss carryovers	33,451	32,644
Depreciation for book in excess of tax	289	325

Total deferred tax assets	41,573	40,101
Valuation allowance	(41,573)	(40,101)

Deferred tax assets after valuation allowance	$—	$—

Domestic and foreign components of loss before taxes are as follows (in thousands):

	Year ended December 31,
	2007	2006	2005
Domestic	$(4,263)	$(5,418)	$(6,506)
Foreign	—	—	—

Loss before taxes	$(4,263)	$(5,418)	$(6,506)

The provision for income taxes for the year ended December 31, 2007 relates to foreign withholding taxes. The benefit for income taxes for the year ended December 31, 2006 relates to reversing accruals for state taxes that were no longer deemed necessary. As of December 31, 2007, we had federal net operating loss carryforwards of approximately $89.5 million that begin to expire in 2020. As of December 31, 2007, we had state net operating loss carryforwards of approximately $67.3 million, which are subject to various state carryover provisions that generally provide shorter carryover periods than federal. In addition, as of December 31, 2007, we had federal credit carryforwards for increasing research activities of approximately $4.1 million that begin to expire in 2014. We also had $1.7 million of state credits for increasing research activities that are subject to various state carryover provisions. The net operating losses and credits carryforwards could be subject to annual use limitations under Code Sections 382 and 383 if we raise additional capital sufficient to cause an ownership change.

The ultimate realization of the deferred income tax assets is dependent, in part, upon the tax laws in effect, our future earnings, and other events. As of December 31, 2007, we had recorded a valuation allowance of $41.6 million. During the year ended December 31, 2007, the valuation allowance increased approximately $1.5 million, and for the year ended December 31, 2006, the valuation allowance increased approximately $1.0 million. The increases for the years ended December 31, 2007 and 2006, relate primarily to the operating losses. The general valuation allowance has been established under the provisions of SFAS No. 109, Accounting for Income Taxes, which requires that a valuation allowance be established when it is more likely than not that the net deferred tax assets will not be realized. The valuation allowance as of December 31, 2007 includes the benefit for stock option exercises that increased the size of the net operating loss carryovers. Future reductions to the valuation allowance will be allocated $32.2 million to operations and $9.4 million to paid-in capital.

11.	Capital Stock

On March 29, 2006, we entered into a Securities Purchase Agreement for the sale of 1,500,000 shares of unregistered convertible preferred stock and warrants. The preferred shares are convertible into 20,315,805 shares of common stock. The warrants are to purchase 10,157,899 shares of common stock at an exercise price of $0.62 per share, with a 5-year term. The transaction generated gross proceeds of approximately $6.3 million (before expenses of approximately $227,000, and repayment of $1.1 million of interim financing obligations). Several members of our Board of Directors (or investment entities associated with them) and an Executive Officer participated in the transaction, providing approximately $4.7 million of the gross proceeds raised:

•	Robert W. Felton Trust invested $2 million. We repaid $709,000 of interim financing to Mr. Felton, our Chairman, President, and Chief Executive Officer, from the proceeds of the capital raising.

•

First Media TF Holdings LLC, an investment entity associated with TenFold Director Ralph W. Hardy Jr., invested $2 million. We repaid $205,000 of interim financing to First Media TF Holdings LLC from the proceeds of the capital raising.

•

TenFold Director Steven H. Coltrin invested $500,000. We used $206,000 of the proceeds of the capital raising to pay accounts payable due to his firm, Coltrin & Associates, for marketing and public relations work provided to TenFold in earlier periods.

•	Samer Diab, Senior Vice President, Customer Services, invested $230,000.

We also repaid $205,000 of interim financing to Wasatch Investments LLC, an investment entity associated with TenFold Director Robert E. Parsons, Jr., from the proceeds of the capital raising.

On December 18, 2006, we entered into a Securities Purchase Agreement for the sale of 312,009 shares of unregistered convertible preferred stock and warrants. The preferred shares are convertible into 4,225,809 shares of common stock. The warrants are to purchase 2,112,904 shares of common stock at an exercise price of $0.62 per share, with a 5-year term. The transaction generated gross proceeds of approximately $1.3 million (before expenses of approximately $90,000).

As a result of the warrants sold with the convertible preferred stock and the beneficial conversion feature inherent in the conversion rights and preferences of the convertible preferred stock, we recognized non-cash deemed dividends totaling $2,207,000 for the year ended December 31, 2006. The deemed dividends were calculated based on the conversion price compared to the market price on the dates of issuance of the convertible preferred shares. Because we have an accumulated deficit, the deemed dividend was recorded as additional paid-in-capital and had no affect on that account.

Each holder of the convertible preferred stock has the right, at the option of the holder at any time, to convert shares of the preferred stock into shares of our common stock, at a conversion ratio of 13.54387, subject to adjustment for stock splits, stock dividends and the like. We have the right to require conversion if the closing price of our common stock has been above $5.00 for 30 consecutive trading days.

Each holder of the convertible preferred stock is entitled to that number of votes on all matters presented to stockholders equal to the number of shares of common stock then issuable upon conversion of their preferred stock.

In the event of any liquidation or winding up of TenFold, each holder of the convertible preferred stock is entitled to receive in preference to the holders of common stock, the price per share paid for the preferred stock.

Each holder of the preferred stock has the right in the event TenFold seeks to close any equity offering that occurs prior to March 30, 2008 to participate pro-rata (based upon his or her percentage equity ownership of TenFold at that time) in such offering. This excludes the offering of employee stock options, restricted stock grants, shares offered pursuant to an underwritten public offering, and other customary exclusions.

The consent of the holders of a majority of the preferred stock voting together as one class is required for any action that:

•	alters or changes the rights, preferences or privileges of this preferred stock so as to materially or adversely affect such stock;

•	increases or decreases the authorized number of this preferred stock; or

•

authorizes for issue, or obligates TenFold to issue any other equity security having a preference over or on a parity with this preferred stock with respect to voting, dividend or liquidation rights; but not TenFold’s right to issue additional shares of common stock.

Other than as set forth above, the proceeds of the March and December preferred stock offerings have been used for general corporate purposes.

12.	Stock Option Plans

1993 Flexible Stock Incentive Plan. Our 1993 Flexible Stock Incentive Plan (the “1993 Stock Plan”) was adopted by the Board of Directors and approved by our stockholders in February 1993. A total of 10,000,000 shares of common stock are reserved for issuance under the 1993 Stock Plan. The 1993 Stock Plan is administered by the Board of Directors and the Board Compensation Committee, and with respect to option grants to purchase up to 10,000 shares to any one employee, option grants may be approved by a separate committee of the board. The 1993 Stock Plan provides for the issuance of incentive stock options to employees, including officers and employee directors, and of nonqualified stock options, stock purchase rights, stock bonus awards, and stock appreciation rights to employees, including officers and directors, consultants, and non-employee directors. The options generally vest over a four or five-year period and expire ten years from the date of grant.

On January 1, 2003, the Plan terminated with respect to the grant of incentive stock options. To date, we have not issued any incentive stock options, stock purchase rights, stock bonus awards, or stock appreciation rights under the 1993 Stock Plan.

1999 Stock Plan. Our 1999 Stock Plan was adopted by the Board of Directors and approved by the stockholders in March 1999 and June 2002. A total of 6,500,000 shares of common stock were initially reserved for issuance under the 1999 Stock Plan, plus an automatic annual increase on the first day of 2000, 2001, 2002, 2003, and 2004. This automatic annual increase was equal to the lesser of 1,000,000 shares or 3 percent of our outstanding common stock on the last day of the immediately preceding year, or such lesser number of shares as the Board of Directors determined. Under this provision, on each of January 1, 2004, January 1, 2003, January 1, 2002, January 1, 2001 and January 1, 2000 the number of shares reserved for issuance under the plan increased by 1,000,000 shares. At the 2003 Annual Meeting our stockholders approved a plan amendment that increased the number of shares of common stock available for issuance by 5,000,000 shares, and increased the annual limit on the number of shares of common stock that may be granted to any one employee by 1,000,000 shares to an annual maximum of 2,000,000 shares. At the 2005 Annual Meeting our stockholders approved a plan amendment that increased the number of shares of common stock available for issuance by 5,000,000 shares. The 1999 Stock Plan provides for the granting to employees, including officers and directors, of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and for the granting to employees and consultants, including non-employee directors, of nonqualified stock options and stock purchase rights. We have historically granted only nonqualified stock options. The 1999 Stock Plan is administered by the Board of Directors and the Board Compensation Committee, and with respect to option grants to purchase up to 10,000 shares to any one employee, option grants may be approved by a separate committee of the board. The plan administrator determines the terms of options and stock purchase rights granted under the 1999 Stock Plan, including the number of shares subject to an option or purchase right, the exercise or purchase price, and the term and exercisability of options. The options generally vest over a four or five year period and expire ten years from the date of grant. Unless terminated earlier, the 1999 Stock Plan will terminate in March 2009. Through December 31, 2007, we have not issued any stock purchase rights or stock appreciation rights under the 1999 stock plan; and have issued only one incentive stock option grant and one stock bonus award.

2000 Employee Stock Option Plan. The Board of Directors adopted our 2000 Stock Option Plan in December 2000. A total of 7,000,000 shares of common stock have been reserved for issuance under the 2000 Stock Option Plan. The 2000 Stock Option Plan provides for the granting of nonstatutory rights of purchase of our common stock to employees, excluding section 16 officers, directors, and non-employee directors. Nonstatutory options do not qualify as an Incentive Stock Option within the meaning of Section 422 of the Internal Revenue Code of 1996, as amended. The Board of Directors administers the 2000 Stock Option Plan. The plan administrator determines the terms of options and stock purchase rights granted under the 2000 Stock Option Plan, including the number of shares subject to an option or purchase right, the exercise or purchase price, and the term and exercisability of options. The options generally vest over a four-year period and expire ten years from the date of grant. Unless terminated earlier, the 2000 Stock Plan will terminate in December 2010.

Stock option activity under our 1993, 1999, and 2000 stock option plans is as follows:

	Option Shares	Weighted Average Exercise Price Per Share
Outstanding at January 1, 2005	20,903,321	$2.12

Granted	4,181,000	$0.40
Exercised	—	$—
Canceled	(1,633,862)	$2.33

Outstanding at December 31, 2005	23,450,459	$1.80

Granted	6,103,000	$0.24
Exercised	(6,000)	$0.22
Canceled	(7,378,588)	$1.52

Outstanding at December 31, 2006	22,168,871	$1.28

Granted	675,000	$0.31
Exercised	(10,000)	$0.18
Canceled	(1,090,250)	$1.01

Outstanding at December 31, 2007	21,743,621	$1.26

At December 31, 2007, 20,849,356 options were vested and exercisable as compared to 17,827,277 in 2006 and 20,450,740 in 2005, under the stock option plans. Included in the table above are options granted to consultants that were recorded at their estimated fair value. To date, the number of options granted to consultants and the related fair value of such options has been insignificant.

The following table summarizes information about stock options under the plans outstanding at December 31, 2007:

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Options Outstanding at 12/31/07	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable at 12/31/07	Weighted Average Exercise Price
$0.15 to $ 0.25	9,119,875	7.48 Years	$0.23	8,996,125	$0.23
0.26 to 0.49	7,682,211	5.38 Years	0.38	7,055,961	0.38
0.50 to 0.89	761,500	3.78 Years	0.72	761,500	0.72
0.90 to 2.05	1,584,550	5.22 Years	1.58	1,509,238	1.58
2.06 to 2.92	935,450	5.27 Years	2.68	910,247	2.67
2.93 to 9.82	1,291,935	5.77 Years	3.96	1,248,185	3.97
9.83 to 21.00	21,400	1.88 Years	16.29	21,400	16.29
21.01 to 55.88	346,700	2.15 Years	32.88	346,700	32.88

$0.15 to $ 55.88	21,743,621	6.16 Years	$1.26	20,849,356	$1.28

The number of remaining options available to grant under the 1993, 1999, and 2000 plans is 11,584,445 as of December 31, 2007.

The weighted-average fair value of the options granted under the plans in 2007 is $0.28 as compared to $0.22 in 2006 and $0.36 in 2005. The fair value of these options was estimated at the date of grant using the Black-Scholes model with the following weighted-average assumptions for 2007, 2006, and 2005: risk-free interest rate of 4.12 percent in 2007, 4.83 percent in 2006, and 3.95 percent in 2005; a dividend yield of 0 percent; a volatility factor of 144.6 percent in 2007, 158.1 percent for 2006, and 170.2 percent for 2005; and an expected life of 5.67 years in 2007, 5.3 years in 2006, and 3.5 years in 2005.

We recorded deferred compensation of $0 in 2007, $0 in 2006, and $157,000 in 2005; relating to modifications of stock options. We recognized compensation expense of $2.0 million in 2007, $2.7 million in 2006, and $171,000 in 2005, related to the vesting of options with associated deferred compensation. Included in the $2.7 million for 2006 was a reduction of our stock-based compensation expense by $133,000, for an option modification charge related to the departure of our prior CEO. See Note 18 of Notes to Financial Statements for more information.

13.	1999 Employee Stock Purchase Plan

Our 1999 Employee Stock Purchase Plan was adopted by our Board of Directors and approved by our stockholders in March 1999. A total of 1,000,000 shares of common stock were initially reserved for issuance under the purchase plan. In addition, the number of shares reserved for issuance under the purchase plan automatically increased on the first day of each of our fiscal years beginning in 2000, 2001, 2002, 2003, and 2004 equal to the lesser of 300,000 shares, 0.75 percent of our outstanding common stock on the last day of the immediately preceding fiscal year, or such lesser number of shares as the Board of Directors determined. Under this provision, the number of shares reserved for issuance under the purchase plan increased by 1,385,490 shares. The purchase plan, which is intended to qualify under Section 423 of the Internal Revenue Code, has two six-month offering periods each year, with new offering periods (other than the first offering period) commencing on February 1 and August 1 of each year. The first offering period commenced on the date of the initial public offering and ended on January 31, 2000. We issued 117,530, 105,996, and 68,530, shares under this plan during the years ended December 31, 2007, 2006, and 2005, respectively.

As of December 31, 2007, 1,382,542 shares were available for issuance under the 1999 Employee Stock Purchase Plan.

The purchase plan is administered by the Board of Directors or by a committee appointed by the Board. Employees (including officers and employee directors) of TenFold, or of any majority-owned subsidiary designated by the Board, are eligible to participate in the purchase plan if they are employed by TenFold or any such subsidiary for at least 20 hours per week and more than 5 months per year. The purchase plan permits eligible employees to purchase common stock through payroll deductions of up to 10 percent of an employee’s compensation, at a price equal to 85 percent of the lower of the fair market value of the common stock at the beginning of the offering period or at the end of such period. No employee may purchase more than 3,000 shares of common stock under the purchase plan in any single offering period. No employee may purchase shares in an offering period if the purchase would cause such employee to own stock or hold outstanding stock options equal to or in excess of 5 percent of the total voting power of all classes of our stock. In addition, no employee shall be granted an option under the purchase plan if the option would permit an employee to purchase stock under all our employee stock purchase plans at a rate that exceeds $25,000 of fair market value of the stock for each calendar year in which the option is outstanding. An employee has the option of increasing or decreasing the percentage of payroll deductions once or of discontinuing the deduction during the offering period. Under SFAS 123(R), the plan is considered compensatory.

The weighted-average fair value of employee stock purchase rights granted under the employee stock purchase plan in 2007 was $0.16 as compared to $0.13 in 2006 and $0.32 in 2005. The fair value of the employee stock purchase rights was estimated using the Black-Scholes model with the following assumptions for 2007: a weighted-average risk-free interest rate of 5.05 percent, dividend yield of 0 percent, an expected life of 6 months, and a volatility factor of 126.4 percent.

14.	401(k) Retirement Plan

We established a 401(k) retirement savings plan for employees in January 1996. All employees age 21 and over are eligible to participate. Each participant may elect to have amounts deducted from his or her compensation and contributed to the plan. Through January 15, 2002, we matched 20 percent of the first 6 percent of an employees’ contributions, up to a maximum of $2,000 per employee per year. On January 15, 2002, we discontinued matching of employee contributions.

15.	Operating Segments

Our CEO reviews financial information on a consolidated basis, similar in format to the accompanying Statements of Operations. We consolidate revenue and expense information for all business groups for internal and external reporting and for decision-making purposes. We operate in a single operating segment, which is applications products and services.

Revenues from customers outside of North America were approximately 9 percent of total revenues for 2007, 8 percent of total revenues for 2006, and 11 percent of total revenues for 2005. Revenues from customers in the United Kingdom were 8 percent of total revenues for 2007, 7 percent of total revenues for 2006, and 9 percent of total revenues for 2005. Revenues from operations in Argentina were 1 percent of total revenues for 2007, 1 percent of total revenues for 2006, and 2 percent of total revenues for 2005. At December 31, 2007, our long-lived assets are deployed in the United States.

16.	Additional Significant Risks and Uncertainties

We have derived, and over the near-term we expect to continue to derive, a significant portion of our revenues and cash flow from a limited number of customers. Replacing the loss of an important customer is unpredictable. Revenues and cash flows from a single customer or a few important customers may constitute a significant portion of our total revenues and cash inflows in a particular period, then decline as the volume of work performed for specific customers is likely to vary from period to period, and a major customer in one period may not continue to purchase licenses or services from us in a subsequent period. Although we seek to expand and diversify our customer base, currently the loss of any of our large customers, without their replacement by new customers, would likely have a material adverse effect on our revenue and cash flow. The following table provides customer revenue concentrations of 10% or more of annual revenues, for each of the three years ended December 31, 2007, 2006 and 2005. No other customer accounted for 10 percent or more of total annual revenues during any of these years.

	December 31,
	2007	2006	2005
Customer A	16%	—	—
Customer B	12%	—	—
Customer C	12%	10%	—
Customer D	10%	16%	18%
Customer E	—	21%	11%
Customer F	—	—	20%

The revenue from the customer accounting for 21 percent of our total revenues for the year ended December 31, 2006, DevonWay, was primarily from the recognition of deferred license revenue from a single transaction in 2005. DevonWay did not account for 10% or more of our annual revenues for the year ended December 31, 2007.

17.	Related Person Transactions

During 2005, we entered into agreements with a new customer, DevonWay, to provide licenses, consulting services, technical support services, and training. Our Chairman, CEO and President, Robert W. Felton, is the founder and owner of DevonWay. All disinterested members of our Board of Directors approved of these related person transactions and our general ongoing business relationship with DevonWay.

Our revenues from DevonWay for the years ended December 31, 2007, and 2006 were $34,000 and $1.1 million, respectively. For the years ended December 31, 2007, and 2006, we received cash inflows from DevonWay of $34,000 and $72,000, respectively. As of December 31, 2007, and 2006, we had no accounts receivable due from DevonWay. For the years ended December 31, 2007, and 2006, we paid fees to DevonWay of $57,000 and $37,000, respectively, for consulting services and marketing-related services. As of December 31, 2007, and 2006, we had accounts payable due to DevonWay of $7,000 and $21,000, respectively.

Although we received a $1 million license payment from DevonWay in August 2005, for accounting purposes we deferred recognition of this revenue until December 2006, the end of the estimated economic life of the release of EnterpriseTenFold provided to DevonWay, because the license agreement contained a discount that could not be determined at the inception of the agreement. We used the end of the estimated economic life to recognize the revenue because we did not have vendor specific objective evidence of fair value (“VSOE”) for the related post-contract customer support, due to the discount, and therefore we could not allocate the revenue until the discount was known at the end of the estimated economic life.

See Note 7 for information about Notes Payable we previously entered into with members of our Board of Directors.

See Note 11 for information about our capital raising transaction completed in March 2006, that included the sale of stock to members of our Board of Directors and Executive Officers.

18.	Stock-Based Compensation

Effective January 1, 2006, we adopted Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, (“SFAS 123(R)”) which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors including employee stock options and employee stock purchases related to the Employee Stock Purchase Plan (“ESPP”) based on estimated fair values. In accordance with this standard, we recognize the compensation cost of all share based awards on a straight-line basis over the vesting period of the award. Prior to January 1, 2006, we accounted for those plans under the recognition and measurement provisions of APB Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations, as permitted by FASB Statement No. 123, Accounting for Stock-Based Compensation (“Statement 123”).

We adopted SFAS 123(R) using the modified prospective transition method, which requires the application of the accounting standard as of January 1, 2006. Our Financial Statements as of and for the years ended December 31, 2007, and 2006, reflect the impact of SFAS 123(R). Under that transition method, compensation cost recognized for the years ended December 31, 2007, and 2006 includes: (a) amortization related to the compensation cost for all share-based payments granted prior to, but not yet vested as of January 1, 2006, based on the grant date fair value estimated in accordance with the original provisions of Statement 123, and (b) amortization related to compensation cost for all share-based payments granted subsequent to January 1, 2006, based on the grant-date fair value estimated in accordance with the provisions of SFAS 123(R). Results for prior periods have not been restated.

TenFold has three stock-based employee option plans and an ESPP, which are described more fully in Note 12 and Note 13, respectively. No stock-based employee compensation cost was recognized in the Statement of Operations for the year ended December 31, 2005, as all options granted under those plans had an exercise price equal to the market value of the underlying common stock on the date of grant. The ESPP was deemed noncompensatory under Opinion 25, and, therefore, resulted in no compensation cost. As of December 31, 2007, TenFold has approximately 13.0 million shares of common stock reserved for future grants under the stock option plans and the ESPP.

The adoption of SFAS 123(R) had a significant impact on our results of operations. Our statement of operations for the years ended December 31, 2007 and

2006 include the following stock-based compensation expense from stock options and ESPP:

(in thousands)	2007	2006
Cost of revenues	$157	$231
Sales and marketing	24	24
Research and development	895	1,133
General and administrative	972	1,324

Stock-based compensation expense included in operating expenses	2,048	2,712
Tax benefit	—	—

Stock-based compensation expense included in net loss	$2,048	$2,712

In August 2006, we granted 5,000,000 options to our CEO, with half vesting immediately and the other half vesting quarterly in 2007. This grant accounts for $620,000 of the stock-based compensation expense for the year ended December 31, 2006.

For the year ended December 31, 2005, we recognized estimated severance related charges related to the departure of our prior CEO, including an estimated option modification charge, based upon the anticipated terms at that time. Upon the execution of the Separation Agreement and Release on May 19, 2006, we calculated the actual option modification charge based upon the final terms, and recognized a resulting reduction in our stock-based compensation expense of $133,000, which reduced our general and administrative expenses for the year ended December 31, 2006. The option modification included canceling approximately 5.9 million vested options, re-pricing 1.3 million vested options to an exercise price of $0.33 per share, and extending the expiration date on approximately 1.6 million vested options to December 15, 2010.

Unrecognized stock-based compensation expense expected to be recognized over an estimated weighted-average amortization period of 0.8 year was $413,000 at December 31, 2007.

Share Option Plans

We currently have three stock option plans that allow us to grant nonqualified stock options, stock purchase rights, stock bonus awards, stock appreciation rights, and other equity based awards to employees, including officers and directors, consultants, and non-employee directors. We have historically generally granted only nonqualified stock options. The options generally vest over a four or five-year period and expire ten years from the date of grant.

Our weighted-average assumptions used in the Black-Scholes valuation model for equity awards with time-based vesting provisions granted during the years ended December 31, 2007, and 2006, are shown below:

	2007	2006
Expected volatility	145%	158%
Expected dividends	0%	0%
Expected term	5.67 Years	5.30 Years
Risk-free interest rate	4.12%	4.83%

The expected volatility rate was estimated based on the historical volatility of TenFold common stock. The expected term was calculated using the SEC “simplified” method as provided for in Staff Accounting Bulletin No. 107. The risk-free interest rates are the rates provided by the U.S Treasury for Daily Treasury Yield Curve Rates commonly referred to as “Constant Maturity Treasury” rates in effect at the time of grant with a remaining term equal to the expected option term.

The pre-vesting forfeiture rates used for the years ended December 31, 2007, and 2006 were based on historical rates and forward-looking factors. As required under SFAS 123(R), we will adjust the estimated forfeiture rates to our actual experience. Prior to adoption of SFAS 123(R), we accounted for forfeitures as they occurred.

A summary of the time-based stock option awards as of December 31, 2007, and changes during the year, is as follows:

Stock Option Awards	Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term (years)	Aggregate Intrinsic Value (000s)
Outstanding at January 1, 2007	22,168,871	$1.28
Granted	675,000	0.31
Exercised	(10,000)	0.18
Forfeited or expired	(1,090,250)	1.01

Outstanding at December 31, 2007	21,743,621	$1.26	6.16	$—

Exercisable at December 31, 2007	20,849,356	$1.28	6.07	$—

The weighted-average grant-date fair value of stock options granted during the years ended December 31, 2007, and 2006 was $0.28 and $0.22, respectively. Stock-based compensation expense related to stock options recognized under SFAS 123(R) for the years ended December 31, 2007 was $2.0 million, and $2.7 million, respectively. At December 31, 2007, there was $412,000 of unrecognized stock-based compensation expense related to non-vested options, which is expected to be recognized over a weighted-average period of 0.8 year.

Employee Stock Purchase Plan

Our 1999 Employee Stock Purchase Plan (“ESPP”) was adopted by our Board of Directors and approved by our stockholders in March 1999. The ESPP, which is intended to qualify under Section 423 of the Internal Revenue Code, has two six-month offering periods each year, with new offering periods commencing on February 1 and August 1 of each year. Eligible full-time employees, through payroll deductions, are allowed to purchase a limited number of shares of our common stock during each offering period at 85% of the fair market value at the lower of either the date of enrollment or the date of purchase. We account for the ESPP as a compensatory plan and recorded compensation expense for the years ended December 31, 2007 and 2006 of $21,000 and $13,000, respectively, in accordance with SFAS 123(R).

The fair value of issuances under the purchase plan is estimated on the issuance date by applying the principles of FASB Technical Bulletin 97-1, Accounting under Statement 123 for Certain Employee Stock Purchase plan with a Look Back Option, and using the Black-Scholes valuation model. Our weighted-average assumptions used in the Black-Scholes valuation model for our ESPP grants during the years ended December 31, 2007, and 2006, are shown below:

	2007	2006
Expected volatility	126%	136%
Expected dividends	0%	0%
Expected term	0.5 Years	0.5 Years
Risk-free interest rate	5.05%	4.89%

The expected volatility rate was estimated based on the historical volatility of TenFold common stock over a six-month period. The expected term is the same as the requisite service period. The risk-free interest rates are the rates provided by the U.S Treasury for Daily Treasury Yield Curve Rates commonly referred to as “Constant Maturity Treasury” rates in effect at the time of grant with a remaining term equal to the expected term.

During the years ended December 31, 2007, 2006, and 2005, 117,530, 105,996, and 68,530 shares, respectively, of common stock were purchased under the ESPP at a weighted-average price of $0.24, $0.19, and $0.54 per share, respectively. As of December 31, 2007, there was $1,500 of total unrecognized compensation costs related to employee stock plan purchases. These costs are expected to be recognized over a weighted-average period of 1 month.

19.	Subsequent Events

On January 23, 2008, we issued a press release and filed a Current Report on Form 8-K announcing that we (1) had reduced our workforce by approximately 40%, to conserve our cash resources, (2) were seeking potential acquirers such as companies having products compatible with EnterpriseTenFold SOA or needing a development platform, and (3) were pursuing a restructuring that could involve TenFold going private.

On March 20, 2008, our board of directors of approved, and effective March 21, 2008, we entered into, a merger agreement with Versata Enterprises, Inc. and its wholly-owned subsidiary, TFTx Acquisition, Inc. If the merger is completed, TenFold will become a wholly-owned subsidiary of Versata Enterprises. We have made customary representations and warranties and covenants in the merger agreement, including covenants relating to obtaining the requisite approval of our stockholders, our conduct of our business between the date of the signing of the merger agreement and the closing of the merger and, subject to certain exceptions, our agreement not to solicit, enter into discussions regarding, or provide information in connection with, alternative transactions.

Consummation of the merger is subject to customary conditions to closing, including, among other things, the adoption of the merger agreement by our stockholders. The merger agreement contains certain termination rights of Versata and TenFold and provides that, upon the termination of the merger agreement under certain circumstances, we would be required to pay Versata a termination fee and expenses of up to $350,000.

PROPOSAL 1—THE MERGER AGREEMENT

THE MERGER AGREEMENT

This section of the proxy statement describes the material provisions of the merger agreement but does not purport to describe all the provisions of the merger agreement. The following summary is qualified in its entirety by reference to the complete text of the merger agreement, which is included as Annex A to this proxy statement and is incorporated into this proxy statement by reference. We urge you to read the full text of the merger agreement because it is the legal document that governs the merger. The merger agreement has been included to provide you with information regarding its terms. It is not intended to provide you with any other factual information about us. Such information can be found elsewhere in this proxy statement and in the other public filings we make with the SEC, which are available without charge at www.sec.gov.

Structure of the Merger

If all of the conditions to the merger are satisfied or waived in accordance with the merger agreement, TFTx Acquisition, Inc., a wholly-owned subsidiary of Versata Enterprises, Inc. created solely for the purpose of engaging in the transactions contemplated by the merger agreement, will merge with and into us. The separate corporate existence of TFTx Acquisition will cease, and we will continue as the surviving corporation and will become a wholly-owned subsidiary of Versata Enterprises.

Effective Time of the Merger

The merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware or such later time as set forth in the certificate of merger and established by Versata Enterprises and us. The closing of the merger will occur on a date specified by us and Versata Enterprises, which shall be no later than the second business day after the conditions to effect the merger set forth in the merger agreement have been satisfied or waived, or such other date as Versata Enterprises and we may agree.

Although we expect to complete the merger by the end of the second calendar quarter of 2008, we cannot specify when, or assure you that, we, Versata Enterprises and TFTx Acquisition will satisfy or waive all conditions to the merger.

Certificate of Incorporation and Bylaws

At the effective time of the merger, our certificate of incorporation will be amended and restated to read the same as the certificate of incorporation of TFTx Acquisition. Our bylaws will be amended and restated in their entirety so that immediately following the closing of the merger they are identical to the bylaws of TFTx Acquisition.

Board of Directors and Officers of the Surviving Corporation

The directors and officers of TFTx Acquisition immediately prior to the effective time of the merger will be the initial directors and officers of the surviving corporation.

Consideration to Be Received in the Merger

As of the effective time of the merger, each share of our common stock issued and outstanding immediately prior to the effective time of the merger will automatically be cancelled and converted into the right to receive $0.0400092 in cash, without interest, other than shares of common stock:

•	owned by us as treasury stock immediately prior to the effective time of the merger, all of which will be cancelled without any payment;

•

owned by Versata Enterprises or TFTx Acquisition or any other wholly-owned subsidiary of Versata Enterprises immediately prior to the effective time of the merger, all of which will be cancelled without any payment; and

•

held by a stockholder who is entitled to demand and has made a demand for payment of such shares in accordance with Section 262 of the General Corporation Law of the State of Delaware and has not voted in favor of adoption of the merger agreement, until such time as such holder fails to perfect or otherwise loses such holder’s appraisal rights under Section 262 of the General Corporation Law of the State of Delaware.

In addition, as of the effective time of the merger, each share of convertible preferred stock issued and outstanding immediately prior to the effective time of the merger will automatically be cancelled and converted into the right to receive $0.5418793 (equivalent to $0.0400092 per common share on an as-converted basis) in cash, without interest.

Versata Enterprises and the surviving corporation shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of shares of our common stock such amounts that it is required to deduct and withhold with respect to making such payment under the Code, or any other applicable state, local or foreign tax law.

Payment Procedures

At or prior to the effective time of the merger, Versata Enterprises will deposit with Computershare Trust Company or another mutually acceptable bank or trust company, which we refer to as the exchange agent, for the benefit of our stockholders, cash in an amount sufficient to pay the merger consideration payable to holders of our capital stock. As soon as reasonably practicable, Versata Enterprises shall cause the exchange agent to mail to each holder of record of a certificate that immediately prior to the effective time of the merger represented outstanding shares of our capital stock, a letter of transmittal and instructions for effecting the surrender of his, her or its stock certificates in exchange for the merger consideration payable with respect to such certificates. Upon surrender of a certificate to the exchange agent, together with such letter of transmittal, duly executed, the holder of such certificate shall be paid promptly the merger consideration such holder has the right to receive pursuant to the merger agreement and the certificate will immediately be cancelled. Versata Enterprises is entitled to require that the exchange agent deliver to it any funds that have not been distributed for 120 days after the effective time of the merger. After that date, holders of certificates who have not previously complied with the instructions to exchange their certificates will be entitled to look only to Versata Enterprises for payment of their claim for merger consideration.

You should not send your TenFold stock certificates to the exchange agent until you have received transmittal materials from the exchange agent. Do not return your TenFold stock certificates with the enclosed proxy, and do not forward your stock certificates to the exchange agent without a completed and executed letter of transmittal.

If any of your certificates which immediately prior to the effective time represented outstanding shares of our capital stock have been lost, stolen or destroyed,

you will be entitled to obtain the merger consideration payable in respect of the shares formerly represented by those certificates after you make an affidavit of that fact.

Stock Options and Warrants

Pursuant to the merger agreement, each outstanding stock option or warrant of TenFold, whether or not exercisable, will be accelerated and become exercisable in full immediately prior to the effective time of the merger. However, there are no outstanding options or warrants to acquire shares of TenFold common stock with an exercise price per share equal to or less than $0.0400092. At the effective time of the merger, outstanding options under TenFold’s 1999 Stock Plan and TenFold’s 2000 Employee Stock Option Plan and all outstanding warrants, whether or not then exercisable or vested, including those held by our directors and executive officers, will be cancelled and terminated. In addition, TenFold will pay nominal consideration of $100 to each holder of outstanding options granted or assumed under TenFold’s 1993 Flexible Stock Incentive Plan, in return for the termination of such holder’s options. It is a condition of the merger that all 1993 Flexible Stock Plan options held by Nancy Harvey, our former Chief Executive Officer, be terminated prior to closing.

Representations and Warranties

The merger agreement contains representations and warranties that we made to Versata Enterprises and TFTx Acquisition regarding, among other things:

•	corporate matters, including our due organization, standing, power to conduct our business and qualification to do business;

•	our capitalization;

•	that we have no subsidiaries;

•	the authorization, execution, delivery and performance and the enforceability of the merger agreement;

•

the absence of conflicts with, or violations of, our organizational documents, certain contracts, applicable law or judgments, orders or decrees or other obligations as a result of the consummation of the transactions contemplated by the merger agreement;

•	identification of required governmental filings and consents;

•

the filing of all registration statements, forms, reports and other documents required to be filed by us with the SEC, the accuracy of the information contained in those filings and the compliance of those filings with applicable requirements of the Securities Act of 1933, as amended, and the Exchange Act, and, with respect to financial statements contained therein, preparation in accordance with generally accepted accounting principles applied on a consistent basis;

•	the accuracy of information contained in this proxy statement;

•

maintenance and effectiveness of disclosure controls and procedures and internal control over financial reporting, and compliance with related certification and reporting requirements under the Exchange Act and the Sarbanes-Oxley Act;

•

the absence of liabilities, except for liabilities on our September 30, 2007 balance sheet or liabilities incurred after September 30, 2007 in the ordinary course of business consistent with past practice, in excess of specified amounts;

•	Identification of TenFold’s indebtedness, including indebtedness for borrowed money, capitalized lease obligations and guarantees;

•	the absence of certain changes and events since September 30, 2007, including the absence of changes that have had a material adverse effect;

•	the filing of tax returns, status of unpaid taxes and other tax matters;

•	our owned and leased real and personal property property;

•	our intellectual property;

•	our material contracts, including the validity and enforceability of our material contracts;

•	investigations and litigation or other proceedings;

•	environmental matters;

•	our employee benefits plans;

•	compliance with laws;

•

the absence of investigations or enforcement actions by the SEC, Department of Justice or other governmental entity regarding our historic stock option granting practices, the restatement of our financial statements or accounting treatment for certain software licenses and service agreements;

•	permits;

•	labor matters;

•	insurance;

•	receipt of an opinion from Houlihan Valuation Advisors as to the fairness of the merger consideration to our stockholders;

•	the inapplicability of state anti-takeover statutes and regulations;

•	the absence of brokers’ fees;

•	the absence of certain restrictions on our business activities arising from our business agreements or any judgments or orders;

•	our customers;

•	identification of severance or other compensation due to our employees upon the consummation of the merger; and

•

the absence of illegal payments by our directors, officers, employees or agents to suppliers, customers, governmental officials, employees or other persons and the absence of unrecorded funds or false entries on our books and records.

Some of our representations and warranties are qualified by a material adverse effect standard. A “company material adverse effect” means any material adverse change, event, circumstance or development with respect to, or material adverse effect on, the business, properties, assets, liabilities, condition, prospects or results of operations of TenFold, or that would reasonably be expected to prevent or materially impair or delay the ability of TenFold to perform its obligations under the merger agreement or consummate the transactions contemplated by the merger agreement, provided that none of the following will constitute, or will be considered in determining whether there has occurred, a company material adverse effect:

•	changes that are the result of economic factors affecting the national, regional or world economy or acts of war or terrorism, which changes do not disproportionately affect us to any material extent;

•	changes that are the result of factors generally affecting the industries or markets in which we conduct our business, which changes do not disproportionately affect us to any material extent;

•

any adverse change, effect or circumstance resulting from any cancellation or delay in customer orders or any loss of customers resulting from the public announcement of the agreement of Versata Enterprises to acquire us, including Versata Enterprises’ identity;

•	changes in laws, rules or regulations or generally accepted accounting principles or the interpretation thereof;

•	any action taken pursuant to or in accordance with the merger agreement or at the request of Versata Enterprises;

•	any failure by us to meet any external analyst estimates of revenues or earnings for any period ending on or after March 21, 2008 and prior to the closing of the merger, in and of itself;

•	a decline in the price of our common stock, in and of itself; and

•

any increase in accounts payable or accrued liabilities or any decline in TenFold’s cash arising from the payment of TenFold’s expenses, in each case incurred in the ordinary course of business consistent with past practices or in connection with the merger, or any decrease in TenFold’s sales (including existing and prospective sales), customers or employees as may reasonably be expected to occur as a result of TenFold’s reduced staffing since January 2008 or its present prospect of winding up operations in the event that the merger agreement is terminated prior to closing.

The assertions embodied in our representations and warranties are qualified by information in a confidential disclosure schedule that TenFold provided to Versata Enterprises in connection with the signing of the merger agreement. While TenFold does not believe that the confidential disclosure schedule contains material information that TenFold is required to disclose publicly other than information that has already been so disclosed by TenFold, the disclosure schedule does contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the merger agreement, including certain nonpublic information. Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts, since they are modified in part by the underlying disclosure schedule. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the merger agreement and the representations and warranties will not reflect any such subsequent changes in facts.

In addition, Versata Enterprises and TFTx Acquisition made representations and warranties to us regarding, among other things:

•	corporate matters, including their due organization, standing, power to conduct their business and qualification to do business;

•	the authorization, execution, delivery and performance and the enforceability of the merger agreement;

•

the absence of conflicts with, or violations of, organizational documents, certain contracts, applicable law or judgments, orders or decrees or other obligations as a result of the consummation of the transactions contemplated by the merger agreement;

•	identification of required governmental filings and consents;

•	the information provided by Versata Enterprises for inclusion in this proxy statement; and

•	the operations of TFTx Acquisition.

Some of Versata Enterprises’ or TFTx Acquisition’s representations and warranties are qualified by a material adverse effect standard. A “buyer material adverse effect” means any material adverse change, event, circumstance or development with respect to, or any material adverse effect on, the business, financial condition or results of operations of Versata Enterprises or TFTx Acquisition, taken as a whole, or the ability of Versata Enterprises or TFTx Acquisition to consummate the transactions contemplated by the merger agreement.

The representations and warranties of the parties to the merger agreement will not survive the consummation of the merger.

Covenants Relating to the Conduct of Our Business

From March 21, 2008 through the effective time of the merger or the earlier termination of the merger agreement, we have agreed that, except for specified exceptions, as expressly provided or permitted in the merger agreement or as consented to in writing by Versata Enterprises (which consent may not be unreasonably withheld, conditioned or delayed), we will

•

act and carry on our business (including our working capital and cash management practices, the collection of accounts receivable and the payment of accounts payable) in the ordinary course of business consistent with past practice;

•	pay our debts, liabilities and taxes when due and pay or perform our other obligations when due;

•

use our reasonable best efforts to preserve substantially intact our business organization, keep available the services of our present employees, preserve our assets and properties in good repair and condition and preserve our present relationships with governmental entities, customers, suppliers and other persons with which TenFold has business relations, and

•

not license any material intellectual property except non-exclusive object code software licenses of company products to distributors, resellers and end users in the ordinary course of business in a manner consistent with past practices.

We have also agreed during the same period, subject to certain exceptions or as expressly provided or permitted in the merger agreement, we will not, among other things, do any of the following without the prior written consent of Versata Enterprises:

•	declare, set aside or pay any dividends on, or make any other distributions in respect of, our capital stock;

•

split, combine or reclassify any of our capital stock, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock or other securities;

•

purchase, redeem or otherwise acquire any shares of our capital stock or other securities, or any rights, warrants or options to acquire any such shares or other securities, except for the acquisition of shares of our capital stock from our option holders in payment of the exercise price payable by such holder upon exercise of options or from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares at their original issuance price in connection with a termination of services;

•

except as contemplated by the merger agreement, issue, deliver, sell, grant, pledge or otherwise dispose of or encumber any shares of our capital stock or other securities, other than the issuance of shares of our capital stock pursuant to the exercise of options outstanding on March 21, 2008;

•	amend our certificate of incorporation or bylaws or other organizational documents;

•	acquire by merging or consolidating with, or by purchasing all or a substantial portion of the assets or any stock of, any business, entity or any business organization or division;

•	acquire any assets that are material, in the aggregate;

•

sell, lease, license, pledge, transfer, mortgage or otherwise dispose of or encumber any intellectual property or any other material properties or material assets, other than in the ordinary course of business;

•	adopt or implement any stockholder rights plan;

•	incur or guarantee indebtedness for borrowed money other than in connection with the financing of trade receivables in the ordinary course of business or pursuant to existing credit facilities;

•

issue, sell, amend or guarantee any debt securities, warrants or other rights to acquire debt securities of TenFold, enter into any agreement to maintain any financial statement condition of another person or enter into any arrangement having the same economic effect;

•	make any loans, advances (other than routine advances to employees in the ordinary course of business) or capital contributions to, or investment in, any other person;

•

other than in the ordinary course of business consistent with past practices, enter into any hedging agreement or other financial agreement or arrangement designed to protect us against fluctuations in commodities prices or exchange rates;

•	make any capital expenditures or other expenditures with respect to property, plant or equipment in excess of $5,000 in the aggregate except as set forth in our budget for capital expenditures;

•	make any changes in accounting methods, principles or practices, except insofar as may have been required by a change in U.S. generally accepted accounting principles;

•

other than in the ordinary course of business, enter into any contract or agreement relating to the distribution, sale or marketing by third parties of our products or providing for maintenance terms longer than twelve months;

•	other than as required to comply with applicable law or agreements, plans or arrangements existing on March 21, 2008:

•

adopt, enter into, terminate or amend employment, severance or similar agreement or material benefit plan for the benefit or welfare of any current or former director, officer or employee or any collective bargaining agreement;

•	increase the compensation or fringe benefits of, or pay any bonus to, our directors, officers or employees, except for annual increases in the ordinary course of business;

•	accelerate the payment, right to payment or vesting of any compensation or benefits, including any outstanding options or restricted stock awards, other than as contemplated by the merger agreement;

•	grant any stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock; or

•	take any action other than in the ordinary course of business consistent with past practice to fund or in any other way secure the payment of compensation or benefits under any employee benefit plan;

•

revalue any of our assets, including writing down the value of capitalized inventory or writing off notes or accounts receivable or any sale of assets, other than in the ordinary course of business or as required by U.S. generally accepted accounting principles;

•	pay, discharge, settle or satisfy any claims, liabilities or obligations, other than the payment, discharge, settlement or satisfaction, in accordance with their respective terms or in the ordinary course of business, of liabilities recognized or disclosed in our most recent consolidated financial statements that we filed with the SEC or incurred since the date of those financial statements;

•	amend, terminate, waive or release any confidentiality or similar agreement to which we are a party or of which we are a beneficiary;

•	enter into, modify, amend or terminate or waive any material rights or claims under any material contract or agreement;

•

make or change any tax election, settle or compromise any material tax liability or consent to any extension or wavier of the limitation period applicable to any tax claim or assessment or make any change to our method of reporting income, deductions or other tax items;

•

except as authorized by the merger agreement, engage in any action or enter into any transaction that could reasonably be expected to materially delay the consummation of the transactions contemplated by the merger agreement or increase the possibility that any governmental entity will seek to object to or challenge or take any action to interfere with or delay the consummation of the transactions contemplated by the merger agreement;

•	commence or settle any lawsuit, threat of lawsuit or proceeding or other investigation against us;

•	enter into any agreement to purchase or sell any real property, enter into any lease or sublease for real property or amend, modify, violate or terminate any of the terms of our real property leases;

•	enter into any new line of business;

•	adopt a plan or agreement of liquidation, dissolution, restructuring, recapitalization, merger, consolidation or other reorganization;

•

except to the extent required by applicable law, take any action that could reasonably be expected to result in any representation and warranty in the merger agreement not qualified by materiality becoming materially untrue or inaccurate, or any representation and warranty in the merger agreement qualified by materiality becoming untrue or inaccurate;

•	take any action that could reasonably be expected to directly or indirectly prevent or materially impair or delay the consummation of the transactions contemplated by the merger agreement; or

•	authorize, or commit or agree to take, any of the foregoing actions.

No Solicitation

The merger agreement provides that, until termination of the merger agreement, neither we nor any of our directors, officers, employees, investment bankers, attorneys, accountants and other advisors and representatives will, directly or indirectly:

•	solicit, initiate, induce or knowingly encourage the making, submission or announcement of any acquisition proposal;

•

enter into or participate in any discussions or negotiations regarding, or furnish to any person any information about us, or take any other action or cooperate in any way with the making of any proposal that constitutes or may reasonably be expected to lead to, any acquisition proposal;

•	approve, endorse or recommend any acquisition proposal;

•	enter into any letter of intent or similar document or any contract contemplating or otherwise relating to any acquisition proposal or transactions contemplated thereby; or

•	withdraw or modify in a manner adverse to Versata Enterprises the approval, recommendation or declaration or advisability of TenFold’s board of the transactions contemplated by the merger agreement.

The merger agreement also provides that, since March 21, 2008, TenFold will, and will cause its directors, officers, employees, investment bankers, attorneys, accountants, other advisors and representatives to, cease immediately all existing discussions and negotiations regarding any proposal that constitutes or may reasonably be expected to lead to an acquisition proposal.

However, prior to the adoption of the merger by our stockholders and in response to a bona fide written acquisition proposal that did not result from a breach of the merger agreement, we may provide information to and engage in discussions or negotiations with the person making such acquisition proposal if:

•	our board has determined in good faith, after consultation with outside counsel, that taking such action by the board is not inconsistent with the proper discharge of its fiduciary duties;

•

our board determines in good faith, after consultation with outside counsel and our financial advisors, the acquisition proposal constitutes or is reasonably likely to result in a superior proposal; and

•	such person has entered into a confidentiality agreement substantially similar to our confidentiality agreement with Versata Enterprises.

The merger agreement also provides that as promptly as practicable (but in no event more than 24 hours) after receipt of any acquisition proposal or any request for nonpublic information or inquiry which it reasonably believes could lead to an acquisition proposal, TenFold will provide to Versata Enterprises oral notice, with written notice to follow as promptly as practicable, of the material terms and conditions of such acquisition proposal, request or inquiry, and the identity of the person or group making any such acquisition proposal, request or inquiry, and a copy of all written materials provided by such person or such person’s directors, officers, employees, investment bankers, attorneys or other advisors and representatives in connection with such acquisition proposal, request or inquiry and such other details of the acquisition proposal, request or inquiry as Versata Enterprises may reasonably request. TenFold will provide to Versata Enterprises as promptly as practicable (but in no event more than 24 hours thereafter) oral notice, with written notice to follow as promptly as practicable, setting forth all such information as is reasonably necessary to keep Versata Enterprises informed in all material respects of the status and details (including material amendments or proposed material amendments) of any such acquisition proposal, request or inquiry, and shall promptly provide to Versata Enterprises a copy of all written materials subsequently provided by or received from such person or such person’s directors, officers, employees, investment bankers, attorneys or other advisors and representatives in connection with such acquisition proposal, request or inquiry. TenFold will provide Versata Enterprises with 48 hours prior notice (or such lesser prior notice as is provided to the members of TenFold’s board) of any meeting at which TenFold is reasonably expected to consider any acquisition proposal.

If we furnish nonpublic information to any person making an acquisition proposal, we have agreed to send Versata Enterprises a copy of such confidentiality agreement promptly after its execution and to furnish Versata Enterprises with a list of or copies of the information provided to such person and immediately provide Versata Enterprises with access to similar information to which such person was provided. We have also agreed to notify Versata Enterprises concurrently if we enter into negotiations with any person making an acquisition proposal.

However, notwithstanding any of TenFold’s non-solicitation obligations under the merger agreement, our board may accept, approve, recommend or enter into any agreement, understanding or arrangement in respect of a superior acquisition proposal at any time prior to our stockholders’ approval of the merger with Versata Enterprises, but only if:

•	TenFold has provided Versata Enterprises with a copy of the documents or agreements setting forth the superior proposal;

•

five business days have elapsed from the later of (x) the date that we have notified Versata Enterprises that our board has resolved, subject to such five-day notice and the termination of the merger agreement, to accept, approve, recommend or enter into an agreement in respect of such superior proposal, specifying the terms and conditions of such superior proposal and identifying the person making such superior proposal and (y) the date Versata Enterprises received a copy of the documents or agreement setting forth the superior proposal;

•

taking into account any revised proposal made by Versata Enterprises since its receipt of the notice described above, such superior proposal remains a superior proposal and our board has determined in good faith, after consultation with outside legal counsel, that the taking of such action by the board is not inconsistent with its fiduciary duties or contrary to applicable law; and

•	we have previously or concurrently paid to Versata Enterprises the $200,000 termination fee and up to $150,000 for reimbursement of transaction related expenses and terminated the merger agreement.

Nothing in the merger agreement prohibits us from taking and disclosing a position to our stockholders with respect to a tender offer contemplated by Rule 14a-9 or Rule 14e-2 under the Exchange Act or from making any disclosure to our stockholders, if our board determines in good faith, after consultation with outside counsel, that failure to so disclose would be inconsistent with our obligations under applicable law.

An acquisition proposal means, in each case other than the transactions contemplated by the merger agreement, any offer or proposal involving:

•	any merger, arrangement, consolidation, share exchange, business combination, recapitalization, tender offer, exchange offer or other similar transaction involving TenFold;

•

any transaction in which a person or group of persons directly or indirectly acquires beneficial ownership of securities representing more than 10% of TenFold’s outstanding voting securities, or (iii) any transaction in which TenFold issues securities representing more than 10% of its outstanding voting securities;

•

any sale, lease, exchange, transfer, license, or disposition of any business or businesses or assets that constitute or account for 10% or more of the consolidated net revenues, net income or assets of TenFold; or

•	any liquidation or dissolution of the Company.

A superior proposal means any unsolicited, bona fide written offer or proposal made by a third party to acquire, directly or indirectly, one hundred percent (100%) of the equity securities or total assets of TenFold, pursuant to a tender or exchange offer, a merger, a consolidation, a take-over bid, a share exchange, a recapitalization or a sale of its assets:

•

on terms which our board determines in its good faith judgment to be more favorable, from a financial point of view, to the holders of TenFold common stock than the transactions contemplated by the merger agreement (after consultation with its financial advisor and outside legal counsel), taking into account all the terms and conditions of such proposal and the merger agreement (including any proposal by Versata Enterprises to amend the terms of the merger agreement); and

•	that is reasonably capable of being completed on the terms proposed, taking into account all financial, regulatory, legal and other aspects of such proposal and the party making such proposal.

Stockholders Meeting

The merger agreement requires us to promptly and duly call, give notice of, convene and hold as promptly as practicable a meeting of our stockholders to adopt the merger agreement. Subject to the provisions described above under “—No Solicitation,” our board is required to recommend adoption of the merger agreement by our stockholders and include such recommendation in this proxy statement and may not withhold, withdraw or modify, or publicly propose or resolve to withhold, withdraw or modify in a manner adverse to Versata Enterprises, its recommendation that our stockholders vote in favor of the adoption of the merger agreement. The merger agreement further requires us to submit the merger agreement to our stockholders for adoption even if our board withholds, withdraws or modifies in a manner adverse to Versata Enterprises its recommendation that our stockholders vote in favor of the adoption of the merger agreement pursuant to the provisions described above under “—No Solicitation,” unless the merger agreement is terminated. Subject to the provisions described above under “—No Solicitation,” we are required to take all reasonable and lawful action to solicit from our stockholders proxies in favor of approval of the merger agreement and take all other action reasonably necessary or advisable to secure the vote or consent of our stockholders required by the General Corporation Law of the State of Delaware.

We have also agreed that, after consultation with Versata Enterprises, we may adjourn or postpone the special meeting of our stockholders if as of the time of the meeting there are insufficient shares of our capital stock represented to constitute a quorum necessary to conduct the business of the meeting.

Indemnification and Insurance

The merger agreement provides that for six years from the effective time of the merger, the certificate of incorporation and by-laws of the surviving corporation will contain, and, Versata Enterprises will cause the certificate of incorporation and by-laws of the surviving corporation to contain, provisions no less favorable with respect to indemnification, expense advancement or exculpation of present and former directors and officers than are presently in our certificate of incorporation and by-laws.

In addition, Versata Enterprises has agreed to cause the surviving corporation to maintain in effect, at no expense to the beneficiaries, for six years after the merger, an insurance and indemnification policy covering our directors and officers who are insured under our current policies with respect to events occurring at or prior to the effective time of the merger that is at least as favorable as our existing policy. However, if the annual premiums of such insurance coverage exceed 200% of the annual premium currently paid by us, Versata Enterprises and the surviving corporation will not be required to pay the excess, and will be obligated to obtain a policy with the greatest coverage available for a cost not exceeding 200% of the annual premium currently paid by us.

Benefit Arrangements

Versata Enterprises has agreed to provide continuing employees compensation and employee benefits substantially no less favorable in the aggregate than the compensation and employee benefits to which similarly situated employees of Versata Enterprises are entitled. Continuing employees are those of our employees who continue as employees of Versata Enterprises or the surviving corporation following the effective time of the merger. Versata Enterprises has also agreed to either (1) permit continuing employees to continue to participate in the TenFold benefit plans or (2) give continuing employees full credit for prior service with us for purposes of eligibility and vesting under Versata Enterprises’ employee benefit plans and the determination of benefit levels under Versata Enterprises’ employee benefit plans or policies relating to vacation or severance. In addition, Versata Enterprises has agreed to waive, or cause to be waived, any limitations on benefits relating to pre-existing conditions to the same extent such limitations are waived under any of its comparable medical or dental plans and recognize for purposes of annual deductible and out-of-pocket limits under its medical and dental plans, deductible and out-of-pocket expenses paid by continuing employees in the calendar year in which the merger becomes effective.

Agreement to Take Further Action and to Use Reasonable Best Efforts

Subject to the terms and conditions of the merger agreement, each party has agreed to use its commercially reasonable efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by the merger agreement as promptly as practicable. Among other things, each party has committed to use such efforts to obtain all necessary consents, approvals and authorizations from governmental authorities and third parties and to make all necessary filings and related submissions required under the Exchange Act and any other applicable law. We have also agreed to give any required notices to third parties and to use commercially reasonable efforts to obtain required third-party consents. However, we will not be required to make any payments in connection with obtaining such third-party consents.

Conditions to the Merger

Each party’s obligations to effect the merger are subject to the satisfaction (or waiver, if permissible under applicable law) of the following conditions:

•	our stockholders must have adopted the merger agreement;

•

the holders of the convertible preferred stock must have waived the liquidation preference to which they would otherwise be entitled at the close of the merger (which waiver was obtained as of March 20, 2008);

•

TenFold must, in consultation with Versata Enterprises, have taken commercially reasonable action to cause the termination or cancellation of each outstanding option to acquire TenFold common stock held by a TenFold employee or by any other person granted or assumed under TenFold’s 1993 Flexible Stock Incentive Plan and have taken such other actions as may be necessary to terminate all outstanding options under TenFold’s 1999 Stock Plan and TenFold’s 2000 Employee Stock Option Plan, including all options held by Nancy Harvey, our former Chief Executive Officer, and shall have taken such actions to terminate each such stock option plan;

•

filing with the SEC a Certification and Notice of Termination of Registration on Form 15 (the “Form 15”) and immediately thereafter suspending the filing of any further periodic reports under the Exchange Act, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8K (which filing was made and suspension was effected on March 28, 2008);

•

no governmental entity shall have enacted, issued, promulgated, enforced or entered any order, executive order, stay, decree, judgment or injunction (preliminary or permanent), statute, rule or regulation that is in effect and has the effect of making the merger illegal or otherwise prohibiting consummation of the merger or the other transactions contemplated by the merger agreement;

•

other than the filing of the certificate of merger, all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any governmental entity or court in connection with the merger and the consummation of the other transactions contemplated by the merger agreement, the failure of which to file, obtain or occur is reasonably likely to have a material adverse effect on us or on Versata Enterprises, shall have been filed, been obtained or occurred on terms and conditions which would not reasonably be likely to have a material adverse effect on us or on Versata Enterprises; and

•	no order suspending the use of this proxy statement shall be issued and no proceeding for that purpose shall have be initiated or threatened in writing by the SEC.

In addition, the obligations of Versata Enterprises and TFTx Acquisition to effect the merger are subject to the satisfaction or waiver of the following conditions:

•

our representations and warranties set forth in the merger agreement that are qualified as to materiality or a material adverse effect must be true and correct as of the closing date as though made on and as of the closing date, and our representations and warranties set forth in the merger agreement that are not so qualified must be true and correct as of the closing date in all material respects, in each case except (i) to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties must be true and correct as of such date, and (ii) for changes resulting from actions expressly required by the merger agreement;

•	Versata Enterprises must have received a certificate signed on our behalf by our chief executive officer or chief financial officer to the effect of the preceding sentence;

•	we must have performed, in all material respects, all obligations required to be performed by us under the merger agreement;

•	the absence of any instituted or pending action or proceeding in which a governmental entity or court is:

•	challenging or seeking to restrain or prohibit the consummation of the merger or the other transactions contemplated by the merger agreement, or

•

seeking to prohibit or limit in any material respect the ability of Versata Enterprises to vote, transfer, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the surviving corporation;

•	there must not have occurred any company material adverse effect since March 21, 2008;

•	we must have obtained and provided to Versata Enterprises all required consents that we and Versata Enterprises have identified to be of critical importance to our business; and

•	we must have received written letters of resignation from members of our board and specified officers, effective as of the effective time of the merger;

In addition, our obligation to effect the merger is subject to the satisfaction or waiver of the following conditions:

•

the representations and warranties of the Versata Enterprises and TFTx Acquisition set forth in the merger agreement must be true and correct as of the closing date as though made on and as of the closing date (except (i) to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date, (ii) for changes resulting from actions expressly required by the merger agreement and (iii) where the failure to be true and correct (without regard to any materiality or material adverse effect qualifications contained therein), individually or in the aggregate, has not had, and is not reasonably likely to have, a material adverse effect);

•	we must receive a certificate signed on behalf of Versata Enterprises by the chief executive officer or chief financial officer of Versata Enterprises to such effect; and

•	Versata Enterprises and TFTx Acquisition must have performed, in all material respects, all obligations required to be performed by them under the merger agreement.

Termination

The merger agreement may be terminated at any time prior to the effective time of the merger:

•	by the mutual written consent of us, Versata Enterprises and TFTx Acquisition;

•	by either us or Versata Enterprises, if:

•

the merger has not been consummated by September 21, 2008, provided that this right to terminate is not available to any party whose failure to fulfill any obligation under the merger agreement has been a principal cause of or resulted in the failure of the merger to occur on or before September 21, 2008;

•

any governmental entity or court of competent jurisdiction shall have issued a nonappealable final order, decree or ruling or taken any other nonappealable final action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the merger; or

•

the required vote of our stockholders to adopt the merger agreement is not obtained at the meeting of our stockholders where such vote is taken, provided that we may not terminate the merger agreement if the failure to obtain the required vote of our stockholders to adopt the merger agreement is attributable to the failure on the part of us to perform any material obligation set forth in the merger agreement;

•	by Versata Enterprises, if:

•

our board fails to include in this proxy statement its recommendation that our stockholders vote in favor of adoption of the merger agreement, or withdraws or modifies in a manner adverse to Versata Enterprises its recommendation that our stockholders vote in favor of adoption of the merger agreement;

•

our board approves, endorses or recommends to our stockholders an acquisition proposal by any party other than Versata Enterprises or shall have entered into any letter of intent or similar document or any agreement, contract or commitment accepting an acquisition proposal;

•	our board fails to reject an acquisition proposal by any party other than Versata Enterprises within 15 business days following receipt of the written acquisition proposal;

•

a tender offer or exchange offer for our outstanding shares shall have been commenced (other than by Versata Enterprises or an affiliate) and our board recommends that our stockholders tender their shares in such tender or exchange offer or, within 10 business days after the commencement of such tender or exchange offer, our board fails to recommend against acceptance of such offer;

•	we willfully breach our obligations described above under “—No Solicitation;”

•

our board fails to reaffirm publicly and unconditionally its approval or recommendation of the merger agreement promptly (and in any event within five business days) after receipt of a written request to do so by Versata Enterprises; or

•

we have breached or failed to perform any representation, warranty, covenant or agreement set forth in the merger agreement, which breach or failure to perform would result in the failure of a condition to Versata Enterprises’ obligation to effect the merger being satisfied and such breach or failure to perform shall not have been cured within 20 days following receipt by us of written notice of such breach or failure to perform from Versata Enterprises;

•

by us, if Versata Enterprises or TFTx Acquisition has breached or failed to perform any representation, warranty, covenant or agreement, which breach or failure to perform would result in the failure of a condition to our obligation to effect the merger being satisfied and such breach or failure to perform shall not have been cured within 20 days following receipt by us of written notice of such breach or failure to perform from us; or

•

by us in order to enter into a definitive written agreement with respect to a superior proposal, subject to compliance with the notice of superior proposal determination and the payment of any termination fee required to be paid pursuant to the merger agreement.

Termination Fees

The merger agreement obligates us to pay a termination fee to Versata Enterprises of $200,000 plus up to $150,000 as expenses incurred by Versata Enterprises in connection with the transactions contemplated by the merger agreement, if the merger agreement is terminated by TenFold in order to enter into a definitive written agreement with respect to another acquisition proposal, or in circumstances where (x) the approval of the stockholders at the special meeting has not been obtained, (y)

a bona fide proposal to acquire TenFold has been made by any person other than Versata Enterprises prior to the special meeting of stockholders and (z) TenFold enters into an agreement with respect to an acquisition proposal by a person other than Versata Enterprises, or an acquisition transaction is consummated prior to the expiration of the twelve-month period following the termination of the merger agreement, and:

•	the merger has not been consummated by September 21, 2008;

•	TenFold’s stockholders fail to approve the merger at the special meeting;

•

our board fails to include in this proxy statement its recommendation that our stockholders vote in favor of adoption of the merger agreement, or withdraws or modifies in a manner adverse to Versata Enterprises its recommendation that our stockholders vote in favor of adoption of the merger agreement;

•

our board approves, endorses or recommends to our stockholders an acquisition proposal by any party other than Versata Enterprises or shall have entered into any letter of intent or similar document or any agreement, contract or commitment accepting an acquisition proposal;

•	our board fails to reject an acquisition proposal by any party other than Versata Enterprises within 15 business days following receipt of the written acquisition proposal;

•

a tender offer or exchange offer for our outstanding shares shall have been commenced (other than by Versata Enterprises or an affiliate) and our board recommends that our stockholders tender their shares in such tender or exchange offer or, within 10 business days after the commencement of such tender or exchange offer, our board fails to recommend against acceptance of such offer;

•	we willfully breach our obligations described above under “—No Solicitation”;

•

our board fails to reaffirm publicly and unconditionally its approval or recommendation of the merger agreement promptly (and in any event within five business days) after receipt of a written request to do so by Versata Enterprises; or

•

TenFold has breached or failed to perform any representation, warranty, covenant or agreement set forth in the merger agreement, which breach or failure to perform would result in the failure of a condition to Versata Enterprises’ obligation to effect the merger being satisfied and such breach or failure to perform shall not have been cured within 20 days following receipt by us of written notice of such breach or failure to perform from Verstata Enterprises.

Amendment and Waiver

The parties may amend the merger agreement at any time before or after approval of the matters presented in connection with the merger agreement by the stockholders of any party. However, after stockholder approval has been obtained, the parties may not amend the merger agreement without obtaining further approval by such stockholders if, by law, such amendment would require further stockholder approval. The merger agreement also provides that, at any time prior to the effective time of the merger, the parties may, to the extent permitted by law, extend the time for the performance of any obligations or other acts of the other parties, waive any inaccuracies in the representations and warranties in the merger agreement or any document delivered in connection therewith or waive compliance with any of the agreements or the conditions contained in the merger agreement.

Loan and Security Agreement

In connection with the merger agreement, TenFold has executed a $300,000 promissory note in favor of Versata Enterprises, effective March 21, 2008. The promissory note bears interest at 10% per annum and is due on the earlier to occur of September 21, 2008 or the termination of the merger agreement. Repayment of the note is secured by TenFold’s equipment and accounts receivable pursuant to a security agreement executed concurrently with the promissory note. Copies of the promissory note and the security agreement are set forth in Annex B and Annex C hereto.

Stockholder Agreement

Concurrently with the execution of the merger agreement, certain members of our board of directors, and entities affiliated with them, entered into a stockholder agreement with Versata Enterprises. As of March 21, 2008, such directors held collectively approximately 54% of our issued and outstanding capital stock, on an as-converted basis, and collectively had the right to vote 38,342,566 shares of our issued and outstanding capital stock, on an as-converted basis. See “Security Ownership of Certain Beneficial Owners and Management” on page [xx].

Agreement to Vote Shares

Among other things, the stockholder agreement provides that such directors must vote (or cause to be voted) their shares of capital stock in favor of adoption of the merger agreement and the related transactions at any stockholders meeting called for such purpose and must vote (or cause to be voted) their shares of our common stock against any other transaction or other action submitted to stockholders that would reasonably be expected to impede or delay the merger. The obligations of each director to vote his shares as specified above apply whether or not the merger is recommended by our board of directors. Each stockholder also granted Versata Enterprises an irrevocable proxy during the term of the stockholder agreement, and collectively, such proxies represent a number of shares greater than the number of shares required to approve the merger.

Other Covenants

In addition, each director agreed:

•	not to transfer or otherwise dispose of any of their shares or enter into any contract or arrangement to transfer or dispose of any of their shares; and

•	not to enter into any other voting agreements with respect to their shares that is inconsistent with the stockholder agreement.

Our directors also waived, to the fullest extent permitted by law, any rights they may have of appraisal for their shares or to dissent from the merger.

Termination

The stockholder agreement and the proxy granted pursuant to the stockholder agreement will terminate upon the earlier to occur of the effective time of the merger or the termination of the merger agreement pursuant to its terms.

APPRAISAL RIGHTS

Under Delaware law, you have the right to dissent from the merger and to receive payment in cash for the fair value of your shares of TenFold stock as determined by the Delaware Court of Chancery, together with interest, if any, as determined by the court, in lieu of the consideration you would otherwise be entitled to pursuant to the merger agreement. These rights are known as appraisal rights. Stockholders electing to exercise appraisal rights must comply with the provisions of Section 262 of Delaware law in order to perfect their rights.

The following is intended as a brief summary of the material provisions of the Delaware statutory procedures required to be followed by a stockholder in order to dissent from the merger and perfect appraisal rights. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Section 262 of Delaware law, the full text of which appears in Annex F to this proxy statement. Failure to precisely follow any of the statutory procedures set forth in Section 262 of Delaware law may result in a termination or waiver of your appraisal rights.

Section 262 requires that stockholders for whom appraisal rights are available be notified not less than 20 days before the stockholders’ meeting to vote on the merger that appraisal rights will be available. A copy of Section 262 must be included with such notice. This proxy statement constitutes our notice to TenFold’s stockholders of the availability of appraisal rights in connection with the merger in compliance with the requirements of Section 262. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 contained in Annex F to this proxy statement since failure to timely and properly comply with the requirements of Section 262 will result in the loss of your appraisal rights under Delaware law.

If you elect to demand appraisal of your shares, you must satisfy each of the following conditions:

•

You must deliver to us a written demand for appraisal of your shares before the vote with respect to the merger is taken. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or voting against the adoption and approval of the merger agreement and the merger. Voting against or failing to vote for the adoption and approval of the merger agreement and the merger by itself does not constitute a demand for appraisal within the meaning of Section 262;

•

You must not vote in favor of the adoption and approval of the merger agreement and the merger. A vote in favor of the adoption and approval of the merger agreement will constitute a waiver of your appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal. A proxy which does not contain voting instructions will, unless revoked, be voted in favor of the adoption and approval of the merger agreement. Therefore, a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the merger agreement or abstain from voting on the merger agreement

•

You must continue to hold your shares of TenFold stock through the effective date of the merger. Therefore, a holder of TenFold stock on the date the written demand for appraisal is made but who thereafter transfers the shares prior to the effective date of the merger will lose any right to appraisal with respect to such shares.

If you fail to comply with any of these conditions and the merger is completed, you will be entitled to receive the merger consideration, but you will have no appraisal rights with respect to your shares of TenFold stock.

All demands for appraisal should be addressed to Corporate Secretary, TenFold Corporation, 698 West 10000 South, Suite 200, South Jordan, Utah 84095, and must be delivered before the vote on the merger agreement is taken at the special meeting and should be executed by, or on behalf of, the record holder of the shares. The demand must reasonably inform us of the identity of the stockholder and the intention of the stockholder to demand appraisal of his, her or its shares.

To be effective, a demand for appraisal must be made by, or in the name of, such registered stockholder, fully and correctly, as the stockholder’s name appears on his or her stock certificate(s). Beneficial owners who do not also hold the shares of record may not directly make appraisal demands to us. The beneficial holder must, in such cases, have the registered owner, such as a broker, bank or other nominee, submit the required demand in respect of those shares. If shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made by or for the fiduciary; and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a broker, who holds shares as a nominee for others, may exercise his or her right of appraisal with respect to the shares held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares as to which appraisal is sought. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares held in the name of the record owner.

If you hold your shares in a brokerage account or in other nominee form and you wish to exercise appraisal rights, you should consult with your broker or the other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee.

Within 10 days after the effective time of the merger, the surviving corporation must give written notice that the merger has become effective to each stockholder who has properly filed a written demand for appraisal and who did not vote in favor of the merger agreement and the merger. At any time within 60 days after the effective time, any stockholder who has demanded an appraisal, and who has not commenced an appraisal proceeding or joined that proceeding as a named party, has the right to withdraw the demand and to accept the cash payment specified by the merger agreement for his or her shares; after this period, the stockholder may withdraw such demand for appraisal only with the consent of the surviving corporation. Within 120 days after the effective date of the merger, any stockholder who has complied with Section 262 will, upon written request to the surviving corporation, be entitled to receive a written statement setting forth the aggregate number of shares not voted in favor of the merger agreement and with respect to which demands for appraisal rights have been received and the aggregate number of holders of such shares. A person who is the beneficial owner of shares held in a voting trust or by a nominee on behalf of such person may, in such person’s own name, request from the corporation the statement described in the previous sentence. Such written statement will be mailed to the requesting stockholder within 10 days after such written request is received by the surviving corporation or within 10 days after expiration of the period for delivery of demands for appraisal, whichever is later. Within 120 days after the effective time, either the surviving corporation or any stockholder who has complied with the requirements of Section 262 and who is otherwise entitled to appraisal rights may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. A person who is the beneficial owner of TenFold shares held in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file such a petition. Upon the filing of the petition by a stockholder, service of a copy of such petition shall be made upon TenFold, as the surviving corporation. The surviving corporation has no obligation to file such a petition in the event there are dissenting stockholders. Accordingly, the failure of a stockholder to file such a petition within the period specified could nullify the stockholder’s previously written demand for appraisal. There is no present intent on the part of TenFold to file an appraisal petition, and stockholders seeking to exercise appraisal rights should not assume that TenFold will file such a petition or that TenFold will initiate any negotiations with respect to the fair value of such shares. Accordingly, stockholders who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262.

If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to the surviving corporation, the surviving corporation will then be obligated, within 20 days after receiving service of a copy of the petition, to provide the Delaware Court of Chancery with a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached by the surviving corporation. After notice to dissenting stockholders who demanded appraisal of their shares, the Delaware Court of Chancery is empowered to conduct a hearing upon the petition, and to determine those stockholders who have complied with Section 262 and who have become entitled to the appraisal rights provided thereby. The Delaware Court of Chancery may require the stockholders who have demanded appraisal for their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with that direction, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder.

After determination of the stockholders entitled to appraisal of their shares, the Delaware Court of Chancery will appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. When the value is determined, the Delaware Court of Chancery will direct the payment of such value, with interest thereon accrued during the pendency of the proceeding, if the Delaware Court of Chancery so determines, to the stockholders entitled to receive the same, upon surrender by such holders of the certificates representing those shares.

In determining fair value, and, if applicable, interest, the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “fair price obviously requires consideration of all relevant factors involving the value of a company.”

Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

You should be aware that the fair value of your shares as determined under Section 262 could be more than, the same as, or less than the value that you are entitled to receive under the terms of the merger agreement.

Costs of the appraisal proceeding may be imposed upon the surviving corporation and the stockholders participating in the appraisal proceeding by the Delaware Court of Chancery as the Court deems equitable in the circumstances. Upon the application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. Any stockholder who had demanded appraisal rights will not, after the effective time of the merger, be entitled to vote shares subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares, other than with respect to payment as of a record date prior to the effective time; however, if no petition for appraisal is filed within 120 days after the effective time of the merger, or if the stockholder delivers a written withdrawal of his or her demand for appraisal and an acceptance of the terms of the merger within 60 days after the effective time of the merger, then the right of that stockholder to appraisal will cease and that stockholder will be entitled to receive the cash payment for his, her or its shares pursuant to the merger agreement. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the prior approval of the Court, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just; provided, however, that any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party will maintain the right to withdraw its demand for appraisal and to accept the cash that such holder would have received pursuant to the merger agreement within 60 days after the effective date of the merger.

In view of the complexity of Section 262, stockholders who may wish to dissent from the merger and pursue appraisal rights should consult their legal advisors.

MARKET PRICE AND DIVIDEND DATA

TenFold common stock was quoted on the OTC Bulletin Board under the symbol “TENF.OB” The table below shows, for the periods indicated, the high and low prices for shares of TenFold common stock. These prices reflect inter-dealer quotations and may not represent actual transactions.

	High	Low
2006
First quarter	$0.45	$0.20
Second quarter	$0.50	$0.21
Third quarter	$0.32	$0.15
Fourth quarter	$0.41	$0.15
2007
First quarter	$0.57	$0.30
Second quarter	$0.51	$0.28
Third quarter	$0.36	$0.22
Fourth quarter	$0.34	$0.15
2008
First Quarter (through March 21, 2008)	$0.17	$0.03

The following table sets forth the closing sales price per share of TenFold common stock, as reported on the OTC Bulletin Board on March 21, 2008, the last full trading day before the public announcement of the proposed merger, and April 1, 2008, the last full trading day before TenFold’s common stock ceased to be traded on the OTC Bulletin Board pursuant to the filing of the Form 15 and the deregistration of TenFold’s common stock:

March 21, 2008	$0.04
April 1, 2008	$0.03

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information that has been provided to TenFold with respect to beneficial ownership of shares of TenFold’s capital stock as of February 29, 2008, for (i) each person who is known by TenFold to own beneficially more than five percent of the outstanding shares of common stock, (ii) each current director of TenFold, (iii) our named executive officers listed in the Summary Compensation Table and (iv) all current directors and executive officers of TenFold as a group.

Name and Address (1)	Shares of Common Stock (2)		Convertible Preferred, Warrants, Options Exercisable (3)	Total	Percent of Common Stock (4)
Robert W. Felton Trust c/o Robert W. Felton	3,421,737		15,317,271	18,739,008	29.1%

Jeffrey L. & Cassandra M. Walker(5)	13,194,800		3,750,000	16,944,800	32.0%

Walker Children’s Trust(6)	3,869,800		—	3,869,800	7.9%

Ralph W. Hardy, Jr.(7) c/o First Media TF Holdings, LLC 11400 Skipwith Lane Potomac, MD 20854	3,344,330		10,417,271	13,761,601	23.1%

First Media TF Holdings, LLC 11400 Skipwith Lane Potomac, MD 20854	3,340,330		9,677,271	13,017,601	22.1%

Jon M. Huntsman 500 Huntsman Way Salt Lake City, UT 84108	1,544,600		4,838,635	6,383,235	11.8%

Gary D. Kennedy(8) 36 South State Street Suite 1400 Salt Lake City, UT 84111	3,915,290		—	3,915,290	8.0%

Stephen H. Coltrin	—		2,741,806	2,741,806	5.3%

Nancy M. Harvey (9) c/o TenFold Corporation 698 West 10000 South, Suite 200 Salt Lake City, UT 84095	28,125		2,940,000	2,968,125	5.7%

Robert E. Parsons, Jr.	—		385,000	385,000	0.8%

Alexei Chadovich(10)	1,349		698,125	699,474	1.4%

Samer Diab	90,824		1,630,253	1,721,077	3.4%

Robert P. Hughes	81,403		763,750	845,153	1.7%

All directors and executive officers as a group (10 persons)	20,181,649	(5)	35,567,539	55,749,188	65.8%

(1)

Unless otherwise indicated, the address of each of the persons and entities listed in the table is the address of TenFold’s principal executive offices. The address of TenFold’s principal executive offices is 698 West 10000 South, Suite 200, South Jordan, Utah 84095.

(2)

The persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and except as indicated in the other footnotes to this table.

(3)

Consists of shares of common stock issuable upon conversion of convertible preferred stock and upon exercise of warrants and options held by that person that are currently convertible or exercisable on or before April 28, 2008 as follows: Robert W. Felton Trust – 6,451,514 shares from convertible preferred stock, 3,225,757 from warrants, 5,640,000 from options.

Jeffrey L. & Cassandra M. Walker – 3,750,000 from options

Ralph W. Hardy, Jr.(7) – 6,451,514 shares from convertible preferred stock, 3,225,757 from warrants, 740,000 from options

First Media TF Holdings, LLC – 6,451,514 shares from convertible preferred stock, 3,225,757 from warrants

Jon M. Huntsman – 3,225,757 shares from convertible preferred stock, 1,612,878 from warrants

Stephen H. Coltrin – 1,612,871 shares from convertible preferred stock, 806,435 from warrants, 322,500 from options

Nancy M. Harvey – 2,940,000 from options(9)

Robert E. Parsons, Jr. – 385,000 from options

Samer Diab – 741,919 shares from convertible preferred stock, 370,959 from warrants, 517,375 from options

Robert P. Hughes – 763,750 from options

(4)

Based on 49,150,296 shares of common stock outstanding as of February 29, 2008. In computing the percentage ownership by a person, shares of common stock issuable upon conversion of convertible preferred stock and exercise of warrants and options held by that person that are currently convertible or exercisable on or before April 28, 2008, are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(5)	Does not include 3,869,800 shares held by the Walker Children’s Trust.
(6)	The Walker Children’s Trust is an irrevocable trust in which Mr. Walker, Mr. Walker’s wife and Paul M. Ginsburg are co-trustees.
(7)

Includes the common stock held by First Media TF Holdings, LLC, a wholly-owned subsidiary of First Media Corporation, as well as the shares of common stock issuable upon conversion of convertible preferred stock and upon the exercise of warrants held by First Media TF Holdings, LLC, as shown in the table above. Mr. Hardy is a principal of First Media TF Holdings, LLC, and an officer, director, and stockholder of First Media Corporation. Mr. Hardy disclaims beneficial ownership of the common stock, convertible preferred stock, and warrants held by First Media TF Holdings, LLC, except to the extent of his pecuniary interest in such common stock, convertible preferred stock, and warrants.

(8)

Includes 143,594 shares owned by a limited liability company in which Mr. Kennedy is a co-managing member and as such exercises shared voting and investment power with respect to the shares. Mr. Kennedy disclaims beneficial ownership of the shares held by the limited liability company, except to the extent of his pecuniary interests in such shares. Information for Mr. Kennedy is to the best of TenFold’s knowledge based on reports filed with the SEC and a resignation agreement between the Company and Mr. Kennedy.

(9)

Nancy M. Harvey is the former President, Chief Executive Officer, and Chief Financial Officer of TenFold. She was also a director of TenFold until May 19, 2006, on which date she and the Company executed a Separation Agreement and Release. As of May 19, 2006, she owns 28,125 shares of common stock, and holds options to purchase 2,940,000 shares of common stock.

(10)	Mr. Chadovich is no longer employed by the Company.

To TenFold’s knowledge, none of the shares beneficially owned by its directors and executive officers are pledged as security.

Concurrently with the execution of the merger agreement, certain members of our board of directors, and entities affiliated with them, entered into a stockholder agreement with Versata Enterprises. Pursuant to the stockholder agreement, such directors, and affiliated entities, agreed to vote their shares of our capital stock in favor of adoption of the merger agreement and the related transactions at any stockholders meeting called for such purpose and to vote his shares of our capital stock against any other transaction or other action submitted to stockholders that would reasonably be expected to impede or delay the merger. Such directors also agreed not to transfer any of their shares of our common stock in contravention of their obligation to vote for adoption of the merger agreement. As of February 29, 2008, such directors held collectively approximately 54% of our issued and outstanding capital stock and had the right to vote 38,342,566 shares of our issued and outstanding capital stock.

PROPOSAL 2—ADJOURNMENT OF THE SPECIAL MEETING

If we fail to receive a sufficient number of votes to adopt the merger agreement, we may propose to adjourn the special meeting for a period of not more than 30 days for the purpose of soliciting additional proxies to adopt the merger agreement. We currently do not intend to propose adjournment at our special meeting if there are sufficient votes to adopt the merger agreement. If approval of the proposal to adjourn our special meeting for the purpose of soliciting additional proxies is submitted to our stockholders for approval, such approval requires the affirmative vote of a majority of the votes cast at the special meeting by holders of shares of TenFold capital stock, voting on an as-converted basis, present or represented by proxy and entitled to vote thereon.

FUTURE STOCKHOLDER PROPOSALS

If the merger is consummated, we will not have public stockholders and there will be no public participation in any future meetings of stockholders. However, if the merger is not completed, we expect to hold our 2008 annual meeting of stockholders, unless the Company winds-up its operations prior to the date of such meeting. If such meeting is held, stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act for inclusion in our proxy statement for our 2008 annual meeting should be sent to us at TenFold Corporation, 698 West 10000 South, Suite 200, South Jordan, UT 84095, Attention: Corporate Secretary, and we must receive such proposals not less than sixty days nor more than ninety days prior to such stockholder meeting, provided however that if less than seventy days notice or prior public disclosure is given to stockholders of the date of the meeting, then proposals must be mailed or delivered no later than the close of business ten days following the date that the notice of the meeting was mailed or public disclosure was made of the date of the meeting. All stockholder proposals must also meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in our proxy statement for our 2008 annual meeting of stockholders.

Stockholder proposals submitted outside the process of Rule 14a-8 under the Exchange Act should be sent to us at TenFold Corporation, 698 West 10000 South, Suite 200, South Jordan, UT 84095, Attention: Corporate Secretary, and must be received not less than sixty days nor more than ninety days prior to the stockholder meeting, provided however that if less than seventy days notice or prior public disclosure is given to stockholders of the date of the meeting, then stockholder proposals must be mailed or delivered no later than the close of business ten days following the date that the notice of the meeting was mailed or public disclosure was made of the date of the meeting to be considered timely under the Exchange Act.

HOUSEHOLDING OF PROXY STATEMENT

In accordance with Rule 14a-3(e)(l) under the Securities Exchange Act of 1934, as amended, one proxy statement will be delivered to two or more stockholders who share an address, unless we have received contrary instructions from one or more of the stockholders. We will deliver promptly upon written or oral request a separate copy of the proxy statement to a shareholder at a shared address to which a single copy of the proxy statement was delivered. Requests for additional copies of the proxy statement, and requests that in the future separate proxy statements be sent to shareholders who share an address, should be directed to TenFold Corporation, 698 West 10000 South, Suite 200, South Jordan, UT 84095, 801-495-1010 Attention: Corporate Secretary.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information at, or obtain copies of this information by mail from, the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room.

Our filings with the SEC are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at www.sec.gov.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the special meeting, please sign and date the enclosed proxy card and return it promptly in the envelope. Giving your proxy now will not affect your right to vote in person if you attend the meeting.

ANNEX A

AGREEMENT AND PLAN OF MERGER

by and among

VERSATA ENTERPRISES, INC.,

TFTX ACQUISITION, INC.

and

TENFOLD CORPORATION

Dated as of March 21, 2008

A-i

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE BUYER AND THE MERGER SUBSIDIARY		29

4.1	Organization, Standing and Power	29
4.2	Authority; No Conflict; Required Filings and Consents	29
4.3	Information Provided	30
4.4	Operations of the Merger Subsidiary	31

ARTICLE V CONDUCT OF BUSINESS		31

5.1	Covenants of the Company	31
5.2	Confidentiality	34

ARTICLE VI ADDITIONAL AGREEMENTS		34

6.1	No Solicitation	34
6.2	Proxy Statement	38
6.3	Stock Quotation	39
6.4	Access to Information	39
6.5	Stockholders Meeting	39
6.6	Legal Conditions to the Merger	40
6.7	Public Disclosure	41
6.8	Indemnification	41
6.9	Notification of Certain Matters	42
6.10	Service Credit	42
6.12	Termination of 401(k) Plan	43

ARTICLE VII CONDITIONS TO MERGER		43

7.1	Conditions to Each Party’s Obligation To Effect the Merger	43
7.2	Additional Conditions to Obligations of the Buyer and the Merger Subsidiary	44
7.3	Additional Conditions to Obligations of the Company	45

ARTICLE VIII TERMINATION AND AMENDMENT		45

8.1	Termination	45
8.2	Effect of Termination	47
8.3	Fees and Expenses	47
8.4	Amendment	48
8.5	Extension; Waiver	48

ARTICLE IX MISCELLANEOUS		48

9.1	Nonsurvival of Representations, Warranties and Agreements	48
9.2	Notices	48
9.3	Entire Agreement	49
9.4	No Third Party Beneficiaries	50
9.5	Assignment	50

A-ii

9.6	Severability	50
9.7	Counterparts and Signature	50
9.8	Interpretation	50
9.9	Governing Law	51
9.10	Remedies	51
9.11	Submission to Jurisdiction	51
9.12	Company’s Knowledge	51

A-iii

TABLE OF DEFINED TERMS

Term	Reference in Agreement
401(k) Plan	Section 6.11
Acquisition Proposal	Section 6.1(d)
Affiliate	Section 3.2(c)
Agreement	Preamble
Bankruptcy and Equity Exception	Section 3.4(a)
Business Day	Section 1.2
Buyer	Preamble
Buyer Common Stock	Section 4.2(c)
Buyer Disclosure Schedule	Article IV
Buyer Employee Plan	Section 6.10
Buyer Material Adverse Effect	Section 4.1
Certificate	Section 2.2(b)
Certificate of Merger	Section 1.1
Change in Company Recommendation	Section 6.5
Closing	Section 1.2
Closing Date	Section 1.2
Code	Section 2.2(f)
Company	Preamble
Company Balance Sheet	Section 3.5(b)
Company Board	Section 3.4(a)
Company Common Stock	Section 2.1(b)
Company Disclosure Schedule	Article III
Company Employee Plans	Section 3.15(a)
Company Facilities	Section 3.9(b)
Company Intellectual Property	Section 3.11(b)
Company Leases	Section 3.9(b)
Company Material Adverse Effect	Section 3.1
Company Material Contracts	Section 3.12(a)
Company Meeting	Section 3.4(d)
Company Permits	Section 3.17
Company Preferred Stock	Section 3.2(a)
Company Products	Section 3.11(e)
Company SEC Reports Company Securities	Section 3.5(a) Section 3.2(b)
Company Software	Section 3.11(i)
Company Stockholder Agreement	Preamble
Company Stockholder Approval	Section 3.4(a)
Company Voting Proposal	Section 3.4(a)
Company’s Knowledge	Section 9.12
Confidentiality Agreement	Section 5.2
Contaminated	Section 3.14(e)
Continuing Employees	Section 6.10
Contract	Section 3.4(b)

A-iv

Term	Reference in Agreement
Dissenting Shares	Section 2.4(a)
DGCL	Preamble
Effective Time	Section 1.1
Employee Benefit Plan	Section 3.15(a)
Environmental Law	Section 3.14(c)
ERISA	Section 3.15(a)
ERISA Affiliate ESPP	Section 3.15(a) Section 2.1(d)
Exchange Act	Section 3.4(c)
Exchange Agent	Section 2.2(a)
Exchange Fund	Section 2.2(a)
GAAP	Section 3.5(b)
Governmental Entity	Section 3.4(c)
Hazardous Material Indebtedness	Section 3.14(d) Section 3.6
Indemnified Parties	Section 6.8(b)
Intellectual Property	Section 3.11(a)
International Employee Plan	Section 3.15(k)
IRS	Section 3.8(b)
Laws	Section 3.4(b)
Liens	Section 3.4(b)
Maximum Premium	Section 6.8(b)
Merger	Preamble
Merger Consideration	Section 2.1(c)
Merger Subsidiary	Preamble
Open Source Code	Section 3.11(h)
Option	Section 2.1(d)
Option Consideration	Section 2.3(b)
Ordinary Course of Business	Section 3.6
Outside Date	Section 8.1(b)
person	Section 3.2(b)
Pre-Closing Period	Section 5.1
Preferred Stock Consideration	Section 2.1©
Proxy Statement	Section 3.5(c)
Real Estate	Section 3.9(a)
Required Company Stockholder Vote	Section 3.4(d)
Representatives	Section 6.1(a)
SEC	Section 3.4(c)
Section 6.1 Notice	Section 6.1(b)
Securities Act	Section 3.2(a)
Significant Customer	Section 3.24
Specified Events	Section 3.16(b)
Specified Time	Section 6.1(a)
Stock Plans	Section 2.1(d)
Subsidiary	Section 3.3

A-v

Term	Reference in Agreement
Superior Proposal	Section 6.1(d)
Surviving Corporation	Section 1.3
Tax Returns	Section 3.8(a)
Taxes	Section 3.8(a)
Third Party Intellectual Property	Section 3.11(b)
WARN Act	Section 3.18(b)
Warrant	Section 2.1(e)
Warrant Consideration	Section 2.1(e)

A-vi

INDEX OF EXHIBITS

Exhibit A	Promissory Note

Exhibit B	Company Stockholder Agreement

A-vii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is entered into as of March 21, 2008, by and among Versata Enterprises, Inc., a Delaware corporation (the “Buyer”), TFTx Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of the Buyer (the “Merger Subsidiary”), and TenFold Corporation, a Delaware corporation (the “Company”).

WHEREAS, the Boards of Directors of the Buyer and the Company deem it advisable and in the best interests of each corporation and their respective stockholders that the Buyer acquire the Company subject to adoption of this Agreement by the stockholders of the Company;

WHEREAS, the Boards of Directors of the Buyer and the Company have approved the Merger and the other transactions contemplated hereby and the Board of Directors of the Company has determined (i) that the consideration to be received in the Merger by the Company’s stockholders is fair to such stockholders, and (ii) to recommend approval and adoption of this Agreement and the transactions contemplated hereby by the stockholders of the Company;

WHEREAS, the acquisition of the Company shall be effected through a merger (the “Merger”) of the Merger Subsidiary with and into the Company in accordance with the terms of this Agreement and the Delaware General Corporation Law (the “DGCL”), as a result of which the Company shall become a wholly-owned subsidiary of the Buyer;

WHEREAS, concurrently with the execution of this Agreement, the Buyer has agreed that on the date hereof, it will lend to the Company $300,000 to support the on-going business operations of the Company between the date of this Agreement and the Effective Time, and in connection therewith the Company has agreed to execute a promissory note, dated as of the date of this Agreement, in the form attached hereto as Exhibit A; and

WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to the Buyer’s willingness to enter into this Agreement, the stockholders of the Company whose names are listed on Schedule A, have each entered into a stockholder voting agreement (the “Company Stockholder Agreement”), dated as of the date of this Agreement, in the form attached hereto as Exhibit B, pursuant to which each such stockholder has, among other things, agreed to vote all of the shares of voting capital stock of the Company that such stockholder owns in favor of the Company Voting Proposal (as defined below).

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Buyer, the Merger Subsidiary and the Company agree as follows:

ARTICLE I

THE MERGER

1.1 Effective Time of the Merger. Subject to the provisions of this Agreement, prior to the Closing, the Buyer and the Company shall jointly prepare and, promptly following the Closing, the Surviving Corporation shall cause to be filed with the Secretary of State of the State of Delaware, a certificate of merger (the “Certificate of Merger”) in such form as is required by, and executed by the Company in accordance with, the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL. The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or at such later time as is established by the Buyer and the Company and set forth in the Certificate of Merger (the “Effective Time”).

1.2 Closing. Unless this Agreement is earlier terminated pursuant to Article VIII hereof, the closing of the Merger (the “Closing”) shall take place at 10:00 a.m., Central time, on a date to be specified by the Buyer and the Company (the “Closing Date”), which shall be no later than the second Business Day after satisfaction or waiver of the conditions set forth in Article VII (other than delivery of items to be delivered at the Closing and other than satisfaction of those conditions that by their nature are to be satisfied at the Closing, it being understood that the occurrence of the Closing shall remain subject to the delivery of such items and the satisfaction or waiver of such conditions at the Closing), at the Austin, Texas offices of Haynes and Boone, LLP located at 600 Congress Avenue, Suite 1300, Austin, Texas 78701, unless another date, place or time is agreed to in writing by the Buyer and the Company. For purposes of this Agreement, a “Business Day” shall be any day other than (a) a Saturday or Sunday or (b) a day on which banking institutions located in Austin, Texas are permitted or required by Law, executive order or governmental decree to remain closed.

1.3 Effects of the Merger. At the Effective Time (a) the separate existence of the Merger Subsidiary shall cease and the Merger Subsidiary shall be merged with and into the Company with the Company continuing as the surviving corporation in such merger as a directly, wholly-owned subsidiary of the Buyer (the Company following the Merger is sometimes referred to herein as the “Surviving Corporation”) and (b) the Certificate of Incorporation of the Surviving Corporation shall be amended and restated to read the same as the Certificate of Incorporation of the Merger Subsidiary, as in effect immediately prior to the Effective Time, until further amended in accordance with the DGCL. In addition, subject to Section 6.8(b) hereof, the Buyer shall cause the By-laws of the Surviving Corporation to be amended and restated in their entirety so that, immediately following the Effective Time, they are identical to the By-laws of the Merger Subsidiary as in effect immediately prior to the Effective Time, except that all references to the name of the Merger Subsidiary therein shall be changed to refer to the name of the Company, and, as so amended and restated, such By-laws shall be the By-laws of the Surviving Corporation, until further amended in accordance with the DGCL. The Merger shall have the effects set forth in Section 259 of the DGCL.

1.4 Directors and Officers of the Surviving Corporation.

(a) The directors of the Merger Subsidiary immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation.

(b) The officers of the Merger Subsidiary immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation.

ARTICLE II

CONVERSION OF SECURITIES

2.1 Conversion of Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the Company, the Merger Subsidiary or the holder of any shares of the capital stock of the Company or capital stock of the Merger Subsidiary:

(a) Common Stock of the Merger Subsidiary. Each share of the common stock of the Merger Subsidiary issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully-paid and nonassessable share of common stock, $0.01 par value per share, of the Surviving Corporation so that, after the Effective Time, Buyer shall be the holder of all the issued and outstanding shares of capital stock of the Surviving Corporation. Each stock certificate evidencing ownership of any such shares of common stock of the Merger Subsidiary shall thereafter evidence ownership of an equivalent number of shares of common stock of the Surviving Corporation.

(b) Cancellation of Treasury Stock and Buyer-Owned Stock. Each share of common stock, par value $0.001 per share, of the Company (“Company Common Stock”) and each share of preferred stock, par value $0.001 per share, of the Company (“Company Preferred Stock”) that are owned by the Company (or held in the Company’s treasury) and any shares of Company Common Stock or Company Preferred Stock owned by the Buyer, the Merger Subsidiary or any other wholly-owned Subsidiary of the Buyer immediately prior to the Effective Time shall be cancelled and shall cease to exist and no cash, stock of the Buyer or other consideration shall be delivered or deliverable in exchange therefor.

(c) Conversion of Company Common Stock and Company Preferred Stock.

(i) Subject to the provisions of this Section 2.1, each share of Company Common Stock, other than shares canceled pursuant to Section 2.1(b) and other than Dissenting Shares (as defined below), issued and outstanding immediately prior to the Effective Time shall by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive $0.0400092 per share in cash (the “Merger Consideration”), payable without interest, to the holder of such share, upon surrender, in the manner provided in Section 2.2, of a certificate formerly evidencing such share.

(ii) Subject to the provisions of this Section 2.1, each share of Preferred Stock, other than shares canceled pursuant to Section 2.1(b), issued and outstanding immediately prior to the Effective Time shall by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive $0.5418793 per share in cash (the “Preferred Stock Consideration”), payable without interest, to the holder of such share, upon surrender, in the manner provided in Section 2.2, of a certificate formerly evidencing such share.

(d) Treatment of Stock Options and Other Employee Equity Rights.

(i) (A) The Company, in consultation with the Buyer, shall take commercially reasonable action to cause the termination or cancellation of each outstanding option to acquire Company Common Stock held by any Company employee or by any other person (each, an “Option”) granted or assumed under the 1993 Flexible Stock Incentive Plan, whether or not exercisable, immediately prior to the Effective Time. Prior to the Effective Time, the vesting of all such Options that remains outstanding and unexercised as of the Effective Time shall accelerate such that the same shall be 100% exercisable at such time, and the holder of any such Option that remains outstanding and unexercised as of the Effective Time shall be entitled to receive as soon as practicable after the Effective Time from the Surviving Corporation following the Merger in consideration for the cancellation or exercise of such Option an amount in cash equal to the product of (1) the number of shares of Company Common Stock subject to each such Option and (2) the excess, if any, of the Merger Consideration per share over the exercise price per share of Company Common Stock subject to such Option (collectively, the “Option Consideration”) (it being understood that if any such exercise price exceeds the Merger Consideration per share, the amount payable in respect of such Option shall be zero), reduced by the amount of any withholding or other Taxes required by Law to be withheld. (B) Prior to the Effective Time, the Company shall cause the administrator of the 1999 Stock Plan and the 2000 Employee Stock Option Plan (collectively with the 1993 Flexible Stock Incentive Plan, the “Stock Plans”) to accelerate the vesting of all Options granted or assumed by the Company under such Stock Plans such that the same shall be 100% exercisable at such time. At the Effective Time, (1) all such Options shall be terminated pursuant to such Stock Plans, (2) each holder of any such Option that remains outstanding and unexercised as of the Effective Time shall be entitled to receive as soon as practicable after the Effective Time from the Surviving Corporation following the Merger an amount in cash equal to the Option Consideration, if any, reduced by the amount of any withholding or other Taxes required by Law to be withheld, and (3) no later than 5 days prior to Closing, the Company shall cause the administrator to notify the holders of such Options of such facts. The Surviving Corporation hereby confirms that it does not agree to assume or substitute an equivalent option or right with respect to outstanding Options granted or assumed by the Company under the 1999 Stock Plan and the 2000 Employee Stock Option Plan or any other Stock Plan.

(ii) The rights of participants in the 1999 Employee Stock Purchase Plan (the “ESPP“) with respect to any offering period underway immediately prior to the Effective Time under the ESPP shall be determined by treating the last Business Day prior to the Effective Time as the last day of such offering period and by making such other pro-rata adjustments as may be necessary to reflect the shortened offering period but otherwise treating such shortened offering period as a fully effective and completed offering period for all purposes under the ESPP. Prior to the Effective Time, the Company shall terminate the ESPP effective as of the Effective Time and take all other actions (including, if appropriate, amending the terms of the ESPP) that are necessary to give effect to the transactions contemplated by this Section 2.1(d)(ii).

(iii) The Company shall take all such action and provide all such notices as is necessary prior to the Effective Time to, effective as of the Effective Time, terminate all Stock Plans.

(e) Treatment of Warrants. Each warrant to purchase shares of Company Common Stock that is outstanding as of the Effective Time (each, a “Warrant”) shall be converted at the Effective Time into the right to receive a cash amount, if any, equal to the Warrant Consideration (as defined below) for each share of Company Common Stock then subject to such Warrant. Prior to the Effective Time, the Company shall take all necessary action and timely provide all notices to effect the conversion of such Warrants as contemplated by this Section 2.1(f). Promptly following the Effective Time, the Company shall deposit in a bank account an amount of cash, if any, equal to the sum of the aggregate Warrant Consideration for each such Warrant then outstanding (subject to any applicable withholding Tax), together with instructions that such cash be promptly distributed following the Effective Time to the holders of such Warrants in accordance with this Section 2.1(e). For purposes of this Agreement, “Warrant Consideration” means, with respect to any share of Company Common Stock issuable under a particular Warrant, an amount equal to the excess, if any, of: (i) the Merger Consideration per share of Company Common Stock, over (ii) the exercise price payable in respect of such share of Company Common Stock issuable under such Warrant (it being understood that if the exercise price payable in respect of such share of Company Common Stock issuable under such Warrant exceeds the Merger Consideration per share, the Warrant Consideration in respect of such Warrants shall be zero).

(f) Adjustments to Merger Consideration. The Merger Consideration shall be appropriately adjusted to reflect fully the effect of any reclassification, stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Company Common Stock), reorganization, recapitalization or other like change with respect to Company Common Stock or Company Preferred Stock occurring (or for which a record date is established) after the date hereof and prior to the Effective Time.

2.2 Exchange of Certificates. The procedures for exchanging outstanding shares of Company Common Stock for the Merger Consideration and outstanding shares of Company Preferred Stock for the Preferred Stock Consideration pursuant to the Merger are as follows:

(a) Exchange Agent. At or prior to the Effective Time, the Buyer shall deposit or cause to be deposited with Computershare Trust or another bank or trust company selected by the Buyer and reasonably acceptable to the Company (the “Exchange Agent”), for the benefit of the holders of shares of Company Common Stock and Company Preferred Stock outstanding immediately prior to the Effective Time, for payment through the Exchange Agent in accordance with this Section 2.2, cash in an amount sufficient to make payment of the Merger Consideration and Preferred Stock Consideration pursuant to Section 2.1(c) in exchange for all of the outstanding shares of Company Common Stock and Company Preferred Stock (the “Exchange Fund”).

(b) Exchange Procedures. As soon as reasonably practicable, the Buyer shall cause the Exchange Agent to mail to each holder of record of a certificate which immediately prior to the Effective Time represented outstanding shares of Company Common Stock or Company Preferred Stock (each, a “Certificate”) (i) a letter of transmittal in customary form and (ii) instructions for effecting the surrender of the Certificates in exchange for the Merger Consideration or Preferred Stock Consideration (as the case may be) payable with respect thereto. The Buyer shall, to the extent reasonably requested by the Company, assist the Company in developing arrangements for the delivery of such materials to such holders of record prior to Closing in order to facilitate the payment of Merger Consideration to such shareholders immediately following the Effective Time. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be paid promptly in exchange therefor cash in an amount equal to the Merger Consideration or Preferred Stock Consideration that such holder has the right to receive pursuant to the provisions of this Article II, and the Certificate so surrendered shall immediately be cancelled. In the event of a transfer of ownership of Company Common Stock or Company Preferred Stock which is not registered in the transfer records of the Company, the Merger Consideration or Preferred Stock Consideration may be paid to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration or Preferred Stock Consideration, as the case may be, as contemplated by this Section 2.2.

(c) No Further Ownership Rights in Company Common Stock and Company Preferred Stock. All Merger Consideration and Preferred Stock Consideration paid upon the surrender for exchange of Certificates evidencing shares of Company Common Stock and Company Preferred Stock in accordance with the terms hereof shall be deemed to have been paid in satisfaction of all rights pertaining to such shares of Company Common Stock and Company Preferred Stock, and from and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock and Company Preferred Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be cancelled and exchanged as provided in this Article II.

(d) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of Company Common Stock and Company Preferred Stock for one hundred twenty (120) days after the Effective Time shall be delivered to the Buyer, upon demand, and any holder of Company Common Stock or Company Preferred Stock who has not previously complied with this Section 2.2 shall be entitled to receive only from the Buyer payment of its claim for Merger Consideration or Preferred Stock Consideration, as the case may be.

(e) No Liability. To the extent permitted by applicable Law, none of the Buyer, the Merger Subsidiary, the Company, the Surviving Corporation or the Exchange Agent shall be liable to any holder of shares of Company Common Stock or Company Preferred Stock delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law (as defined below).

(f) Withholding Rights. Each of the Buyer, the Surviving Corporation and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the “Code”), or any other applicable state, local or foreign tax Law. To the extent that amounts are so withheld by the Surviving Corporation, the Exchange Agent or the Buyer, as the case may be, such withheld amounts (i) shall be remitted by the Buyer or the Surviving Corporation, as the case may be, to the applicable Governmental Entity (as defined below), and (ii) shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made.

(g) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration or Preferred Stock Consideration deliverable in respect thereof pursuant to this Agreement. If any person shall exercise an Option and is thereby entitled to receive a Certificate from the Company’s transfer agent, but has not yet received a Certificate prior to Closing, the Company’s transfer agent shall provide such Certificate directly to the Exchange Agent and shall inform the Exchange Agent that such person is to receive a letter of transmittal.

2.3 Dissenting Shares.

(a) Notwithstanding anything to the contrary contained in this Agreement, shares of Company Common Stock held by a holder who has made a demand for appraisal of such shares of Company Common Stock in accordance with the DGCL (any such shares being referred to as “Dissenting Shares” until such time as such holder fails to perfect or otherwise loses such holder’s appraisal rights under the DGCL with respect to such shares) shall not be converted into or represent the right to receive Merger Consideration in accordance with Section 2.1, but shall be entitled only to such rights as are granted by the DGCL to a holder of Dissenting Shares.

(b) If any Dissenting Shares shall lose their status as such (through failure to perfect or otherwise), then, as of the later of the Effective Time or the date of loss of such status, such shares shall automatically be converted into and shall represent only the right to receive Merger Consideration in accordance with Section 2.1, without interest thereon, upon surrender of the Certificate formerly representing such shares in accordance with Section 2.2.

(c) The Company shall give the Buyer: (i) prompt written notice of any written demand for appraisal received by the Company prior to the Effective Time pursuant to the DGCL, any withdrawal of any such demand and any other demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to the DGCL that relate to such demand; and (ii) the opportunity to participate in all negotiations and proceedings with respect to any such demand, notice or instrument. The Company shall not make any payment or settlement offer prior to the Effective Time with respect to any such demand, notice or instrument unless the Buyer shall have given its written consent to such payment or settlement offer.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Buyer and the Merger Subsidiary that the statements contained in this Article III are true and correct, except as set forth in the disclosure schedule delivered by the Company to the Buyer and the Merger Subsidiary and dated as of the date of this Agreement (the “Company Disclosure Schedule”).

3.1 Organization, Standing and Power. The Company is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted. The Company is duly qualified to do business and, where applicable as a legal concept, is in good standing as a foreign corporation in each jurisdiction in which the character of the properties and assets it owns, operates or leases or the nature of its activities makes such qualification necessary, except for such failures to be so qualified or in good standing, individually or in the aggregate, that do not have and could not reasonably be expected to have a Company Material Adverse Effect (as defined below). The Company has delivered to the Buyer a true, correct and complete copy of the certificate of incorporation and by-laws of the Company. The Company is not in violation of any of the provisions of the Company’s certificate of incorporation or by-laws. For purposes of this Agreement, the term “Company Material Adverse Effect” means any materially adverse change, event, circumstance or development with respect to or material adverse effect on the business, properties, assets (tangible or intangible), liabilities (including contingent liabilities), condition (financial or otherwise), prospects or results of operations of the Company (or the Surviving Corporation), or that would reasonably be expected to, directly or indirectly, prevent or materially impair or delay the ability of the Company to perform its obligations hereunder or consummate the transactions contemplated by this Agreement; provided, however, that none of the following shall constitute, or shall be considered in determining whether there has occurred, a Company Material Adverse Effect:

(a) changes that are the result of economic factors affecting the national, regional or world economy or acts of war or terrorism (which changes in each case do not disproportionately affect the Company to any material extent);

(b) changes that are the result of factors generally affecting the industries or markets in which the Company operates (which changes in each case do not disproportionately affect the Company to any material extent);

(c) any adverse change, effect or circumstance arising out of or resulting from any cancellation or delay in customer orders or any loss of customers resulting from the public announcement of the agreement of the Buyer to acquire the Company, including the identity of the Buyer;

(d) changes in any Laws or generally accepted accounting principles or the interpretation thereof;

(e) any action taken pursuant to or in accordance with this Agreement or at the request of the Buyer;

(f) any failure by the Company to meet any external analyst estimates of revenues or earnings for any period ending on or after the date of this Agreement and prior to the Closing, in and of itself;

(g) a decline in the market price of the Company Common Stock, in and of itself; or

(h) any increase in accounts payable or accrued liabilities or any decline in the Company’s cash arising from the payment of Company expenses, in each case incurred in the Ordinary Course of Business or in connection with the Merger, or any decrease in Company sales (including existing and prospective sales), customers or employees as may reasonably be expected to occur as a result of the Company’s reduced staffing since January 2008 or its present prospect of winding up operations in the event that this Agreement is terminated prior to Closing.

3.2 Capitalization.

(a) The authorized capital stock of the Company consists of 220,000,000 shares of Company Common Stock and 4,000,000 shares of Company Preferred Stock, all of which are designated Convertible Preferred Class A Stock. As of the date of this Agreement, (i) 49,150,296 shares of Company Common Stock are issued and outstanding, (ii) 0 shares of Company Common Stock are held in the treasury of the Company, (iii) 21,335,546 shares of Company Common Stock are issuable upon the exercise of outstanding Options or payment of other outstanding equity or equity-based awards, granted under the Stock Plans, and 33,328,066 shares of Company Common Stock are reserved for issuance in connection with the Stock Plans (including shares reserved in connection with the outstanding Options or payment of other outstanding equity or equity-based awards, including dividend equivalents, granted under the Stock Plans); and (iv) 12,270,803 shares of Company Common Stock are issuable upon the exercise of 12,270,803 outstanding Warrants pursuant to the warrant agreements listed in Section 3.2(a) of the Company Disclosure Schedule and previously delivered in complete and correct form to the Buyer. As of the date of this Agreement, 1,630,449 shares of Company Preferred Stock are issued or outstanding. The Company has not made any adjustments pursuant to the anti-dilution provisions of any of the Company Preferred Stock, Options or Warrants. All of the outstanding equity securities of the Company have been offered and issued in compliance with all applicable securities Laws, including the Securities Act of 1933 (the “Securities Act”) and “blue sky” Laws. All outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive (or similar) rights. All outstanding shares of Company Preferred Stock have been duly authorized and validly issued and are fully paid and nonassessable. No shares of Company Common Stock or Company Preferred Stock are unvested or subject to a repurchase option, risk of forfeiture or other similar condition under any applicable restricted stock purchase agreement or other Contract with the Company.

(b) Section 3.2(b) of the Company Disclosure Schedule sets forth a list, as of the close of business on March 20, 2008, of all outstanding Options, equity or equity-based awards granted under the Stock Plans or otherwise, including dividend equivalents, and all outstanding Warrants, and for each, as applicable: (A) the name of the applicable Stock Plan or other relevant agreement pursuant to which such Option or Warrant was granted, assumed or issued; (B) the number of shares of Company Common Stock subject thereto; (C) the date of grant or issuance; (D) the expiration date; (E) the exercise price thereof; (F) the name of the holder thereof; (G) the number of Options that are vested; (H) the applicable vesting and acceleration provisions and (I) if any equity-based award or dividend right, a description of the terms thereof. True and complete copies of all instruments (or the forms of such instruments) referred to in this section have been furnished to the Buyer. All Stock Plans (including all amendments requiring approval) have been duly approved by the Company’s stockholders to the extent such approval is required under applicable Law. All shares of Company Common Stock subject to issuance in connection with the exercise of outstanding Options or Warrants or payment of other outstanding equity or equity-based awards, including dividend equivalents, granted under the Stock Plans or otherwise, upon issuance on the terms and conditions specified in the Stock Plans or other relevant Contract (as defined below) pursuant to which such Option or Warrant was granted, assumed or issued, will be duly authorized, validly issued, fully paid and non-assessable and free of preemptive (or similar) rights. Except (i) as set forth above or (ii) as a result of the exercise of the outstanding Options or Warrants or payment of other outstanding equity or equity-based awards granted under the Stock Plans, including dividend equivalents, in each case granted prior to the date hereof and listed in Section 3.2(b) of the Company Disclosure Schedule, there are outstanding (a) no shares of capital stock or other voting securities of the Company, (b) no securities of the Company convertible into or exchangeable or exercisable for shares of capital stock or voting securities of the Company, (c) no options, warrants or other rights to acquire from the Company, and no obligation of the Company to issue, any capital stock or voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of the Company, and (d) no equity equivalents, interests in the ownership or earnings of the Company or other similar rights ((a)-(d) collectively referred to as, “Company Securities”). There are no obligations, contingent or otherwise, of the Company to repurchase, redeem or otherwise acquire any Company Securities. Except as set forth in Section 3.2(b) of the Company Disclosure Schedule, the Company is not a party to any stockholders’ agreement, voting trust agreement or registration rights agreement relating to Company Securities or any other Contract relating to disposition, voting or dividends with respect to any Company Securities or granting to any person or group of persons the right to elect, or to designate or nominate for election, a director to the Company Board (as defined below). All dividends on the Company Common Stock or Company Preferred Stock that have been declared or have accrued prior to the date of this Agreement have been paid in full. As used in this Agreement, the term “person” shall mean any individual, corporation, company, partnership (limited or general), limited liability company, joint venture, association, trust, unincorporated organization or other business entity or “group” (as defined in the Exchange Act).

(c) All actions to be taken by the Company prior to the Effective Time pursuant to Sections 2.1(d) and (e) are permitted pursuant to the terms of the Stock Plans and the Warrants. The terms of the ESPP permit the transactions contemplated by Section 2.1(d) and the termination of the ESPP contemplated by this Agreement.

3.3 Subsidiaries. The Company has no Subsidiaries and, except as set forth in Section 3.3 of the Company Disclosure Schedule, never has had any Subsidiaries. For purposes of this Agreement, the term “Subsidiary” means, with respect to any party, any corporation, partnership, trust, limited liability company or other non-corporate business enterprise in which such party (or another Subsidiary of such party) holds stock or other ownership interests representing or otherwise having the power to control (A) more than 50% of the voting power of all outstanding stock or ownership interests of such entity or (B) the right to receive more than 50% of the net assets of such entity available for distribution to the holders of outstanding stock or ownership interests upon a liquidation or dissolution of such entity.

3.4 Authority; No Conflict; Required Filings and Consents.

(a) The Company has all requisite corporate power and authority to enter into this Agreement and, subject to the adoption of this Agreement (the “Company Voting Proposal”) by the Company’s stockholders under the DGCL (the “Company Stockholder Approval”), to consummate the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, the Board of Directors of the Company (the “Company Board”), at a meeting duly called and held, (i) determined that the Merger is fair and in the best interests of the Company and its stockholders, (ii) approved this Agreement and declared its advisability in accordance with the provisions of the DGCL, (iii) directed that this Agreement be submitted to the stockholders of the Company for their adoption and resolved to recommend that the stockholders of the Company vote in favor of the adoption of this Agreement, and (iv) to the extent necessary, adopted a resolution having the effect of causing the Company not to be subject to any state takeover Law or similar Law that might otherwise apply to the Merger and any other transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement by the Company have been duly authorized by all necessary corporate action on the part of the Company, subject only to the required receipt of the Company Stockholder Approval. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles (the “Bankruptcy and Equity Exception”).

(b) Except as set forth in Section 3.4(b) of the Company Disclosure Schedule, the execution and delivery of this Agreement by the Company does not, and the consummation by the Company of the transactions contemplated by this Agreement shall not, (i) conflict with, or result in any violation or breach of, any provision of the Certificate of Incorporation or By-laws of the Company, (ii) conflict with, or result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit) under, require a consent or waiver under, constitute a change in control under, require the payment of a penalty under or result in the imposition of any mortgage, security interest, claim, pledge, lien, charge, encumbrance, easement, conditional sale or other title retention agreement, covenant or similar restriction or right (“Liens”) on the Company’s assets under, any of the terms, conditions or provisions of any contract (written or oral), obligation, undertaking, arrangement, commitment, note, bond, mortgage, indenture, agreement, lease, license or other instrument or agreement

(each, a “Contract”) to which the Company is a party or by which any of them or any of their properties or assets may be bound, including, without limitation, any Company Material Contract (as defined in Section 3.12), or (iii) subject to obtaining the Company Stockholder Approval and compliance with the requirements specified in clauses (i) through (vi) of Section 3.4(c), conflict with or violate any permit, concession, franchise, license, judgment, injunction, order, decree, statute, law, ordinance, rule or regulation (collectively, “Laws”) applicable to the Company or any of its properties or assets, except in the case of clauses (ii) and (iii) of this Section 3.4(b) for any such conflicts, violations, breaches, defaults, terminations, cancellations, accelerations, losses, penalties or Liens, and for any consents or waivers not obtained, that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect. The Company is not, and will not be, required to give any notice to or obtain any consent, waiver, authorization or approval under any Company Material Contract in connection with the execution and delivery of this Agreement or the consummation or performance of the transactions contemplated hereby.

(c) No consent, approval, license, permit, order or authorization of, or registration, declaration, notice or filing with, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority, agency or instrumentality (each, a “Governmental Entity”) or any stock market or stock exchange on which shares of Company Common Stock are listed for trading is required by or with respect to the Company in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated by this Agreement, except for (i) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate corresponding documents with the appropriate authorities of other states in which the Company is qualified as a foreign corporation to transact business, (ii) the filing of the Proxy Statement with the Securities and Exchange Commission (the “SEC”) in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (iii) the filing of such reports, forms, schedules or materials under Sections 13 or 16 of or Rules 14a-12, 12g-4(a)(i) or 12h-3(a)(i) under the Exchange Act and materials under Rule 165 and Rule 425 under the Securities Act as may be required in connection with this Agreement and the transactions contemplated hereby, (iv) any necessary filings, procedures and approvals with respect to governmental Contracts listed in Section 3.4(c) of the Company Disclosure Schedule, (v) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities Laws, and (vi) such other consents, approvals, licenses, permits, orders, authorizations, registrations, declarations, notices and filings which, if not obtained or made, would not be reasonably likely to have a Company Material Adverse Effect.

(d) The affirmative vote for adoption of the Company Voting Proposal by the holders of at least a majority of the outstanding shares of Company Common Stock (including the Company Preferred Stock on an as-converted basis) on the record date for the meeting of the Company’s stockholders (the “Company Meeting”) to consider the Company Voting Proposal (the “Required Company Stockholder Vote”) is the only vote of the holders of any class or series of the Company’s capital stock or other securities necessary for the adoption of this Agreement and for the consummation by the Company of the other transactions contemplated by this Agreement. There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote.

3.5 SEC Filings; Financial Statements; Information Provided. (a) Except as set forth on Section 3.5 of the Company Disclosure Schedule, the Company has filed and furnished all registration statements, forms, reports and other documents required to be filed or furnished by the Company with the SEC. All such registration statements, forms, reports and other documents (including those that the Company may file after the date hereof until the Closing) are referred to herein as the “Company SEC Reports.” Except as set forth on Section 3.5 of the Company Disclosure Schedule, the Company SEC Reports (i) were or will be filed on a timely basis, (ii) comply, or will comply when filed, in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports, and (iii) do not or will not at the time filed contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Company SEC Reports or necessary in order to make the statements in such Company SEC Reports, in the light of the circumstances under which they were made, not misleading.

(b) Each of the financial statements (including, in each case, any related notes and schedules) contained or to be contained in the Company SEC Reports (i) complied or will comply in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) were or will be prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim financial statements, as permitted by the SEC on Form 10-Q under the Exchange Act), (iii) fairly presented or will fairly present in all material respects in accordance with GAAP the financial position of the Company as of the dates indicated and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments and (iv) have been derived from the books and records of the Company. The unaudited balance sheet of the Company as of September 30, 2007 is referred to herein as the “Company Balance Sheet.”

(c) The information to be supplied by or on behalf of the Company for inclusion in the proxy statement to be sent to the stockholders of the Company (the “Proxy Statement”) in connection with the Company Meeting shall not, on the date the Proxy Statement is first mailed to stockholders of the Company, at the time of the Company Meeting or at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Proxy Statement not false or misleading in light of the circumstances under which they were or shall be made; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Meeting which has become false or misleading. If at any time prior to the Company Meeting any fact or event relating to the Company or any of its Affiliates which should be set forth in a supplement to the Proxy Statement should be discovered by the Company or should occur, the Company shall, promptly after becoming aware thereof, inform the Buyer of such fact or event.

(d) Until the Company files a Form 15 with the SEC terminating the registration of its common stock under Section 12(g) of the Exchange Act and suspending its reporting obligations under Section 15(d) of the Exchange Act, the Company has maintained and will maintain disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act. While maintained, such disclosure controls and procedures have been and will be effective to ensure that all material information concerning the Company is made known on a timely basis to the individuals responsible for the preparation of the Company’s filings with the SEC and other public disclosure documents.

(e) Except as set forth on Section 3.5 of the Company Disclosure Schedule, the Company is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 in effect as of the date of this Agreement.

3.6 No Undisclosed Liabilities. Except (a) as set forth in Section 3.6(a) of the Company Disclosure Schedule or in the Company Balance Sheet and (b) except for liabilities incurred in the ordinary course of business consistent with past practice (the “Ordinary Course of Business”) between the date of the Company Balance Sheet and the date of this Agreement, the Company does not have any liabilities or obligations of any nature (absolute, accrued, counterpart or otherwise and whether due or to become due) in excess of $20,000 in any individual case and $50,000 in the aggregate. Section 3.6(b) of the Company Disclosure Schedule sets forth a complete and correct list, as of the date of this Agreement, of each Contract pursuant to which any Indebtedness (as defined below) of the Company is outstanding or may be incurred, together with the amount outstanding thereunder as of the date of this Agreement. “Indebtedness” means (i) indebtedness for borrowed money, whether secured or unsecured, (ii) obligations under conditional or installment sale or other title retention Contracts or deferred purchase price obligations relating to purchased property, (iii) capitalized lease obligations, (iv) commitments under letters of credit, (v) obligations under non-cancelable operating leases, and (vi) guarantees of any of the foregoing of another person. No event has occurred which either entitles, or could entitle (with or without notice or lapse of time or both) the holder of any Indebtedness described in Section 3.6(b) of the Company Disclosure Schedule to accelerate, or which does accelerate, the maturity of any such Indebtedness. As of the date hereof there is not, and as of the Effective Time there will not be, any Indebtedness of the Company except as set forth in Section 3.6(b) of the Company Disclosure Schedule and as may be incurred in accordance with Section 5.1 hereof. The Company does not guaranty any Indebtedness of any person. True and complete copies of all instruments (or substantially identical forms of such instruments) evidencing all Indebtedness of the Company have been furnished to the Buyer.

3.7 Absence of Certain Changes or Events. Except as set forth in Section 3.7 of the Company Disclosure Schedule, since September 30, 2007 (a) the Company has conducted its business only in the Ordinary Course of Business, (b) there has not been and there is not reasonably expected to be a Company Material Adverse Effect and (c) there has not been any other action or event that would have required the consent of the Buyer under Section 5.1 of this Agreement had such action or event occurred after the date of this Agreement, nor has the Company entered into any Contract to take any such action or cause any such event.

3.8 Taxes.

(a) The Company has timely filed all Tax Returns (as defined below) that it was required to file, and all such Tax Returns were true, correct and complete in all material respects. The Company has paid on a timely basis all Taxes that are shown to be due on any such Tax Returns. All required estimated Tax payments sufficient to avoid any underpayment penalties or interest have been made by or on behalf of Company. There are no liens for unpaid Taxes.

For purposes of this Agreement, (i) “Taxes” means all taxes, charges, fees, levies or other similar assessments or liabilities, including income, gross receipts, ad valorem, premium, value added, excise, escheat, abandoned/unclaimed property, real property, personal property, sales, use, services, transfer, withholding, employment, payroll and franchise taxes, imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof and (ii) “Tax Returns” means all reports, returns, declarations, statements (including any attachment, exhibit, schedule or appendix) or other information required to be supplied to a taxing authority in connection with Taxes.

(b) The Company has delivered to the Buyer true, correct and complete copies of all federal income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by the Company since January 1, 2002. The federal income Tax Returns of the Company have been audited by the Internal Revenue Service (the “IRS”) or are closed by the applicable statute of limitations for all taxable years through the taxable year specified in Section 3.8(b) of the Company Disclosure Schedule. All deficiencies asserted or assessments made as a result of any examinations by any taxing authority of the Tax Returns of, or including, the Company have been fully paid. No examination or audit of any Tax Return of the Company by any Governmental Entity is currently in progress or, to the Company’s Knowledge, threatened or contemplated and which is reasonably likely to have a Company Material Adverse Effect. No issue has been raised by a taxing authority in any prior examination of the Company which, by application of the same or similar principles, could reasonably be expected to result in a proposed deficiency for any subsequent taxable period. The Company has not received written notice that it is subject to material Tax in any jurisdiction where it does not file Tax Returns.

(c) The Company has no actual or potential liability for any Taxes of any person under Treasury Regulation Section 1.1502-6 (or any similar provision of Law in any jurisdiction), or as a transferee or successor, by contract or otherwise.

(d) There is no Contract to which the Company is a party, including the provisions of this Agreement, covering any employee, consultant or director of the Company, which, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code or that would give rise to a penalty under Section 409A of the Code.

(e) Except as set forth on Section 3.8(e) of the Company Disclosure Schedule, the Company (i) is not and has not ever been a member of a group of corporations with which it has filed (or been required to file) consolidated, combined or unitary Tax Returns, and (ii) is not a party to or bound by any Tax indemnity, Tax sharing or Tax allocation agreement.

(f) Adequate reserves or accruals for Taxes of the Company have been recorded on its books and records in accordance with GAAP with respect to any period for which Taxes are not yet due and owing. The Company has not incurred any liability for Taxes since the date of the Company Balance Sheet other than in the Ordinary Course of Business.

(g) The Company has complied in all material respects with all applicable Laws relating to the payment of Taxes and the withholding of Taxes and has duly and timely withheld and paid over to the appropriate taxing authority all amounts required to be so withheld and paid under all applicable Laws.

(h) The Company has not engaged in a reportable transaction under Treas. Reg. § 1.6011-4(b), including any transaction that is the same as or substantially similar to one of the types of transactions that the IRS has determined to be a tax avoidance transaction and identified by notice, regulation, or other form of published guidance as a listed transaction, as set forth in Treas. Reg. § 1.6011-4(b)(2). The Company has disclosed on its federal income Tax Returns all positions taken therein that could give rise to substantial understatement of federal income Tax within the meaning of Section 6662 of the Code.

(i) Neither the Company nor any other person on its behalf has (i) agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of Law or has any Knowledge that any taxing authority has proposed any such adjustment, or has any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the Company, (ii) executed or entered into a closing agreement pursuant to Section 7121 of the Code or any similar provision of Law with respect to the Company, (iii) requested any extension of time within which to file any Tax Return, which Tax Return has since not been filed, (iv) granted any extension for the assessment or collection of Taxes, which Taxes have not since been paid, or (v) granted to any Person any power of attorney that is currently in force with respect to any Tax matter.

(j) No property owned by the Company is (i) property required to be treated as being owned by another Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986, (ii) “tax-exempt use property” within the meaning of Section 168(h)(1) of the Code, (iii) “tax-exempt bond financed property” within the meaning of Section 168(g) of the Code, (iv) “limited use property” within the meaning of Rev. Proc. 2001-28, (v) subject to Section 168(g)(1)(A) of the Code, or (vi) subject to any provision of state, local or foreign Law comparable to any of the provisions listed above.

(k) The Company is not subject to any private letter ruling of the IRS or comparable rulings of any taxing authority.

(l) The Company has not constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for Tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution which could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the transactions contemplated by this Agreement.

3.9 Owned and Leased Real Properties.

(a) The Company does not own any real property (“Real Estate”).

(b) Section 3.9(b) of the Company Disclosure Schedule sets forth a true, correct and complete list as of the date of this Agreement of all real property leased, subleased or licensed by the Company (collectively “Company Facilities”) and the location of the premises. Except as set forth in Section 3.10 of the Company Disclosure Schedule, neither the Company nor, to the Company’s Knowledge, any other party to any Company Lease (as defined below) is in default under any of the Company Leases, except where the existence of such defaults, individually or in the aggregate, is not material to the Company. The Company does not lease, sublease or license any real property to any person. The Company has delivered to the Buyer true, correct and complete copies of all leases, lease guaranties, licenses, subleases, agreements for the leasing, use or occupancy of, or otherwise granting a right in or relating to the Company Facilities, including all amendments, terminations and modifications thereof (“Company Leases”).

(c) All such Company Leases are in full force and effect and are valid and enforceable in accordance with their respective terms. There are no other parties occupying, or with a right to occupy, the Company Facilities. The Company could not be required to expend more than $25,000 in causing any Company Facilities to comply with the surrender conditions set forth in the applicable Company Lease. The Company has performed all of its obligations under any termination agreements pursuant to which it has terminated any leases of real property that are no longer in effect and has no continuing liability with respect to such terminated real property leases.

3.10 Title to Properties. Except as set forth in Section 3.10 of the Company Disclosure Schedule, the Company has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens except for Liens imposed by Law in respect of obligations which are owed with respect to Taxes that are not yet due, being contested in good faith, or for which an adequate reserve has been provided for on the Company Balance Sheet, except for such Liens which are not material, individually or in the aggregate, in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby, and except for Liens with respect to properties and assets that are not material, individually or in the aggregate, to the Company.

3.11 Intellectual Property.

(a) To the Company’s Knowledge, the Company owns, licenses, sublicenses or otherwise possesses legally enforceable rights to use all Intellectual Property used in or necessary to conduct the business of the Company as currently conducted (in each case excluding generally commercially available, off-the-shelf third party software programs which are neither incorporated into or bundled with any Company Product nor used in the development, testing, maintenance or support of any Company Product, and which have an aggregate perpetual license cost of less than $10,000). For purposes of this Agreement, the term “Intellectual

Property” means (i) patents, trademarks, service marks, trade names, domain names, copyrights, designs and trade secrets, (ii) applications for and registrations thereof, (iii) processes, formulae, methods, designs, schematics, technology, know-how, computer software programs and applications (including all source code, object code, firmware, development tools, files, records and data), and (iv) other tangible or intangible proprietary or confidential information and materials.

(b) The execution and delivery of this Agreement by the Company and the consummation by the Company of the Merger will not result in the breach of, or create on behalf of any third party the right to terminate or modify, (i) any license, sublicense or other agreement that is a Company Material Contract relating to any Intellectual Property owned by the Company (the “Company Intellectual Property”), or (ii) any license, sublicense and other agreement as to which the Company is a party and pursuant to which the Company is authorized to use any third party Intellectual Property, excluding generally commercially available, off-the-shelf third party software programs which are neither incorporated into or bundled with, nor material to the development, testing, maintenance, or support of any Company Product (as defined below) that the Company has distributed within the thirty-six (36) months prior to the date of this Agreement (the “Third Party Intellectual Property”). Neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the Merger, including the assignment to Buyer or Surviving Corporation, by operation of Law or otherwise, of any Contracts to which the Company is a party, will result in (i) Buyer granting to any third party any rights to or with respect to any Intellectual Property owned by, or licensed to, Buyer, (ii) the Surviving Corporation granting to any third party any rights to or with respect to any Intellectual Property owned by, or licensed to, the Surviving Corporation, other than those rights granted by the Company prior to the Closing, (iii) either the Buyer or the Surviving Corporation being bound by, or subject to, any non-compete or other restriction on the operation or scope of their respective businesses, or (iv) either the Buyer or the Surviving Corporation being obligated to pay any royalties or other amounts to any third party in excess of those payable by Buyer or Surviving Corporation, respectively, prior to the Closing. Following the Closing, (i) all Company Intellectual Property will be fully transferable, alienable and licensable by Company and/or Buyer, subject to non-exclusive licenses granted to Company’s customers, and (ii) Company and Buyer shall have the right to use and otherwise exploit all Third Party Intellectual Property as such intellectual property was used and otherwise exploited by Company prior to Closing.

(c) Section 3.11(c) of the Company Disclosure Schedule sets forth a list of all applications and registrations for patents, trademarks, service marks, domain names and copyrights filed, registered or issued in the name of Company or otherwise owned by Company, including the jurisdictions in which, and the dates on which such items have been filed, issued or registered, and the corresponding application or registration numbers therefor. All patents and registrations for trademarks, service marks, domain names and copyrights which are held by the Company and which are material to the business of the Company, as currently conducted, are subsisting and have not expired or been cancelled, and, to Company’s Knowledge, are valid and enforceable. All necessary documents, recordations and certificates in connection with such patents and registrations for trademarks, service marks and copyrights have been filed with, and all necessary fees paid to, the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of perfecting or maintaining such patents and registrations for trademarks, service marks and copyrights. Section 3.11(c) of the Company Disclosure Schedule sets forth all necessary filings and payments of which Company or Company’s counsel is aware or should have been aware that must be made with the relevant patent, copyright, trademark or other authorities within one hundred eighty (180) days of the date of this Agreement, including the payment of any registration, maintenance or renewal fees or the filing of any response to PTO office actions, documents, applications or certificates, that are necessary for the purposes of obtaining, perfecting, maintaining or preserving or renewing any patents and registrations for trademarks, service marks and copyrights. To the Company’s Knowledge, except as described in Section 3.11(c) of the Company Disclosure Schedule, no third party is infringing, violating or misappropriating any of the Company Intellectual Property.

(d) The conduct of the business of the Company, as currently conducted, including without limitation the design, development, use, import, branding, advertising, promotion, marketing, manufacture, licensing and sale of any Company Products, does not, and when conducted by Buyer and/or Surviving Corporation in the same manner immediately following the Closing will not, infringe, violate or constitute a misappropriation of any Intellectual Property of any third party, violate any right of any person (including any right to privacy or publicity), or constitute unfair competition or trade practices under the Laws of any jurisdiction. Since January 1, 2000, the Company has not received any written claim or notice alleging any such material infringement, violation or misappropriation.

(e) No Company Intellectual Property or product, device or component (including any software incorporated in the same) manufactured, owned, sold or offered by, or service offerings of, the Company (the “Company Products”) are subject to any proceeding or outstanding decree, order, judgment, Contract or stipulation (except, in the case of Intellectual Property licensed by third parties to Company, the Contracts under which such third parties granted rights to the Company thereunder) materially restricting the use, transfer, or licensing thereof by the Company or, with respect to Company Intellectual Property, the validity or enforceability thereof.

(f) Section 3.11(f)(i) of the Company Disclosure Schedule sets forth all software owned by third parties, and all other material Third Party Intellectual Property: (1) that is incorporated into, embodied in or distributed with any Company Product; (2) that is used in the development, testing, maintenance, or support of any Company Product; or (3) that is otherwise material to the business of the Company, as currently conducted or contemplated to be conducted. Section 3.11(f)(ii) of the Company Disclosure Schedule sets forth all agreements under which any of the software or material Third Party Intellectual Property described in the previous sentence is licensed in which: (1) the Company is obligated to pay any royalties or other ongoing payments after the Closing for continued use of such software or Third Party Intellectual Property, or (2) such agreement expires, or a third party has a right to terminate such agreement (other than for the Company’s breach), within twelve (12) months after the date of this Agreement. The Company is the exclusive owner of all Company Intellectual Property

(g) The Company has taken reasonable steps to protect the Company’s rights in the Company Intellectual Property and the Company’s confidential information and trade secrets that it wishes to protect or any trade secrets or confidential information of third parties provided to the Company under an obligation of confidentiality, and, without limiting the foregoing, (i) the Company has and enforces a policy requiring each employee and contractor to execute a proprietary information/confidentiality agreement substantially in the form provided to the Buyer and all current and former employees, contractors and consultants of the Company have executed such an agreement, and (ii) the Company has entered into a written confidentiality agreement with each of its customers, distributors and third party developers, and any other third party to whom the Company has disclosed any material trade secrets or confidential information.

(h) For purposes of this Agreement, “Open Source Code” shall mean any software that is distributed or made available as “open source software” or “free software” or is otherwise made generally available to the public in source code form under terms that permit modification and redistribution of such software (except for purposes of compliance with the European Community’s software directive). Open Source Code includes, without limitation, software that is licensed under the GNU General Public License, GNU Lesser General Public License, Mozilla License, Common Public License, Apache License or BSD License.

(i) Section 3.11(h)(i) of the Company Disclosure Schedule accurately identifies and describes (1) each item of Open Source Code that is contained in, distributed with, or used in the development of a Company Product or from which any part of any Company Product is derived, (2) the applicable license terms for each such item of Open Source Code, and (3) the Company Product(s) to which each such item of Open Source Code relates.

(ii) Except as set forth in Section 3.11(h)(ii) of the Company Disclosure Schedule, no Company Product contains, is a derivative work of, is distributed with, or is being or was developed using Open Source Code that is licensed under any terms that: (1) impose or could impose a requirement or condition that such Company Product or part thereof (A) be disclosed or distributed in source code form, (B) be licensed for the purpose of making modifications or derivative works, or (C) be redistributable at no charge, or (2) grant or would require the grant of a license to any Person of any Company Intellectual Property.

(i) The source code for all software included in each Company Product (“Company Software”) that the Company has distributed within the thirty-six (36) months prior to the date of this Agreement, or for which the Company otherwise has warranty, support or maintenance obligations to a third party as of the date of this Agreement contains clear and accurate annotations and programmer’s comments, and otherwise has been documented in a professional manner that is both: (i) consistent with customary code annotation conventions and best practices in the software industry; and (ii) sufficient to independently enable a programmer of reasonable skill and competence to understand, analyze, and interpret program logic, correct errors and improve, enhance, modify and support the Company Software. Except as set forth in Section 3.11(i) of the Company Disclosure Schedule, no source code for any Company Software has been delivered, licensed, or made available to any escrow agent or other Person who is not, as of the date of this Agreement, an employee of the Company. The Company has no duty or obligation (whether present, contingent, or otherwise) to deliver, license, or make available the source code for any Company Software to any escrow agent or other Person. No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, result in the delivery, license, or disclosure of the source code for any Company Software to any other Person.

(j) The Company has not participated in any standards-setting organizations or agreed to license any Company Intellectual Property as part of a standards-setting organization.

3.12 Contracts.

(a) Section 3.12(a) of the Company Disclosure Schedule sets forth a true, correct, and complete list of all Contracts to which the Company is a party as of the date of this Agreement that are material to the condition (financial or otherwise), properties, businesses, assets, liabilities, capitalization or results of operations of the Company, including without limitation (i) any Contract in connection with which or pursuant to which the Company will spend or receive (or are expected to spend or receive), in the aggregate, more than $50,000, (ii) any non-competition or other agreement that prohibits or otherwise restricts, in any material respect, the Company from freely engaging in business or from competing with any person (including not limited to agreements containing grants of exclusivity, most favored nations provisions, and rights of first refusal or granting any exclusive distribution rights) anywhere in the world, (iii) any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) with respect to the Company, (iv) any employment or consulting agreement, other than those that are terminable by the Company on no more than 30 days’ notice without material liability or financial obligation, on an individual or aggregate basis, to the Company, (v) any Company Employee Plan, including, without limitation, any service agreement, trust agreement, or administrative agreement related to such Company Employee Plan, (vi) any agreement of indemnification or any guaranty by the Company other than any agreement of indemnification entered into in connection with the sale or license or purchase of products or services in the Ordinary Course of Business, (vii) any Contract that was not made in the Ordinary Course of Business in which the Company has granted or received, or is otherwise relating to, any Intellectual Property (as defined in Section 3.11(a)), (viii) any agreement that was not made in the Ordinary Course of Business and involves an amount in excess of $25,000, (ix) any loan, credit agreement, mortgage, indenture or promissory note, (x) any collective bargaining agreement or other Contract with any labor union, and (xi) any interested party transactions (clauses (i) through (xi) above collectively, the “Company Material Contracts”). The Company has delivered to the Buyer a true, correct and complete copy, including all amendments and supplements, of each Company Material Contract.

(b) Each Company Material Contract is valid, binding and in full force and effect and is enforceable in accordance with its terms by the Company and, to the Company’s Knowledge, on the other parties thereto, except to the extent it has previously expired in accordance with its terms or where the failure to be in full force and effect, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect. Neither the Company nor, to the Company’s Knowledge, any other party to any Company Material Contract is in breach or violation of or in default under (nor does there exist any condition which, with or without the passage of time or the giving of notice or both, would cause such a violation of or default under) any Company Material Contract, except for violations or defaults that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect. The Company has not received written notice that it is in breach or violation of or in default under, any of the material terms or conditions of any Company Material Contract in such a manner as would permit any other party to cancel, terminate or accelerate its rights under any such Company Material Contract, or would be material to the business of Company as currently conducted.

(c) Except as disclosed in Section 3.12(c) of the Company Disclosure Schedule, since December 31, 2006, the Company has not entered into any transaction with any Affiliate of the Company or any transaction that would be subject to proxy statement disclosure pursuant to Item 404 of Regulation S-K.

3.13 Litigation. Except as set forth in Section 3.13 of the Company Disclosure Schedule, there is no action, suit, proceeding, claim, demand, charge, arbitration or investigation pending or, to the Company’s Knowledge, threatened against the Company or any properties or rights of the Company. There are no judgments, writs, injunctions, rulings, determinations, awards, orders or decrees outstanding against the Company. There has been no complaint, charge or demand filed or, to the Company’s Knowledge, threatened against the Company by any Governmental Entity.

3.14 Environmental Matters.

(a) Except as would not reasonably be expected to result in material liability to the Company or as set forth in Section 3.14 of the Company Disclosure Schedule:

(i) the Company is and has been at all times in material compliance with Environmental Law and with any permits, licenses, or authorizations issued under or required under Environmental Law. The Company has timely applied for the renewal of such permits, licenses or authorizations such that the permits, licenses or authorizations remain in full force and effect during the pendency of the renewal application. No proceeding is pending or, to the Company’s Knowledge, threatened to revoke or modify any such permit, license or authorization. No action is required as a result of the transaction contemplated by this Agreement to transfer such permits, licenses or authorizations.

(ii) there has been no Release or threatened Release of any Hazardous Materials at, on, to, from or about (1) the Real Estate or the Company Facilities during the period of the Company’s ownership, tenancy or operation, any property formerly owned, operated or leased by the Company or (2) any location at which Hazardous Materials from the operations of the Company have been disposed;

(iii) the Company does not have any basis to expect, and has not received (1) notice that it is subject to liability for any Release or threatened Release of Hazardous Material in relation to the Real Estate, the Company Facilities or the property of any third party; (2) any request for information from a Governmental Entity under any Environmental Law (including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act (“CERCLA”) or any similar state law); or (3) any allegation that the Company is a potentially responsible party as that term is used in connection with CERCLA;

(iv) the Company has not received any notice, demand, claim or request for information alleging that the Company may be in violation of, liable under or have obligations under any Environmental Law; and

(v) the Company is not subject to any orders, decrees or injunctions by any Governmental Entity or subject to any indemnity agreement with any third party addressing liability under any Environmental Law.

(b) The Company has made available to Buyer copies of all environmental-related audits, studies, reports, analyses and results of investigation that are in the Company’s possession or under its control with respect to the past or current operations of the Company or with respect to any currently or previously owned, leased or operated properties of the Company.

(c) For purposes of this Agreement, the term “Environmental Law” means any Law (including common law), regulation, order, administrative or judicial decision or judgment, ordinance, decree, directive, rule or treaty relating to: (i) the protection of public health, welfare and the environment; (ii) the storage, handling or use of chemicals and other hazardous materials; (iii) the Release, discharge, generation, processing, labeling, treatment, storage, transport, disposal, investigation, monitoring or remediation of any Hazardous Material; (iv) noise or odor; or (v) the protection of threatened or endangered species or environmentally sensitive areas.

(d) For purposes of this Agreement, the term “Hazardous Material” means: (i) any chemical, material, waste or substance that is regulated or listed by any Governmental Entity as a “hazardous substance,” “hazardous waste,” “solid waste,” “hazardous material,” “pollutant” or is otherwise regulated because of its effect or potential effect on human health or the environment; or (ii) petroleum or any fraction thereof, any petroleum product or by-product, natural gas liquids, asbestos-containing material, polychlorinated biphenyls, radioactive materials, radon, formaldehyde, urea formaldehyde, methane or medical waste.

(e) For purposes of this Agreement, the term “Release” means: depositing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, migrating or disposing.

3.15 Employee Benefit Plans.

(a) Section 3.15(a) of the Company Disclosure Schedule sets forth a true, correct and complete list as of the date of this Agreement of all Employee Benefit Plans maintained, or contributed to, by the Company or any of its ERISA Affiliates (together, the “Company Employee Plans”). For purposes of this Agreement, the following terms shall have the following meanings: (i) “Employee Benefit Plan” means all plans, whether written or oral, sponsored, established, maintained or contributed to or required to be contributed to currently, or at any time within the six (6) year period preceding the date of this Agreement, by the Company or any of its ERISA Affiliates for the benefit of any current or former employee or director, or any beneficiary thereof, of the Company or any of its ERISA Affiliates, or for which the Company or an ERISA Affiliate has any liability, contingent or otherwise, including: all “employee benefit plans” as defined by Section 3(3) of ERISA, all specified fringe benefit plans as defined in Code Section 6039D, and all other bonus, incentive compensation, deferred compensation, profit sharing, stock option, stock appreciation right, stock bonus, stock purchase, employee stock ownership, savings, severance, supplemental unemployment, layoff, salary continuation, retirement, pension, health, life insurance, dental, disability, accident, group insurance, vacation, holiday, sick leave, fringe benefit or welfare plan, and any other employee compensation or benefit plan, agreement, policy, practice, commitment, contract, or understanding (whether qualified or nonqualified, written or unwritten), and any trust, escrow or other agreement related thereto; (ii) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended; and (iii) “ERISA Affiliate” means any entity which, currently is or in the six (6) years prior to the Closing Date was, a member of (A) a controlled group of corporations (as defined in Section 414(b) of the Code), (B) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (C) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes or included the Company.

(b) With respect to each Company Employee Plan, the Company has delivered to the Buyer a true, correct and complete copy of (i) such Company Employee Plan (or, in the case of any unwritten Company Employee Plan, descriptions of the material terms thereof), as well as, if applicable, (ii) a copy of each trust or other funding arrangement, (iii) each summary plan description and summary of material modifications, (iv) the most recent application for determination letter submitted to the IRS, if any, and the most recent determination letter received from the IRS, (v) all Form 5500 Series annual reports for each Company Employee Plan filed for the past four (4) most recent plan years, together with all schedules, attachments, and related opinions and (vi) any correspondence from or to the IRS, the Department of Labor or other U.S. Governmental Entity relating to an audit or penalty assessment with respect to any Company Employee Plan or relating to requested relief from any liability or penalty relating to any Company Employee Plan.

(c) Each Company Employee Plan is being administered in all material respects in accordance with its terms, ERISA, the Code and all other applicable Laws and the regulations thereunder and in accordance with its terms. No “prohibited transaction,” within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Company Employee Plan that has resulted in material liability to the Company. There are no actions, suits or claims pending or, to the Company’s Knowledge, threatened (other than routine claims for benefits) against any Company Employee Plan, the assets of any Company Employee Plan, or any fiduciary related to the breach of fiduciary duties with respect to any Company Employee Plan. Each Company Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to the Buyer, the Company or any ERISA Affiliate (other than ordinary administration expenses). There are no audits, inquiries or proceedings pending or to the Knowledge of the Company or any ERISA Affiliates, threatened by the IRS, United States Department of Labor, or any other governmental entity with respect to any Company Employee Plan. Neither the Company nor any ERISA Affiliate is subject to any material penalty or tax with respect to any Company Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code.

(d) With respect to the Company Employee Plans, there are no benefit obligations for which contributions have not been made or properly accrued to the extent required by GAAP. The assets of each Company Employee Plan that is funded are reported at their fair market value on the books and records of such Company Employee Plan. Except as set forth in Section 3.15(d) of the Company Disclosure Schedule, no Company securities, Company real property or other Company property is included in the assets of any Company Employee Plan.

(e) All the Company Employee Plans that are intended to be qualified under Section 401(a) of the Code have received determination letters from the IRS to the effect that such Company Employee Plans are qualified and the plans and trusts related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, no such determination letter has been revoked and revocation has not been threatened, and no such Company Employee Plan has been amended or operated since the date of its most recent determination letter or application therefor in any respect, and no act or omission has occurred, that would adversely affect its qualification or materially increase its cost.

(f) Neither the Company nor any of its ERISA Affiliates has (i) ever maintained a Company Employee Plan which was ever subject to Section 412 of the Code or Title IV of ERISA or (ii) ever been obligated to contribute to a “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA).

(g) Except as set forth in Section 3.15(g) of the Company Disclosure Schedule, the Company is not a party to any oral or written (i) agreement with any stockholders, director, executive officer or other key employee of the Company (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee or (C) providing severance benefits or other benefits after the termination of employment of such director, executive officer or key employee; or (ii) agreement or plan binding the Company, including any stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan or severance benefit plan, any of the benefits of which shall be increased, or the vesting of the benefits of which shall be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which shall be calculated on the basis of any of the transactions contemplated by this Agreement.

(h) None of the Company Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person, except as required by applicable Law. No Company Employee Plan is a “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA.

(i) Except as set forth in Section 3.15(i) of the Company Disclosure Schedule, (A) neither the Company nor any ERISA Affiliate has ever maintained, established, sponsored, participated in or contributed to any self insured plan that provides medical or dental benefits to employees (including any such plan pursuant to which a stop loss policy or Contract applies), and (B) no Company Employee Plan that provides medical or dental benefits to employees is self insured.

(j) There is no Contract covering any individual that, considered individually or considered collectively with any other such Contracts, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would be characterized as a “parachute payment” within the meaning of Section 280G(b)(2) of the Code. There is no Contract by which the Company is bound to compensate any individual for excise taxes paid pursuant to Section 4999 of the Code.

(k) Each Company Employee Plan that has been adopted or maintained by the Company or any of its ERISA Affiliates, whether formally or informally, with respect to which the Company or any of its ERISA Affiliates will or may have any liability with respect to employees who perform services outside the United States (an “International Employee Plan”) is in compliance with the provisions of the Laws of each jurisdiction in which such International Employee Plan is maintained, to the extent those Laws are applicable to such International Employee Plan. As regards each International Employee Plan, (i) the Company and each of its ERISA Affiliates has complied with all applicable reporting and notice requirements, and such International Employee Plan has obtained from the Governmental Entity having jurisdiction with respect to such International Employee Plan any required determinations, if any, that such International Employee Plan is in compliance with the Laws of the relevant jurisdiction if such determinations are required in order to give effect to such International Employee Plan, and (ii) such International Employee Plan has been administered in all material respects in accordance with its terms and applicable Law and regulations. Except as required by Law, no condition exists that would prevent the Company or the Buyer from terminating or amending any International Employee Plan at any time for any reason.

3.16 Compliance. Except as set forth in Section 3.16 of the Disclosure Schedule:

(a) The Company and its personnel and operations are, and since January 1, 2001, or to the Company’s Knowledge prior to such date, have been, in compliance with and not in default or violation of, and have not received any written notice alleging any investigation, inquiry, review or violation with respect to (i) any applicable Law, or (ii) any Contract to which the Company is a party or by which the Company or its properties is bound or affected, in each case, with respect to the conduct of its business, or the ownership or operation of its properties or assets, except for failures to comply or investigations, reviews or violations that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect.

(b) There is no formal or informal investigation or enforcement action by the SEC, Department of Justice or other Governmental Entity pending or, to the Company’s Knowledge, threatened against the Company or any of the individuals listed on Section 3.16(b)(1) of the Company Disclosure Schedule regarding (i) the historic stock option granting practices of the Company or (ii) accounting treatment for certain software license and services agreements (the items described in above clauses (i) and (ii) collectively, the “Specified Events”).

3.17 Permits. The Company has all permits, licenses, variances, exemptions, authorizations, certificates of authority and franchises from Governmental Entities required to conduct their businesses as now being conducted, except for such permits, licenses, variances, exemptions, authorizations, certificates of authority and franchises the absence of which, individually or in the aggregate, are not material (the “Company Permits”). The Company is in compliance with the material terms of the Company Permits. There is no investigation or proceeding regarding the suspension, cancellation or termination of any Company Permit pending, or, to the Company’s Knowledge, threatened or imminent. All Company Permits are in full force and effect and will not be affected by the Merger. All renewals for Company Permits have been timely submitted by the Company.

3.18 Labor Matters.

(a) Section 3.18(a) of the Company Disclosure Schedule contains a list as of the date of this Agreement of all employees of the Company whose annual rate of base compensation exceeds $50,000 per year, along with the position and the annual rate of base compensation of each such person. The Company is not a party to any collective bargaining agreement or other labor union Contract applicable to persons employed by the Company, nor does the Company have knowledge of any activities or proceedings of any labor union to organize any such employees, and the Company is not the subject of any proceeding asserting that the Company has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization that, individually or in the aggregate, is reasonably likely to have a Company Material Adverse Effect. There are no pending or, to the Company’s Knowledge, threatened or imminent labor strikes, disputes, walkouts, work stoppages, slow-downs or lockouts involving the Company.

(b) Except as would not have a Company Material Adverse Effect, the Company has not violated the Worker Adjustment and Retraining Notification Act (the “WARN Act”) and related regulations, as amended, or any similar federal, state, local or other applicable Law. During the ninety (90) day period prior to the date of this Agreement, the Company has terminated twenty-four (24) employees. The Company is in compliance with all applicable foreign, federal, state and local Laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to the employees and former employees; has withheld all amounts required by Law or by agreement to be withheld from the wages, salaries and other payments to the employees and former employees; is not liable for any arrears of wages or any Taxes or any penalty for failure to comply with any of the foregoing; and is not liable for any payment to any trust or other fund or to any Governmental Entity with respect to unemployment short term disability, workers compensation, social security or other benefits or obligations for the employees or former employees.

3.19 Insurance. The Company maintains insurance policies with reputable insurance carriers against all risks of a character and in such amounts as are usually insured against by similarly situated companies in the same or similar businesses. Section 3.19 of the Company Disclosure Schedule sets forth each such insurance policy and includes for each such insurance policy the amount of the annual premium and the maximum coverage amounts per incident and per year. All premiums due and payable under all such insurance policies have been paid, and the Company is otherwise in compliance with the terms of such insurance policies. To the Company’s Knowledge, there is no threatened termination of, or premium increase with respect to, any such insurance policies. There is no claim by the Company pending under any of the insurance policies covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company as to which coverage has been questioned, denied or disputed by the underwriters of such policies.

3.20 Opinion of Financial Advisor. The financial advisor of the Company, Houlihan Valuation Advisors, has delivered to the Company an opinion dated the date of this Agreement to the effect that, as of such date, the Merger Consideration is fair to the holders of Company Common Stock from a financial point of view, a copy of which opinion will be delivered to Buyer solely for informational purposes promptly after the date of this Agreement.

3.21 Section 203 of the DGCL. The Company Board has taken all actions necessary so that the restrictions contained in Section 203 of the DGCL applicable to a “business combination” (as defined in Section 203) shall not apply to the execution, delivery or performance of this Agreement, the Company Stockholder Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement or the Company Stockholder Agreement. No other state takeover statute or similar statute or regulation applies to or purports to apply to the Merger, the Agreement or the transactions contemplated hereby and thereby.

3.22 Brokers. No agent, broker, investment banker, financial advisor or other firm or person is or shall be entitled, as a result of any action, agreement or commitment of the Company or any of its Affiliates, to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with any of the transactions contemplated by this Agreement.

3.23 Restrictions on Business Activities. There is no agreement, commitment, judgment, injunction, order or decree binding upon the Company or to which the Company is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice material to the Company, any acquisition of property by the Company or the conduct of business by the Company as currently conducted.

3.24 Customers and Suppliers. Except as set forth on Section 3.24 of the Company Disclosure Schedule, the Company has no outstanding material dispute concerning its products and/or services with any customer or distributor who, in the year ended December 31, 2007 was one of the ten largest sources of revenue for the Company, based on amounts paid or payable during such periods (each, a “Significant Customer”). The Company has not received any written notice from any Significant Customer, nor does the Company have any other knowledge, that such Significant Customer will not continue as a customer or distributor of the Company after the Closing or that any such customer intends to terminate or materially modify existing Contracts with the Company, including, without limitation, reducing the amount paid to the Company for products and services.

3.25 Change of Control. Section 3.25 of the Company Disclosure Schedule sets forth the amount of any compensation or remuneration which is or may become payable to any employee of the Company by the Company pursuant to any Contract by reason, in whole or in part, of the execution and delivery of this Agreement or the consummation of the Merger and the other transactions contemplated by this Agreement, other than solely as a stockholder of the Company or as a holder of Options.

3.26 Illegal Payments. In the conduct of their businesses, neither the Company nor any of its directors, officers, employees or agents, has (a) directly or indirectly, given, or agreed to give, any gift, contribution, payment or similar benefit that is or was illegal under applicable law to any supplier, customer, governmental official or employee or other person who was, is or may be in a position to help or hinder the Company (or assist in connection with any actual or proposed transaction) or made, or agreed to make, any contribution that is or was illegal under applicable Law, or reimbursed any political gift or contribution that is or was illegal under applicable Law made by any other person, to any candidate for federal, state, local or foreign public office or (b) established or maintained any unrecorded fund or asset or made any false entries on any books or records for any purpose.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE BUYER AND THE

MERGER SUBSIDIARY

The Buyer and the Merger Subsidiary represent and warrant to the Company that the statements contained in this Article IV are true and correct, except as set forth herein or in the disclosure schedule delivered by the Buyer and the Merger Subsidiary to the Company and dated as of the date of this Agreement (the “Buyer Disclosure Schedule”).

4.1 Organization, Standing and Power. Each of the Buyer and the Merger Subsidiary is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation, has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted. Each of Buyer and the Merger Subsidiary is duly qualified to do business and, where applicable as a legal concept, is in good standing as a foreign corporation in each jurisdiction in which the character of the properties it owns, operates or leases or the nature of its activities makes such qualification necessary, except for such failures to be so qualified or in good standing, individually or in the aggregate, that are not material to the Buyer or the Merger Subsidiary, as the case may be. The Buyer has delivered to the Company true, correct and complete copies of the certificate of incorporation and By-laws of the Buyer and the Merger Subsidiary. The Buyer and the Merger Subsidiary are not in violation of any of the provisions of their respective certificate of incorporation or and by-laws. For purposes of this Agreement, the term “Buyer Material Adverse Effect” means any material adverse change, event, circumstance or development with respect to, or any material adverse effect on, (a) the business, financial condition or results of operations of the Buyer and its Subsidiaries, taken as a whole, or (b) the ability of the Buyer or the Merger Subsidiary to consummate the transactions contemplated by this Agreement.

4.2 Authority; No Conflict; Required Filings and Consents.

(a) Each of the Buyer and the Merger Subsidiary has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement by the Buyer and the Merger Subsidiary have been duly authorized by all necessary corporate action on the part of each of the Buyer and the Merger Subsidiary. This Agreement has been duly executed and delivered by each of the Buyer and the Merger Subsidiary and constitutes the valid and binding obligation of each of the Buyer and the Merger Subsidiary, enforceable against each of them in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(b) The execution and delivery of this Agreement by each of the Buyer and the Merger Subsidiary do not, and the consummation by the Buyer and the Merger Subsidiary of the transactions contemplated by this Agreement shall not, (i) conflict with, or result in any violation or breach of, any provision of the Certificate of Incorporation or By-laws of the Buyer or the Merger Subsidiary, (ii) conflict with, or result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, require a consent or waiver under, constitute a change in control under, require the payment of a penalty under or result in the imposition of any Lien on the Buyer’s or the Merger Subsidiary’s assets under, any of the terms, conditions or provisions of any Contract to which the Buyer or the Merger Subsidiary is a party or by which any of them or any of their properties or assets may be bound, or (iii) subject to compliance with the requirements specified in Section 4.2(c), conflict with or violate any Laws applicable to the Buyer or the Merger Subsidiary or any of its or their respective properties or assets, except in the case of clauses (ii) and (iii) of this Section 4.2(b) for any such conflicts, violations, breaches, defaults, terminations, cancellations, accelerations, losses, penalties or Liens, and for any consents or waivers not obtained, that, individually or in the aggregate, are not reasonably likely to have a Buyer Material Adverse Effect.

(c) No consent, approval, license, permit, order or authorization of, or registration, declaration, notice or filing with, any Governmental Entity or any stock market or stock exchange on which shares of common stock of Buyer (“Buyer Common Stock”) are listed for trading is required by or with respect to the Buyer or the Merger Subsidiary in connection with the execution and delivery of this Agreement by the Buyer or the Merger Subsidiary or the consummation by the Buyer or the Merger Subsidiary of the transactions contemplated by this Agreement, except for the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate corresponding documents with the appropriate authorities of other states in which the Company is qualified as a foreign corporation to transact business.

(d) No vote of the holders of any class or series of the Buyer’s capital stock or other securities is necessary for the consummation by the Buyer of the transactions contemplated by this Agreement.

4.3 Information Provided. The information to be supplied by or on behalf of the Buyer for inclusion in the Proxy Statement to be sent to the stockholders of the Company in connection with the Company Meeting shall not, on the date the Proxy Statement is first mailed to stockholders of the Company, at the time of the Company Meeting or at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Proxy Statement not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Meeting which has become false or misleading. If at any time prior to the Company Meeting any fact or event relating to the Buyer or any of its Affiliates which should be set forth in a supplement to the Proxy Statement should be discovered by the Buyer or should occur, the Buyer shall, promptly after becoming aware thereof, inform the Company of such fact or event.

4.4 Operations of the Merger Subsidiary. The Merger Subsidiary was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

ARTICLE V

CONDUCT OF BUSINESS

5.1 Covenants of the Company. Except as expressly provided or permitted in this Section 5.1, Section 5.1 of the Company Disclosure Schedule or as consented to in writing by the Buyer (which consent shall not be unreasonably withheld, conditioned or delayed), during the period commencing on the date of this Agreement and ending at the Effective Time or such earlier date as this Agreement may be terminated in accordance with its terms (the “Pre-Closing Period”), (1) the business of the Company (including, without limitation, its working capital and cash management practices, the collection of accounts receivable and the payment of accounts payable (including the writing and mailing of checks with respect thereto)) shall be conducted only in, and the Company shall not take any action except in, the Ordinary Course of Business, in a manner consistent with past practice and in compliance with applicable Laws and Contracts; (2) the Company shall pay its debts, liabilities and Taxes when due (subject to good faith disputes over such debts, liabilities or Taxes) and shall pay or perform its other obligations when due; (3) the Company shall use its reasonable best efforts to preserve substantially intact its business organization, to keep available the services of its present employees, to preserve its assets and properties in good repair and condition and to preserve its present relationships with Governmental Entities, customers, suppliers and other persons with which the Company has business relations; and (4) the Company shall not license any material Intellectual Property except non-exclusive object code software licenses of Company products to distributors, resellers and end users in the Ordinary Course of Business, in a manner consistent with past practice. Without limiting the generality of the foregoing, except as expressly provided or permitted in this Section 5.1, during the Pre-Closing Period the Company shall not, directly or indirectly, do any of the following without the prior written consent of the Buyer:

(a) (i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, securities or other property) in respect of, any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or any of its other securities; or (iii) purchase, redeem or otherwise acquire any shares of its capital stock or any other of its securities or any rights, warrants or options to acquire any such shares or other securities, except, in the case of this clause (iii), for the acquisition of shares of Company Common Stock (A) from holders of Options in full or partial payment of the exercise price payable by such holder upon exercise of Options to the extent required or permitted under the terms of such Options or (B) from former employees, directors and consultants in accordance with agreements in effect on the date hereof providing for the repurchase of shares at their original issuance price in connection with any termination of services to the Company;

(b) except as permitted by Section 5.1(k), issue, deliver, sell, grant, pledge or otherwise dispose of or encumber any shares of its capital stock, any other voting securities or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares, voting securities or convertible or exchangeable securities (other than the issuance of shares of Company Common Stock upon the exercise of Options outstanding on the date of this Agreement);

(c) change, amend or propose to amend its certificate of incorporation, by-laws or other comparable charter or organizational documents;

(d) (i) acquire or agree to acquire (or enter into any letter of intent or agreement in principle to acquire) (A) by merging or consolidating with, or by purchasing all or a substantial portion of the assets or any stock of, or by any other manner, any business or any corporation, partnership, joint venture, limited liability company, association or other business organization or division thereof or (B) any assets that are material, in the aggregate, to the Company, except purchases of inventory and raw materials in the Ordinary Course of Business or (ii) enter into any joint ventures, strategic partnerships or alliances;

(e) sell, lease, license, pledge, transfer, mortgage or otherwise dispose of or encumber any Intellectual Property or any other material properties, material assets or material liabilities of the Company other than sales, leases or licenses of product or inventory in the Ordinary Course of Business, or disclose or take any action, including without limitation any use of Open Source Code (other than as such Open Source Code was used by the Company immediately prior to the date of this Agreement), that would require the Company to disclose any confidential Intellectual Property;

(f) adopt or implement any stockholder rights plan;

(g) (i) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person (other than (A) in connection with the financing of trade receivables in the Ordinary Course of Business and (B) pursuant to existing credit facilities in the Ordinary Course of Business), (ii) issue, sell or amend any debt securities or warrants or other rights to acquire any debt securities of the Company, guarantee any debt securities of another person, enter into any “keep well” or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, (iii) make any loans, advances (other than routine advances to employees of the Company in the Ordinary Course of Business) or capital contributions to, or investment in, any other person, or (iv) other than in the Ordinary Course of Business, enter into any hedging agreement or other financial agreement or arrangement designed to protect the Company against fluctuations in commodities prices or exchange rates;

(h) make any capital expenditures or other expenditures with respect to property, plant or equipment in excess of $5,000 in the aggregate for the Company, other than as set forth in the Company’s budget for capital expenditures disclosed in Section 5.1(h) of the Company Disclosure Schedule;

(i) make any changes in accounting methods, principles or practices, except insofar as may have been required by a change in GAAP as concurred in by the Company’s independent auditors;

(j) except in the Ordinary Course of Business, enter into any Contract (i) relating to the distribution, sale or marketing by third parties of the products of the Company or (ii) providing for a maintenance terms longer than twelve months;

(k) except as required to comply with applicable Law or to comply with the agreements, plans or arrangements set forth in Section 5.1(k) of the Company Disclosure Schedule, (i) adopt, enter into, terminate or amend any employment, severance or similar agreement or material benefit plan for the benefit or welfare of any current or former director, officer or employee or any collective bargaining agreement (except in the Ordinary Course of Business and only if such arrangement is terminable on 60 days’ or less notice without either a penalty or a termination payment), (ii) increase in any respect the compensation or fringe benefits of, or pay any bonus to, any director, officer or employee (except for annual increases of salaries in the Ordinary Course of Business), (iii) accelerate the payment, right to payment or vesting of any compensation or benefits, including any outstanding options or restricted stock awards, other than as contemplated by this Agreement, (iv) grant any stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock, or (v) take any action other than in the Ordinary Course of Business to fund or in any other way secure the payment of compensation or benefits under any Company Employee Plan;

(l) revalue any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable or any sale of assets of the Company other than in the Ordinary Course of Business or as required by GAAP as concurred in by the Company’s independent auditors;

(m) pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise, and whether or not arising prior to, on or after the date of this Agreement), other than the payment, discharge, settlement or satisfaction, in accordance with their respective terms or in the Ordinary Course of Business, of liabilities recognized or disclosed in the most recent consolidated financial statements (or the notes thereto) of Company included in the Company SEC Reports or incurred since the date of such financial statements;

(n) amend, terminate, waive in writing or release any confidentiality or similar agreement to which Company is a party or of which the Company is a beneficiary;

(o) whether (i) in the Ordinary Course of Business or (ii) outside the Ordinary Course of Business, enter into or materially modify, amend or terminate or waive, delay the exercise of, release or assign any material rights or claims under any material Contract to which Company is a party, including, without limitation, the Company Material Contracts;

(p) make or change any Tax election, settle or compromise any material income Tax liability or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes or make any change to its method of reporting income, deductions or other Tax items;

(q) except for actions expressly authorized by Article VI, engage in any action or enter into any transaction or permit any action to be taken that could reasonably be expected to (i) directly or indirectly materially delay the consummation of any of the transactions contemplated by this Agreement or (ii) increase the possibility that any Governmental Entity will seek to object to or challenge or take any action to interfere in any respect with or delay the consummation of any of the transactions contemplated by this Agreement;

(r) commence or settle any lawsuit, threat of any lawsuit or proceeding or other investigation against the Company;

(s) enter into any agreement to purchase or sell any interest in real property, grant any security interest in any real property, enter into any lease, sublease, license or other occupancy agreement with respect to any real property or alter, amend, modify, violate or terminate any of the terms of any Company Leases;

(t) enter into any new line of business;

(u) adopt a plan or agreement of liquidation, dissolution, restructuring, recapitalization, merger, consolidation or other reorganization;

(v) except to the extent required by applicable Law, take any action that could reasonably be expected to result in (i) any representation and warranty of the Company set forth in this Agreement (A) that is qualified as to materiality or Company Material Adverse Effect becoming untrue or inaccurate in any respect or (B) that is not so qualified becoming untrue or inaccurate in any material respect or (ii) any condition to the Merger set forth in Article VII not being satisfied;

(w) take any action that could reasonably be expected to, directly or indirectly prevent or materially impair or delay the consummation of the transactions contemplated hereby; or

(x) authorize any of, or commit or agree, in writing or otherwise, to take any of, the foregoing actions.

5.2 Confidentiality. The parties acknowledge that the Buyer and the Company have previously executed a confidentiality agreement, dated as of February 8, 2008 (the “Confidentiality Agreement”), which Confidentiality Agreement shall continue in full force and effect in accordance with its terms, except as expressly modified herein.

ARTICLE VI

ADDITIONAL AGREEMENTS

6.1 No Solicitation.

(a) No Solicitation or Negotiation. Except as set forth in this Section 6.1, from the date of this Agreement until the termination of this Agreement in accordance with the terms hereof (the “Specified Time”), neither the Company nor any of the directors, officers, employees, investment bankers, attorneys, accountants and other advisors or representatives of the Company (such directors, officers, employees, investment bankers, attorneys, accountants, other advisors and representatives, collectively, “Representatives”) shall, directly or indirectly:

(i) solicit, initiate, induce or knowingly encourage the making, submission or announcement of any Acquisition Proposal;

(ii) enter into or participate in any discussions or negotiations with a third party regarding, or furnish to any person any information with respect to the Company, or take any other action or cooperate in any way with, or knowingly assist, participate in, facilitate or encourage any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Acquisition Proposal;

(iii) approve, endorse or recommend any Acquisition Proposal;

(iv) enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Acquisition Proposal or transactions contemplated thereby with respect to the Company; or

(v) withdraw or modify in a manner adverse to the Buyer the approval, recommendation or declaration of advisability of the Company Board of the transactions contemplated hereby (it being understood that failing to affirm the approval or recommendation of the Company Board of the transactions contemplated hereby within ten (10) Business Days after an Acquisition Proposal has been publicly announced shall be considered an adverse modification if such failure occurs prior to the Company Meeting);

provided, that, notwithstanding the preceding part of this Section 6.1(a) and any other provision of this Agreement, nothing shall prevent the Company Board prior to the Company Stockholder Approval from considering, participating in any discussions or negotiations, or entering into a confidentiality agreement and providing information pursuant to the last paragraph of this Section 6.1(a), regarding an unsolicited bona fide written Acquisition Proposal that did not otherwise result from a breach of this Section 6.1(a) and that the Company Board determines in good faith, after consultation with its financial advisors and outside counsel, constitutes or is reasonably likely to result in a Superior Proposal; provided further, however, that prior to taking such action, the Company Board, after consulting with outside counsel, determines in good faith that the taking of such action by the Company Board is not inconsistent with the proper discharge of its fiduciary duties. The Company shall not consider, negotiate, accept, approve or recommend an Acquisition Proposal or provide information to any person proposing an Acquisition Proposal after the date of the Company Stockholder Approval. The Company shall, and shall cause its Representatives to, cease immediately all existing discussions and negotiations regarding any proposal that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal.

As promptly as practicable (but in no event more than 24 hours) after receipt of any Acquisition Proposal or any request for nonpublic information or inquiry which it reasonably believes could lead to an Acquisition Proposal, the Company shall provide to the Buyer oral notice, with written notice to follow as promptly as practicable, of the material terms and conditions of such Acquisition Proposal, request or inquiry, and the identity of the person or group making any such

Acquisition Proposal, request or inquiry, and a copy of all written materials provided by such person or such person’s Representatives in connection with such Acquisition Proposal, request or inquiry and such other details of the Acquisition Proposal, request or inquiry as the Buyer may reasonably request. The Company shall provide to the Buyer as promptly as practicable (but in no event more than 24 hours thereafter) oral notice, with written notice to follow as promptly as practicable, setting forth all such information as is reasonably necessary to keep the Buyer informed in all material respects of the status and details (including material amendments or proposed material amendments) of any such Acquisition Proposal, request or inquiry, and shall promptly provide to the Buyer a copy of all written materials subsequently provided by or received from such person or such person’s Representatives in connection with such Acquisition Proposal, request or inquiry. The Company shall provide the Buyer with 48 hours prior notice (or such lesser prior notice as is provided to the members of the Company Board) of any meeting at which the Company is reasonably expected to consider any Acquisition Proposal.

If the Company receives a request for information from a person which has made an unsolicited bona fide written Acquisition Proposal and the Company is permitted, as contemplated under the proviso paragraph immediately following clause (v) of this Section 6.1(a), to negotiate the terms of such Acquisition Proposal, then, and only in such case, the Company Board may, subject to such person having executed a confidentiality agreement containing confidentiality provisions substantially similar to those contained in the Confidentiality Agreement, and on terms no more favorable to such person than the terms of the Confidentiality Agreement, provide such person with access to information regarding the Company; provided, however, that the person making the Acquisition Proposal shall not be precluded under such confidentiality agreement from making the Acquisition Proposal and provided further that the Company sends a copy of any such confidentiality agreement to the Buyer promptly upon its execution and the Buyer is provided with a list of or copies of the information provided to such person and immediately provided with access to similar information to which such person was provided. The Company shall ensure that its Representatives are aware of the provisions of this Section 6.1, and it shall be responsible for any breach of this Section 6.1 by its Representatives.

(b) Notice of Superior Proposal Determination.

(i) Notwithstanding Section 6.1(a), the Company may accept, approve, recommend or enter into any agreement, understanding or arrangement in respect of a Superior Proposal prior to the Company Stockholder Approval and terminate this Agreement if, and only if, (A) it has provided the Buyer with a copy of the Superior Proposal document, (B) five (5) Business Days shall have elapsed from the later of (x) the date the Buyer received written notice (the “Section 6.1 Notice”) advising the Buyer that the Company Board has resolved, subject only to compliance with this Section 6.1(b) and termination of this Agreement, to accept, approve, recommend or enter into an agreement in respect of such Superior Proposal, specifying the terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal, and (y) the date the Buyer received a copy of such Superior Proposal, (C) the Company Board has determined in good faith (after consultation with outside legal counsel) that the taking of such action by the Company Board is not inconsistent with its fiduciary duties or contrary to applicable Law, (D) taking into account any revised proposal made by the Buyer since receipt of the Section 6.1 Notice, such Superior Proposal remains a Superior Proposal and the Company Board has again made the determination referred to in this

Section 6.1(b) and (E) it has previously or concurrently will have (A) paid to the Buyer the termination fee and expenses payable under Section 8.3(b) and (B) terminated this Agreement pursuant to Section 8.1(h). In the event that the Company provides the Buyer with a Section 6.1 Notice on a date that is less than five Business Days prior to the Company Meeting, the Company shall adjourn the Company Meeting to a date that is not less than five Business Days and not more than ten Business Days after the date of the Section 6.1 Notice.

(ii) During the five (5) Business Day period following receipt by the Buyer of the Section 6.1 Notice, the Company agrees that the Buyer shall have the right, but not the obligation, to offer to amend the terms of this Agreement, including without limitation, by changing the structure of the transaction from a merger to a take-over bid or other similar transaction. The Company Board will review any offer by the Buyer to amend the terms of this Agreement in good faith in order to determine, in its discretion in the exercise of its fiduciary duties, whether the Buyer’s offer upon acceptance by the Company would result in such Superior Proposal ceasing to be a Superior Proposal. If the Company Board so determines, the Company will enter into an amended agreement with the Buyer reflecting the Buyer’s amended proposal. If the Company Board continues to believe, in good faith and after consultation with financial advisors and outside counsel, that such Superior Proposal remains a Superior Proposal and therefore rejects the Buyer’s amended proposal, the Company may terminate this Agreement pursuant to Section 8.1(h); provided, however, that the Company must concurrently pay to the Buyer the termination fee and expenses payable to the Buyer under Section 8.3(b) and must concurrently with termination enter into a definitive agreement with respect to such Superior Proposal. The Company acknowledges and agrees that payment of the termination fee payable under Section 8.3(b) is a condition to valid termination of this Agreement under Section 8.1(h) and this Section 6.1(b). The Company also acknowledges and agrees that each successive modification of any Acquisition Proposal shall constitute a new Acquisition Proposal for purposes of Section 6.1(a) and the requirement under Section 6.1(b)(1)(B) to initiate an additional five Business Days’ notice period.

(c) Certain Permitted Disclosure. Nothing contained in this Section 6.1 or in Section 6.5 (or elsewhere in this Agreement) shall be deemed to prohibit the Company from taking and disclosing to its stockholders a position with respect to a tender offer contemplated by Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act or from making any disclosure to the Company’s stockholders if, in the good faith judgment of the Company Board, after consultation with outside counsel, failure to so disclose would be inconsistent with its obligations under applicable Law.

(d) Definitions. For purposes of this Agreement:

“Acquisition Proposal” means any offer or proposal for any transaction or series of related transactions other than the transactions contemplated by this Agreement involving:

(i) (A) any merger, arrangement, consolidation, share exchange, business combination, recapitalization, tender offer, exchange offer or other similar transaction involving the Company, (B) any transaction in which a person or group of persons directly or indirectly acquires beneficial ownership of securities representing more than 10% of the outstanding voting securities of the Company, or (iii) any transaction in which the Company issues securities representing more than 10% of the outstanding voting securities of the Company;

(ii) any sale, lease, exchange, transfer, license, or disposition of any business or businesses or assets that constitute or account for 10% or more of the consolidated net revenues, net income or assets of the Company; or

(iii) any liquidation or dissolution of the Company.

“Superior Proposal” means any unsolicited, bona fide written offer or proposal made by a third party to acquire, directly or indirectly, one hundred percent (100%) of the equity securities or total assets of the Company, pursuant to a tender or exchange offer, a merger, a consolidation, a take-over bid, a share exchange, a recapitalization or a sale of its assets, (i) on terms which the Company Board determines in its good faith judgment to be more favorable, from a financial point of view, to the holders of Company Common Stock than the transactions contemplated by this Agreement (after consultation with its financial advisor and outside legal counsel), taking into account all the terms and conditions of such proposal and this Agreement (including any proposal by the Buyer to amend the terms of this Agreement) and (ii) that is reasonably capable of being completed on the terms proposed, taking into account all financial, regulatory, legal and other aspects of such proposal and the party making such proposal.

6.2 Proxy Statement. As promptly as practicable after the execution of this Agreement, the Company, in cooperation with the Buyer, shall prepare and file with the SEC the Proxy Statement. The Company shall respond to any comments or requests of the SEC or its staff as soon as practicable after receipt of any such comments or requests and shall cause the Proxy Statement to be mailed to its stockholders at the earliest practicable time after the resolution of any such comments or requests. The Company shall notify the Buyer promptly upon the receipt of any comments or requests from the SEC or its staff or any other government officials and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Proxy Statement and shall supply the Buyer with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Proxy Statement. Prior to responding to such comments or requests or the filing or mailing of the Proxy Statement: (1) the Company shall provide Buyer with a reasonable opportunity to review and comment on any drafts of the Proxy Statement and related correspondence and filings; and (2) to the extent practicable, the Company and its outside counsel shall permit Buyer and its outside counsel to participate in communications with the SEC and its staff (including all meetings and telephone conferences) relating to the Proxy Statement, this Agreement or any of the transactions contemplated hereby. The Company shall cause all documents that it is responsible for filing with the SEC or other regulatory authorities under this Section 6.2 to comply in all material respects with all applicable requirements of Law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement, the Buyer or the Company, as the case may be, shall promptly inform the other of such occurrence and cooperate in filing with the

SEC or its staff or any other government officials, and/or mailing to stockholders of the Company, such amendment or supplement.

6.3 Stock Quotation. The Company shall not take any action to remove the Company Common Stock from quotation on the Pink Sheets or, if the Company’s Common Stock becomes quoted on the OTC Bulletin Board following the date of this Agreement, from the OTC Bulletin Board during the term of this Agreement.

6.4 Access to Information. During the Pre-Closing Period, the Company shall afford to the Buyer’s officers, employees, accountants, counsel and other representatives, reasonable access, upon reasonable notice, during normal business hours and in a manner that does not materially disrupt or interfere with business operations, to all of its properties, books, Contracts, personnel and records as the Buyer shall reasonably request, and, during such period, the Company shall furnish promptly to the Buyer (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal or state securities Laws and (b) all other information concerning its business, properties, assets and personnel as the Buyer may reasonably request. The Buyer will hold any such information that is nonpublic in confidence in accordance with the Confidentiality Agreement.

6.5 Stockholders Meeting. The Company, acting through the Company Board, shall take all actions in accordance with applicable Law, its Certificate of Incorporation and By-laws to promptly and duly call, give notice of, convene and hold as promptly as practicable the Company Meeting for the purpose of considering and voting upon the Company Voting Proposal. Subject to Section 6.1, (a) the Company Board shall recommend adoption of the Company Voting Proposal by the stockholders of the Company and include such recommendation in the Proxy Statement and (b) the Company Board shall not withhold, withdraw or modify, or publicly propose or resolve to withhold, withdraw or modify in a manner adverse to the Buyer, the recommendation of the Company Board that the Company’s stockholders vote in favor of the Company Voting Proposal (any such withholding, withdrawal or modification, a “Change in Company Recommendation”). Notwithstanding any Change in Company Recommendation, unless this Agreement is terminated pursuant to Article VIII, the Company Voting Proposal shall be submitted to the stockholders of the Company at the Company Meeting for the purposes of approving the Company Voting Proposal, and nothing contained in this Agreement shall be deemed to relieve the Company of such obligation, unless this Agreement is terminated pursuant to Article VIII. Subject to Section 6.1, the Company shall take action that is both reasonable and lawful to solicit from its stockholders proxies in favor of the Company Voting Proposal and shall take other action reasonably necessary or advisable to secure the vote or consent of the stockholders of the Company required by the DGCL to obtain such approvals. Notwithstanding anything to the contrary contained in this Agreement, the Company, after consultation with the Buyer, may adjourn or postpone the Company Meeting to the extent necessary to ensure that any required supplement or amendment to the Proxy Statement is provided to the Company’s stockholders or, if as of the time for which the Company Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Meeting.

6.6 Legal Conditions to the Merger.

(a) Subject to the terms hereof, including Section 6.1 and Section 6.6(b), the Company and the Buyer shall each use its commercially reasonable efforts to:

(i) take, or cause to be taken, all actions, and do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective the transactions contemplated hereby as promptly as practicable;

(ii) as promptly as practicable, obtain from any Governmental Entity or any other third party any consents, licenses, permits, waivers, approvals, authorizations, or orders required to be obtained or made by the Company or the Buyer or any of the Buyer’s Subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby;

(iii) as promptly as practicable, make all necessary filings, and thereafter make any other required submissions, in each case with respect to this Agreement and the Merger required under (A) the Exchange Act and any other applicable federal or state securities Laws and (B) any other applicable Law; and

(iv) execute or deliver any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

The Company and the Buyer shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, accepting reasonable additions, deletions or changes suggested in connection therewith. The Company and the Buyer shall use their respective commercially reasonable efforts to furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable Law (including all information required to be included in the Proxy Statement) in connection with the transactions contemplated by this Agreement. For the avoidance of doubt, the Buyer and the Company agree that nothing contained in this Section 6.6(a) shall modify or affect their respective rights and responsibilities under Section 6.6(b).

(b) Each of the Company and the Buyer shall give (or shall cause their respective Subsidiaries to give) any notices to third parties, and use, and cause their respective Subsidiaries to use, their commercially reasonable efforts to obtain any third party consents required in connection with the Merger that are (i) necessary to consummate the transactions contemplated hereby, (ii) disclosed or required to be disclosed in the Company Disclosure Schedule or the Buyer Disclosure Schedule, as the case may be, or (iii) required to prevent the occurrence of an event that is reasonably likely to have a Company Material Adverse Effect or a Buyer Material Adverse Effect prior to or after the Effective Time, it being understood that neither the Company nor the Buyer shall be required to make any payments in connection with the fulfillment of its obligations under this Section 6.6.

6.7 Public Disclosure. Except as may be required by Law or stock market regulations (in which case commercially reasonable efforts to consult with the other party will be made prior to any press release or public statement), (a) the press release announcing the execution of this Agreement shall be issued only in such form as shall be mutually agreed upon by the Company and the Buyer and (b) the Buyer and the Company shall each use its commercially reasonable efforts to consult with the other party before issuing any other press release or otherwise making any public statement with respect to the Merger or this Agreement.

6.8 Indemnification.

(a) The Certificate of Incorporation and By-laws of the Surviving Corporation shall contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of present and former directors and officers of the Company than are presently set forth in the Certificate of Incorporation and By-laws of the Company, which provisions shall not be amended, repealed or otherwise modified for a period of 6 (six) years after the Effective Time in any manner that would adversely affect the rights thereunder of the individuals who at or at any time prior to the Effective Time were Indemnified Parties. Each Indemnified Party will be entitled to advancement of expenses incurred in the defense of any such claim, action, suit, proceeding or investigation from the Surviving Corporation within 10 (ten) Business Days of receipt by the Surviving Corporation from the Indemnified Party of a request therefor; provided that any person to whom expenses are advanced provides an undertaking, to the extent required by the DGCL, to repay such advances if it is ultimately determined that such person is not entitled to indemnification

(b) Subject to the next sentence, the Surviving Corporation shall provide at no expense to the beneficiaries, in effect for six (6) years from the Effective Time directors’ and officers’ liability insurance with respect to matters existing or occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement) covering the directors and officers of the Company (the “Indemnified Parties”) currently covered by the Company’s directors’ and officers’ liability insurance policy on terms no less favorable to such Indemnified Parties than the terms of such policy in effect on the date hereof, so long as the annual premium therefor would not be in excess of 200% of the last aggregate annual premium paid prior to the Effective Time (such 200%, the “Maximum Premium”), which amount is set forth on Section 6.8(b) of the Company Disclosure Schedule. If the annual premium for such new insurance coverage exceeds the Maximum Premium, the Surviving Corporation shall obtain as much directors’ and officers’ liability insurance as can be obtained for the remainder of such period for an annualized premium not in excess of the Maximum Premium, on terms and conditions no less advantageous to the Indemnified Parties than the Company’s existing directors’ and officers’ liability insurance.

(c) The Surviving Corporation shall pay, promptly upon presentation of invoices therefor, all expenses, including reasonable attorney’s fees, that may be incurred by the persons referred to in this Section 6.8 in connection with successfully establishing or enforcing their rights, in whole or in part, provided in this Section 6.8.

(d) The provisions of this Section 6.8 are intended to be in addition to the rights otherwise available to the current officers and directors of the Company by Law, charter,

statute, by-law or agreement, and shall operate for the benefit of, and shall be enforceable by, each of the former and current officers and directors of the Company, their heirs and their representatives.

6.9 Notification of Certain Matters. During the Pre-Closing Period, the Buyer shall give prompt notice to the Company, and the Company shall give prompt notice to the Buyer, of (a) the occurrence, or failure to occur, of any event, which occurrence or failure to occur is reasonably likely to cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate, in each case at any time from and after the date of this Agreement until the Effective Time, or (b) any material failure of the Buyer and the Merger Subsidiary or the Company, as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement. Notwithstanding the above, the delivery of any notice pursuant to this Section will not limit or otherwise affect the remedies available hereunder to the party receiving such notice or the conditions to such party’s obligation to consummate the Merger.

6.10 Service Credit. Following the Effective Time, the Buyer agrees to cause each employee of the Buyer or the Surviving Corporation or their respective Subsidiaries who shall have been an employee of the Company immediately prior to the Effective Time (“Continuing Employees”) to be provided compensation (including wages and cash incentive opportunities) and employee benefits substantially no less favorable in the aggregate than the compensation and employee benefits, respectively, to which similarly situated employees of the Buyer are entitled. Following the Effective Time, the Buyer agrees to either (i) take all actions necessary or appropriate to permit the Continuing Employees to continue to participate in the Company Employee Plans in which such Continuing Employees were participating prior to the Effective Time or (ii) to the extent permitted under the Buyer Employee Plans (as defined below), give each Continuing Employee the full credit for prior service with the Company for purposes of (a) eligibility and vesting under any Buyer Employee Plans and (b) determination of benefit levels under any Buyer Employee Plan or policy relating to vacation or severance, but except where such credit would result in a duplication of benefits. In addition, with respect to any Buyer Employee Plans, the Buyer shall waive, or cause to be waived, any limitations on benefits relating to pre-existing conditions to the same extent such limitations are waived under any comparable plan of the Buyer and recognize for purposes of annual deductible and out of pocket limits under its medical and dental plans, deductible and out of pocket expenses paid by Continuing Employees in the calendar year in which the Effective Time occurs. For purposes of this Agreement, the term “Buyer Employee Plan” means any “employee pension benefit plan” (as defined in Section 3(2) of ERISA), any “employee welfare benefit plan” (as defined in Section 3(1) of ERISA), and any other written or oral plan, agreement or arrangement, including insurance coverage, severance benefits and disability benefits, for the benefit of, or relating to, any employee of the Buyer or any of its Subsidiaries or any entity which is a member of (A) a controlled group of corporations (as defined in Section 414(b) of the Code), (B) a group of trades or businesses under common control (as defined in Section 414(c) of the Code) or (C) an affiliated service group (as defined in Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes or included the Buyer or a Subsidiary of the Buyer. The terms and provisions of this Section are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer thirdparty beneficiary rights, and this Section does not confer any such rights upon any Continuing Employee. Nothing herein shall be construed to constitute an amendment of any Company Benefit Plan or Buyer Employee Plan and shall not be construed to prohibit the Company from amending or terminating any Employee Benefit Plans in accordance with the terms thereof and with applicable Law.

6.11 Termination of 401(k) Plan. Effective as of no later than the day immediately preceding the Closing Date, each of the Company and any ERISA Affiliate (as such term is defined in Section 3.15(a) hereof) shall terminate any and all Company Employee Plans intended to include a Code Section 401(k) arrangement (each, a “401(k) Plan”) (unless Buyer provides written notice to the Company that one or more of such 401(k) Plans shall not be terminated). Unless Buyer provides such written notice to the Company, no later than two (2) Business Days prior to the Closing Date, the Company shall provide Buyer with evidence that such 401(k) Plan(s) have been terminated (effective as of the day immediately preceding the Closing Date) pursuant to resolutions of the Board of Directors of the Company or such ERISA Affiliate, as the case may be. The form and substance of such resolutions shall be subject to review and approval of Buyer.

ARTICLE VII

CONDITIONS TO MERGER

7.1 Conditions to Each Party’s Obligation To Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of the following conditions:

(a) Stockholder Approval. The Company Voting Proposal shall have been adopted at the Company Meeting, at which a quorum is present, by the Required Company Stockholder Vote.

(b) No Injunctions. No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any order, executive order, stay, decree, judgment or injunction (preliminary or permanent) or statute, rule or regulation which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger or the other transactions contemplated by this Agreement.

(c) Governmental Approvals. Other than the filing of the Certificate of Merger, all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity in connection with the Merger and the consummation of the other transactions contemplated by this Agreement, the failure of which to file, obtain or occur is reasonably likely to have a Buyer Material Adverse Effect or a Company Material Adverse Effect, shall have been filed, been obtained or occurred on terms and conditions which would not reasonably be likely to have a Buyer Material Adverse Effect or a Company Material Adverse Effect.

(d) Deregistration. Prior to March 31, 2008, the Company shall have filed with the SEC the forms necessary to terminate the registration of the Company Common Stock under Section 12(g) of the Exchange Act and suspend the Company’s reporting obligations under Section 15(d) of the Exchange Act.

(e) Proxy Statement. No order suspending the use of the Proxy Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened in writing by the SEC or its staff, unless and until the Company shall have filed with the SEC the forms necessary to terminate the registration of the Company Common Stock under Section 12(g) of the Exchange Act and suspend the Company’s reporting obligations under Section 15(d) of the Exchange Act, and such terminations shall have become effective and, pursuant to the Company’s Certificate of Incorporation, the stockholders of the Company approve the Merger by written consent.

7.2 Additional Conditions to Obligations of the Buyer and the Merger Subsidiary. The obligations of the Buyer and the Merger Subsidiary to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following additional conditions, any of which may be waived, in writing, exclusively by the Buyer and the Merger Subsidiary:

(a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement that are qualified as to materiality or Company Material Adverse Effect shall be true and correct as of the Closing Date as though made on and as of the Closing Date, and the representations and warranties of the Company set forth in this Agreement that are not so qualified shall be true and correct as of the Closing Date in all material respects, in each case except (i) to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date, and (ii) for changes resulting from actions expressly required by this Agreement, and the Buyer shall have received a certificate signed on behalf of the Company by the chief executive officer or the chief financial officer of the Company to such effect.

(b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement on or prior to the Closing Date; and the Buyer shall have received a certificate signed on behalf of the Company by the chief executive officer or the chief financial officer of the Company to such effect.

(c) No Restraints. There shall not be instituted or pending any action or proceeding in which a Governmental Entity is (i) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement or (ii) seeking to prohibit or limit in any material respect the Buyer’s ability to vote, transfer, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation.

(d) No Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Company Material Adverse Effect, and the Buyer shall have received a certificate signed on behalf of the Company by the chief executive officer or the chief financial officer of the Company to such effect.

(e) Consents. The Company shall have obtained and provided to the Buyer all those required consents, waivers, authorizations or approvals required under Section 3.4(c).

(f) Board and Officer Resignations. The Company shall have received a written letters of resignation from each member of the Board of Directors and officer of the Company listed in Section 7.2(e) of the Company Disclosure Schedule, in each case effective at the Effective Time as to the resignation in his capacity as a member of the Board of Directors or officer, as applicable.

(g) Dissenters. No more than 10% of the holders of the outstanding shares of Company Common Stock shall have demanded appraisal rights under the DGCL.

7.3 Additional Conditions to Obligations of the Company. The obligation of the Company to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following additional conditions, any of which may be waived, in writing, exclusively by the Company:

(a) Representations and Warranties. The representations and warranties of the Buyer and the Merger Subsidiary set forth in this Agreement shall be true and correct as of the Closing Date as though made on and as of the Closing Date (except (i) to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date, (ii) for changes resulting from actions expressly required by this Agreement and (iii) where the failure to be true and correct (without regard to any materiality or Buyer Material Adverse Effect qualifications contained therein), individually or in the aggregate, has not had, and is not reasonably likely to have, a Buyer Material Adverse Effect); and the Company shall have received a certificate signed on behalf of the Buyer by the chief executive officer or the chief financial officer of the Buyer to such effect.

(b) Performance of Obligations of the Buyer and the Merger Subsidiary. The Buyer and the Merger Subsidiary shall have performed in all material respects all obligations required to be performed by them under this Agreement on or prior to the Closing Date; and the Company shall have received a certificate signed on behalf of the Buyer by the chief executive officer or the chief financial officer of the Buyer to such effect.

ARTICLE VIII

TERMINATION AND AMENDMENT

8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time by written notice by the terminating party to the other party, whether before or, subject to the terms hereof, after the Company Stockholder Approval:

(a) by mutual written consent of the Boards of Directors of the Buyer, the Merger Subsidiary and the Company; or

(b) by either the Buyer or the Company if the Merger shall not have been consummated by September 21, 2008 (the “Outside Date”) (provided that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been a principal cause of or resulted in the failure of the Merger to occur on or before the Outside Date); or

(c) by either the Buyer or the Company if there shall be passed any Law that makes consummation of the transactions contemplated by this Agreement illegal or otherwise prohibited or if a Governmental Entity of competent jurisdiction shall have issued a nonappealable final order, decree or ruling or taken any other nonappealable final action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger; or

(d) by either the Buyer or the Company if at the Company Meeting (including any adjournments and postponements thereof) at which a vote on the Company Voting Proposal is taken, the Required Company Stockholder Vote in favor of the Company Voting Proposal shall not have been obtained; provided, however, the Company may not terminate this Agreement pursuant to this Section 8.1(d) if the failure to obtain the Required Company Stockholder Vote in favor of the Company Voting Proposal is attributable to the failure on the part of the Company to perform any material obligation set forth in this Agreement; or

(e) by the Buyer, if: (i) the Company Board shall have failed to recommend approval of the Company Voting Proposal in the Proxy Statement or shall have withdrawn or modified its recommendation of the Company Voting Proposal in a manner adverse to the Buyer; (ii) the Company Board shall have approved, endorsed or recommended to the stockholders of the Company an Acquisition Proposal (other than the Merger) or shall have resolved to do so or shall have entered into any letter of intent or similar document or any Contract accepting any Acquisition Proposal; (iii) the Company Board shall have failed to reject an Acquisition Proposal within 15 Business Days, or such shorter period as required by Law, following receipt by the Company of the written proposal for such Acquisition Proposal; (iv) a tender offer or exchange offer for outstanding shares of Company Common Stock shall have been commenced (other than by the Buyer or an Affiliate of the Buyer) and the Company Board recommends that the stockholders of the Company tender their shares in such tender or exchange offer or, within 10 Business Days after the commencement of such tender or exchange offer, the Company Board fails to recommend against acceptance of such offer; (v) the Company shall have willfully breached its obligations under Section 6.1 of this Agreement or (vi) the Company Board shall have failed to reaffirm publicly and unconditionally its approval or recommendation of this Agreement as promptly as practicable (but in any event within five (5) Business Days) after receipt of a written request to do so from the Buyer;

(f) by the Buyer, if there has been a breach of or failure to perform any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, which breach or failure to perform (i) would cause the conditions set forth in Section 7.2(a) or 7.2(b) not to be satisfied, and (ii) shall not have been cured within 20 days following receipt by the Company of written notice of such breach or failure to perform from the Buyer; or

(g) by the Company, if there has been a breach of or failure to perform any representation, warranty, covenant or agreement on the part of the Buyer or the Merger

Subsidiary set forth in this Agreement, which breach or failure to perform (i) would cause the conditions set forth in Section 7.3(a) or 7.3(b) not to be satisfied, and (ii) shall not have been cured within 20 days following receipt by the Buyer of written notice of such breach or failure to perform from the Company; or

(h) by the Company in order to enter into a definitive written agreement with respect to a Superior Proposal, subject to compliance with Section 6.1(b) and the payment of any termination fee required to be paid pursuant to Section 8.3(b).

8.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall be of no further force and effect; provided that (a) any such termination shall not relieve any party from liability for any willful breach of any representation, warranty, covenant, obligation or other provision contained in this Agreement and (b) the provisions of Sections 5.2 (Confidentiality) and 8.3 (Fees and Expenses), this Section 8.2 (Effect of Termination) and Article IX (Miscellaneous) of this Agreement and the Confidentiality Agreement shall remain in full force and effect and survive any termination of this Agreement.

8.3 Fees and Expenses.

(a) Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees and expenses, whether or not the Merger is consummated; provided however, that the Company and the Buyer shall share equally all fees and expenses, other than accountants’ and attorneys’ fees, incurred with respect to the printing, filing and mailing of the Proxy Statement (including any related preliminary materials) and any amendments or supplements thereto.

(b) The Company shall pay the Buyer a termination fee of $200,000 plus expenses of up to $150,000 incurred in connection with this transaction in the event of termination of this Agreement pursuant to Section 8.1(b), Section 8.1(d), Section 8.1(e), Section 8.1(f) or Section 8.1(h), provided that in the case of a termination pursuant to either Section 8.1(b), Section 8.1(d), Section 8.1(e) or Section 8.1(f), such payment shall be made only in circumstances where (x) the Company Stockholder Approval has not been obtained at the Company Meeting, (y) a bona fide Acquisition Proposal has been made by any person other than the Buyer prior to the Company Meeting and (z) the Company enters into an agreement with respect to an Acquisition Proposal, or an acquisition transaction is consummated, after the date hereof and prior to the expiration of the twelve-month period following the termination of this Agreement. Any payment required to be made pursuant to this Section 8.3(b) shall be made (A) in the case of a termination pursuant to Section 8.1(h), at or prior to the termination of this Agreement, or (B) in the case of a termination specified pursuant to either Section 8.1(b), 8.1(d), 8.1(e) or 8.1(f), at or prior to the earlier of the entering into of the agreement and the consummation of the transaction referred to in clause (y) above.

(c) In the event that the Company shall fail to pay the termination fee or expense reimbursement provided for in this Section 8.3, when due, Buyer shall be entitled to collect the costs and expenses actually incurred or accrued by Buyer (including, without limitation, fees and expenses of counsel), in connection with the collection under and enforcement of this Section 8.3, together with interest on such termination fee or expense reimbursement, commencing on the date that such termination fee or expense reimbursement became due, at a rate equal to the rate of interest publicly announced by Citibank, N.A., from time to time, in The City of New York, as such bank’s Prime Rate plus 1.00%.

(d) The parties acknowledge that the agreements contained in this Section 8.3 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the parties would not enter into this Agreement. Payment of the fees and expenses described in this Section 8.3 shall not be in lieu of damages incurred in the event of a breach of this Agreement described in clause (a) of Section 8.2, but otherwise shall constitute the sole and exclusive remedy of the parties in connection with any termination of this Agreement.

8.4 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of any party, but, after any such approval, no amendment shall be made which by Law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

8.5 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. Such extension or waiver shall not be deemed to apply to any time for performance, inaccuracy in any representation or warranty, or noncompliance with any agreement or condition, as the case may be, other than that which is specified in the extension or waiver. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

ARTICLE IX

MISCELLANEOUS

9.1 Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for the agreements contained in Article II, Sections 6.8 and 6.11 and Article IX.

9.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly delivered (i) four Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, (ii) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service, or (iii) on the date of confirmation of receipt (or, the first Business Day following such receipt if the date of such receipt is not a Business Day) of transmission by facsimile, in each case to the intended recipient as set forth below:

(a)	if to the Buyer or the Merger Subsidiary, to:

Versata Enterprises, Inc.

6011 West Courtyard Dr.

Suite 300

Austin, Texas 78730

Attn: Lance A. Jones

Telecopy: (512) 874-3502

with a copy to:

Haynes and Boone, LLP

901 Main Street, Suite 3100

Dallas, Texas 75202

Attn: Dennis Cassell

Telecopy: (214) 200-0788

(b)	if to the Company, to:

TenFold Corporation

698 West 10000 South

South Jordan, Utah 84095

Attn: Robert P. Hughes

Telecopy: (801) 816-0340

with a copy to:

Munger, Tolles & Olson LLP

355 South Grand Ave., 35th Floor

Los Angeles, CA 90071-1560

Attn: Robert B. Knauss

Telecopy: (213) 687-3702

Any party to this Agreement may give any notice or other communication hereunder using any other means (including personal delivery, messenger service, telex, ordinary mail or electronic mail), but no such notice or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any party to this Agreement may change the address to which notices and other communications hereunder are to be delivered by giving the other parties to this Agreement notice in the manner herein set forth.

9.3 Entire Agreement. This Agreement (including the schedules and exhibits hereto and the documents and instruments referred to herein that are to be delivered at the Closing) constitutes the entire agreement among the parties to this Agreement and supersedes any prior understandings, agreements or representations by or among the parties hereto, or any of them, written or oral, with respect to the subject matter hereof, and the parties hereto specifically disclaim reliance on any such prior understandings, agreements or representations to the extent not embodied in this Agreement. Notwithstanding the foregoing, the Confidentiality Agreement shall remain in effect in accordance with its terms.

9.4 No Third Party Beneficiaries. Except as provided in Sections 2.1 and 2.2 (with respect to which holders of Company Common Stock shall be third party beneficiaries) and Section 6.8 (with respect to which the Indemnified Parties shall be third party beneficiaries), this Agreement is not intended, and shall not be deemed, to confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns, to create any agreement of employment with any person or to otherwise create any third-party beneficiary hereto.

9.5 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of Law or otherwise by any of the parties hereto without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.

9.6 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

9.7 Counterparts and Signature. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be executed and delivered by facsimile transmission.

9.8 Interpretation. When reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or Section of this Agreement, unless otherwise indicated. The table of contents, table of defined terms and headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. Any reference to any federal, state, local or foreign statute or Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” No summary of this Agreement prepared by any party shall affect the meaning or interpretation of this Agreement.

9.9 Governing Law. This Agreement shall be governed by and construed in accordance with the internal Laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of Laws of any jurisdictions other than those of the State of Delaware.

9.10 Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

9.11 Submission to Jurisdiction. Each of the parties to this Agreement (a) consents to submit itself to the personal jurisdiction of any state or federal court sitting in Wilmington, Delaware in any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees not to bring any action or proceeding arising out of or relating to this Agreement or any of the transaction contemplated by this Agreement in any other court. Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Any party hereto may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 9.2. Nothing in this Section 9.11, however, shall affect the right of any party to serve legal process in any other manner permitted by Law.

9.12 Company’s Knowledge. For purposes of this Agreement, the term “Company’s Knowledge” means the knowledge, after due inquiry of the employees and consultants of the Company who would reasonably be expected to have knowledge of the matters in question, as of the date hereof of Jeffery L. Walker, Robert W. Felton or Robert P. Hughes.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the Buyer, the Merger Subsidiary and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

VERSATA ENTERPRISES, INC.

By:
Name:	Sean P. Fallon
Title:	Vice President – Finance and Chief Financial Officer

TFTX ACQUISITION, INC.

By:
Name:	Sean P. Fallon
Title:	Vice President – Finance and Chief Financial Officer

TENFOLD CORPORATION

By:
Name:	Robert Felton
Title:	President and CEO

ANNEX B

PROMISSORY NOTE

$300,000.00	South Jordan, Utah	March 21, 2008

FOR VALUE RECEIVED, the undersigned, TENFOLD CORPORATION, a Delaware corporation (“Maker”), whose address is 698 West 10000 South, South Jordan, Utah 84095, promises to pay to the order of Versata Enterprises, Inc. (“Payee”) at 6011 West Courtyard Dr., Suite 300, Austin, Texas 78730, or such other location as Payee may direct, in lawful money of the United States of America, the principal sum of THREE HUNDRED THOUSAND DOLLARS ($300,000.00) with interest on the outstanding principal balance at the rate of ten percent (10%) per annum until paid. Capitalized terms used in this Note, unless otherwise defined herein, shall have the meanings set forth in that certain Agreement and Plan of Merger dated of even date herewith, by and among Maker, Payee and TFTx Acquisition, Inc. (the “Agreement”).

All sums, principal and interest shall be due and payable on the earlier of (i) the Outside Date, or (ii) the date the Agreement is terminated in accordance with its terms (such earlier date, the “Maturity Date”). Amounts payable hereunder shall be paid by cashier’s check or other immediately available funds at the above address or, at Payee’s option, by wire transfer to an account designated by Payee or such other method of payment as Payee shall direct. This Note may be prepaid at any time, in full or in part, without premium or penalty.

Maker waives presentment for payment, notice of nonpayment, protest, demand, notice of protest, notice of intention to accelerate, notice of acceleration and dishonor, diligence in enforcement and indulgences of every kind, and hereby agrees that this Note and the liens securing its payment may be extended and re-extended and the time for payment extended and re-extended from time to time without notice, and Maker agrees that its liability on or with respect to this Note shall not be affected by any release or change in any security at any time existing or by any failure to perfect or maintain perfection of any security interest in such security.

It is agreed that time is of the essence, and if the Note is not paid on the Maturity Date or if a default occurs hereunder or under the Security Agreement dated as of the date hereof by and between Maker and Payee (the “Security Agreement”) (including any amendment hereof or thereof) , thereupon, after the passage of applicable notice and cure periods, at the option of Payee, the entire unpaid principal balance due and owing on this Note shall become and be due and payable forthwith without demand, notice of default or intent to accelerate the maturity hereof, notice of nonpayment, presentment, protest or notice of dishonor, all of which are hereby expressly waived by Maker to the extent permitted by applicable law. Failure to exercise this option upon any such default shall not constitute a waiver of the right to exercise such option in the event of any subsequent default.

If the entire unpaid principal balance plus all accrued and unpaid interest due and owing on this Note is not paid to Payee on or before the Maturity Date, whether by acceleration or otherwise, and is placed in the hands of an attorney for collection, or suit is filed hereon, or proceedings are had in probate, bankruptcy, receivership, reorganization, arrangement or other legal proceedings for collection hereof, Maker agrees to pay Payee its reasonable collection costs, including a reasonable amount for attorneys’ fees, but in no event to exceed the maximum amount permitted by law (such costs, “Collection Costs”). Maker is and shall be directly and primarily liable for the payment of all sums called for hereunder. Maker hereby expressly waives bringing of suit and diligence in taking any action to collect any sums owing hereon and in the handling of any security hereunder, and Maker hereby consents to and agrees to remain liable hereon regardless of any renewals, extensions for any period or rearrangements hereof, or any release or substitution of security herefor, in whole or in part, with or without notice, from time to time, before or after maturity, until the payment in full of all principal and interest outstanding and any Collection Costs owing hereunder, upon which payment Maker shall be released of all liability hereunder.

It is the intent of Maker and Payee in executing this Note to strictly comply with applicable usury law. In furtherance thereof, Maker and Payee stipulate and agree that none of the terms and provisions contained in this Note or the Security Agreement (including any amendment hereof or thereof) shall ever be construed to create a contract to pay for the use, forbearance or detention of money, interest at a rate or in an amount in excess of the maximum rate or amount allowed by law (“Maximum Interest”). Maker shall never be obligated or required to pay interest on this Note at a rate in excess of the Maximum Interest, and the provisions of this paragraph shall control over all other provisions of this Note (including any amendment hereof). Payee expressly disavows any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of this Note is accelerated. If the maturity of this Note shall be accelerated for any reason or if the principal of this Note is paid prior to the end of the term of this Note, and as a result thereof the interest received for the actual period of existence of the loan evidenced by this Note exceeds the applicable maximum lawful rate, the holder of this Note shall credit the amount of such excess against the principal balance of this Note then outstanding and thereby shall render inapplicable any and all penalties of any kind provided by applicable law as a result of such excess interest; provided, however, that if the principal hereof has been paid in full, such excess shall be refunded to Maker. If the holder of this Note shall receive money (or anything else) which is determined to constitute interest and which would increase the effective interest rate on this Note or any other indebtedness which Maker or a guarantor is obligated to pay to holder at a rate in excess of that permitted by applicable law, the amount determined to constitute interest in excess of the lawful rate shall be credited against the principal balance of this Note then outstanding or, if the principal balance has been paid in full, refunded to Maker, in which event any and all penalties of any kind under applicable law as a result of such excess interest shall be inapplicable. If the holder of this Note shall not actually receive, but shall contract for, request or demand, a payment of money (or anything else) which is determined to constitute interest and which would increase the effective interest rate contracted for or charged on this Note to a rate in excess of that permitted by applicable law, the holder of this Note shall be entitled, following such determination, to waive or rescind the contractual claim, request or demand for the amount determined to constitute interest in excess of the lawful rate, in which event any and all penalties of any kind under applicable law as a result of such excess interest shall be inapplicable. By execution of this Note Maker acknowledges that Maker believes the loan evidenced by this Note to be non-usurious and agrees that if, at any time, Maker should have reason to believe that such loan is in fact usurious, Maker will give the holder of this Note notice of such condition and Maker agrees that the holder shall have sixty (60) days in which to make appropriate refund or other adjustment in order to correct such condition if in fact such exists.

Additionally, if, from any circumstance whatsoever, fulfillment of any provision hereof shall, at the time fulfillment of such provision be due, involve transcending the Maximum Interest, then, ipso facto, the obligation to be fulfilled shall be reduced to the Maximum Interest. The term “applicable law” as used in this Note shall mean the laws of the State of Texas.

This Note is secured by a security agreement covering all of Maker’s accounts receivable and equipment now owned or hereinafter acquired, executed by Maker in favor of Payee, or any other holder of this Note, executed simultaneously herewith.

Maker agrees to abide by its obligations under Section 5.1(g) of the Merger Agreement and that any breach thereof, unless and until cured, constitutes a default hereunder. Maker agrees that its payment obligations under this note shall be senior to any those of any other note or borrowings that the Maker may undertake and that the Maker shall not undertake any such other payment obligations without such lender agreeing to subordinate such payments obligations to the payments obligations made with respect hereto.

This Note has been executed and delivered in and shall be construed in accordance with and governed by the laws of the State of Texas.

MAKER:

TENFOLD CORPORATION

By:
Name:
Title:

ANNEX C

SECURITY AGREEMENT

THIS SECURITY AGREEMENT is made and entered into by and between TENFOLD CORPORATION, a Delaware corporation whose address is 698 West 10000 South, South Jordan, Utah 84095 (“Debtor”), and VERSATA ENTERPRISES, INC. with an address at 6011 West Courtyard Dr., Suite 300, Austin, Texas 78730 (“Secured Party”). Capitalized terms used in this Agreement, unless otherwise defined herein, shall have the meanings set forth in that certain Agreement and Plan of Merger dated of even date herewith, by and among Debtor, Secured Party and TFTx Acquisition, Inc. (the “Merger Agreement”).

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Debtor hereby grants to Secured Party a security interest in and to the Collateral, as herein defined, and in connection therewith the parties hereby agree as follows:

Collateral. To secure payment of the “Indebtedness”, as herein defined, Debtor hereby grants to Secured Party a security interest in and to the following assets (“Collateral”): Any and all accounts receivable and equipment of Debtor now owned or hereinafter acquired, wherever located, other than leased equipment subject to capital lease obligations.

Indebtedness. The term “Indebtedness” as used herein, shall mean: (a) the unpaid principal sum, accrued and unpaid interest, and other sums payable to Secured Party pursuant to that certain Promissory Note (the “Note”), dated as of the date hereof, executed by Debtor for the benefit of Secured Party; and (b) all rearrangements, increases, renewals and extensions of such indebtedness.

Representations of Debtor. Debtor represents, warrants and agrees as follows:

(a) No financing statement or other instrument of hypothecation covering the Collateral or its proceeds is on file in any public office except those in favor of Secured Party; except for the security interest granted by this Security Agreement, there is no lien, security interest or encumbrance in or on the Collateral other than (i) for taxes not yet due and payable and (ii) liens permitted under the Merger Agreement or disclosed in the Company Disclosure Schedule; and Debtor is the true and lawful owner of the Collateral.

(b) Other than as permitted under the Merger Agreement, the Collateral will not be sold, transferred, pledged or made subject to a security agreement without the prior written consent of Secured Party.

(c) Debtor will sign and execute alone or with Secured Party any financing statement or other document or procure any document, in each case as Secured Party may reasonably request pursuant to clause (d) below, and pay all reasonable costs in connection therewith necessary to protect the security interest under this Security Agreement against the rights or interests of third persons.

(d) Debtor will, at Debtor’s own expense, do, make, procure, execute and deliver all acts, things, writings and assurances as Secured Party may at any time reasonably request to protect, assure or enforce the interests, rights and remedies of Secured Party created by, provided in or emanating from this Security Agreement.

(e) Debtor will pay to Secured Party all reasonable expenses (including reasonable expenses for legal services of every kind) of, or incidental to, the enforcement of any of the provisions of this Security Agreement, or incidental to the enforcement, repayment or collection of any of the Indebtedness, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement of any of the Collateral or receipt of the proceeds thereof, and for the care of the Collateral and defending or asserting the rights and claims of Secured Party in respect thereof, by litigation or otherwise; and all such expenses shall be deemed Indebtedness within the terms of this Security Agreement.

Uniform Commercial Code. This Security Agreement shall constitute a valid and binding security agreement under the Uniform Commercial Code — Secured Transactions (herein called the “Code”) creating in favor of Secured Party, until the Indebtedness is fully paid, a first priority security interest in and to the Collateral. Accordingly, Debtor hereby acknowledges unto Secured Party that Secured Party shall have, in addition to any and all other rights, remedies and recourses afforded to Secured Party under this Security Agreement, all rights, remedies and recourses afforded to secured parties by the Code.

Default by Debtor. There will be a default under this Security Agreement upon the occurrence of any of the following events or conditions (herein called an “Event of Default”):

(a) If any Indebtedness secured by this Security Agreement, either principal or interest, is not paid when due, and such failure is not cured by the payment in full within three (3) Business Days from the due date thereof.

(c) If Debtor shall fail to comply with any of Debtor’s covenants or agreements herein or in the Note and such failure remains uncured for thirty (30) days after receipt of written notice from Secured Party.

(d) If Debtor (i) applies for or consents to the appointment of a receiver, trustee, custodian or liquidator of all or a substantial part of Debtor’s assets, or (ii) files a voluntary petition in bankruptcy or fails generally to pay Debtor’s debts as such debts become due, or (iii) makes a general assignment for the benefit of creditors, or (iv) files a petition or answers same wherein Debtor seeks reorganization or rearrangement with creditors or to take advantage of any insolvency law, or (v) files an answer admitting the material allegations of a petition filed against Debtor in any bankruptcy, reorganization, insolvency or similar proceeding.

(e) If an order, non-appealable judgment or decree is entered by any court of competent jurisdiction, upon the application of a creditor or otherwise, adjudicating Debtor as bankrupt or insolvent or approving a petition seeking reorganization or appointing a receiver, trustee or liquidator of all or any substantial part of Debtor’s assets and same remains in effect for more than sixty (60) days.

(f) If any warranty, representation or statement contained in this Security Agreement or the Note proves to have been false in any material respect when made or furnished.

Remedies.

(a) Upon the occurrence of an Event of Default (but subject to any applicable cure period) and at any time thereafter, Secured Party may proceed to enforce and to exercise any and all of the rights and remedies provided under the Note and by the Code, as well as all other rights and remedies possessed by Secured Party under this Security Agreement or otherwise at law or in equity. Secured Party may require Debtor to assemble the Collateral and make it available to Secured Party at Debtor’s location. For purposes of the notice requirements of the Code, Secured Party and Debtor agree that notice given at least five (5) days prior to the related action hereunder is reasonable. Upon the occurrence of an Event of Default (but subject to any applicable cure period) and at any time thereafter, Secured Party shall be entitled to immediate possession of the Collateral and all books and records evidencing same and shall have authority to enter upon any premises, upon which said items may be situated, and remove same therefrom. Expenses of retaking, holding, preparing for sale, selling, or the like (collectively, “Collection Costs”) shall include, without limitation, Secured Party’s reasonable attorneys’ fees, and all such expenses shall be recovered by Secured Party before applying the proceeds from the disposition of the Collateral toward the Indebtedness. To the extent allowed by the Code, Secured Party may use Secured Party’s discretion in applying the proceeds of any disposition of the Collateral to the Collection Costs or to the Indebtedness, and Debtor will remain liable for any deficiency remaining after such disposition. All rights and remedies of Secured Party hereunder are cumulative and may be exercised singly or concurrently. The exercise of any right or remedy will not be deemed a waiver of any other.

(b) Secured Party, in addition to the rights and remedies provided for in the preceding subparagraph, shall have all the rights and remedies of a secured party under the Uniform Commercial Code as adopted by the state where the Collateral is located at the date of any such Event of Default or expiration of any applicable cure period, whichever is later, and Secured Party shall be entitled to all such other rights and remedies as may now or hereafter exist at law or in equity for the collection of the Indebtedness and the enforcement of the covenants herein and the foreclosure of the security interest created hereby and to resort to any remedy provided hereunder or provided by the Uniform Commercial Code as adopted in the state where the Collateral is located at such date, or by any other law of such state, shall not prevent the concurrent or subsequent employment of any other appropriate remedy or remedies.

(c) Secured Party may remedy or waive any default without waiving any prior or subsequent default.

Secured Party’s Rights.

(d) This Security Agreement, Secured Party’s rights hereunder or said Indebtedness hereby secured, may be assigned from time to time, and in any such case the assignee will be entitled to all of the rights, privileges and remedies granted in this Security Agreement to Secured Party.

(e) Upon the occurrence of an Event of Default and the expiration of any applicable cure periods, Secured Party may execute, sign, endorse, transfer or deliver, in the name of Debtor, notes, checks, drafts or other instrument for the payment of money and receipts or any other documents, in each case as necessary to evidence, perfect or realize upon the security interest and obligations created by this Security Agreement.

(f) At Secured Party’s option, Secured Party may, after notice to Debtor and Debtor’s failure to do so within thirty (30) days after receipt of said notice, discharge taxes, liens or security interests or other encumbrances at any time levied or placed on the Collateral, and perform or cause to be performed Debtor’s obligations under the Collateral to maintain the same in full force and effect. Debtor agrees to reimburse Secured Party on demand for any payment made, or reasonable expense incurred, by Secured Party pursuant to the foregoing authorization, plus interest thereon at the rate of interest provided for in the Note.

(g) No remedy herein conferred upon or reserved to Secured Party is intended to be or shall be exclusive of any other remedy, but every remedy herein provided is cumulative and is in addition to every other remedy given hereunder or in any instrument executed in connection herewith, or now or hereafter existing at law or in equity, or by statute; and every such right and remedy may be exercised from time to time and as often as may be deemed expedient. No delay or omission by Secured Party to exercise any right or remedy arising from any default will impair any such right or remedy or will be construed to be a waiver thereof or of any such default or an acquiescence therein.

Release of Security Interest. Upon full and complete payment of all sums owing and to be owing by Debtor to Secured Party hereunder and under the Note, at the request and expense of Debtor, Secured Party will make, execute and deliver a reassignment of the properties assigned hereby and of the monies, revenues, proceeds, benefits and payments, if any, that may be owing upon the aforesaid Collateral to Debtor but without covenant or warranty, however, of any kind or character, express or implied, and with the provisions that Secured Party will not be required or called upon to refund or account for any payments properly made to Secured Party which have been or may be properly applied to any Indebtedness secured or to be secured hereby.

Validity of Security Interest. No security taken hereafter as security for payment of any part or all of the Indebtedness shall impair in any manner or effect this Security Agreement; all such present and future additional security to be considered as cumulative security. Any of the Collateral may be released from this Security Agreement without altering, varying or diminishing in any way the force, effect, lien, security interest or charge of this Security Agreement as to the Collateral not expressly released, and this Agreement shall continue as a first lien, security interest and charge on all of the Collateral not expressly released until all sums and indebtedness secured hereby have been paid in full.

Notices. Any notice, request or other document shall be in writing and sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the party to be notified at the following addresses, or such other address as such party may hereafter designate by written notice to all parties, which notice shall be effective as of the date of posting:

If to Secured Party:
Versata Enterprises, Inc.
6011 West Courtyard Dr.
Suite 300
Austin, Texas 78730
Attn: Lance A. Jones
Telecopy: (512) 874-3502

If to Borrower:
TenFold Corporation
698 West 10000 South
South Jordan, Utah 84095
Attn: Robert P. Hughes
Telecopy: (801) 816-0340

Texas Law. This Security Agreement and the obligations of the parties hereunder are to be interpreted, construed and enforced in accordance with the laws of the State of Texas.

Severability. If any provision of this Security Agreement or the application thereof to any person or circumstance is held to be invalid or unenforceable to any extent, the remainder of this Security Agreement and the application of such provisions to other persons or circumstances is not to be affected thereby and is to be enforced to the full extent permitted by law.

Successors and Assigns. This Security Agreement inures to the benefit of, and is binding upon, Debtor and Secured Party and their respective heirs, legal representatives, successors and assigns.

Gender. The use of any gender herein shall include the other genders.

Scope. Nothing herein contained will in any way limit or be construed as limiting the right of Secured Party to collect any note, item, sum or amount secured or to be secured hereby only out of the properties assigned hereby or out of the revenues, monies, proceeds, benefits and payments accruing and to accrue unto Debtor, under and by virtue of said Collateral, but it is expressly understood and provided that all such Indebtedness and amounts secured and to be secured hereby are, and shall constitute, absolute and unconditional obligations of Debtor to pay to Secured Party the amount provided for in the Note or herein at the time and in the manner therein or herein specified or provided. Debtor agrees that Debtor will, from time to time, and upon the reasonable request of Secured Party, furnish satisfactory proof that the properties assigned hereby and the revenues, monies, proceeds, benefits and payments accruing and to accrue under said Collateral are free and clear of all lawful demands, claims and liens other than those permitted hereunder.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, this Security Agreement is dated the      day of March, 2008.

SECURED PARTY:

VERSATA ENTERPRISES, INC.

By:
Name:	Sean P. Fallon
Title:	Vice President – Finance and Chief Financial Officer

BORROWER:

TENFOLD CORPORATION

By:
Name:	Robert Felton
Title:	President and CEO

ANNEX D

STOCKHOLDER AGREEMENT

STOCKHOLDER AGREEMENT, dated as of March 21, 2008 (this “Agreement”), among the stockholders listed on the signature page(s) hereto (collectively, “Stockholders” and each individually, a “Stockholder”), TenFold Corporation, a Delaware corporation (the “Company”) and Versata Enterprises, Inc., a Delaware corporation (the “Buyer”). Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to them in the Merger Agreement referred to below.

WHEREAS, as of the date hereof, the Stockholders collectively own of record and beneficially shares of capital stock of the Company, as set forth on Schedule I hereto (such shares, or any other voting or equity of securities of the Company hereafter acquired by any Stockholder prior to the termination of this Agreement, being referred to herein collectively as the “Shares”);

WHEREAS, concurrently with the execution of this Agreement, the Buyer and the Company are entering into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), pursuant to which, upon the terms and subject to the conditions thereof, a subsidiary of the Buyer will be merged with and into the Company, and the Company will be the surviving corporation (the “Merger”); and

WHEREAS, as a condition to the willingness of the Buyer to enter into the Merger Agreement, the Buyer has required that the Stockholders agree, and in order to induce the Buyer to enter into the Merger Agreement, the Stockholders are willing to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree, severally and not jointly, as follows:

Section 1. Voting of Shares.

(a) Each Stockholder covenants and agrees that until the termination of this Agreement in accordance with the terms hereof, at any meeting of the stockholders of the Company, however called, and in any action by written consent of the stockholders of the Company, such Stockholder will vote, or cause to be voted, all of his, her or its respective Shares (i) in favor of adoption of the Merger Agreement and approval of the Merger contemplated by the Merger Agreement, as the Merger Agreement may be modified or amended from time to time in a manner not adverse to the Stockholders, (ii) against any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company or any other proposal, offer or agreement concerning any merger, reorganization, consolidation, recapitalization, business combination, liquidation, share exchange, sale of stock, sale of material assets or similar business transaction involving the Company, any subsidiary of the Company or any division of the Company (each, an “Alternative Proposal”) and (iii) against any other action, agreement or transaction submitted for the vote or written consent of Stockholders that would reasonably be expected to impede, interfere with, delay, postpone, discourage, frustrate the purposes of or adversely affect the Merger or the other transactions contemplated by the Merger Agreement or this Agreement or the performance by the Company of its obligations under the Merger Agreement or by such Stockholder of its obligations under this Agreement.

(b) Each Stockholder hereby irrevocably grants to, and appoints, the Buyer, and any individual designated in writing by it, and each of them individually, as its proxy and attorney-in-fact (with full power of substitution), for and in its name, place and stead, to vote his, her or its Shares at any meeting of the stockholders of the Company called with respect to any of the matters specified in, and in accordance and consistent with this Section 1. Each Stockholder understands and acknowledges that the Buyer is entering into the Merger Agreement in reliance upon the Stockholder’s execution and delivery of this Agreement. Each Stockholder hereby affirms that the irrevocable proxy set forth in this Section 1(b) is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Stockholder under this Agreement. Except as otherwise provided for herein, each Stockholder hereby (i) affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked, (ii) ratifies and confirms all that the proxies appointed hereunder may lawfully do or cause to be done by virtue hereof and (iii) affirms that such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212(e) of the Delaware General Corporation Law. Notwithstanding any other provisions of this Agreement, the irrevocable proxy granted hereunder shall automatically terminate upon the termination of this Agreement.

(c) Each Stockholder covenants and agrees that until the termination of this Agreement in accordance with the terms hereof, at any meeting of the stockholders of the Company, however called, and in any action by written consent of the stockholders of the Company, such Stockholder shall appear at each such meeting or otherwise cause the Shares as to which such Stockholder controls the right to vote to be counted as present thereat for purposes of calculating a quorum.

(d) The obligations of each Stockholder specified in this Section 1 shall, subject to Section 6 hereto, apply whether or not the Merger or any action described above is recommended by the Board of Directors of the Company.

Section 2. Transfer of Shares. Each Stockholder covenants and agrees that such Stockholder will not directly or indirectly (i) sell, assign, transfer (including by merger, testamentary disposition, interspousal disposition pursuant to a domestic relations proceeding or otherwise by operation of law), pledge, encumber or otherwise dispose of any of the Shares, (ii) deposit any of the Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Shares or grant any proxy or power of attorney with respect thereto which is inconsistent with this Agreement or (iii) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect sale, assignment, transfer (including by merger, testamentary disposition, interspousal disposition pursuant to a domestic relations proceeding or otherwise by operation of law) or other disposition of any Shares.

Section 3. Representations and Warranties of the Stockholders. Each Stockholder on its own behalf hereby severally represents and warrants to the Buyer with respect to itself and its, his or her ownership of the Shares as follows:

(a) Ownership of Shares. The Stockholder beneficially owns all of the Shares as set forth on Schedule I hereto and has good and marketable title to such Shares, free and clear of any claims, liens, encumbrances and security interests whatsoever. The Stockholder owns no shares of Common Stock other than the Shares as set forth on Schedule I hereto. The Stockholder has sole voting power, without restrictions, with respect to all of the Shares.

(b) Power, Binding Agreement. The Stockholder has the legal capacity and all requisite power and authority to enter into and perform all of its obligations, under this Agreement. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms.

(c) No Conflicts. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, any provision of any loan or credit agreement, note, bond, mortgage, indenture, lease, or other agreement, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Stockholder, the Shares or any of the Stockholder’s properties or assets. Except as expressly contemplated hereby, the Stockholder is not a party to, and the Shares are not subject to or bound in any manner by, any contract or agreement relating to the Shares, including without limitation, any voting agreement, option agreement, purchase agreement, stockholders’ agreement, partnership agreement or voting trust. Except for filings with the SEC, no consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic, foreign or supranational, is required by or with respect to the Stockholder in connection with the execution and delivery of this Agreement or the consummation by the Stockholder of the transactions contemplated hereby.

Section 4. No Solicitation. Prior to the termination of this Agreement in accordance with its terms, each Stockholder agrees, in its individual capacity as a stockholder of the Company, that (i) it will not, nor will it authorize or permit any of its employees, agents and representatives to, directly or indirectly, (a) initiate, solicit or encourage any inquiries or the making of any Alternative Proposal, (b) enter into any agreement with respect to any Alternative Proposal, or (c) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Alternative Proposal, and (ii) it will notify the Buyer as soon as possible if any such inquiries or proposals are received by, any information or documents is requested from, or any negotiations or discussions are sought to be initiated or continued with, it or any of its affiliates in its individual capacity. Notwithstanding this Section 4 or any other provision of this Agreement, nothing herein shall be deemed to prohibit, restrict, curtail or otherwise limit any action a Stockholder may take as a member of the Company Board consistent with Section 6.1(a) of the Merger Agreement.

Section 5. Stock Dividends, etc. In the event of a stock split, stock dividend or distribution, or any change in the common stock by reason of any split-up, reverse stock split,

recapitalization, combination, reclassification, exchange of shares or the like, the term “Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction; provided, that the foregoing shall not prevent the conversion of any of the Shares into the right to receive Merger Consideration (as defined in the Merger Agreement) pursuant to the Merger in accordance with the terms of the Merger Agreement.

Section 6. Termination. This Agreement shall terminate upon the earlier to occur of (i) the Effective Time or (ii) any termination of the Merger Agreement in accordance with the terms thereof; provided, that no such termination shall relieve any party of liability for a willful breach hereof prior to termination.

Section 7. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

Section 8. Fiduciary Duties. Each Stockholder is signing this Agreement solely in such Stockholder’s capacity as an owner of his, her or its respective Shares, and nothing herein shall prohibit, prevent or preclude such Stockholder from taking or not taking any action in his or her capacity as an officer or director of the Company, to the extent permitted by the Merger Agreement.

Section 9. Consent and Waiver. Each Stockholder hereby gives any consents or waivers that are reasonably required for the consummation of the Merger under the terms of any agreement to which such Stockholder is a party or pursuant to any rights such Stockholder may have in its capacity as a Stockholder of the Company.

Section 10. Waiver of Appraisal Rights. To the fullest extent permitted by applicable law, each Stockholder hereby waives any rights of appraisal or rights to dissent from the Merger that it may have under applicable law.

Section 11. Miscellaneous.

(a) Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties with respect thereto. This Agreement may not be amended, modified or rescinded except by an instrument in writing signed by each of the parties hereto.

(b) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable

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law in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

(c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of law thereof.

(d) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

(e) Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly delivered (i) three business days after being sent by registered or certified mail, return receipt requested, postage prepaid, or (ii) one business day after being sent for next business day delivery, fees prepaid, via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

(i)	if to a Stockholder to the address set forth on the respective signature page of this Agreement;

(ii)	if to the Buyer to:

Versata Enterprises, Inc.

6011 West Courtyard Drive

Suite 300

Austin, Texas 78730

Attn: Lance A. Jones

Telecopy: (512) 874-3502

with a copy to:

Haynes and Boone, LLP

901 Main Street

Suite 3100

Dallas, Texas 75202

Attn: Dennis R. Cassell

Telecopy: (214) 200-0788

(iii)	if to the Company to:

TenFold Corporation

698 West 10000 South

South Jordan, Utah 84095

Attn: Robert P. Hughes

Telecopy: (801) 816-0340

with a copy to:

Munger, Tolles & Olson LLP

355 South Grand Avenue

35th Floor

Los Angeles, California 90071-1560

Attn: Robert B. Knauss

Telecopy: (213) 687-3702

(f) No Third Party Beneficiaries. This Agreement is not intended, and shall not be deemed, to confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns, to create any agreement of employment with any person or to otherwise create any third-party beneficiary hereto.

(g) Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void, except that the Buyer may assign this Agreement to any direct or indirect wholly owned subsidiary of the Buyer without the consent of the Company or the Stockholder, provided, that the Buyer shall remain liable for all of its obligations under this Agreement. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.

(h) Interpretation. When reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement, unless otherwise indicated. The headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” No summary of this Agreement prepared by the parties shall affect in any way the meaning or interpretation of this Agreement.

(i) Submission to Jurisdiction. Each of the parties to this Agreement (i) consents to submit itself to the personal jurisdiction of any state or federal court sitting in the State of Delaware in any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iv) agrees not to bring any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement in any other court. Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Any party hereto may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 11(e) hereto. Nothing in this Section, however, shall affect the right of any party to serve legal process in any other manner permitted by law.

(j) WAIVER OF JURY TRIAL. EACH OF THE BUYER, THE COMPANY AND EACH STOCKHOLDER HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF THE BUYER, THE COMPANY OR EACH STOCKHOLDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

[Signature Pages to follow]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed individually or by its respective duly authorized officer as of the date first written above.

TENFOLD CORPORATION

By:
Name:	Robert Felton
Title:	President and CEO

VERSATA ENTERPRISES, INC.

By:
Name:	Sean P. Fallon
Title:	Vice President – Finance and Chief Financial Officer

STOCKHOLDERS:

JEFFREY WALKER

By:
Name:	Jeffrey Walker
Address:
Address:

CASSANDRA WALKER

By:
Name:	Cassandra Walker
Address:
Address:

WALKER CHILDREN’S TRUST

By:
Name:	Jeffrey Walker
Title:	Trustee
Address:
Address:

FIRST MEDIA TF HOLDINGS, LLC

By:	First Media, L.P., its sole member and manager

By:	First Media Corporation, its sole General Partner

By:
Name:	Ralph W. Hardy, Jr.
Title:	Secretary
Address:
Address:

STOCKHOLDERS, CONTINUED:

ROBERT W. FELTON TRUST

By:
Name:	Robert W. Felton
Title:	Trustee
Address:
Address:

STEPHEN H. COLTRIN

By:
Name:	Stephen H. Coltrin
Address:
Address:

SCHEDULE I

STOCKHOLDER	NUMBER OF SHARES OF COMMON STOCK	NUMBER OF SHARES OF PREFERRED STOCK
Jeffrey & Cassandra Walker	13,194,800	—
Walker Children’s Trust	3,869,800	—
First Media TF Holdings	3,340,330	476,342
Robert W. Felton Trust	3,421,737	476,342
Stephen H. Coltrin	—	119,085

ANNEX E

March 20, 2008

Board of Directors

TenFold Corporation

698 West 10000 South, Suite 200

South Jordan, UT 84095

Re: Fairness Opinion – Acquisition Offer from Versata Enterprises, Inc.

Dear Directors:

Houlihan Valuation Advisors (“HVA”) understands that a transaction (the “Transaction”) is contemplated whereby 100.0 percent of the capital stock (including settlement of all in-the money options) of TenFold Corporation (“TenFold” or “the Company”) will be acquired by Versata Enterprises, Inc (“Versata”).

HVA has been retained by the Board of Directors of TenFold to render a written opinion (the “Opinion”) as to the fairness of the Transaction to the stockholders of TenFold from a financial point of view. The Opinion is as of March 20, 2008 and is valid as of that date.

The Transaction

TenFold has signed a Letter of Intent (“LOI”) dated February 15, 2008 whereby Versata will purchase 100.0 percent of the capital stock (including settlement of all in-the money options) of TenFold for $2.85 million in cash (the “Consideration”) which represents a price of approximately $0.0400 per share. In addition, Versata will provide a bridge loan in the amount of $300,000 to TenFold but this loan does not effect the Transaction with regard to the consideration paid by Versata or received by the TenFold shareholders.

The Transaction will be governed by the Agreement And Plan Of Merger between TenFold and Versata. Under the terms of the Agreement And Plan Of Merger, Versata will create a Merger Subsidiary, TFTX Acquisition, Inc. The Transaction shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or at such later time as is established by the Buyer (Versata) and Seller (TenFold) (the “Effective Time”). At the Effective Time, the separate existence of the Merger Subsidiary shall cease to exist and the Merger Subsidiary shall be merged with and into the Company with the Company continuing as the surviving corporation in such merger as a directly, wholly-owned subsidiary of the Buyer.

The Transaction is subject to the following contingencies:

•	Versata shall have conducted its due diligence and be satisfied with the findings;

•	Negotiation and execution of definitive agreements with mutually agreeable terms; and

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•	No material adverse change in the assets, business, or financial condition of TenFold prior to the closing

In addition, the LOI contemplates a break-up fee of $200,000, plus expenses incurred in pursuit of this transaction to be paid to Versata by TenFold, should TenFold terminate its merger agreement with Versata and pursue an alternative transaction.

Overview of the Capital Structure of TenFold

As of the date of this Opinion, the capital structure of TenFold consisted of 1,630,449 shares of Series A Convertible Preferred Stock convertible into 22,082,584 Common Shares at a conversion ratio of 13.54387:1 and 49,150,296 shares of Common Stock for a total of 71,232,880 common share equivalents. In addition, there were 12,270,803 Warrants outstanding to purchase shares of Common Stock (associated with the Convertible Preferred), and 21,335,546 Options to purchase Common Stock outstanding (related to three employee stock option programs). As the Warrants had an exercise price of $0.62 and the lowest strike price of the Options was $0.15, they are considered “out-of-the-money” and were not included in per share calculations.

TenFold

Capitalization Table

(As of March 20, 2008)

Convertible Preferred Shares Outstanding (Conversion Ratio of 13.54387:1)	1,630,449
Convertible Preferred Shares Outstanding as Common Share Equivalents		22,082,584

Common Shares Outstanding		49,150,296

Total Common Share Equivalents Outstanding		71,232,880

	Outstanding	In The Money
Warrants to Purchase Common Shares at $0.62 per share	12,270,803	—
Options to Purchase Common Shares, Weighted Average Strike Price of $1.26, lowest strike price of $0.15	21,335,546	—

Note: As of the Transaction Date, both the offer price and closing price of TenFold’s Common Stock were below $0.15, therefore no Options or Warrants were exercisable and included in per share calculations.

Value Per Common Share Equivalent Based on 71,232,880 Common Share Equivalents Outstanding		$0.0400

Fairness Opinion – TenFold Corporation – March 20, 2008	Page 2 of 18
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Pursuant to the Agreement And Plan Of Merger, TenFold shareholders will receive consideration of $0.0400 per share of Common Stock and $0.5418793 per share of Preferred Stock. This consideration is consistent with the 13.54387:1 established conversion ratio.

HVA Review and Analysis

In delivering this opinion, HVA has reviewed, among others, the following:

•	TenFold Form 10-Q for the quarterly period ended September 30, 2007

•	TenFold Form 10-K for the years ended December 31, 2006 and 2005

•	TenFold Form 8-K dated February 11, 2008 and January 23, 2008

•	TenFold’s 2007 Proxy Statement dated April 30, 2007

•	TenFold’s unaudited financial statements for the year ended December 31, 2007

•	Agreement And Plan of Merger. Drafts of March 18, 2008, March 13, 2008, March 7, 2008, March 3, 2008, and February 25, 2008, prepared by Haynes & Boone, LLP

•	Letters of Intent to acquire TenFold from Versata Enterprises, Inc. dated February 15, 2008 and February 13, 2008

•	Weekly cash flows including actual results from January 2, 2008 to February 17, 2008 and projected cash flows from February 18, 2008 through Q3 2008 prepared by Company management

•	Minutes from TenFold’s Board of Directors meetings dated February 20, 2008, February 15, 2008, February 14, 2008, February 11, 2008, February 1, 2008, January 22, 2008, and January 17, 2008

•	Various internal documents and emails regarding efforts to identify a proper acquirer for TenFold

•	TenFold Corporation Stock Option Plans

In addition to a review of the above-described documents, the following analytical procedures, among others, were conducted in arriving at our Opinion:

•

HVA met with representatives of TenFold in person at TenFold’s administrative offices in South Jordan, Utah as well as telephonically and conducted discussions regarding matters pertinent to our analysis. Inquiries were made with certain officers of TenFold who have senior responsibility for operating matters regarding: (i) the operations, financial condition, future prospects and projected operations and performance of TenFold; (ii) whether management is aware of any events or conditions which might cause any of the assumptions set forth in this Opinion to be incorrect; and (iii) whether management is aware of any material change in the TenFold’s assets, financial condition or business outlook since September 30, 2007, the date of the Company’s most recent 10-Q filing.

Fairness Opinion – TenFold Corporation – March 20, 2008	Page 3 of 18
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•

A cash flow forecast and accompanying assumptions prepared by TenFold management for the weeks beginning January 6, 2008 through Q3 2008 was reviewed, and the assumptions underlying such forecasts were discussed with Company management

•	Generally recognized financial analysis and valuation procedures were undertaken to ascertain the financial condition of TenFold

•	A review and analysis of publicly available transaction data from private equity databases for computer programming companies

•	A review and analysis of public market data for comparable companies in the application development and deployment sector relative to market valuation ratios and multiples

•	A review of discounts applicable to restricted stock of public companies of discounts associated with such transactions in the computer programming industry

•	A review of the trading volumes and prices of the Company’s publicly-traded common stock

•	Participated in a conference call with the Board of Directors of TenFold to review the terms of the proposed transaction on March 20, 2008.

In conducting our analysis and rendering the Opinion as expressed herein, we have taken into account general economic, monetary, political, market and other conditions as well as our experience in connection with similar transactions and securities valuation generally. The Opinion is based upon all of such conditions as they exist currently and can be evaluated on the date hereof. Existing conditions are subject to rapid and unpredictable changes and such changes could impact the Opinion.

In rendering the Opinion, HVA did not assume responsibility for independently verifying, and did not independently verify, any financial or other information concerning TenFold furnished to it by TenFold, or the publicly-available financial and other information regarding TenFold and other companies used in the analysis of the Transaction. HVA has assumed that all such information is accurate and complete. HVA has further relied on assurances of management of TenFold that they are not aware of any facts that would make such financial or other information relating to such entities inaccurate or misleading.

With respect to internal financial forecasts prepared by TenFold management provided to HVA, HVA assumed, with the consent of the Board of Directors, that they were reasonably prepared on a basis reflecting the best currently available estimates and judgments of TenFold management. HVA further relied upon the assurances of TenFold management that they were not aware of any facts or circumstances that would make any information provided to HVA, when considered in light of all of the information provided to it, inaccurate or misleading. In addition, HVA did not make, and was not provided with, any independent evaluation or appraisal of specific assets and liabilities (including any derivative or off-balance-sheet assets and liabilities) of TenFold. HVA made no physical inspection of TenFold’s assets or liabilities.

HVA has been informed that since September 30, 2007, the date of the TenFold’s most recent 10-Q filing, TenFold’s capital resources have declined, sales have declined, there has been a significant reduction in workforce and certain members of management have temporarily

Fairness Opinion – TenFold Corporation – March 20, 2008	Page 4 of 18
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reduced their cash salaries to help improve the Company’s cash flow due to concerns about TenFold’s viability. HVA analyzed TenFold as a going concern and accordingly expressed no opinion as to its liquidation value. HVA expresses no opinion on matters of legal, regulatory, tax or accounting nature related to the Transaction.

The Opinion is based only on information available to HVA and the financial, market, economic, and other conditions, facts, and circumstances as they existed and were subject to evaluation on the date of its opinion. Events occurring after that date could materially affect the assumptions used by HVA in preparing its opinion. HVA assumed no responsibility to update or revise its Opinion based on circumstances or events occurring after the date of its Opinion.

We have not been requested to, and did not, solicit third party indications of interest in equity investments in TenFold. Furthermore, at your request, we have not negotiated the Transaction or advised TenFold with respect to alternatives to it.

The Opinion does not constitute a recommendation of the Transaction over any alternative transactions that may be available to TenFold and does not address TenFold’s underlying business decision to effect the Transaction.

The following is an elaboration of some of the factors considered by HVA in rendering the Opinion.

Business History

TenFold was founded in 1993 and spent the first few years primarily developing its patented Universal Application technology. In 1996, the Company began using Universal Application to build applications for customers. In an effort to gain market share, the Company tested a new business model in 1999 and early 2000, which included selling large custom application development projects with a unique-in-the-industry “money back guarantee”. Beginning in 2000, TenFold experienced difficult quarters and faced significant financial, legal, and operational issues. The Company incurred substantial and increasing losses from operations in the last three quarters of 2000, including a $55 million operating loss in the fourth quarter of 2000.

Starting in the second half of 2000 and continuing through the present, Company management has taken steps to refocus TenFold to its roots as a Universal Application technology company, deal with the liabilities that arose as a result of the interim business model, and restore the Company to sound business health.

During 2001, operations were consolidated into one corporate organization to reduce costs and improve the Company’s core delivery and operational infrastructure. Operating costs were significantly reduced through headcount reductions, lease renegotiations and terminations, and other cost-control measures. During 2001, TenFold improved customer satisfaction and sold additional products and services to existing customers. The Company began promoting the Universal Application to customers desiring to use it to build applications. In November 2001, TenFold entered into an expanded relationship with Allstate Insurance Company (“Allstate”), which represented its first significant transaction under the new sales and business model.

Fairness Opinion – TenFold Corporation – March 20, 2008	Page 5 of 18
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During 2002, the Company continued its restructuring and refocusing efforts. The Company significantly reduced quarterly cash outflows by renegotiating several major property leases, retiring its entire bank debt, and continuing operational restructuring to better align capacity with current cash flow. TenFold continued to settle legacy litigation matters, bringing to a total of ten the number of disputes related to its interim business model that were satisfactorily settled without any admission of fault or payment by the Company except for the self-insurance retentions.

In the first three quarters of 2003, TenFold continued to complete key steps of its business turnaround. In February 2003, it reached agreement with two major equipment leasing vendors to buy out and retire their remaining equipment leasing debt of approximately $2.9 million at a substantial discount. As a result, the Company now has no material equipment leases and no bank debt. In September 2003, TenFold settled a lease dispute with one of the landlords of its two unoccupied offices and restructured payments beginning October 2003 and continuing through the remaining lease term. In October 2003, the Company completed negotiations with the other landlord on restructuring payment terms for the lease.

TenFold raised capital twice during 2003. In February 2003, Robert W. Felton, a long-time TenFold director, and recently elected Chairman, made an investment of $700,000 in TenFold, by acquiring restricted TenFold common stock. In December 2003, the Company closed a $10 million private placement of restricted TenFold common stock.

During 2003 and 2004, the Company continued sales and marketing related initiatives including establishing alliance relationships with distributors such as VARs; prototyped a new sales model focusing on selling small, paid proof-of-concept projects; initiated internet access to TenFold technology; introduced TenFold Support SpeedPro, making expert consultants available for short-duration projects; and, increased marketing and public relations efforts to broaden awareness of and interest in TenFold technology.

During 2005, the Company focused new-customer sales primarily on selling small, proof-of-concept projects as part of its penetrate and radiate sales program. Once TenFold completed an initial project, it attempted to radiate into the account by selling additional services and licenses. The financial impact of the new-account, or “penetrate”, transactions was immaterial to its overall financial performance. Some of these accounts radiated from proof-of-concept projects to purchase larger production licenses and additional services. However, they were not sufficiently large for the Company to achieve profitability or positive cash flow.

At the end of 2005, TenFold replaced its former Chief Executive Officer, with long-time TenFold director and shareholder, Robert W. Felton. Under his leadership, the business model changed to focus on selling larger consulting projects, instead of the smaller prototype application projects that were primarily sold in 2005.

During 2006, Mr. Felton’s initial goals were to raise capital for TenFold to improve its financial condition, and to increase sales. In March 2006, the Company completed a capital raising transaction for gross proceeds of approximately $6.3 million (before expenses and repayment of $1.1 million of interim financing obligations). And in December 2006, TenFold completed an

Fairness Opinion – TenFold Corporation – March 20, 2008	Page 6 of 18
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additional capital raising transaction for gross proceeds of approximately $1.3 million (before expenses).

During 2006, Mr. Felton spent significant time working with prior and existing customers to re-establish and improve relationships with these customers, and meeting with many new prospects. TenFold made steady progress closing new sales and beginning new consulting projects in 2006, quarter by quarter, to both existing and new customers. The Company also improved its quarterly operating cash flow from ($1.9) million for Q2 2006, to ($864,000) for Q3 2006, and to $21,000 for Q4 2006.

During 2006 and into 2007, TenFold generally made progress closing new sales to both existing and new customers and began new consulting projects. Such sales have been a source of ongoing business as some of these customers expanded their use of TenFold’s services. After a significant decline in sales closed during the quarter ended June 30, 2007 compared to the quarter ended March 31, 2007, the Company increased sales significantly during the quarter ended September 30, 2007, and achieved positive cash flow from operations of $122,000 for the quarter ended September 30, 2007. However, TenFold’s overall sales were not sufficient or consistent enough to generate sustained positive cash flow from operations, or profitability.

On January 23, 2008, TenFold announced that it was reducing its workforce by approximately 40 percent immediately. In the announcement, the Company stated that it had cash of approximately $1.9 million and that “deals expected to close in Q4 2007 did not close as expected, and TenFold’s pipeline may not be adequate enough to significantly reverse this trend. Thus, TenFold is reducing its expenses to conserve its cash, after careful and studied consideration with its Board of Directors of all its available options.”

On February 11, 2008, TenFold filed a Form 8-K informing readers that the Compensation Committee of TenFold Corporation approved four of TenFold’s Named Executive Officers voluntarily agreeing to temporarily reduce their 2008 cash salaries to help TenFold improve its cash flow. The reductions are to be repaid to the executives upon the earlier to occur of:

(1) the raising of new capital sufficient, in the view of the Board of Directors, to finance the operations of the Company for a reasonable period;

(2) the Company is sold or is restructured to go private;

(3) the Board of Directors decides to terminate operations of the Company;

(4) the employee terminates his employment with the Company for any reason, or

(5) June 30, 2008.

TenFold’s Customer Base

Five customers accounted for a total of 59 percent of TenFold’s revenues for the nine months ended September 30, 2007 (individually 15 percent, 13 percent, 11 percent, 10 percent, and 10 percent of total revenues, respectively) compared to one customer accounting for a total of 18 percent of revenues for the same period in 2006. No other single customer accounted for more than 10 percent of total revenues for the three and nine months ended September 30, 2007 or the same period in 2006.

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Three customers accounted for 21 percent, 16 percent and 10 percent of total revenues for the year ended December 31, 2006, compared to three customers accounting for 20 percent, 18 percent and 11 percent of total revenues for the year ended December 31, 2005. No other single customer accounted for 10 percent or more of total revenues for the year ended December 31, 2006 or 2005.

The revenue from the customer accounting for 21 percent of total revenues for the year ended December 31, 2006, DevonWay, was primarily from the recognition of previously deferred license revenue from a single transaction in 2005. The Company did not expect DevonWay to account for a significant percentage of its revenues after December 31, 2006.

According to management, TenFold continues to face a challenging sales environment. This is primarily due to its weak balance sheet and going concern note to its financial statements, which will be discussed further in the Summary & Conclusion section.

Industry Outlook

Standard & Poors, defines application development and deployment as including information and data management software, application design and construction tools, application life-cycle management, application development platforms, and middle ware. According to IDC, an information technology research firm, the worldwide market for this segment was approximately $50.8 billion in 2006, an increase of 11.1% from 2005. IDC forecasts that this segment will grow to about $77.0 billion in 2011 for a CAGR of 8.7%.

The IDC data is consistent with Standard & Poors outlook for the enterprise software market. S&P believes that, while the market has recovered to mid- to high- single digit growth following the bursting of the technology bubble in 2000, this may be as good as it gets for the overall enterprise software sector for years to come, as in S&P’s view, the industry has reached maturity. Therefore, S&P expects this mid- to high- single digit growth to continue representing a steady growth rate for the industry. S&P recognizes that there almost certainly will be high-growth niches but for the most part, boom and bust cycles of enterprise software expenditure have been supplanted by disciplined purchasing programs focused on ROI and total cost of ownership.

Economic growth remains a key driver for the software industry overall. As of March 13, 2008, The Economist was forecasting real GDP growth for the United States of 2.5% in 2007, 1.5 % in 2008, and growth of 2.2% in 2009.

Analysis of TenFold’s Financial Condition

Revenues: Total revenues decreased $712,000 or 12 percent, to $5.0 million for the year ended December 31, 2006, as compared to $5.7 million for the year ended December 31, 2005.

Services and other revenues decreased $1.6 million, or 31 percent, to $3.6 million for the year ended December 31, 2006 as compared to $5.2 million for the year ended December 31, 2005. The decrease in services and other revenues is primarily due to decreases in revenues from certain customers who purchased less services from us over time as they completed their

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application development projects. Although TenFold sold and begun new consulting projects in 2006, they are not as large as these particular prior projects.

License revenues increased $909,000, or 177 percent, to $1.4 million for the year ended December 31, 2006 as compared to $515,000 for the year ended December 31, 2005. However, the 2006 license revenue includes $1 million from DevonWay, a related party that was deferred from 2005, because the license agreement contained a discount that could not be determined at the inception of the agreement.

Total revenues increased $457,000, or 41 percent, to $1.6 million for the three months ended September 30, 2007, as compared to $1.1 million for the same period in 2006. For the nine months ended September 30, 2007, total revenues increased $2.6 million, or 106 percent, to $5.0 million as compared to $2.4 million for the same period in 2006.

For the nine months ended September 30, 2007, services and other revenues increased $2.6 million, or 125 percent, to $4.7 million as compared to $2.1 million for the same period in 2006. The increases in services and other revenues are primarily due to providing more time-and-materials consulting services during the three and nine months ended September 30, 2007, than in the same periods in 2006, resulting from sales of new consulting projects during the latter part of 2006 and into 2007.

Cost of Revenues: Cost of revenues consists primarily of compensation and other related costs of personnel and contractors to provide applications development and implementation consulting, support, and training services. Cost of revenues decreased $162,000, or 6 percent, to $2.8 million for the year ended December 31, 2006 as compared to $2.9 million for the year ended December 31, 2005. The decrease in cost of revenues is primarily due to having fewer staff working on customer projects in 2006. The decrease was partially offset by an increase in stock-based compensation expense in 2006 as a result of SFAS 123(R).

For the nine months ended September 30, 2007, cost of revenues increased $1.1 million, or 55 percent, to $3.0 million as compared to $1.9 million for the same period in 2006. The increases in cost of revenues are due primarily to having more staff working on more customer projects in 2007.

Sales and Marketing: Sales and marketing expenses consist primarily of compensation, travel, and other related expenses for sales and marketing personnel; and marketing seminars, public relations, advertising and other marketing expenses. Sales and marketing expenses decreased $2.1 million, or 72 percent, to $812,000 for the year ended December 31, 2006 as compared to $2.9 million for the year ended December 31, 2005. The decreases in sales and marketing expenses are due to discontinuing most discretionary marketing programs in late 2005 in connection with the change in sales focus under the Company’s new Chief Executive Officer, Robert W. Felton, and to conserve financial resources; as well as from a decrease in sales and marketing headcount.

For the nine months ended September 30, 2007, sales and marketing expenses increased $47,000, or 7 percent, to $724,000 as compared to $677,000 for the same period in 2006.

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Research and Development: Research and development expenses consist primarily of compensation and other related costs of personnel dedicated to research and development activities. Research and development expenses increased $569,000, or 16%, to $4.1 million for the year ended December 31, 2006, as compared to $3.5 million for the year ended December 31, 2005. The increase in research and development expenses is due to recognition of stock-based compensation expense in 2006 as a result of SFAS 123(R), which was partially offset by a decrease from having fewer staff working on research and development activities in 2006 compared to 2005.

For the nine months ended September 30, 2007, research and development decreased $589,000, or 18 percent, to $2.7 million as compared to $3.3 million for the same period in 2006. The decrease in research and development expenses for the nine month period is due primarily to more costs being allocated out of research and development to cost of revenues as more research and development staff worked on billable projects during 2007, than in the same period in 2006. Additionally, stock-based compensation expense for the nine-month period decreased from 2006 to 2007.

General and Administrative: General and administrative expenses consist primarily of the costs of executive management, finance and administrative staff, business insurance, and professional fees. General and administrative expenses decreased $168,000, or 6 percent, to $2.8 million for the year ended December 31, 2006 as compared to $3.0 million for the year ended December 31, 2005. The decrease is due primarily to general and administrative expenses for 2005 including severance costs for TenFold’s prior CEO, as well as from lower general and administrative staffing in 2006 compared to 2005. The decreases in general and administrative costs were partially offset by an increase in stock-based compensation expense in 2006 associated with SFAS 123(R).

For the nine months ended September 30, 2007, general and administrative expenses decreased $380,000, or 17 percent, to $1.8 million as compared to $2.2 million for the same period in 2006. The decreases are primarily due to higher stock-based compensation expense in 2006 primarily for option grants to the Company’s CEO during the three months ended September 30, 2006

Tax Expense/Benefit: The benefit for income taxes was $235,000 for the year ended December 31, 2006 as compared to a benefit of $1.1 million for the year ended December 31, 2005. The benefit for income taxes for the years ended December 31, 2006 and 2005 relate primarily to reversing accruals for state taxes that were no longer deemed necessary. The provision for income taxes for the nine months ended September 30, 2007 of $7,000, relates to foreign withholding taxes.

At September 30, 2007, management has recognized a valuation allowance for the net deferred tax assets related to temporary differences, foreign tax credit carryforwards and net operating loss carryforwards. The valuation allowance was recorded in accordance with the provisions of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, which requires that a valuation allowance be established when there is significant uncertainty as to the realizability of the deferred tax assets. Based on a number of factors, the currently available,

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objective evidence indicates that it is more likely than not that the net deferred tax assets will not be realized.

Net Income/Losses: TenFold reported a net loss for the year ended December 31, 2006 of $7,390,000. The net loss in 2006 compares to net income for the year ended December 31, 2005 of $5,434,000 and net income for the year ended December 31, 2004 of $3,416,000. Of 2006 net loss, $2,207,000 corresponded to a deemed dividend related to warrants issued with preferred stock and beneficial conversion feature on preferred stock.

For the nine months ended September 30, 2007, a net loss of $3,206,000 was recorded compared to a net loss of $7,402,000 for the nine months ended September 30, 2006. Of the nine-month 2006 net loss, $1,761,000 corresponded to a deemed dividend related to warrants issued with preferred stock and beneficial conversion feature on preferred stock.

Liquidity and Capital Resources

Net cash used in operating activities was $4.4 million for the year ended December 31, 2006 as compared to $4.5 million for 2005. The decrease in cash flow used in operating activities results from decreases in cash outflows from reduced expenses, which was largely offset by decreases in cash inflows from certain large customers.

Net cash provided by financing activities was $6.7 million for the year ended December 31, 2006 as compared to $604,000 for 2005. Net cash provided by financing for the year ended December 31, 2006, included $7.3 million of net proceeds from the sale of convertible preferred stock and warrants, $500,000 from issuance of notes payable, less $1.1 million in principal payments on notes payable which were repaid in full upon closing a capital raising transaction in March 2006. Net cash provided by financing activities for the year ended December 31, 2005 also included $600,000 from the issuance of notes payable to three members of the Company’s Board of Directors (or investment entities associated with those Directors).

Net cash used in operating activities was $1.7 million for the nine months ended September 30, 2007 as compared to $4.4 million for the same period in 2006. The decrease in net cash used in operating activities was primarily due to increases in cash inflows resulting from increased sales. Net cash used in investing activities was $198,000 for the nine months ended September 30, 2007 as compared to $24,000 for the same period in 2006. The increase in net cash used in investing activities is primarily due to purchases made to replace aging computer equipment. Net cash provided by financing activities was $83,000 for the nine months ended September 30, 2007 as compared to $5.5 million for the same period in 2006. Net cash provided by financing activities for the nine months ended September 30, 2006 included $6.1 million of net proceeds from the sale of convertible preferred stock and warrants, $500,000 from issuance of notes payable, less $1.1 million in principal payments on notes payable which were repaid in full upon closing a capital raising transaction in March 2006.

The Company’s deferred revenue balance generally results from contractual commitments made by customers to pay amounts to TenFold in advance of revenues earned. The Company had deferred revenues balances of $1.7 million at September 30, 2007 and $1.4 million at December 31, 2006. When over time the Company recognizes these deferred revenue balances as revenues

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in the statement of operations, it will not have corresponding increases in cash, as the related cash amounts have previously been received by TenFold. Unbilled accounts receivable represents revenue that have been earned but which the Company has not yet billed.

As of September 30, 2007, TenFold’s principal source of liquidity was its cash and cash equivalents of $1.8 million. Although the Company has generally made progress closing new sales to both existing and new customers in 2006 and 2007, its overall sales have not been sufficient or consistent enough to generate sustained positive cash flow from operations, or profitability.

It should be noted that the Company’s current weak financial position adds an additional burden to growing its business. Management has represented to HVA that many clients have established capital resource requirements for their vendors in an effort to avoid purchasing services from entities that could disappear, leaving them without support. TenFold’s current financial status does not put the Company in a desirable position to win new business.

HVA’s Analysis

Several factors enter into determining the range of financial fairness. The basic question that has to be answered is: Will the shareholders be better off after the transaction than before it? 1

HVA performed a number of analyses to determine a range of value for TenFold’s capital stock that will be acquired in conjunction with the Transaction. Among others, the analyses included:

Analysis of Projected Operating Results

Management had not prepared a multi-year net cash flow projection and it is HVA’s opinion that if it had, the net cash flow would have been negative for the foreseeable future based on the weekly cash forecasts mentioned below. Management has been focused on issues requiring immediate attention; specifically conserving cash, preparing the Company to be acquired, identifying potential acquirers and assisting potential acquirers with due diligence reviews.

Management has prepared weekly cash forecasts for the balance of FY2008. Management prepared two scenarios, the first is a baseline scenario that does not contemplate any incremental new business forecasting existing contracts only; the second is a forecast scenario that contemplates signed business and some incremental sales to existing customers. The forecasts are presented in Exhibit #12. In the base case scenario, management projected that its balance of approximately $1,041,000 as of February 17, 2008 would be spent down to approximately $400,000 by April 27, 2008 and to reach a negative balance of approximately ($67,000) in the week ended 5/11/08. In the second, or forecast, scenario, the Company projects its ending cash balance to reach approximately $430,000 by May 4, 2008 and to reach a negative balance of approximately ($67,000) in the week ended 6/15/08. Thereafter, the cash balance goes slightly positive for one week

[1]	Robert F. Reilly and Robert P. Schweihs, The Handbook of Advanced Business Valuation, (New York, NY: McGraw-Hill, 2000), p. 317

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and then becomes negative from the week ended June 29, 2008 forward. Given that the Company expects to run out of funds sometime between mid-May 2008 and mid-June 2008 without significant new sales, it is fair to say that TenFold’s future as a going concern is highly questionable.

In fact, the Company’s 10-Q filing for the nine months ended September 30, 2007 stated the following:

We have not been able to generate positive cash flow from operations for the four years ended December 31, 2006, or the nine months ended September 30, 2007. Our net cash used in operating activities was $1.7 million for the nine months ended September 30, 2007, and $4.4 million for the nine months ended September 30, 2006.

We have experienced some difficulty in closing substantial new sales, and it is unclear when or if we can expect to predictably close sufficient significant sales to new or existing customers to consistently achieve and sustain positive cash flow from operations. Under the leadership of our Chief Executive Officer, Robert W. Felton, we changed our business model to focus on selling larger consulting projects, instead of the smaller prototype application projects that we primarily sold in 2005. We have generally made progress closing new sales to both existing and new customers and began new consulting projects in 2006 and 2007. After a significant decline in sales closed during the quarter ended June 30, 2007 compared to the quarter ended March 31, 2007, we increased sales significantly during the quarter ended September 30, 2007, and achieved positive cash flow from operations of $122,000 for the quarter ended September 30, 2007. However, our overall sales have not been sufficient or consistent enough to generate sustained positive cash flow from operations, or profitability. If we do not close sufficient significant future sales in the near-term, our existing cash resources and existing ongoing contracts will not be sufficient to fund our operations beyond 2007.

Analysis of Discounted Cash Flow

As mentioned previously, the Company has not prepared financial projections beyond the weekly cash balance as management has been focused on finding a suitable acquirer for TenFold. TenFold’s TTM results do not have positive operating income, EBIT or EBITDA, or net income. Furthermore, no information has been presented to HVA that would allow us to create meaningful projections that would result in a positive cash flow to discount. Therefore, we were not able to discount future cash flows or capitalize historical cash flows to complete the income approach, a fundamental valuation analysis.

Analysis of TenFold’s Public Market Stock Price

HVA analyzed TenFold’s public market stock price from the close on January 2, 2008 to the close of March 20, 2008. The Company’s share price at the close on March 20, 2008 was $0.040 and its market capitalization was $2,849,315 based on 71,232,880 shares of common share equivalents issued and outstanding as of that date. Analysis of the ten trading days immediately prior to the Transaction resulted in a weighted average stock price based on the daily closing price of the Company’s stock of $0.040 per share. Analysis of the twenty trading days immediately prior to the Transaction resulted in a weighted average stock price based on the daily closing price of the Company’s stock of $0.040 per share. Analysis of the thirty trading days immediately prior to the Transaction resulted in a weighted average stock price based on the daily closing price of the

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Company’s stock of $0.047 per share. For purposes of this analysis, HVA believes that a share price of $0.040 should be used because it represents the weighted average closing price for both the last 10 days and last 20 days.

HVA noted that the average daily trading volume decreased from 115,052 shares representing $9,265 in January 2008 to 51,600 shares representing $2,363 in February 2008. The average daily trading volume from March 1, 2008 to March 20, 2008 was 6,767 shares, representing $265. Trading volume for this period can be characterized as light and demonstrating limited liquidity. It is HVA’s opinion that this thin market for the Company’s stock has limited utility in establishing the fair market value of TenFold. Were there to be moderate selling volume, we would expect the Company’s share price to decline promptly. From February 25th to March 7th, transactions were occurring at the bid of $0.036-$0.038 per share (see Exhibit #9) and we would expect modest sales to return the stock to those levels or lower depending on the volume sold.

It should be mentioned that the $0.040 share price reflects a marketable minority interest and the transaction proposed is for controlling interest, therefore the application of a control premium is theoretically called for. HVA believes that the $0.040 price per share is somewhat illusory due to the limited volume traded and the recent trading history when selling occurred from February 25th to March 7th. If one entity controlled the 71.2 million common share equivalents outstanding and attempted to sell the shares in blocks of 1,000, we believe that the share price would drop substantially from $0.040 to below $0.030 per share. At a price of $0.030 per share, a 33 percent control premium, which is the historically observed average, would result in a price of $0.040.

Analysis of Public Company Market Data of Comparable Companies

HVA analyzed market data for eight computer programming companies (NAICS 541511) producing business application and development tools software. Of the eight companies identified, five had positive net margins for their most recent trailing twelve-month period, while three had negative net margins.

As part of its analysis, HVA analyzed the current market enterprise value of the sample companies as a multiple of each company’s TTM revenue (enterprise value to sales). The enterprise value to sales multiples of the sample companies ranged from 0.56 times to 2.96 times. The median multiple was 1.33 times. TenFold was trading at an enterprise value to sales multiple of 0.45 times and 0.45 times based on the Transaction price (see Exhibit #7).

HVA also analyzed the current price (market capitalization) of the sample companies as a multiple of each company’s TTM revenues (price to sales multiple). The price to sales multiples of the sample companies ranged from 0.89 times to 3.32 times. The median price to sales multiple was 1.35 times. TenFold was trading at a price to sales multiple of 0.44 times and 0.44 times based on the Transaction price. It is important to note that this estimate of value is on a marketable minority interest basis.

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Typically, public guideline companies provide useful measures of where the market values marketable minority interests of similar companies and through a qualitative comparison with the target company, allows for the derivation of implied values. This is typically done by adjusting the median multiple based on the perceived qualitative differences and applying it to the target company.

In the case of TenFold and its acquisition, HVA believes that there is little utility to this analysis. First, TenFold is considerably smaller than the sample group with the exception of AXS-One, Inc. Five of the eight companies are profitable, all have much stronger balance sheets, and all but one are experiencing growth in revenues. Second, and most importantly, TenFold is in a critical financial situation that will most likely require the Company to be sold or for it to go into receivership in a Chapter 7 Bankruptcy filing. Third, TenFold has been trading very little dollar volume and it is questionable as to whether there is an efficient active market for the Company’s shares. Management has represented that it doesn’t view further capital raises as a viable option. Therefore, we have not taken the analysis further but have provided our findings for the readers’ information.

Finally, a guideline public company analysis presents estimates of value on a marketable minority basis, which should be converted to a controlling interest basis since that is the nature of the Transaction. Here a theoretical issue arises because of TenFold’s critical financial state. The application of observed control premiums or the historical median of 35.0 percent is likely to be misapplied as most acquisition targets are not in the same critical financial situation as TenFold. Therefore, one would be applying a control premium from transactions involving more healthy companies to TenFold, which would lead to an overvaluation of the Company.

It is worth pointing out that the Transaction contemplates an acquisition price of $0.040 which is equal to the last closing price of $0.040 of March 20, 2008.

Analysis of Industry Merger and Acquisition Activity

HVA analyzed merger and acquisition data obtained from Mergerstat® for the sale of companies within the 7371 SIC code designation (computer programming services). Data for eight transactions occurring between September 2006 and January 2008 were analyzed. From the data, the enterprise value to revenue, and price (market capitalization) to revenue median multiples were derived. The enterprise value to revenue multiples ranged from a low of 0.33 times to a high of 2.04 times. The median enterprise value to revenue multiple for the eight transactions was 0.93 times. The price to revenue multiples ranged from a low of 0.33 times to a high of 2.04 times. The median price to revenue multiple for the eight transactions was 0.84 times. TenFold’s price to sales multiple based on the Transaction price is 0.44 times and its enterprise value to sales multiple based on the Transaction price is 0.45 times. This value represents a controlling interest value and is most instructive in assessing the fairness of the Transaction.

In examining Exhibit #8, the reader can see that the Computer Task Group transaction is highlighted. This is to compare the limited data available to that of TenFold. Computer

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Task Group is a larger company with $318.0 million in sales, $4.0 million in net income and book value of $27.7 million. This transaction is being conducted at a lower multiples (less favorable to the selling shareholders of Computer Task Group) than the TenFold Transaction despite the superior standing Computer Task Group has in the industry, indicating that the shareholders of TenFold are getting a better deal. It should be pointed out that those deals (including Computer Task Group’s) with dates in italics indicate deals that have been announced but are still waiting to close.

It must be mentioned that HVA does not mean to imply that the median multiple should be used directly to imply values for TenFold under this approach. Much like the guideline company median multiples require adjustment, so too should the comparable transaction multiples. Unfortunately, there is limited information available regarding the companies engaged in transactions and making meaningful adjustments to the median multiples is not possible as a result. In addition, it is HVA’s opinion that the financial status of the comparable transaction companies is somewhat superior to that of TenFold. However, the degree of difference is unknown due to the limited information available.

The preceding discussion is a summary of the material financial analyses conducted by HVA. It does not purport to be a complete description of the analyses performed by HVA. The preparation of a fairness opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description. HVA made no attempt to assign specific weights to particular analyses or factors considered, but rather made qualitative judgments as to the significance and relevance of all the analyses and factors considered and determined to give its fairness opinion as described above. Accordingly, HVA believes that its analyses, and the summary set forth above, must be considered as a whole, and that selecting portions of the analyses or the summary without considering the analyses as a whole, could create an incomplete view of the processes underlying HVA’s opinion.

With regard to the selected public companies and selected transactions analyses summarized above, HVA selected public companies and transactions on the basis of various factors, including similarity of the line of business of TenFold; however, no company used in these analyses is identical to TenFold and no transaction is identical to the TenFold Transaction. As a result, these analyses are not purely mathematical, but also take into account differences in financial and operating characteristics of the selected companies and transactions and other factors that could affect the transaction or public trading value of the selected companies and transactions to which TenFold is being compared.

In its analyses, HVA made numerous assumptions with respect to TenFold, industry performance, general business, economic, market and financial conditions, and other matters, many of which are beyond the control of TenFold. Any estimates contained in HVA’s analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by these analyses. HVA prepared its analyses solely for purposes of providing its opinion to the Board of Directors. The analyses do not purport to be appraisals or to necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than

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suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, HVA assumes no responsibility if future results are materially different from those estimates.

Limiting Conditions

The Opinion is subject to the following limiting conditions:

1.	Neither HVA nor its principals have any present or intended interest in TenFold. HVA’s fees for the Opinion are based on professional time and a charge for the Opinion, and are in no way contingent upon the final conclusions derived.

2.	The Opinion is intended only for the specific use and purpose stated herein. It is intended for no other uses and is not to be copied or given to unauthorized persons without the direct written consent of HVA. The Opinion and information contained herein are valid only for the stated purpose and date of the study, and should in no way be construed to be investment advice.

3.	It is beyond the scope of the Opinion to render any opinion relative to the solvency or insolvency of TenFold either prior to or following the Transaction. HVA has not been requested to render such an opinion, and nothing in the Opinion should be construed as such.

4.	This engagement is limited to the production of the Opinion and the conclusions and opinions contained herein. HVA has no obligation to provide future services (e.g., expert testimony in court or before governmental agencies) related to the contents of the Opinion unless prior arrangements for such services have been made.

It is our understanding that TenFold’s Board of Directors either has had or will have the opportunity to make their own independent investigation of the Transaction, and their decision to engage in the Transaction should be based primarily on such investigation. Delivery of the Opinion to TenFold’s Board of Directors is subject to the conditions, limitations and assumptions set forth in the Opinion.

This Opinion is for the benefit of the Board of Directors of TenFold and shall not be relied upon by others and shall not be published or otherwise used, nor shall any public references to HVA be made without our written consent. However, notwithstanding the foregoing, HVA consents to a description of and the inclusion of the text of its written Opinion in any filing required to be made by the Company with the Securities and Exchange Commission in connection with the Transaction and in materials delivered to the Company’s stockholders that are a part of such filings, provided that any such description or inclusion shall be subject to HVA’s prior review and approval, which shall not be unreasonably withheld. Any summary of, or reference to, the Opinion, any verbal presentation with respect thereto, or other references to HVA in connection with the Transaction, will in each instance be subject to HVA’s prior review and written approval. Neither HVA’s verbal conclusions nor the Opinion will be used for any purpose other than in connection with the Transaction.

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Summary & Conclusion

In assessing the situation facing TenFold, HVA has concluded that the Company is in a dire financial situation that it cannot overcome. Specifically, its lack of prior success, its weak balance sheet, and the “going concern” considerations preclude the Company from securing new business significant enough to bring TenFold to profitability. As previously stated, potential customers require a software vender to have a balance sheet and business flow that would indicate the ability to continue operating in the market place and to support its products for the long-term, both these issues are in doubt in TenFold’s case.

TenFold has identified two plausible courses of action: sell the Company for a reasonable price as soon as possible or to continue to operate the Company with the understanding that it is very probable it will have to file Chapter 7 Bankruptcy proceedings in the near term. HVA agrees that TenFold shareholders are likely to receive more from a sale while the Company is operating and its technical team is still in place than it would receive for its assets in a Bankruptcy proceeding, particularly given the additional associated costs.

In HVA’s analysis, we have seen that the Transaction price is equal to the recent price per share in the public market and superior to the announced transaction involving Computer Task Group. Based upon the foregoing and in reliance thereon, it is our opinion that the Transaction, assuming it is consummated as proposed, is fair from a financial point of view to the public shareholders of TenFold as of March 20, 2008.

HVA reserves the right, in the event that events or facts subsequent to the date of the Opinion become known which have a material impact on the value of the Company, to supplement or withdraw the Opinion prior to the closing date of the Transaction.

HOULIHAN VALUATION ADVISORS

Ricardo Miranda, ASA
PRINCIPAL

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ANNEX F

GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

§262. Appraisal rights

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date

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that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

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PROXY

TenFold Corporation

Proxy solicited by the Board of Directors of TenFold Corporation for the Special Meeting of Stockholders to be held on             , 2008

The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders of TenFold Corporation and Proxy Statement, each dated [April xx, 2008], and hereby appoints Robert W. Felton and Robert P. Hughes or either of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all shares of stock of TenFold Corporation that the undersigned may be entitled to vote at the Special Meeting of Stockholders of TenFold Corporation to be held on         ,     , 2008, at 11:00 a.m. local time at TenFold’s headquarters at 698 West 10000 South, Suite 200, South Jordan UT 84095, (and at any and all postponements, continuations, and adjournments thereof), with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND FOR PROPOSAL 2, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

(Continued and to be signed on other side)

FOLD AND DETACH HERE

Please mark [X] your vote as indicated

The Board of Directors recommends a vote “FOR” proposals 1 and 2.

PROPOSAL 1: Adoption of the Agreement and Plan of Merger, dated as of March 21, 2008 by and among Versata Enterprises Inc., TFTx Acquisition, Inc. and TenFold Corporation., as such may be amended from time to time.

☐  FOR    ☐  AGAINST    ☐  ABSTAIN

PROPOSAL 2: Approval of adjournment of the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the meeting to adopt the merger agreement.

☐  FOR    ☐  AGAINST    ☐  ABSTAIN

DATED                     , 2008

SIGNATURE(S)

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

PLEASE VOTE, DATE, AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE, WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.